UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
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Securities Exchange Act of 1934
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ROGERS CORPORATION
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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2225 W. Chandler Blvd., Chandler, AZ 85224
December 16, 2021
Dear Shareholder:
We cordially invite you to attend a special meeting of the shareholders of Rogers Corporation, a Massachusetts corporation (“we,” “us,” “our,” “Rogers” or the “Company”), to be held on January 25, 2022 at 8:30 AM, local time, in person at our headquarters at 2225 W. Chandler Blvd., Chandler, AZ 85224 and virtually via live webcast.
On November 1, 2021, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with DuPont de Nemours, Inc., a Delaware corporation (“DuPont” or “Parent”), and Cardinalis Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), providing for the merger of Merger Sub with and into the Company, with the Company surviving the merger as a wholly owned subsidiary of Parent (the “Surviving Corporation”).
At the special meeting, you will be asked to consider and vote on the following matters:
•	a proposal to approve the Merger Agreement;
•
a proposal to approve, on a nonbinding advisory basis, the “golden parachute” compensation that may be payable to our named executive officers in connection with the merger as reported on the Golden Parachute Compensation table on page 48 of the accompanying proxy statement; and

•
a proposal to approve one or more adjournments of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the Merger Agreement.

If the merger is consummated, each share of Company capital stock issued and outstanding immediately prior to the Effective Time (as defined herein) of the merger will, other than Excluded Shares (as defined below), be converted into the right to receive $277.00 in cash, without interest and subject to deduction for any required withholding tax.
The board of directors of the Company (the “Board”) has unanimously determined that it is in the best interests of the Company and the Company’s shareholders, and declared it advisable, for the Company to enter into the Merger Agreement, adopted the Merger Agreement and approved the execution, delivery and performance of the Merger Agreement by the Company and the consummation of the transactions contemplated by the Merger Agreement, including the merger, and resolved to recommend approval of the Merger Agreement by the shareholders of the Company. The Board made its determination after consultation with its legal and financial advisors and consideration of a number of factors. The Board unanimously recommends that you vote “FOR” approval of the proposal to approve the Merger Agreement, “FOR” approval of the nonbinding advisory proposal regarding “golden parachute” compensation and “FOR” approval of the proposal to approve one or more adjournments of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the Merger Agreement.
Your vote is very important. The merger cannot be completed unless the holders of at least 66 2/3% of the outstanding shares of our capital stock entitled to vote at the special meeting vote in favor of the proposal to approve the Merger Agreement.
The accompanying proxy statement provides you with detailed information about the special meeting, the Merger Agreement and the merger. A copy of the Merger Agreement is attached as Annex A to the accompanying proxy statement. We encourage you to carefully read the entire proxy statement and its annexes, including the Merger Agreement. You also may obtain additional information about the Company from documents we have filed with the Securities and Exchange Commission (“SEC”) by following the instructions listed in the section of the accompanying proxy statement entitled “Where You Can Find More Information.”

If you have any questions or need assistance submitting a proxy to have your shares of Company capital stock voted at the special meeting, please call Innisfree M&A Incorporated (“Innisfree”), the Company’s proxy solicitor, toll-free at (212) 750-5833.
We cordially invite you to attend the special meeting.
By Order of the Board of Directors
Bruce D. Hoechner President and Chief Executive Officer	Peter C. Wallace Chairman of the Board
The accompanying proxy statement is dated December 16, 2021 and is first being mailed to our shareholders on or about December 17, 2021.
NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE MERGER AGREEMENT OR THE MERGER, PASSED UPON THE MERITS OR FAIRNESS OF THE MERGER AGREEMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE PROPOSED MERGER, OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

YOUR VOTE IS IMPORTANT. PLEASE SUBMIT YOUR PROXY ELECTRONICALLY VIA THE INTERNET OR TELEPHONICALLY OR BY COMPLETING, SIGNING, DATING AND PROMPTLY RETURNING THE ENCLOSED PROXY CARD IN THE ACCOMPANYING PREPAID REPLY ENVELOPE, WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING. IF YOU ATTEND THE SPECIAL MEETING AND VOTE IN PERSON (INCLUDING VIRTUALLY), YOUR VOTE BY BALLOT WILL REVOKE ANY PROXY PREVIOUSLY SUBMITTED. PLEASE DO NOT SEND IN ANY CERTIFICATES FOR YOUR SHARES OF COMPANY CAPITAL STOCK AT THIS TIME. IF THE MERGER AGREEMENT IS APPROVED AND THE MERGER IS COMPLETED, YOU WILL RECEIVE A LETTER OF TRANSMITTAL AND RELATED INSTRUCTIONS TO SURRENDER YOUR STOCK CERTIFICATES.

ROGERS CORPORATION
2225 W. Chandler Blvd.
Chandler, AZ 85224
NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
Time and Date	8:30 AM, local time, on January 25, 2022
Place	In person at 2225 W. Chandler Blvd., Chandler, AZ 85224 and virtually via webcast at: www.virtualshareholdermeeting.com/ROG2022SM
Items of Business	To consider and vote on:
•
a proposal to approve the Agreement and Plan of Merger, dated as of November 1, 2021 (as it may be amended from time to time, the “Merger Agreement”), a copy of which is attached as Annex A to the accompanying proxy statement, by and among Rogers, DuPont, and Merger Sub;

•
a proposal to approve, on a nonbinding advisory basis, the “golden parachute” compensation that may be payable to our named executive officers in connection with the merger as reported on the Golden Parachute Compensation table on page 48 of the accompanying proxy statement; and

•
a proposal to approve one or more adjournments of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the Merger Agreement.

Record Date	You may vote if you were a shareholder of record at the close of business on December 15, 2021.
Proxy Voting
Your vote is very important, regardless of the number of shares of Company capital stock you own. The merger and other transactions contemplated by the Merger Agreement cannot be consummated unless the Merger Agreement is approved by the affirmative vote of the holders of at least 66 2/3% of the shares of Company capital stock that are issued and outstanding as of the Record Date. Even if you plan to attend the special meeting, we request that you complete, sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying prepaid reply envelope or submit your proxy by telephone or the Internet prior to the special meeting to ensure that your shares of Company capital stock will be represented and voted at the special meeting if you are unable to attend. If you do not attend the special meeting and fail to return your proxy card or fail to submit your proxy by phone or the Internet, your shares of Company capital stock will not be counted for purposes of determining whether a quorum is present at the special meeting and will have the same effect as a vote “AGAINST” the proposal to approve the Merger Agreement.

If you are a shareholder of record, voting by ballot at the special meeting will revoke any proxy previously submitted. If you hold your shares of Company capital stock through a bank, brokerage firm or other nominee, you should follow the procedures provided by your bank, brokerage firm or other nominee in order to vote. As a beneficial owner of shares of Company capital stock held in “street name,” you have the right to direct your bank, brokerage firm or other nominee on how to vote the shares in your account. You are also invited to attend the special meeting. However, because you are not the shareholder of record, you may not vote your shares by ballot at the special meeting unless you request and obtain a valid proxy from your bank, brokerage firm or other nominee.
Recommendation
The Board has unanimously adopted and approved the Merger Agreement and recommended that the Company’s shareholders approve the Merger Agreement. The Board made its determination after consultation with its legal and financial advisors and consideration of a number of factors. The Board unanimously recommends that you vote “FOR” approval of the proposal to approve the Merger Agreement, “FOR” approval of the nonbinding advisory proposal regarding “golden parachute” compensation and “FOR” approval of the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies.

Attendance
All shareholders as of the Record Date and properly appointed proxy holders may attend the special meeting over the Internet at www.virtualshareholdermeeting.com/ROG2022SM or in person at 2225 W. Chandler Blvd., Chandler, AZ 85224. Shareholders who plan to attend virtually must have access to the control number we have provided to you to join the special meeting. Instructions on how to attend and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at www.virtualshareholdermeeting.com/ROG2022SM. Shareholders of record will be verified against an official list available electronically at the special meeting. The Company reserves the right to deny admittance to anyone who cannot adequately show proof of share ownership as of the Record Date (or demonstrate that the person holds a valid proxy from a shareholder as of the Record Date).

Appraisal Rights
Under Part 13 of the Massachusetts Business Corporation Act (the “MBCA”), Company shareholders who believe they are or may be entitled to appraisal rights in connection with the merger must, in order to exercise those rights, prior to the special meeting deliver to the Company a written notice of intent to demand payment for such shareholders’ shares of Company capital stock if the merger is effectuated, NOT vote for the proposal to approve the Merger Agreement, and comply with other procedures under Part 13 of the MBCA and explained in the accompanying proxy statement. See “Appraisal Rights” beginning on page 76 and Annex C of the accompanying proxy statement.

WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN, AS PROMPTLY AS POSSIBLE, THE ENCLOSED PROXY CARD IN THE ACCOMPANYING PREPAID REPLY ENVELOPE, OR SUBMIT YOUR PROXY BY TELEPHONE OR THE INTERNET. IF YOU PARTICIPATE IN THE SPECIAL MEETING AND VOTE BY BALLOT, YOUR VOTE BY BALLOT WILL REVOKE ANY PROXY PREVIOUSLY SUBMITTED.
By order of the Board of Directors,
Jay B. Knoll
Senior Vice President, Corporate Development, General Counsel & Corporate Secretary
December 16, 2021
Chandler, Arizona

PROXY STATEMENT
i

We are furnishing this proxy statement to our shareholders as part of the solicitation of proxies by the Company’s board of directors (the “Board”), for use at the special meeting of shareholders described herein. This proxy statement and the enclosed proxy card or voting instruction form are first being mailed on or about December 17, 2021 to our shareholders who owned shares of Company capital stock as of the close of business on December 15, 2021.
ii

SUMMARY
The following summary highlights selected information in this proxy statement and may not contain all the information that may be important to you. Accordingly, we encourage you to read carefully this entire proxy statement, its annexes and the documents we refer to in this proxy statement. Each item in this summary includes a page reference directing you to a more complete description of that topic. You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions under “Where You Can Find More Information” beginning on page 80.
Parties to the Merger (Page 23)
On November 1, 2021, the Company entered into the Agreement and Plan of Merger with Parent and Merger Sub (as it may be amended from time to time, the “Merger Agreement”) providing for, subject to the satisfaction or waiver of specified conditions, the acquisition of the Company by Parent. Upon the terms and subject to the conditions of the Merger Agreement, Merger Sub will be merged with and into the Company (the “merger”), with the Company surviving the merger as a wholly owned subsidiary of Parent. The parties to the Merger Agreement and the merger are:
•
Rogers Corporation (“we” “us” “our” “Rogers” or the “Company”) is a global leader in engineered materials to power, protect and connect our world. Rogers delivers innovative solutions to help our customers solve their toughest material challenges. Rogers is incorporated in the Commonwealth of Massachusetts and shares of Rogers capital stock are traded on the New York Stock Exchange (“NYSE”) under the symbol “ROG.” The principal executive offices of Rogers are located at 2225 W. Chandler Blvd., Chandler, AZ 85224, and our telephone number is (480) 917-6000.

•
DuPont de Nemours, Inc. (“Parent” or “DuPont”) is a Delaware corporation that is a global innovation leader with technology-based materials and solutions that help transform industries and everyday life. The principal executive offices of Parent are located at 974 Centre Road, Building 730, Wilmington, DE 19805, and its telephone number is (302) 774-3034.

•
Cardinalis Merger Sub, Inc. (“Merger Sub”) is a Delaware corporation that was formed solely for the purpose of entering into the Merger Agreement and related agreements and consummating the merger and the other transactions contemplated thereby. Merger Sub is a wholly owned subsidiary of Parent and has not engaged in any business except for activities incidental to its formation and as contemplated by the Merger Agreement and the related financing transactions. Upon the completion of the merger, Merger Sub will cease to exist and the Company will continue as the surviving corporation of the merger (the “Surviving Corporation.”) The principal executive offices of Merger Sub are located at 974 Centre Road, Building 730, Wilmington, DE 19805, and its telephone number is (302) 774-3034.

The Special Meeting (Page 19)
Time, Place and Purpose of the Special Meeting (Page 19)
The special meeting of the shareholders of the Company (the “special meeting”), will be held on January 25, 2022, starting at 8:30 AM, local time. You will be able to attend the special meeting in person at 2225 W. Chandler Blvd., Chandler, AZ 85224 or virtually via webcast at www.virtualshareholdermeeting.com/ROG2022SM.
At the special meeting, holders (“shareholders”) of the Capital Stock of the Company, $1.00 par value per share (“Company capital stock”), will be asked to consider and vote on:
•	a proposal to approve the Merger Agreement;
•
a proposal to approve, on a nonbinding advisory basis, the “golden parachute” compensation that may be payable to our named executive officers in connection with the merger as reported on the Golden Parachute Compensation table on page 48; and

•
a proposal to approve one or more adjournments of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the Merger Agreement.

Record Date and Quorum (Page 19)
You are entitled to receive notice of, and to vote at, the special meeting if you owned shares of Company capital stock as of the close of business on December 15, 2021, which is the date we have set as the record date for the special meeting (the “Record Date”). You will have one vote for each share of Company capital stock that you owned on the Record Date. As of the Record Date there were 18,730,099 shares of Company capital stock outstanding and entitled to vote at the special meeting. A quorum is necessary to transact business at the special meeting, including the approval of the Merger Agreement and approval of the nonbinding advisory proposal regarding “golden parachute” compensation. The holders of record of a majority of the votes entitled to be cast, attending the meeting in person (including virtually) or by proxy, will constitute a quorum for the purposes of the special meeting. The Company’s bylaws (as amended, our “bylaws”) provide that a special meeting may be adjourned by a lesser number without further notice until a quorum is secured.
Vote Required (Page 19)
Approval of the proposal to approve the Merger Agreement requires the affirmative vote of holders of at least 66 2/3% of the shares of Company capital stock that are issued and outstanding as of the Record Date.
Under our bylaws, approval of the nonbinding advisory proposal regarding “golden parachute” compensation and approval of the proposal to approve one or more adjournments of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the Merger Agreement, will require that the number of votes cast in favor of the proposal exceed the number of votes cast opposing the proposal, among votes cast by holders present or represented at the special meeting and entitled to vote and voting on such matter. A majority of the shares entitled to vote will constitute a quorum for the purposes of the meeting; however, the meeting may be adjourned by a majority of the votes cast at the meeting (including by proxy), even if a quorum is not present.
Shares Owned by Our Directors and Executive Officers (Page 21)
As of the Record Date, the directors and executive officers of the Company beneficially owned and were entitled to vote, in the aggregate, 220,807 shares of Company capital stock, representing 1.18% of the outstanding shares of Company capital stock on the Record Date. Each of the directors and executive officers has informed the Company that they currently intend to vote all of their shares of Company capital stock “FOR” the proposal to approve the Merger Agreement, “FOR” approval of the nonbinding advisory proposal regarding “golden parachute” compensation and “FOR” the proposal to approve one or more adjournments of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the Merger Agreement.
Proxies and Revocation (Page 21)
Any shareholder of record entitled to vote at the special meeting may submit a proxy by telephone, over the Internet, or by returning the enclosed proxy card in the accompanying prepaid reply envelope, or may vote by ballot at the special meeting. If your shares of Company capital stock are held in “street name” through a bank, brokerage firm or other nominee, you should instruct your bank, brokerage firm or other nominee on how to vote your shares of Company capital stock using the instructions provided by your bank, brokerage firm or other nominee. Please note that if you are a beneficial owner of shares of Company capital stock held in “street name” and wish to vote at the special meeting, you must provide a valid proxy from your bank, brokerage firm or other nominee at the special meeting. Accordingly, if you hold your shares of Company capital stock in “street name,” please contact your bank, brokerage firm or other nominee for their instructions on how to vote your shares.
If you fail to submit a proxy or to vote at the special meeting, or if you do not provide your bank, brokerage firm or other nominee with voting instructions, your shares of Company capital stock will not be voted on the proposal to approve the Merger Agreement, which will have the same effect as a vote “AGAINST” the proposal to approve the Merger Agreement. Conversely, your unvoted shares of Company capital stock will not have an effect on approval of the nonbinding advisory proposal regarding “golden parachute” compensation or the proposal to approve one or more adjournments of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the Merger Agreement.
You have the right to revoke a proxy, whether delivered over the Internet, by telephone or by mail, at any time before it is exercised, by submitting a later-dated proxy through any of the methods available to you, by giving written notice of revocation to the Corporate Secretary of Rogers Corporation, which must be filed with the Corporate Secretary by the time the special meeting begins, or by attending in person (including virtually) and voting at the special meeting. Attendance at the special meeting alone will not revoke your proxy.
The Merger (Page 24)
The Merger Agreement provides that Merger Sub will merge with and into the Company. The Company will be the Surviving Corporation in the merger and will continue to do business following the merger. As a result of the merger, the Company will become a privately held company and will cease to be listed on any public market. If the merger is consummated, you will not own any shares of the capital stock of the Surviving Corporation.
Merger Consideration (Page 58)
In the merger, each share of Company capital stock, other than as provided below, will be converted into the right to receive $277.00 in cash, without interest and subject to deduction for any required tax withholding (the “Merger Consideration”). The following shares of Company capital stock will not be converted into the right to receive the Merger Consideration in connection with the merger:
•	shares owned by any subsidiary of the Company, Parent, Merger Sub or any other subsidiary of Parent; and
•
shares held by any of our shareholders who have not voted such shares in favor of the Merger Agreement, who are entitled to appraisal rights, and who have properly exercised such rights in accordance with the MBCA.

We sometimes refer to the shares described in the foregoing sentence, collectively, as the “Excluded Shares”.
Reasons for the Merger; Recommendation of the Board of Directors (Page 31)
After careful consideration of various factors described in the section entitled “The Merger—Reasons for the Merger; Recommendation of the Board of Directors,” the Board, by a unanimous vote of all directors:
•	determined that it is in the best interests of the Company and its shareholders, and declared it advisable, for the Company to enter into the Merger Agreement;
•	adopted the Merger Agreement;
•	approved the execution, delivery and performance of the Merger Agreement by the Company and the consummation of the transactions contemplated by the Merger Agreement, including the merger; and
•	resolved to recommend approval of the Merger Agreement by the Company’s shareholders.
The Board unanimously recommends that you vote “FOR” approval of the proposal to approve the Merger Agreement, “FOR” approval of the nonbinding advisory proposal regarding “golden parachute” compensation and “FOR” approval of the proposal to approve one or more adjournments of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the Merger Agreement.
Opinion of Financial Advisor (Page 35)
Pursuant to an engagement letter dated October 11, 2021, the Company retained J.P. Morgan Securities LLC (“J.P. Morgan”) as its financial advisor in connection with the proposed merger.
At the meeting of the Board on November 1, 2021, J.P. Morgan rendered its oral opinion to the Board that, as of such date and based upon and subject to the factors and assumptions set forth in its opinion, the Merger Consideration to be paid to the holders of shares of Company capital stock in the proposed merger was fair, from a financial point of view, to such shareholders. J.P. Morgan confirmed its November 1, 2021 oral opinion by delivering its written opinion to the Board, dated November 1, 2021, that, as of such date, the Merger Consideration to be paid to the holders of shares of Company capital stock in the proposed merger was fair, from a financial point of view, to such shareholders.
The full text of the written opinion of J.P. Morgan, dated November 1, 2021, which sets forth, among other things, the assumptions made, matters considered and limits on the review undertaken, is attached as Annex B to this proxy statement and is incorporated herein by reference. The summary of the opinion of J.P. Morgan set forth in this proxy statement is qualified in its entirety by reference to the full text of such opinion.

The Company’s shareholders are urged to read the opinion in its entirety. J.P. Morgan’s written opinion was addressed to the Board (in its capacity as such) in connection with and for the purposes of its evaluation of the proposed merger, was directed only to the Merger Consideration to be paid in the proposed merger and did not address any other aspect of the proposed merger. J.P. Morgan expressed no opinion as to the fairness of the Merger Consideration to the holders of any other class of securities, creditors or other constituencies of the Company or as to the underlying decision by the Company to engage in the proposed merger. The issuance of J.P. Morgan’s opinion was approved by a fairness committee of J.P. Morgan. The opinion does not constitute a recommendation to any shareholder of the Company as to how such shareholder should vote with respect to the proposed merger or any other matter.
For more information, please see the section of this proxy statement entitled “The Merger—Opinion of Financial Advisor” beginning on page 35.
Financing of the Merger (Page 41)
Parent estimates that the total amount of funds required by it to complete the merger and related transactions, including to pay fees and expenses in connection with the merger, is approximately $5.2 billion. Parent expects to fund this amount through debt financing and net cash of the Company. Parent plans on using a portion of the proceeds from the planned divestiture of a substantial portion of the Mobility & Materials segment to repay all acquisition financing related to Rogers. The consummation of the merger is not subject to a financing condition. See “The Merger—Financing of the Merger” for additional information.
Interests of Certain Persons in the Merger (Page 42)
In considering the recommendation of the Board with respect to the Merger Agreement, you should be aware that the Company’s directors and executive officers have interests in the merger that may be different from, or in addition to, the interests of our shareholders generally, as more fully described below. The Board was aware of these interests and considered them, among other matters, in reaching the determination that the merger and the Merger Agreement were in the best interests of the Company and its shareholders, and in making the Board’s recommendation regarding the approval of the Merger Agreement as described in “The Merger—Reasons for the Merger; Recommendation of the Board of Directors” beginning on page 31. These interests include, among others:
•
accelerated settlement of deferred stock units held by the Company’s directors and cancellation and conversion of each such deferred stock unit award into the right to receive a cash payment equal to the Merger Consideration multiplied by the total number of shares of Company capital stock underlying such deferred stock unit award, on the terms set forth in the Merger Agreement;

•
accelerated vesting of Company restricted stock unit awards held by the Company’s executive officers that were granted before November 1, 2021, and cancellation and conversion of each such restricted stock unit award into the right to receive a cash payment equal to the Merger Consideration multiplied by the total number of shares of Company capital stock underlying such restricted stock unit award then deemed vested, on the terms set forth in the Merger Agreement;

•
the potential grant of restricted stock unit awards by the Company to executive officers on terms that permit one-third vesting of such restricted stock unit awards granted on or after November 1, 2021 upon certain qualifying terminations that occur at or after the Effective Time and within one year of the grant date of such restricted stock unit awards, on the terms set forth in the Merger Agreement;

•
accelerated vesting of Company performance-based share unit awards outstanding immediately before the Effective Time held by the Company’s executive officers, and cancellation and conversion of each such performance-based share unit award into the right to receive a cash payment equal to the Merger Consideration multiplied by the total number of shares of Company capital stock that vest under such performance-based share unit award based on 120% of the target level of performance achievement, on the terms set forth in the Merger Agreement;

•
in the event of certain terminations of employment, cash payments payable, continued health and dental coverage benefits provided and outplacement benefits provided, to executive officers of the Company pursuant to certain severance agreements between the Company and our executive officers;

•
tax reimbursements for the Company’s executive officers for the excise tax imposed on payments and benefits made in connection with the merger to executive officers by reason of Section 4999 of the Code; and

•	continued indemnification and liability insurance for directors and officers following completion of the merger.
See “The Merger—Interests of Certain Persons in the Merger” beginning on page 42 for additional information.
Approval of “Golden Parachute” Compensation (Page 48)
In accordance with Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Rule 14a-21(c) under the Exchange Act, we are providing shareholders with the opportunity to cast a nonbinding advisory vote with respect to certain payments that may be made to our named executive officers in connection with the merger, or “golden parachute” compensation, as reported on the Golden Parachute Compensation table on page 48. The Board unanimously recommends that you vote “FOR” approval of the nonbinding advisory proposal regarding “golden parachute” compensation.
Approval of the proposal regarding “golden parachute” compensation requires the affirmative vote of a greater number of the votes cast in favor of this proposal than votes cast against this proposal. Approval of this proposal is not a condition to completion of the merger. The vote with respect to “golden parachute” compensation is an advisory vote and will not be binding on us. Therefore, regardless of whether shareholders approve the “golden parachute” compensation, if the Merger Agreement is approved by the shareholders and the merger is completed, the “golden parachute” compensation will still be paid to our named executive officers to the extent payable in accordance with the terms of such compensation.
U.S. Federal Income Tax Consequences of the Merger (Page 50)
The exchange of shares of Company capital stock for cash pursuant to the merger will generally be a taxable transaction to U.S. holders and certain non-U.S. holders for U.S. federal income tax purposes. A U.S. holder (or a non-U.S. holder that is subject to U.S. federal income tax on its gain from the merger) that exchanges shares of Company capital stock for cash in the merger generally will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between the amount of cash received (determined before deduction of any applicable withholding taxes) with respect to such shares and the shareholder’s adjusted tax basis in such shares. This exchange may also be a taxable transaction under applicable state, local and/or foreign income or other tax laws.
You should read “The Merger—U.S. Federal Income Tax Consequences of the Merger” beginning on page 50 for the definition of “U.S. holder” and “non-U.S. holder” and a more detailed discussion of the U.S. federal income tax consequences of the merger. You should also consult your tax advisor for a complete analysis of the effect of the merger on your U.S. federal, state and local and/or foreign taxes.
Regulatory Approvals (Page 52)
The merger is subject to the reporting and waiting period requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. In addition to the foregoing, Parent, the Company and/or Merger Sub are required under the Merger Agreement to make certain other antitrust and foreign direct investment related filings with governmental authorities in certain foreign jurisdictions in connection with the merger. Under the terms of the Merger Agreement, the merger cannot be consummated if any governmental entity of competent jurisdiction has enacted, issued, promulgated, enforced or entered any order, executive order, temporary restraining order, stay, decree, judgment or injunction (preliminary or permanent) or statute, rule or regulation which has the effect of making the merger illegal or otherwise prohibiting consummation of the merger.
Litigation Relating to the Merger (Page 53)
Lawsuits may be filed against the Company, the Board or the Company’s officers in connection with the merger, which could prevent or delay completion of the merger. As of the date of this proxy statement, two lawsuits have been filed by purported shareholders of the Company in connection with the merger. The complaints generally allege that the defendants violated Sections 14(a) (and Rule 14a-9 promulgated thereunder) and 20(a) of the Exchange Act by, among other things, including allegedly materially misleading or incomplete disclosure with respect to certain financial projections and analyses in the preliminary proxy statement filed by the Company on December  1, 2021. The plaintiffs in the lawsuits seek, among other things, injunctive relief, money damages and the costs of the lawsuits, including reasonable attorneys’ and experts’ fees. The Company and the members of the Board disagree with and intend to vigorously defend against the lawsuits. If the complaints are not resolved on a timely basis, they could delay consummation of the merger and result in additional costs to the Company, including costs associated with the indemnification of directors. Additional lawsuits may be filed against the Company, the Board or the Company’s officers in connection with the merger, which could prevent or delay completion of the merger.
The Merger Agreement (Page 54)
Merger Consideration (Page 58)
At the Effective Time (as defined below), each share of Company capital stock issued and outstanding immediately prior to the Effective Time, other than Excluded Shares, will automatically be converted into the right to receive $277.00 per share in cash, without interest and subject to deduction for any required tax withholding.
Treatment of Equity Awards (Page 59)
At the Effective Time of the merger, each Company deferred stock unit or time vesting restricted stock unit granted under the Company’s 2019 Long-Term Equity Compensation Plan (each, an “RSU”), excluding Post-Signing Company RSUs as defined below, that is outstanding as of immediately prior to the Effective Time (a “Company RSU”) will become fully vested and will automatically be canceled and converted into the right to receive an amount in cash equal to the product of the Merger Consideration and the number of shares of Company capital stock subject to such Company RSU immediately prior to the Effective Time, less applicable required withholdings. Each Company RSU that is granted on or after the date of the Merger Agreement, excluding any such Company RSU granted to a non-employee director (a “Post-Signing Company RSU”), that is outstanding as of immediately prior to the Effective Time, will be assumed by Parent and converted automatically into a restricted stock unit in respect of shares of Parent common stock with the same terms and conditions as are in effect with respect to such Post-Signing Company RSU immediately prior to the Effective Time (a “Parent RSU”), except that such Parent RSU will relate to a number of shares of Parent common stock that is determined based on the ratio of the Merger Consideration to the average closing price per share of Parent’s capital stock for the period of ten consecutive trading days preceding the last trading day prior to the closing date of the merger.
Each Company restricted stock unit subject to performance-based vesting criteria that is outstanding as of immediately prior to the Effective Time (a “Company PSU”) will become fully vested and will automatically be canceled and be converted into the right to receive an amount in cash equal to the product of the Merger Consideration and the number of Shares subject to such Company PSU immediately prior to the Effective Time based on 120% of the target level of performance achievement, less applicable withholdings.
Restrictions on the Solicitation of Other Offers (Page 64)
The Company, its subsidiaries and their respective directors, officers and employees may not, and the Company must use reasonable best efforts to cause its other representatives not to, take certain actions in connection with the solicitation of an alternative Acquisition Proposal. In particular, the Company is restricted from taking any of the following actions:
•	initiating, soliciting, knowingly encouraging (including by way of furnishing information relating to the Company) or knowingly taking any action designed to facilitate any an Acquisition Proposal;
•	engaging in, continuing or otherwise participating in any discussions with or negotiations relating to any Acquisition Proposal;
•	providing any nonpublic information relating to, or affording access to the business, properties, assets, books or records of, the Company to any person in connection with any Acquisition Proposal;
•	otherwise knowingly facilitating any effort or attempt to make an Acquisition Proposal; or
•
taking any action to make the provisions of any anti-takeover statute, or any restrictive provision of any applicable anti-takeover provision in the Company’s organizational documents, inapplicable to any transactions contemplated by any Acquisition Proposal; or

•	resolving, agreeing, authorizing, or committing to do any of the foregoing.

Notwithstanding the restrictions described above, prior to obtaining approval of the merger by the holders of 66 2/3% of the outstanding shares of Company capital stock (the “Requisite Company Vote”), if the Company receives a bona fide written Acquisition Proposal that did not arise from a breach of the restrictions described above and the Board determines in good faith after consultation with its outside legal counsel and financial advisor that, based on the information then available, such Acquisition Proposal either constitutes a Superior Proposal, or could reasonably be expected to result in a Superior Proposal, then the Company may:
•	provide information in response to a request by the person making such Acquisition Proposal; and
•	participate in any discussions or negotiations with, and only with, the person making the Acquisition Proposal.
The Company must promptly, and in any event, within twenty-four hours give notice to Parent if the Company or any of its Representatives receives any Acquisition Proposal and thereafter must keep Parent reasonably informed of the status and material terms of such Acquisition Proposal, and discussions or negotiations concerning the material terms thereof and as promptly as practicable, and in any event, within twenty-four hours following the receipt or delivery thereof, provide Parent with unredacted copies of any written proposal, proposed transaction agreement or other written material that describes the terms and conditions of any Acquisition Proposal.
You should read “Summary of the Merger Agreement—Restrictions on Changes of Recommendation to Company Shareholders” beginning on page 65 for the definition of “Acquisition Proposal” and “Superior Proposal.”
Restrictions on Changes of Recommendation to Company Shareholders (Page 65)
The Company may not enter into an agreement with another party in respect of an alternative Acquisition Proposal or make a Change of Recommendation except in compliance with the specific requirements of the Merger Agreement, as described below. A “Change of Recommendation” includes any of the following actions by the Board:
•
withholding, withdrawing, qualifying, amending or modifying (or publicly proposing or resolving to withhold, withdraw, qualify, amend or modify) its recommendation in a manner adverse to Parent or Merger Sub;

•
following the date any Acquisition Proposal or any material modification thereto is first made public or sent or given to shareholders of the Company, failing to issue a press release publicly reaffirming its recommendation within ten business days (or, if earlier, prior to the Company Shareholders Meeting) following Parent’s written request to do so;

•
failing to include its recommendation in this proxy statement or make or expressly authorize by resolution the making of any public statement by any Company officer or director that is known to, or reasonably foreseeable by the Board to have the same consequences as a withdrawal, qualification, amendment or modification of the Company Recommendation (as defined in the Merger Agreement);

•
failing to recommend against acceptance of a tender or exchange offer by its shareholders under Rule 14d-2 of the Exchange Act for outstanding shares of Company capital stock, within ten business days after receipt of a written request of Parent following the commencement of such tender offer or exchange offer (or, if earlier, prior to the Company Shareholders Meeting); or

•
approving or recommending, or publicly declaring advisable or publicly proposing to approve or recommend any Acquisition Proposal or publicly proposing to enter into, any letter of intent, memorandum of understanding or other agreement relating to any Acquisition Proposal.

Notwithstanding the restrictions described above, prior to obtaining the Requisite Company Vote, if the Company receives a bona fide written Acquisition Proposal that did not arise from a material breach of the Company’s no-solicitation obligations, and the Board determines in good faith, after consultation with its outside legal counsel and its financial advisor that such Acquisition Proposal constitutes a Superior Proposal, then the Company may effect a Change of Recommendation or terminate the Merger Agreement in order to enter into a definitive written agreement with respect to such Superior Proposal. Provided, however, that before taking any action set out in the immediately preceding sentence, the Company must give Parent written notice of such action (and the basis therefor) four business days in advance, the Company must negotiate in good faith with Parent (to the extent Parent wishes to negotiate) to revise the Merger Agreement such that such Acquisition Proposal would cease to be a Superior Proposal and, at the end of four business days from the date of notice to Parent, the Board must determine, after consultation with its outside legal counsel and financial advisor, taking into account any changes to the terms of the Merger Agreement proposed in writing by Parent, that such Acquisition Proposal continues to constitute a Superior Proposal. Simultaneously with a termination by Parent as a result of a Change of Recommendation or by the Company in order to enter into a definitive written agreement in connection with a Superior Proposal, the Company will be obligated to pay the Company Termination Fee, as defined below.
Furthermore, prior to obtaining the Requisite Company Vote, the Board may also effect a Change of Recommendation if an Intervening Event, as defined below, has occurred and the Board determines in good faith, after consultation with its outside legal counsel and its financial advisor, that failure to effect a Change of Recommendation in response to such Intervening Event would reasonably be expected to be inconsistent with the directors’ fiduciary duties under applicable law. However, prior to recommending such Acquisition Proposal, the Board must provide written notice of such action and the basis therefor four business days in advance (such notice to include a reasonably detailed description of the Intervening Event), the Company must negotiate in good faith with Parent (to the extent Parent wishes to negotiate) to revise the Merger Agreement, and the Board must determine in good faith after consultation with its outside legal counsel and its financial advisor that, taking into account any changes to the terms of the Merger Agreement proposed in writing by Parent, such Intervening Event remains in effect and the failure to effect a Change of Recommendation in response to such Intervening Event would be inconsistent with the directors’ fiduciary duties under applicable law.
You should read “Summary of the Merger Agreement—Restrictions on Changes of Recommendation to Company Shareholders” beginning on page 65 for the definition of “Intervening Event.”
Termination (Page 70)
The Merger Agreement may be terminated by mutual written agreement of Parent and the Company at any prior time prior to the Effective Time and may also be terminated by either Parent or the Company, if the Effective Time will not have occurred on the date that is six months from the date of the Merger Agreement (the “Outside Date”). However, if certain conditions to closing relating to governmental antitrust or foreign direct investment approvals have not been satisfied or waived as of the Outside Date, but all other conditions have been satisfied, then the Outside Date will be extended for an additional three months after the initial Outside Date. Additionally, if such conditions to closing related to such approvals have not been satisfied as of such extended Outside Date, then the Outside Date will be further extended for an additional three months after the first extended Outside Date (for a final Outside Date that is a year from signing). The Merger Agreement may be terminated by either Parent or the Company, if a governmental entity of competent jurisdiction has enacted any law or order that permanently prohibits the consummation of the merger, and such law or order has become final and non-appealable. The Merger Agreement may also be terminated by either Parent or the Company if the Requisite Company Vote will not have been obtained at the Company Shareholders Meeting or the final adjournment or postponement thereof.
The Merger Agreement may be terminated by Parent, prior to the obtainment of the Requisite Company Vote, if the Board will have made a Change of Recommendation or if the Company or its representatives have materially breached their no-solicitation and other obligations under Section 6.2 of the Merger Agreement and by Parent, prior to the Effective Time, if the Company has breached any of its representations, warranties, or covenants such that relevant conditions to closing are not satisfied and such breach is not curable prior to the Outside Date (or if curable prior to the Outside Date, has not been cured within the earlier of 30 days after notice by Parent to the Company or three business days before the Outside Date). The Merger Agreement may also be terminated by Parent, prior to the Effective Time, if a governmental entity of competent jurisdiction in the U.S. or certain foreign jurisdictions will have entered an order in connection with a requisite governmental approval that has become final and non-appealable, remains in effect, and requires Parent or any of its subsidiaries (including the Company and its subsidiaries) to take actions that would have a Burdensome Effect.
The Merger Agreement may be terminated by the Company, prior to the Effective Time, if Parent has breached any of its representations, warranties, or covenants such that relevant conditions to closing are not satisfied and such breach is not curable prior to the Outside Date (or if curable prior to the Outside Date, has not been cured within the earlier of 30 days after notice by the Company to Parent or three business days before the Outside Date). The Merger Agreement may also be terminated by the Company, prior to obtaining the Requisite Stockholder Approval, in order to enter into a definitive written agreement with respect to a Superior Proposal. Such Superior Proposal termination would trigger the immediate payment of the Company Termination Fee, as defined below.

Termination Fees (Page 71)
The Merger Agreement provides for, in certain circumstances, a termination fee payable by the Company to Parent in an amount of $135 million (the “Company Termination Fee”). The Company would be obligated to pay the Company Termination Fee to Parent in the following circumstances:
•
either party terminates the Merger Agreement as a result of the merger not having been consummated by the Outside Date or as a result of the Requisite Company Vote not having been obtained at the Company Shareholders Meeting and, in either case, (i) an Acquisition Proposal is publicly made directly to the Company’s shareholders or is otherwise publicly known or any person has publicly announced an intention to make an Acquisition Proposal, and such proposal or intention has not been publicly withdrawn prior to the date of such termination (with respect to any termination in connection with the failure to consummate the merger by the Outside Date) or the date of the Company Shareholders Meeting (with respect to any termination in connection with the failure to obtain the Requisite Company Vote) and (ii) within 12 months after such termination, the Company or any of its subsidiaries enters into an alternative acquisition agreement with respect to any Acquisition Proposal or there will have been consummated any Acquisition Proposal (with “fifty percent” being substituted in lieu of “twenty percent” in the definition thereof);

•
Parent terminates the Merger Agreement because the Board has made a Change of Recommendation or the Company or its representatives have materially breached their no-solicitation or other obligations in Section 6.2 of the Merger Agreement;

•
either party terminates the Merger Agreement because the Requisite Company Vote is not obtained and Parent had the right to terminate the Merger Agreement because the Board made a Change of Recommendation; or

•	the Company terminates the Merger Agreement in order to enter into a definitive written agreement with respect to a Superior Proposal.
The Merger Agreement provides for, in certain circumstances, a termination fee payable by Parent to the Company in an amount of $162.5 million (the “Regulatory Termination Fee”). Parent would be obligated to pay the Regulatory Termination Fee to the Company in the following circumstances:
•
either Parent or the Company terminates the Merger Agreement because a governmental entity of competent jurisdiction in the U.S. or certain foreign jurisdictions has enacted a final, non-appealable law or order related to applicable antitrust or foreign investment laws that permanently prohibits the consummation of the merger;

•
either party terminates the Merger Agreement as a result of the merger not having been consummated by the Outside Date and certain conditions to closing related to antitrust or foreign investment laws have not been satisfied, but all of Parent’s other conditions have been satisfied or would be capable of being satisfied if the closing were to occur; and

•
Parent terminates the Merger Agreement because a governmental entity of competent jurisdiction in the U.S. or certain foreign jurisdictions has entered an order in connection with a requisite governmental approval that has become final and non-appealable, remains in effect, and requires Parent or any of its subsidiaries to take actions that would have a Burdensome Effect and certain conditions to closing related to antitrust or foreign investment laws have not been satisfied, but all of Parent’s other conditions (other than receipt of Requisite Company Vote if the final shareholder meeting has not yet occurred and the Company has complied with its obligations in respect of the meeting) have been satisfied or would be capable of being satisfied if the closing were to occur (subject to a 30-day cure period if there is a Material Adverse Effect at such time).

You should read “Summary of the Merger Agreement—Definition of Material Adverse Effect” beginning on page 62 for the definition of “Material Adverse Effect.”
Market Price of Company Capital Stock (Page 73)
On November 1, 2021, the last full trading day prior to the announcement of the Company’s entry into the Merger Agreement, the closing price per share of the Company’s capital stock was $208.23. On December 13, 2021, the closing price per share of the Company’s capital stock was $271.25. You are encouraged to obtain current market quotations for Company capital stock in connection with voting your shares of Company capital stock.

Appraisal Rights (Page 76)
Under the MBCA, the Company is required to state whether it has concluded that Company shareholders are, are not or may be entitled to assert appraisal rights, which are generally available to shareholders of a merging Massachusetts corporation under Section 13.02(a)(1) of the MBCA, subject to certain exceptions. For the reasons described under “Appraisal Rights,” the Company has concluded that Company shareholders may be entitled to appraisal rights. The Company and Parent reserve the right to contest the validity and availability of any purported demand for appraisal rights in connection with the merger.
Under Part 13 of the MBCA, Company shareholders who believe they are or may be entitled to appraisal rights in connection with the merger must, in order to exercise those rights:
•	prior to the special meeting, deliver to the Company a written notice of intent to demand payment for such shareholders’ shares of Company capital stock if the merger is effectuated;
•	NOT vote for the proposal to approve the Merger Agreement; and
•	comply with other procedures under Part 13 of the MBCA.
YOUR FAILURE TO FOLLOW EXACTLY THE PROCEDURES SPECIFIED UNDER THE MBCA WILL RESULT IN THE LOSS OF ANY APPRAISAL RIGHTS. IF YOU HOLD YOUR SHARES OF COMPANY CAPITAL STOCK THROUGH A BANK, BROKERAGE FIRM OR OTHER NOMINEE AND YOU WISH TO EXERCISE APPRAISAL RIGHTS, YOU SHOULD CONSULT WITH YOUR BANK, BROKERAGE FIRM OR OTHER NOMINEE TO DETERMINE THE APPROPRIATE PROCEDURES FOR THE MAKING OF A DEMAND FOR APPRAISAL BY YOUR BANK, BROKERAGE FIRM OR NOMINEE. SEE THE SECTION ENTITLED “APPRAISAL RIGHTS” AND THE TEXT OF PART 13 OF THE MBCA REPRODUCED IN ITS ENTIRETY AS ANNEX C TO THIS PROXY STATEMENT FOR FURTHER INFORMATION.
Delisting and Deregistration of Company Capital Stock (Page 79)
If the merger is consummated, the Company capital stock will be delisted from the NYSE and deregistered under the Exchange Act. Accordingly, following the consummation of the merger, we would no longer file periodic reports with the Securities and Exchange Commission (the “SEC”), on account of the Company capital stock.
Conduct of Our Business if the Merger is Not Completed (Page 79)
In the event that the Merger Agreement is not approved by our shareholders or if the merger is not completed for any other reason, our shareholders will not receive any consideration from Parent or Merger Sub for their shares of Company capital stock. Instead, we would remain an independent public company, our capital stock would continue to be listed and traded on the NYSE and our shareholders would continue to be subject to the same risks and opportunities to which they currently are subject with respect to their ownership of Company capital stock. If the merger is not completed, there can be no assurance as to the effect of these risks and opportunities on the future value of our shares, including the risk that the market price of Company capital stock may decline to the extent that the current market price of our stock reflects a market assumption that the merger will be completed. If the merger is not completed, our business could be disrupted, including our ability to retain and hire key personnel, potential adverse reactions or changes to our business relationships and uncertainty surrounding our future plans and prospects.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER
The following questions and answers are intended to address briefly some commonly asked questions regarding the merger, the Merger Agreement and the special meeting. These questions and answers may not address all questions that may be important to you as a Company shareholder. Please refer to the “Summary” and the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents referred to in this proxy statement, which you should read carefully and in their entirety. You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions under “Where You Can Find More Information” beginning on page 80.
Q.	What is the proposed transaction and what effects will it have on the Company?
A.
The proposed transaction is the acquisition of the Company by Parent pursuant to the Merger Agreement. If the proposal to approve the Merger Agreement is approved by our shareholders and the other closing conditions under the Merger Agreement are satisfied or waived, Merger Sub will merge with and into the Company, with the Company being the Surviving Corporation. As a result of the merger, the Company will become a wholly owned subsidiary of Parent and will no longer be a publicly held corporation, and you will no longer have any interest in our future earnings or growth. In addition, the Company capital stock will be delisted from the New York Stock Exchange and deregistered under the Exchange Act, and we will no longer file periodic reports with the SEC on account of Company capital stock.

Q.	What will I receive if the merger is consummated?
A.
Upon completion of the merger, you will be entitled to receive the per share Merger Consideration of $277.00 in cash, without interest and subject to deduction for any required withholding tax, for each share of Company capital stock that you own, unless you are entitled to and have properly demanded appraisal under Part 13 of the MBCA. For example, if you own 1,000 shares of Company capital stock, you will receive $277,000 in cash in exchange for your shares of Company capital stock, without interest and subject to deduction for any required withholding tax. You will not receive any shares of the capital stock in the Surviving Corporation.

Q.	How does the per share Merger Consideration compare to the market price of Company capital stock prior to announcement of the merger?
A.
The Merger Consideration of $277.00 per share of Company capital stock represents an approximately 33% premium to the closing price per share of the Company’s capital stock on November 1, 2021, the last full trading day prior to the announcement of the Company’s entry into the Merger Agreement, when the closing price per share was $208.23. The Merger Consideration also represents a 46% premium to the Volume-Weighted Average Price of the Company’s capital stock trading on the New York Stock Exchange for the thirty days preceding November 1, 2021.

Q.	What will holders of Company stock awards receive if the merger is consummated?
A.
Effective as of immediately prior to the Effective Time of the merger, each Company restricted stock unit award that is then outstanding and unvested (excluding any Post-Signing Company RSUs) will vest in full and automatically be canceled and converted into the right to receive an amount of cash equal to the product of the total number of shares of Company capital stock then underlying such Company restricted stock unit award then deemed vested multiplied by the Merger Consideration, on the terms set forth in the Merger Agreement.

Effective as of immediately prior to the Effective Time of the merger, each Company performance-based share unit award that is then outstanding and unvested will become fully vested and will automatically be canceled and converted into the right to receive from the Company an amount of cash equal to the product of the total number of shares of Company capital stock that vest under such performance-based share unit award based on 120% of the target level of performance achievement, multiplied by the Merger Consideration, on the terms set forth in the Merger Agreement.
Each Post-Signing Company RSU that is outstanding as of immediately prior to the Effective Time, excluding any such Company RSU granted to a non-employee director, will be assumed by Parent and converted automatically into a Parent RSU, except that such Parent RSU will relate to a number of shares of Parent common stock that is determined based on the ratio of the Merger Consideration to the average closing price per share of Parent’s capital stock for the period of ten consecutive trading days preceding the last trading day prior to the closing date of the Merger.

Q.	What will happen to the Company’s employee stock purchase plan (ESPP)?
A.
Any offering period that commenced prior to November 1, 2021 shall end as of a date selected by the Company prior to the Effective Time of the merger, and each outstanding right to purchase shares of capital stock of the Company granted under such plan will be automatically exercised as of that date. Until the merger is effective or the Merger Agreement is terminated, no new offering period may commence under the ESPP.

Q.	How does the Board recommend that I vote?
A.
The Board unanimously recommends that you vote “FOR” approval of the proposal to approve the Merger Agreement, “FOR” approval of the nonbinding advisory proposal regarding “golden parachute” compensation and “FOR” approval of the proposal to approve one or more adjournments of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the Merger Agreement.

Q.	Why is the Board recommending that I vote “FOR” approval of the proposal to approve the Merger Agreement?
A.
After careful consideration of various factors described in the section entitled “The Merger—Reasons for the Merger; Recommendation of the Board of Directors,” the Board, by a unanimous vote of all directors:

•	determined that it is in the best interests of the Company and its shareholders, and declared it advisable, for the Company to enter into the Merger Agreement;
•	adopted the Merger Agreement;
•	approved the execution, delivery and performance of the Merger Agreement by the Company and the consummation of the transactions contemplated by the Merger Agreement, including the merger; and
•	resolved to recommend approval of the Merger Agreement by the Company’s shareholders.
Q.	When do you expect the merger to be consummated?
A.
We are working towards completing the merger as soon as possible. Assuming timely satisfaction of necessary closing conditions, including the approval by our shareholders of the proposal to approve the Merger Agreement, we currently anticipate that the merger will be consummated in the second quarter of 2022.

Q.	What happens if the merger is not consummated?
A.
If the Merger Agreement is not approved by the shareholders of the Company or if the merger is not consummated for any other reason, the shareholders of the Company would not receive any payment for their shares of Company capital stock in connection with the merger. Instead, the Company would remain an independent public company, and the Company capital stock would continue to be listed and traded on the New York Stock Exchange. Under specified circumstances, the Company may be required to pay to Parent a fee with respect to the termination of the Merger Agreement or Parent may be required to pay to the Company a fee with respect to the termination of the Merger Agreement, as described in the section entitled “Summary of the Merger Agreement—Termination Fees” beginning on page 71.

Q.	Is the merger expected to be taxable to me?
A.
Yes. The exchange of shares of Company capital stock for cash pursuant to the merger will generally be a taxable transaction to U.S. holders and certain non-U.S. holders for U.S. federal income tax purposes. A U.S. holder (or a non-U.S. holder that is subject to U.S. federal income tax on its gain from the merger) that exchanges shares of Company capital stock for cash in the merger generally will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between the amount of cash received (determined before deduction of any applicable withholding taxes) with respect to such shares and the shareholder’s adjusted tax basis in such shares. This may also be a taxable transaction under applicable state, local and/or foreign income or other tax laws. You should read “The Merger—U.S. Federal Income Tax Consequences of the Merger” beginning on page 50 for the definition of “U.S. holder” and “non-U.S. holder” and a more detailed discussion of the U.S. federal income tax consequences of the merger. Because individual circumstances may differ, you should also consult your tax advisor for a complete analysis of the effect of the merger on your U.S. federal, state and local and/or foreign taxes.

Q.	Do any of the Company’s directors or officers have interests in the merger that may differ from or be in addition to my interests as a shareholder?
A.
Yes. In considering the recommendation of the Board with respect to the proposal to approve the Merger Agreement, you should be aware that our directors and executive officers have interests in the merger that may be different from, or in addition to, the interests of our shareholders generally. The Board was aware of and considered these interests, among other matters, in evaluating and negotiating the Merger Agreement and the merger, and in recommending that the Merger Agreement be approved by the shareholders of the Company. See “The Merger—Interests of Certain Persons in the Merger” beginning on page 42.

Q.	Why am I receiving this proxy statement and proxy card or voting instruction form?
A.
You are receiving this proxy statement and proxy card or voting instruction form in connection with the solicitation of proxies by the Board for use at the special meeting because you owned shares of Company capital stock as of the Record Date for the special meeting. This proxy statement describes matters on which we urge you to vote and is intended to assist you in deciding how to vote your shares of Company capital stock with respect to such matters.

Q.	When and where is the special meeting?
A.
The special meeting of shareholders of the Company will be held on January 25, 2022 at 8:30 AM, local time, at 2225 W. Chandler Blvd., Chandler, AZ 85224 and virtually via live webcast. If you choose to attend virtually, you will be able to attend the special meeting and vote your shares electronically by visiting www.virtualshareholdermeeting.com/ROG2022SM.

Q.	What am I being asked to vote on at the special meeting?
A.	You are being asked to consider and vote on:
•	a proposal to approve the Merger Agreement;
•
a proposal to approve, on a nonbinding advisory basis, the “golden parachute” compensation that may be payable to our named executive officers in connection with the merger as reported on the Golden Parachute Compensation table on page 48; and

•
a proposal to approve one or more adjournments of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the Merger Agreement.

Q.	What vote is required for the Company’s shareholders to approve the Merger Agreement?
A.	The approval of the Merger Agreement requires the affirmative vote of the holders of at least 66 2/3% of the outstanding shares of Company capital stock entitled to vote thereon as of the Record Date.
Because the affirmative vote required to approve the Merger Agreement is based upon the total number of outstanding shares of Company capital stock, if you fail to submit a proxy or to vote a ballot at the special meeting, or if you vote “ABSTAIN,” or if you do not provide your bank, brokerage firm or other nominee with voting instructions, it will have the same effect as a vote “AGAINST” the proposal to approve the Merger Agreement.
Q.
What vote is required for the Company’s shareholders to approve the proposal regarding “golden parachute” compensation and the proposal to approve one or more adjournments of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the Merger Agreement?

A.
Approval of the proposals regarding “golden parachute” compensation and adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the Merger Agreement, requires that a greater number of votes of the holders of the stock present or represented at the special meeting vote, and entitled to vote and voting, vote in favor of each of these proposals than vote against each of these proposals.

If you vote “ABSTAIN” on the proposal regarding “golden parachute” compensation or the proposal to approve one or more adjournments of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the Merger Agreement, this will have no effect on these proposals. If you fail to submit a proxy or to vote a ballot at the special meeting, or if you do not provide your bank, brokerage firm or other nominee with voting instructions, your shares of Company capital stock will not be voted on these proposals, and thus will have no effect on these proposals.
Q.	Why am I being asked to cast a nonbinding advisory vote to approve “golden parachute” compensation that the Company’s named executive officers will receive in connection with the merger?
A.
The SEC’s rules require us to seek a nonbinding advisory vote with respect to certain payments that will be made to our named executive officers in connection with the merger, or “golden parachute” compensation.

Q.	What will happen if shareholders do not approve the “golden parachute” compensation at the special meeting?
A.
Approval of “golden parachute” compensation that our named executive officers may receive in connection with the merger is not a condition to completion of the merger. The vote with respect to “golden parachute” compensation is an advisory vote and will not be binding on us. Therefore, regardless of whether shareholders approve the “golden parachute” compensation, if the Merger Agreement is approved by the shareholders and the merger is completed, the “golden parachute” compensation may still be paid to our named executive officers to the extent payable in accordance with the terms of such compensation arrangements.

Q.	Who can vote at the special meeting?
A.
All of our holders of Company capital stock of record as of the close of business on December 15, 2021, the Record Date for the special meeting, are entitled to receive notice of, and to vote at, the special meeting. Each holder of Company capital stock is entitled to cast one vote on each matter properly brought before the special meeting for each share of Company capital stock that such holder owned as of the Record Date.

Q.	What is a “broker non-vote”?
A.
Banks, brokerage firms or other nominees who hold shares in “street name” for customers have the authority to vote on “discretionary” proposals when they have not received instructions from beneficial owners. However, banks, brokerage firms or other nominees are precluded from exercising their voting discretion with respect to approving non-discretionary matters, such as the proposal to approve the Merger Agreement, the proposal to approve the nonbinding advisory proposal regarding “golden parachute” compensation and the proposal to approve one or more adjournments of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the Merger Agreement, and, as a result, absent specific instructions from the beneficial owner of such shares of Company capital stock, banks, brokerage firms or other nominees are not empowered to vote those shares of Company capital stock on non-discretionary matters, which we refer to generally as “broker non-votes.”

Q.	What constitutes a quorum for the special meeting?
A.
A quorum is necessary to transact business at the special meeting, including the approval of the Merger Agreement and approval of the proposal regarding “golden parachute” compensation. The holders of record of a majority of the votes entitled to be cast, appearing in person (including virtually) or by proxy, shall constitute a quorum for the purposes of the special meeting. Abstentions and “broker non-votes” (as described above) in attendance at the meeting will be counted as present for the purpose of determining whether a quorum is present.

Q.	How do I vote?
A.	If you are a shareholder of record, you may vote your shares of Company capital stock, or have such shares voted, on matters presented at the special meeting in any of the following ways:
•	live attendance—you may attend the special meeting in person (including virtually), and cast your vote there; or

•	by proxy—shareholders of record have a choice of having their shares voted by proxy by submitting a proxy in one of the following ways:
○	over the Internet—the website for Internet proxy submission is on your proxy card;
○	by using a toll-free telephone number noted on your proxy card; or
○	by signing, dating and returning the enclosed proxy card in the accompanying prepaid reply envelope.
If you hold your shares of Company capital stock in “street name,” please refer to the instructions provided by your bank, brokerage firm or other nominee to see which of the above choices are available to you. Please note that if you are a beneficial owner of shares of Company capital stock held in “street name” and wish to vote at the special meeting, you must provide a valid proxy from your bank, brokerage firm or other nominee at the special meeting.
A control number, located on your proxy card, is designed to verify your identity and allow you to submit a proxy for your shares of Company capital stock, and to confirm that your voting instructions have been properly recorded when submitting a proxy over the Internet or by telephone.
Q.	What is the difference between holding shares as a shareholder of record and in “street name”?
A.
If your shares of Company capital stock are registered directly in your name with our transfer agent, Computershare, you are considered, with respect to those shares of Company capital stock, as the “shareholder of record.” This proxy statement, and your proxy card, have been sent directly to you by the Company.

If your shares of Company capital stock are held through a bank, brokerage firm or other nominee, you are considered the beneficial owner of shares of Company capital stock held in “street name.” In that case, this proxy statement has been forwarded to you by your bank, brokerage firm or other nominee who is considered, with respect to those shares of Company capital stock, the shareholder of record. As the beneficial owner of shares of Company capital stock held in “street name,” you have the right to direct your bank, brokerage firm or other nominee how to vote your shares of Company capital stock by following their instructions for voting.
Q.
If my shares of Company capital stock are held in “street name” by my bank, brokerage firm or other nominee, will my bank, brokerage firm or other nominee vote my shares of Company capital stock for me?

.
Your bank, brokerage firm or other nominee will only be permitted to vote your shares of Company capital stock if you instruct your bank, brokerage firm or other nominee how to vote. You should follow the procedures provided by your bank, brokerage firm or other nominee regarding the voting of your shares of Company capital stock. If you do not instruct your bank, brokerage firm or other nominee to vote your shares of Company capital stock, your shares of Company capital stock will not be voted and the effect will be the same as a vote “AGAINST” the proposal to approve the Merger Agreement and your shares of Company capital stock will not have an effect on approval of the nonbinding advisory proposal regarding “golden parachute” compensation or the proposal to approve one or more adjournments of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the Merger Agreement.

Q.	How can I change or revoke my proxy?
A.
You have the right to revoke a proxy, whether delivered over the Internet, by telephone or by mail, at any time before it is exercised, by submitting a later-dated proxy through any of the methods available to you, by giving written notice of revocation to the Corporate Secretary of Rogers, which must be filed with the Corporate Secretary by the time the special meeting begins, or by attending (including virtually) the special meeting and voting. Attendance at the special meeting alone will not revoke your proxy.

Q.	What is a proxy?
A.
A proxy is your legal designation of another person, referred to as a “proxy,” to vote your shares of Company capital stock. The written document describing the matters to be considered and voted on at the special meeting is called a “proxy statement.” The document used to designate a proxy to vote your shares of Company capital stock is called a “proxy card.” The Board has designated Bruce Hoechner, Ram Mayampurath and Jay Knoll, and each of them singly, with full power of substitution, as proxies for the special meeting.
Q.	If a shareholder gives a proxy, how will its shares of Company capital stock be voted?
A.
Regardless of the method you choose to submit your proxy, the individuals named on the enclosed proxy card, as your proxies, will vote your shares of Company capital stock in the way that you indicate. When completing the Internet or telephone proxy processes or the enclosed proxy card, you may specify whether your shares of Company capital stock should be voted for or against or to abstain from voting on all, some or none of the specific items of business to come before the special meeting.

If you properly sign your proxy card but do not mark the boxes showing how your shares of Company capital stock should be voted on a matter, the shares represented by your properly signed proxy will be voted “FOR” the proposal to approve the Merger Agreement, “FOR” approval of the nonbinding advisory proposal regarding “golden parachute” compensation and “FOR” the proposal to approve one or more adjournments of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the Merger Agreement.
Q.	How are votes counted?
A.
With respect to the proposal to approve the Merger Agreement, you may vote “FOR,” “AGAINST” or “ABSTAIN.” Abstentions and broker non-votes will have the same effect as votes “AGAINST” the proposal to approve the Merger Agreement.

With respect to the proposal regarding “golden parachute” compensation and the proposal to approve one or more adjournments of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the Merger Agreement, you may vote “FOR,” “AGAINST” or “ABSTAIN.” Abstentions and broker non-votes will have no effect on these proposals.
Q.	What do I do if I receive more than one proxy or set of voting instructions?
A.
If you hold shares of Company capital stock in more than one account, you may receive more than one proxy or set of voting instructions relating to the special meeting. These should each be voted or returned separately in accordance with the instructions provided in this proxy statement in order to ensure that all of your shares of Company capital stock are voted.

Q.	What happens if I sell my shares of Company capital stock before the special meeting?
A.
The Record Date for shareholders entitled to vote at the special meeting is earlier than both the date of the special meeting and the consummation of the merger. If you transfer your shares of Company capital stock after the Record Date but before the special meeting, unless special arrangements (such as provision of a proxy) are made between you and the person to whom you transfer your shares and each of you notifies the Company in writing of such special arrangements, you will retain your right to vote such shares at the special meeting but will transfer the right to receive the per share Merger Consideration to the person to whom you transfer your shares. You will also lose the ability to exercise appraisal rights with respect to such shares in connection with the merger.

Q.	Who will solicit and pay the cost of soliciting proxies?
A.
The Company will pay all expenses of filing, printing and mailing this proxy statement, including solicitation expenses. The Company has engaged Innisfree to assist in the solicitation of proxies for the special meeting. The Company estimates that it will pay Innisfree a fee of approximately $30,000. The Company will also reimburse Innisfree for reasonable out-of-pocket expenses and will indemnify Innisfree and its affiliates against certain claims, expenses, losses, damages, liabilities and judgments. The Company may also reimburse brokers, banks and other custodians, nominees and fiduciaries representing beneficial owners of shares of Company capital stock for their expenses in forwarding soliciting materials to beneficial owners of Company capital stock and in obtaining voting instructions from those owners. Our directors, officers and employees may also solicit proxies by telephone, by facsimile, by mail, on the Internet or in person. They will not be paid any additional amounts for soliciting proxies.

Q.	What do I need to do now?
A.
Even if you plan to attend the special meeting, after carefully reading and considering the information contained in this proxy statement, please submit your proxy promptly to ensure that your shares are represented at the special meeting. If you hold your shares of Company capital stock in your own name as the shareholder of record, please submit a proxy for your shares of Company capital stock by (a) completing, signing, dating and returning the enclosed proxy card in the accompanying prepaid reply envelope, (b) using the telephone number printed on your proxy card or (c) using the Internet proxy instructions printed on your proxy card. If you decide to attend the special meeting and vote by ballot, your vote by ballot will revoke any proxy previously submitted. If you are a beneficial owner of shares of Company capital stock held in “street name,” please refer to the instructions provided by your bank, brokerage firm or other nominee to see which of the above choices are available to you.

Q.	Should I send in my stock certificates now?
A.
No. A letter of transmittal will be mailed to you promptly, and in any event within three business days, after the Effective Time of the merger, describing how you should surrender your shares of Company capital stock for the per share Merger Consideration (the “Letter of Transmittal”). If your shares of Company capital stock are held in “street name” by your bank, brokerage firm or other nominee, you will receive instructions from your bank, brokerage firm or other nominee as to how to effect the surrender of your “street name” shares of Company capital stock in exchange for the per share Merger Consideration. Please do NOT return your stock certificate(s) with your proxy.

Q.	What should I do if I have lost my stock certificate?
A.	If you have lost your stock certificate, please contact our transfer agent, Computershare Trust Company, N.A. at (800) 962-4284 to obtain replacement certificates.
Q.	May I exercise appraisal rights instead of receiving the per share Merger Consideration for my shares of Company capital stock?
A.
For the reasons described under “Appraisal Rights” beginning on page 76, the Company has concluded that Company shareholders may be entitled to appraisal rights. The Company and Parent reserve the right to contest the validity and availability of any purported demand for appraisal rights in connection with the merger. Under Part 13 of the MBCA, Company shareholders who believe they are or may be entitled to appraisal rights in connection with the merger must, in order to exercise those rights:

•	prior to the special meeting, deliver to the Company a written notice of intent to demand payment for such shareholders’ shares of Company capital stock if the merger is effectuated;
•	NOT vote for the proposal to approve the Merger Agreement; and
•	comply with other procedures under Part 13 of the MBCA.
See “Appraisal Rights” beginning on page 76. In addition, the text of Part 13 of the MBCA is reproduced in its entirety as Annex C to this proxy statement.
Q.	Are there any other risks to me from the merger that I should consider?
A.	Yes. There are risks associated with all business combinations, including the merger. See “Cautionary Statement Concerning Forward-Looking Information” beginning on page 18.
Q.	Who can help answer my other questions?
A.
If you have additional questions about the merger, need assistance in submitting your proxy or voting your shares of Company capital stock, or need additional copies of this proxy statement or the enclosed proxy card, please call Innisfree, our proxy solicitor, toll-free at (212) 750-5833.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION
Statements included in this proxy that are not a description of historical facts are forward-looking statements. Words or phrases such as “believe,” “may,” “could,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “seek,” “plan,” “expect,” “should,” “would” or similar expressions are intended to identify forward-looking statements, and are based on Rogers’ current beliefs and expectations. This proxy contains forward-looking statements, which concern the planned acquisition of Rogers by DuPont (the “merger”), our plans, objectives, outlook, goals, strategies, future events, future net sales or performance, capital expenditures, future restructuring, plans or intentions relating to expansions, business trends and other information that is not historical information. All forward-looking statements are based upon information available to us on the date of this proxy and are subject to risks, uncertainties and other factors, many of which are outside of our control, which could cause actual results to differ materially from those indicated by the forward-looking statements. Rogers’ actual future results may differ materially from Rogers’ current expectations due to the risks and uncertainties inherent in its business and risks relating to the merger. These risks include, but are not limited to: uncertainties as to the timing and structure of the merger; the possibility that various closing conditions for the transaction may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the merger; the risk that management’s time and attention is diverted on transaction related issues; the risk that Rogers is unable to retain key personnel; the risk that the business of Rogers may suffer as a result of potential adverse changes to relationships with employees, customers, vendors and other business partners; the risk that shareholder litigation in connection with the merger may result in significant costs of defense, indemnification and liability. Other risks and uncertainties that could cause such results to differ include: the duration and impacts of the novel coronavirus global pandemic and efforts to contain its transmission and distribute vaccines, including the effect of these factors on our business, suppliers, customers, end users and economic conditions generally; failure to capitalize on, volatility within, or other adverse changes with respect to the Company's growth drivers, including advanced mobility and advanced connectivity, such as delays in adoption or implementation of new technologies; uncertain business, economic and political conditions in the United States (“U.S.”) and abroad, particularly in China, South Korea, Germany, Hungary and Belgium, where we maintain significant manufacturing, sales or administrative operations; the trade policy dynamics between the U.S. and China reflected in trade agreement negotiations and the imposition of tariffs and other trade restrictions, including trade restrictions on Huawei Technologies Co., Ltd. (Huawei); fluctuations in foreign currency exchange rates; our ability to develop innovative products and the extent to which our products are incorporated into end-user products and systems and the extent to which end-user products and systems incorporating our products achieve commercial success; the ability and willingness of our sole or limited source suppliers to deliver certain key raw materials, including commodities, to us in a timely and cost-effective manner; intense global competition affecting both our existing products and products currently under development; business interruptions due to catastrophes or other similar events, such as natural disasters, war, terrorism or public health crises; failure to realize, or delays in the realization of anticipated benefits of acquisitions and divestitures due to, among other things, the existence of unknown liabilities or difficulty integrating acquired businesses; our ability to attract and retain management and skilled technical personnel; our ability to protect our proprietary technology from infringement by third parties and/or allegations that our technology infringes third party rights; changes in effective tax rates or tax laws and regulations in the jurisdictions in which we operate; failure to comply with financial and restrictive covenants in our credit agreement or restrictions on our operational and financial flexibility due to such covenants; the outcome of ongoing and future litigation, including our asbestos-related product liability litigation; changes in environmental laws and regulations applicable to our business; and disruptions in, or breaches of, our information technology systems. Should any risks and uncertainties develop into actual events, these developments could have a material adverse effect on the Company or the merger. For additional information about the risks, uncertainties and other factors that may affect our business, please see our most recent annual report on Form 10-K and any subsequent reports filed with the SEC, including quarterly reports on Form 10-Q. Rogers Corporation assumes no responsibility to update any forward-looking statements contained herein except as required by law.

THE SPECIAL MEETING
Time, Place and Purpose of the Special Meeting
This proxy statement is being furnished to our shareholders as part of the solicitation of proxies by the Board for use at the special meeting to be held on January 25, 2022 at 8:30 AM, local time, in person at 2225 W. Chandler Blvd., Chandler, AZ 85224 and virtually via live webcast at www.virtualshareholdermeeting.com/ROG2022SM, or at any adjournment or postponement thereof. At the special meeting, holders of Company capital stock will be asked to approve the proposal to approve the Merger Agreement, to approve the nonbinding advisory proposal regarding “golden parachute” compensation and to approve the proposal to approve one or more adjournments of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the Merger Agreement.
Our shareholders must approve the Merger Agreement in order for the merger to be consummated. If our shareholders fail to approve the Merger Agreement, the merger will not be consummated. A copy of the Merger Agreement is attached as Annex A to this proxy statement, which we encourage you to read carefully in its entirety.
Record Date and Quorum
We have fixed the close of business on December 15, 2021 as the Record Date for the special meeting, and only holders of record of Company capital stock on the Record Date are entitled to vote at the special meeting. You are entitled to receive notice of, and to vote at, the special meeting if you owned shares of Company capital stock at the close of business on the Record Date. On the Record Date, there were 18,730,099 shares of Company capital stock outstanding and entitled to vote. Each share of Company capital stock entitles its holder to one vote on all matters properly coming before the special meeting.
The presence, in person (including virtually) or by proxy, of the holders of a majority of the shares of capital stock entitled to vote on a matter at the meeting constitutes a quorum with respect to that matter. Shares of Company capital stock represented at the special meeting but not voted, including shares of Company capital stock for which a shareholder directs voting “ABSTAIN”, as well as broker non-votes (described below), will be counted for purposes of establishing a quorum. A quorum is necessary to transact business at the special meeting, including the approval of the Merger Agreement and approval of the proposal regarding “golden parachute” compensation. The special meeting may be adjourned whether or not a quorum is present. Once a share of Company capital stock is represented at the special meeting, it will be counted for the purpose of determining a quorum at the special meeting and any recess or adjournment of the special meeting. However, if a new Record Date is set for the adjourned special meeting, then a new quorum will have to be established. In the event that a quorum is not present at the special meeting, it is expected that the special meeting will be adjourned or recessed.
Attendance
Only shareholders of record or their duly authorized proxies or beneficial owners with proof of ownership have the right to attend the special meeting. If your shares of Company capital stock are held through a bank, brokerage firm or other nominee, please bring to the special meeting a copy of your brokerage statement evidencing your beneficial ownership of Company capital stock. If you are the representative of a corporate or institutional shareholder, you must present proof that you are the representative of such shareholder.
Vote Required
Approval of the proposal to approve the Merger Agreement requires the affirmative vote of the holders of at least 66 2/3% of the outstanding shares of Company capital stock entitled to vote thereon as of the Record Date. For the proposal to approve the Merger Agreement, you may vote “FOR,” “AGAINST” or “ABSTAIN.” Voting “ABSTAIN” will not be counted as a vote cast in favor of the proposal to approve the Merger Agreement but will count for the purpose of determining whether a quorum is present. If you fail to submit a proxy or to vote by ballot at the special meeting, or if you vote “ABSTAIN,” it will have the same effect as a vote “AGAINST” the proposal to approve the Merger Agreement.
If your shares of Company capital stock are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered, with respect to those shares of Company capital stock, the “shareholder of record.” This proxy statement and proxy card have been sent directly to you by the Company.

If your shares of Company capital stock are held through a bank, brokerage firm or other nominee, you are considered the beneficial owner of shares of Company capital stock held in “street name.” In that case, this proxy statement has been forwarded to you by your bank, brokerage firm or other nominee who is considered, with respect to those shares of Company capital stock, the shareholder of record. As the beneficial owner of shares of Company capital stock held in “street name,” you have the right to direct your bank, brokerage firm or other nominee how to vote your shares by following their instructions for voting. If you hold your shares of Company capital stock in “street name,” please contact your bank, brokerage firm or other nominee for their instructions on how to vote your shares. Please note that if you are a beneficial owner of shares of Company capital stock held in “street name” and wish to vote by ballot at the special meeting, you must provide a valid proxy from your bank, brokerage firm or other nominee at the special meeting.
Banks, brokerage firms or other nominees who hold shares in “street name” for customers have the authority to vote on “discretionary” proposals when they have not received instructions from beneficial owners. However, banks, brokerage firms or other nominees are precluded from exercising their voting discretion with respect to approving non-discretionary matters, such as the proposal to approve the Merger Agreement, the proposal to approve the nonbinding advisory proposal regarding “golden parachute” compensation and the proposal to approve one or more adjournments of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the Merger Agreement, and, as a result, absent specific instructions from the beneficial owner of such shares of Company capital stock, banks, brokerage firms or other nominees are not empowered to vote those shares of Company capital stock on non-discretionary matters, which we refer to generally as “broker non-votes.” These broker non-votes will be counted for purposes of determining a quorum if they choose to attend the special meeting, but will have the same effect as a vote “AGAINST” the proposal to approve the Merger Agreement.
Approval of the nonbinding advisory proposal regarding “golden parachute” compensation and approval of the proposal to approve one or more adjournments of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the Merger Agreement, require that a greater number of votes are cast in favor of the proposal than are cast against the proposal. For the nonbinding advisory proposal regarding “golden parachute” compensation and the proposal to approve one or more adjournments of the special meeting, if necessary or appropriate if there are insufficient votes at the time of the special meeting to approve the Merger Agreement, you may vote “FOR,” “AGAINST” or “ABSTAIN.” For purposes of each of these proposals, if you fail to submit a proxy or to vote a ballot at the special meeting, or if you have given a proxy and vote “ABSTAIN,” the shares of Company capital stock will not be counted in respect of, and will not have any effect on, the proposal.
If you are a shareholder of record, you may vote your shares of Company capital stock, or have such shares voted, on matters presented at the special meeting in any of the following ways:
•	by ballot—you may attend in person (including virtually) the special meeting and cast your vote there; or
•	by proxy—shareholders of record have a choice of having their shares voted by proxy by submitting a proxy in one of the following ways:
○	over the Internet—the website for Internet proxy submission is on your proxy card;
○	by using a toll-free telephone number noted on your proxy card; or
○	by signing, dating and returning the enclosed proxy card in the accompanying prepaid reply envelope.
If you are a beneficial owner of Company capital stock held in “street name,” you will receive instructions from your bank, brokerage firm or other nominee that you must follow in order to have your shares of Company capital stock voted. Those instructions will identify which of the above choices are available to you in order to have your shares voted. Please note that if you are a beneficial owner of Company capital stock held in “street name” and wish to vote by ballot at the special meeting, you must provide a valid proxy from your bank, brokerage firm or other nominee.
A control number, located on your proxy card, is designed to verify your identity and allow you to submit a proxy for your shares of Company capital stock, and to confirm that your voting instructions have been properly recorded when submitting a proxy over the Internet or by telephone.
Please refer to the instructions on your proxy or voting instruction card to determine the deadlines for submitting a proxy over the Internet or by telephone. If you choose to submit your proxy by mailing a proxy card, your proxy card must be received by the Corporate Secretary of Rogers by the time the special meeting begins. Please do not send in your stock certificates with your proxy card. Following the consummation of the merger, a separate Letter of Transmittal will be mailed to you that will enable you to surrender your stock certificates and receive the per share Merger Consideration.
If you vote by proxy, regardless of the method you choose to submit a proxy, the individuals named as your proxies on the enclosed proxy card, and each of them, with full power of substitution, will vote your shares of Company capital stock in the way that you indicate. When completing the Internet or telephone proxy processes or the enclosed proxy card, you may specify whether your shares of Company capital stock should be voted for or against or to abstain from voting on all, some or none of the specific items of business to come before the special meeting.
If you properly sign your proxy card but do not mark the boxes showing how your shares of Company capital stock should be voted on a matter, the shares of Company capital stock represented by your properly signed proxy will be voted “FOR” the proposal to approve the Merger Agreement, “FOR” approval of the nonbinding advisory proposal regarding “golden parachute” compensation and “FOR” the proposal to approve one or more adjournments of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the Merger Agreement.
If you have any questions or need assistance voting your shares, please call Innisfree, our proxy solicitor, toll-free at (212) 750-5833.
IT IS IMPORTANT THAT YOU SUBMIT A PROXY FOR YOUR SHARES OF COMPANY CAPITAL STOCK PROMPTLY. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN, AS PROMPTLY AS POSSIBLE, THE ENCLOSED PROXY CARD IN THE ACCOMPANYING PREPAID REPLY ENVELOPE, OR SUBMIT YOUR PROXY BY TELEPHONE OR THE INTERNET. SHAREHOLDERS WHO ATTEND THE SPECIAL MEETING MAY REVOKE THEIR PROXIES BY VOTING A BALLOT AT THE MEETING.
Shares Owned by Our Directors and Executive Officers
As of the Record Date, the directors and executive officers of the Company beneficially owned and were entitled to vote, in the aggregate, 220,807 shares of Company capital stock, representing 1.18% of the outstanding shares of Company capital stock on the Record Date. Each of the directors and executive officers has informed the Company that they currently intend to vote all of their shares of Company capital stock “FOR” the proposal to approve the Merger Agreement, “FOR” approval of the nonbinding advisory proposal regarding “golden parachute” compensation and “FOR” the proposal to approve one or more adjournments of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the Merger Agreement.
Proxies and Revocation
Any shareholder of record entitled to vote at the special meeting may submit a proxy by telephone, over the Internet, or by returning the enclosed proxy card in the accompanying prepaid reply envelope, or may vote by ballot at the special meeting. If your shares of Company capital stock are held in “street name” by your bank, brokerage firm or other nominee, you should instruct your bank, brokerage firm or other nominee on how to vote your shares of Company capital stock using the instructions provided by your bank, brokerage firm or other nominee. If you fail to submit a proxy or to vote a ballot at the special meeting, or if you vote “ABSTAIN,” or if you do not provide your bank, brokerage firm or other nominee with voting instructions, your shares of Company capital stock will not be voted on the proposal to approve the Merger Agreement, which will have the same effect as a vote “AGAINST” the proposal to approve the Merger Agreement.
You have the right to revoke a proxy, whether delivered over the Internet, by telephone or by mail, at any time before it is exercised, by submitting a later-dated proxy through any of the methods available to you, by giving written notice of revocation to the Corporate Secretary of Rogers, which must be received by the Company at the Office of the Corporate Secretary, Rogers Corporation, 2225 W. Chandler Blvd., Chandler, AZ 85224 by the time the special meeting begins, or by attending in person (including virtually) the special meeting and voting by ballot. Attendance at the special meeting alone will not revoke your proxy.

Adjournments and Recesses
Although it is not currently expected, the special meeting may be adjourned or recessed, including for the purpose of soliciting additional proxies, if there are insufficient votes at the time of the special meeting to approve the Merger Agreement or if a quorum is not present at the special meeting. Other than an announcement to be made at the special meeting of the time, date and place of an adjourned meeting, an adjournment generally may be made without notice. Any adjournment or recess of the special meeting for the purpose of soliciting additional proxies will allow the Company’s shareholders who have already sent in their proxies to revoke them at any time prior to their use at the special meeting as adjourned or recessed.
Appraisal Rights
For the reasons described under “Appraisal Rights,” the Company has concluded that Company shareholders may be entitled to appraisal rights. The Company and Parent reserve the right to contest the validity and availability of any purported demand for appraisal rights in connection with the merger.
Under Part 13 of the MBCA, Company shareholders who believe they are or may be entitled to appraisal rights in connection with the merger must, in order to exercise those rights:
•	prior to the special meeting, deliver to the Company a written notice of intent to demand payment for such shareholders’ shares of Company capital stock if the merger is effectuated;
•	NOT vote for the proposal to approve the Merger Agreement; and
•	comply with other procedures under Part 13 of the MBCA.
Your failure to follow exactly the procedures specified under the MBCA will result in the loss of any appraisal rights. If you hold your shares of Company capital stock through a bank, brokerage firm or other nominee and you wish to exercise appraisal rights, you should consult with your bank, brokerage firm or other nominee to determine the appropriate procedures for the making of a demand for appraisal by your bank, brokerage firm or nominee. See the section entitled “Appraisal Rights” and the text of Part 13 of the MBCA reproduced in its entirety as Annex C to this proxy statement for further information.
Solicitation of Proxies; Payment of Solicitation Expenses
The Company has engaged Innisfree to assist in the solicitation of proxies for the special meeting. The Company estimates that it will pay Innisfree a fee of approximately $30,000. The Company will also reimburse Innisfree for reasonable out-of-pocket expenses and will indemnify Innisfree and its affiliates against certain claims, expenses, losses, damages, liabilities and judgments. The Company may also reimburse brokers, banks and other custodians, nominees and fiduciaries representing beneficial owners of shares of Company capital stock for their expenses in forwarding soliciting materials to beneficial owners of Company capital stock and in obtaining voting instructions from those owners. Our directors, officers and employees may also solicit proxies by telephone, by facsimile, by mail, on the Internet or in person. They will not be paid any additional amounts for soliciting proxies.
Questions and Additional Information
If you have more questions about the merger or how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, please call Innisfree, our proxy solicitor, toll-free at (212) 750-5833.

PARTIES TO THE MERGER
THE COMPANY
Rogers Corporation
2225 W. Chandler Blvd.
Chandler, AZ 85224
(480) 917-6000
Rogers Corporation (NYSE: ROG) is a global leader in engineered materials to power, protect and connect our world. Rogers delivers innovative solutions to help our customers solve their toughest material challenges. Rogers’ advanced electronic and elastomeric materials are used in applications for EV/HEV, automotive safety and radar systems, mobile devices, renewable energy, wireless infrastructure, energy-efficient motor drives, industrial equipment and more. Headquartered in Chandler, Arizona, Rogers operates manufacturing facilities in the United States, Asia and Europe, with sales offices worldwide.
Rogers is incorporated in the Commonwealth of Massachusetts and shares of Rogers capital stock are traded on the New York Stock Exchange under the symbol “ROG.” The principal executive offices of Rogers are located at 2225 W. Chandler Blvd., Chandler, AZ 85224, and our telephone number is (480) 917-6000.
For more information about the Company, see “Where You Can Find More Information” beginning on page 80.
PARENT
DuPont de Nemours, Inc.
974 Centre Road
Building 730
Wilmington, DE 19805
(302) 774-3034
DuPont (NYSE: DD) is a global innovation leader with technology-based materials and solutions that help transform industries and everyday life. Its employees apply diverse science and expertise to help customers advance their best ideas and deliver essential innovations in key markets including electronics, transportation, construction, water, healthcare and worker safety. More information about the company, its businesses and solutions can be found at www.dupont.com. Upon completion of the merger, the Company will be a wholly owned subsidiary of Parent. The principal executive offices of Parent are located at 974 Centre Road, Building 730, Wilmington, DE 19805 and its telephone number is (302) 774-3034.
MERGER SUB
Cardinalis Merger Sub, Inc.
974 Centre Road
Building 730
Wilmington, DE 19805
(302) 774-3034
Cardinalis Merger Sub, Inc. is a Delaware corporation that was formed solely for the purpose of entering into the Merger Agreement and related agreements and consummating the merger and the other transactions contemplated thereby. Merger Sub is a wholly owned subsidiary of Parent and has not engaged in any business except for activities incidental to its formation and as contemplated by the Merger Agreement and the related financing transactions. Upon the completion of the merger, Merger Sub will cease to exist and the Company will continue as the surviving corporation of the merger (the “Surviving Corporation”). The principal executive offices of Merger Sub are located at 974 Centre Road, Building 730, Wilmington, DE 19805 and its telephone number is (302) 774-3034.

THE MERGER
This discussion of the merger is qualified in its entirety by reference to the Merger Agreement, which is attached to this proxy statement as Annex A. You should read the entire Merger Agreement carefully as it is the legal document that governs the merger.
Effects of the Merger
The Merger Agreement provides that, at the Effective Time, Merger Sub will merge with and into the Company, with the Company surviving the merger as a wholly owned subsidiary of Parent. As a result of the merger, the Company will become a privately held company and will cease to be listed on any public market. If the merger is consummated, you will not own any shares of the capital stock of the Surviving Corporation.
In connection with the merger, at the Effective Time, each share of Company capital stock issued and outstanding immediately prior to the Effective Time, other than certain Excluded Shares as described in the Merger Agreement, will automatically be converted into the right to receive $277.00 per share in cash, without interest, and subject to deduction for any required tax withholding.
Background of the Merger
Rogers’ Board of Directors, with the assistance of Rogers’ management, regularly evaluates Rogers’ short-, medium- and long-term prospects and its multi-year business strategy in light of its performance, the general business and economic environment, conditions in the advanced materials industry and the industries into which the Company’s products are sold, and strategic and tactical opportunities available to and challenges facing Rogers, all with a view toward enhancing long-term shareholder value. The Board’s evaluation of Rogers’ prospects and strategy involves regular ongoing evaluations, including annual strategy reviews, and is informed by discussions with management, industry consultants, advisors and investment banks regarding industry trends, financing considerations, global policy matters and other factors pertaining to Rogers’ prospects and strategy.
In pursuit of its long-term strategic plan, over the last five years Rogers has invested in manufacturing capacity expansion, additional technical and commercial resources, and operational improvements to support organic growth opportunities and consummated several synergistic acquisitions for inorganic growth.
Rogers’ growth strategy has focused on developing and marketing specialized engineered materials for advanced mobility and advanced connectivity applications, particularly in the automotive, portable electronics and telecommunications industries, as well as other markets including general industrial, aerospace and defense, mass transit and clean energy. Most recently, accelerating demand for electric and hybrid electric vehicles (EV/HEV) and advanced driver assistance systems (ADAS) in the global automotive industry has presented Rogers with an inflecting growth opportunity that requires significant manufacturing capacity expansion, capabilities additions and personnel hiring in the United States, China, and Europe, as well as potentially new markets, all of which require significantly higher than historical capital expenditures and operating expense commitments.
On October 1, 2019, Rajiv Gupta, then a member of the board of directors of DuPont and acquaintance of Bruce Hoechner, President and CEO of Rogers, contacted Mr. Hoechner to request a meeting between Mr. Hoechner and Edward Breen, then serving as Executive Chairman of DuPont, to discuss the potential for a business combination between the Company and DuPont.
On October 2, 2019, Mr. Breen spoke with Mr. Hoechner and expressed interest in acquiring the Company.
On October 10, 2019, the Company’s Board met at the Company’s headquarters in Chandler, Arizona and considered the communication from DuPont and potential responses. During that meeting, a representative of Covington & Burling LLP (“Covington”), legal counsel to the Company, briefed the Board on its fiduciary duties, including in the context of an unsolicited acquisition proposal. The Board discussed the Company’s strategic plan, growth trajectory and market opportunities. The Board concluded that it would be in the best interests of the Company to remain independent and continue executing on its strategic growth plan, and, therefore, a meeting with Mr. Breen would not be appropriate at that time. On October 11, 2019, Mr. Hoechner contacted Mr. Breen and communicated the Board’s position regarding Mr. Breen’s meeting invitation. Mr. Breen agreed that, under the circumstances of the Board’s position, a meeting would not be useful at that time.
On August 25, 2021, Mr. Gupta, although no longer a member of DuPont’s board of directors, contacted Mr. Hoechner again to request a dinner meeting with Mr. Breen (now DuPont’s Executive Chairman and CEO). On

August 26, 2021 Mr. Hoechner conferred with Peter Wallace, Chairman of the Board of the Company, to discuss Mr. Gupta’s invitation. They concluded that Mr. Hoechner should accept the meeting to listen to what Mr. Breen might propose and assess his intentions. Mr. Wallace separately communicated with the other Board members regarding the advisability and objectives of the proposed meeting.
On August 27, 2021, Mr. Hoechner contacted Mr. Gupta to accept the meeting with Mr. Breen and to discuss arrangements for scheduling a meeting on September 15, 2021.
On September 15, 2021, Mr. Hoechner met with Mr. Breen and Mr. Gupta for dinner in New Hope, Pennsylvania. Mr. Breen expressed interest in a negotiated acquisition of the Company by DuPont. Mr. Breen discussed DuPont’s increased focus on market opportunities relating to advanced connectivity and advanced mobility and DuPont’s desire to enhance its position in these markets through potential acquisitions. Mr. Breen further discussed his views regarding the potential benefits of a transaction between the Company and DuPont, including the alignment of the Company’s business with DuPont’s goals and interest in expanding in the advanced materials sector. Mr. Hoechner advised Mr. Breen that he would discuss these matters with the Company’s Board.
On September 16, 2021, Mr. Hoechner conferred with Mr. Wallace and Board members Keith Barnes and Ganesh Moorthy to discuss Mr. Hoechner’s meeting with Mr. Breen. Mr. Wallace also conferred with Board members Helene Simonet and Keith Larson. The Board members expressed confidence in the Company’s strategic plan and encouraged Mr. Hoechner to inform Mr. Breen that the Company was focused on continuing to execute such plan, but may be interested in a transaction with DuPont that contemplated the purchase of all outstanding Company capital stock at a price in excess of $300 per share. On September 16, 2021, the closing price per share of the Company’s capital stock on the NYSE was $190.16.
On September 17, 2021, Mr. Hoechner contacted Mr. Breen and communicated that the Company was focused on executing its strategic growth plan, but based on discussions with some members of the Board, Mr. Hoechner believed the Company may be interested in a transaction with DuPont that contemplated the purchase of all outstanding Company capital stock at a price in excess of $300 per share.
On September 20, 2021, Mr. Breen contacted Mr. Hoechner and conveyed that DuPont would not be able to meet a $300 per share acquisition price, but that for the reasons discussed during the dinner in New Hope, DuPont remained very interested in acquiring the Company and did not intend to abandon its pursuit of the Company as it had in 2019. Accordingly, Mr. Breen indicated that he would be willing to send a letter to the Company’s Board to outline DuPont's interest in, and commitment to pursuing, a transaction in a timely and efficient fashion if the Company's Board would find it helpful to have DuPont's proposal in writing.
On September 21, 2021, Mr. Hoechner contacted Mr. Breen to invite continued discussion of an acquisition proposal and offered to arrange a meeting between the parties to provide DuPont with an opportunity to better understand the Company's value and growth trajectory. On September 22, 2021, Mr. Breen contacted Mr. Hoechner and provided a list of preliminary due diligence topics for discussion in connection with a potential acquisition proposal.
On September 23, 2021, the Board held a special meeting by videoconference. At the meeting, Mr. Wallace and Mr. Hoechner reported to the full Board on the communications to date between Mr. Hoechner and Mr. Breen. Jay Knoll, Senior Vice President, Corporate Development, General Counsel and Corporate Secretary, and a representative of Covington briefed the Board on its fiduciary duties, including in the context of an unsolicited acquisition offer. Mr. Knoll and the representative of Covington also discussed related matters, such as the potential retention of a financial advisor and the use of non-disclosure agreements with standstill provisions. The Board discussed the retention of a financial advisor and recommended that the Company engage J.P. Morgan in this capacity as events warranted, based on J.P. Morgan’s long-standing commercial banking relationship with the Company, regular investment banking discussions involving the Company’s management and J.P. Morgan, relevant investment banking experience involving J.P. Morgan and certain members of the Company’s Board, and J.P. Morgan’s industry experience and overall strength as a financial advisor.
On September 24, 2021, Mr. Hoechner contacted Mr. Breen and stated that DuPont’s proposal to undertake preliminary due diligence was premature and the Company would only consider providing DuPont access to due diligence information in connection with a compelling acquisition proposal.
On September 27, 2021, Mr. Breen contacted Mr. Hoechner and delivered a proposal contemplating the purchase by DuPont of all outstanding Company capital stock at a price of $240 per share.

The Company requested that J.P. Morgan prepare a preliminary financial analysis to be reviewed with the Board, including an assessment of DuPont’s proposal and transaction history.
On September 29, 2021, Mr. Hoechner contacted Mr. Breen and conveyed that the Board was evaluating DuPont’s proposal and would respond after reviewing the Company’s strategic plan at the Board’s regularly scheduled meeting on October 6, 2021 and after further discussions with the Company’s financial and legal advisors.
On September 30, 2021, Mr. Breen sent a confirmatory letter to Mr. Hoechner outlining his proposal for acquiring the Company for $240 per share. This letter was shared with the Rogers Board and representatives from Covington and J.P. Morgan.
On October 5, 2021, J.P. Morgan provided the Company its relationship disclosure letter.
On October 6, 2021, the Board held a regularly scheduled meeting in Chandler, Arizona.
The Board convened initially, joined by the Company’s Chief Financial Officer, Ram Mayampurath, Chief Technology Officer, Bob Daigle, Mr. Knoll and a representative of Covington. The Board discussed the proposal from DuPont and Mr. Hoechner’s communications with Mr. Breen to date. Mr. Hoechner reviewed his recent exchanges with Mr. Breen and summarized the current status of their discussions, including the request from DuPont for preliminary due diligence. Mr. Knoll and a representative of Covington reviewed the Board’s duties of care and loyalty. The Board considered J.P. Morgan’s relationship disclosure letter and discussed whether acquaintance relationships between Mr. Breen and Company directors Mr. Wallace and Jeff Owens and ownership by various directors of modest amounts of DuPont stock presented a conflict of interest for consideration of a potential transaction between the Company and DuPont. Following discussion, the Board determined that these matters did not present conflicts of interest that would impair independent or impartial judgments regarding a potential transaction with DuPont.
The Board then invited other members of management, together with management’s business advisors, to join the meeting as part of the Company’s ordinary course strategic planning process, including consideration of an updated five-year strategic plan and financial forecast. Management’s presentations included specific business segment and global operations strategies, highlighting growth opportunities, manufacturing capacity requirements, personnel and capabilities requirements, and associated financial and capital needs. The Board discussed the strategic plan with management in detail and expressed support for the plan.
The Board excused the business advisors and members of management, except Messrs. Daigle, Mayampurath and Knoll. The Board then discussed the risks and opportunities reflected in the Company’s strategic plan in the context of DuPont’s proposal.
The Board then invited representatives of J.P. Morgan to join the meeting. The J.P. Morgan representatives discussed DuPont’s proposal and presented a preliminary financial analysis of the Company based upon the Company’s strategic plan. The J.P. Morgan representatives also discussed various strategies for engaging in further discussions with DuPont, and the possibility of contacting a limited number of other potential acquirers on a confidential basis at a later point, if discussions with DuPont were to progress further. The J.P. Morgan representatives also discussed the importance of a non-disclosure and standstill agreement with DuPont, should the Board decide to authorize further discussions with DuPont. Throughout this discussion, the Board asked questions of J.P. Morgan, Covington and Company management including regarding DuPont’s track record of acquisitions, expected and potential synergies and their implication on potential purchase price, how DuPont regards the Company’s fit with DuPont’s business strategy, regulatory approval risks for a transaction, and risks to the Company of pursuing or not pursuing a transaction with DuPont.
Following these considerations, the Board assessed that a transaction with DuPont at an appropriate value would enhance the Company’s ability to realize the opportunities reflected in its strategic plan. The Board determined that further discussions with DuPont under a satisfactory non-disclosure and standstill agreement could be constructive if DuPont first presented a substantially higher offer. The Board determined that the $240 per share proposal from DuPont was inadequate, including in light of the expected value of the Company to be realized upon the execution of the Company’s strategic plan. The Board authorized Mr. Hoechner to contact Mr. Breen on October 8 following the Company’s expected public announcement of a pending acquisition for the purpose of inviting Mr. Breen to improve DuPont’s offer.

To facilitate the Board’s oversight of any further engagement with DuPont, the Board adopted resolutions creating an Executive Committee of the Board to which Helene Simonet, Mr. Barnes, Mr. Hoechner, Mr. Moorthy and Mr. Wallace were appointed, with Mr. Wallace serving as its chair.
On October 8, 2021, the Company issued a press release announcing its acquisition of Silicon Engineering Ltd., a European manufacturer of silicone material solutions. After the press release was issued, Mr. Breen contacted Mr. Hoechner to congratulate the Company on the acquisition. Mr. Hoechner advised Mr. Breen that the Board had considered DuPont’s proposal for an acquisition of the Company at $240 per share. Mr. Hoechner further explained that although the Board recognized the possible advantages stemming from a potential combination between the Company and DuPont, the Board unanimously rejected DuPont’s proposal, which the Board did not view as being acceptable or adequate as a basis for the Company and DuPont to engage in further discussions. Mr. Hoechner communicated to Mr. Breen the Board’s confidence in the Company’s strategic plan. Mr. Breen acknowledged the Company’s position and advised that DuPont would reflect on the matter and respond promptly.
Later on October 8, 2021, Mr. Breen contacted Mr. Hoechner and delivered a proposal contemplating the purchase by DuPont of all outstanding Company capital stock at a price of $250 per share. Mr. Hoechner indicated that he expected the Board would require a substantially higher price, but stated that he would take the revised offer to the Board for its consideration.
On October 9, 2021, the Executive Committee of the Board held a meeting by videoconference to discuss the most recent proposal from DuPont. All other members of the Board also participated in the Executive Committee meeting along with Messrs. Daigle, Mayampurath, and Knoll, and representatives of J.P. Morgan and Covington. The Executive Committee discussed the proposal with members of senior management, representatives of J.P. Morgan and representatives of Covington. After careful consideration, the Board determined that the proposal from DuPont was inadequate.
Later on October 9, 2021, Mr. Hoechner contacted Mr. Breen to convey that the Board viewed the most recent proposal from DuPont as not being adequate and invited Mr. Breen to offer a higher price. Later that day, Mr. Breen contacted Mr. Hoechner and advised that DuPont could not increase its offer without access to certain due diligence information.
On October 10, 2021, the Executive Committee held a meeting by videoconference and Mr. Hoechner briefed the Committee regarding his recent conversations with Mr. Breen. All other members of the Board also participated in the Executive Committee meeting along with Messrs. Daigle, Mayampurath, and Knoll, and representatives of J.P. Morgan and Covington. Mr. Hoechner informed the Board that while he thought it would be possible for DuPont to improve its $250 per share offer, he believed, based on the position Mr. Breen had conveyed in their most recent discussion, that DuPont would be unlikely to do so without access to confidential information. Following discussions, the Executive Committee resolved to authorize Mr. Hoechner and Mr. Knoll to negotiate and enter into a non-disclosure and standstill agreement with DuPont and thereafter to provide such limited non-public information as necessary to facilitate a revised proposal from DuPont. The Executive Committee also formally approved the engagement of J.P. Morgan as financial advisor.
Later on October 10, 2021, Mr. Hoechner contacted Mr. Breen and both parties agreed that, subject to prior execution of a mutually satisfactory non-disclosure and standstill agreement, representatives from DuPont would have further meetings with members of the Company’s senior management in Arizona. Mr. Knoll sent a draft non-disclosure and standstill agreement to DuPont’s General Counsel, Erik Hoover.
On October 11, 2021, Mr. Breen and Mr. Hoechner held discussions regarding the terms and duration of the Company’s proposed non-disclosure and standstill agreement. Mr. Breen indicated that DuPont would not be willing to agree to a standstill without a better understanding of the per share price range in which the Company Board would be willing to permit substantive engagement with DuPont in connection with a potential acquisition. Later that same day, Mr. Hoechner and Mr. Breen discussed the valuation of the Company further. During the course of the discussion, Mr. Breen enquired whether the Board was seeking a significantly higher valuation and whether that could be as high as $270 per share. Mr. Hoechner indicated that while he was not authorized to provide a specific range at which the Board would consider engaging in further discussions, Mr. Hoechner believed, that, based on prior discussions with the Board, the Board would require a price of more than $270 per share in order to proceed with discussions regarding a possible transaction. Mr. Hoechner urged Mr. Breen to use the opportunity to evaluate the Company’s strategic plan under the terms of a non-disclosure and standstill agreement and was convinced that Mr. Breen would then see the rationale in the Board’s expectations for a higher valuation for the Company. Mr. Breen agreed to executing a non-disclosure and standstill agreement to evaluate the strategic plan and reassess his proposal. Mr. Breen requested that DuPont be allowed to share any financials and strategic plans offered by the Company with certain potential financing sources. Mr. Hoechner advised that he would consider the request and discuss it with the Board and the Company’s advisors.
On October 12, 2021, the Executive Committee held a meeting by videoconference and Mr. Hoechner provided an update on his conversations with Mr. Breen and the ongoing negotiations regarding a non-disclosure and standstill agreement. All other members of the Board, except for Mr. Owens, also participated in the Executive Committee meeting along with Messrs. Daigle, Mayampurath, and Knoll, and representatives of J.P. Morgan and Covington. Mr. Knoll explained the status of negotiations, and the Executive Committee determined that a one-year standstill would be acceptable, but that it was premature to permit DuPont to share confidential information with financing sources. Mr. Hoechner contacted Mr. Breen to communicate the Executive Committee’s decision and later that evening, counsel for DuPont and the Company concluded negotiations of a non-disclosure and standstill agreement that the parties executed on the morning of October 13, 2021.
On October 13, 2021, members of the Company’s senior management held meetings with representatives of DuPont in Tempe, Arizona to present elements of the Company’s financial forecast, operating plan and strategic plan, and to respond to due diligence questions.
On October 15, 2021, Mr. Breen contacted Mr. Hoechner and delivered a proposal contemplating the purchase by DuPont of all outstanding Company capital stock at a price of $260 per share, subject to an appropriate due diligence review by DuPont. Mr. Breen advised Mr. Hoechner that there was sound justification for the increased offer based upon the information conveyed at the October 13, 2021, meeting, in particular the Company’s customer design wins and forecasts in the areas of EV/HEV and ADAS.
Later on October 15, 2021, the Executive Committee held a meeting by videoconference to discuss the most recent proposal from DuPont. All other members of the Board also participated in the Executive Committee meeting along with Messrs. Daigle, Mayampurath, and Knoll, and representatives of J.P. Morgan and Covington. Representatives of J.P. Morgan provided a preliminary financial analysis of the proposal and potential price that DuPont could offer consistent with its published acquisition criteria. Representatives of J.P. Morgan also discussed potential negotiation strategies, intended to assess whether DuPont would be willing to offer a price that the Board could determine to be acceptable. In light of confidentiality concerns, the Board concluded that it would be premature to contact other potential acquirers prior to DuPont offering a price that the Board would approve. After considering the most recent proposal from DuPont, the Board rejected DuPont’s $260 per share proposal as inadequate. The Board authorized Mr. Hoechner to contact Mr. Breen to propose an acquisition price of $285 per share, subject to the negotiation of an appropriate definitive transaction agreement.
On October 16, 2021, Mr. Hoechner contacted Mr. Breen and informed him of the Board’s rejection of an offer at $260 per share and the Board’s intention to terminate further discussions if DuPont declined to offer a substantially higher price.
On October 17, 2021, Mr. Breen contacted Mr. Hoechner to discuss the valuation of the Company and to deliver a proposal contemplating the purchase by DuPont of all outstanding Company capital stock at a price of $270 per share. After conferring with Mr. Wallace, Mr. Hoechner later contacted Mr. Breen and advised that the Board would support a transaction at an acquisition price of $285 per share, subject to an acceptable definitive transaction agreement.
On October 18, 2021, Mr. Hoechner and Mr. Breen held a telephonic meeting where Mr. Hoechner informed Mr. Breen that the Board would not agree to the $270 per share offer. During the discussion, Mr. Breen inquired whether an offer of $277 per share would be considered by the Board. At this point, Mr. Hoechner said he would discuss that per share price with Mr. Wallace.
Later on October 18, 2021, Mr. Hoechner and Mr. Wallace held a telephonic meeting with Mr. Breen. During the meeting, Mr. Breen reiterated DuPont’s strong interest in a transaction. Mr. Breen further communicated DuPont’s intention, should a transaction be agreed to and completed, to integrate the Company’s business, including certain operations facilities and functions, as a key component of DuPont’s Electronics & Industrial business segment, with synergies generally focused on public company costs and administrative functions. Mr. Breen further explained that, although he did not yet have authority from the DuPont board for an offer of more than $275 per share, if the Company’s Board, pursuant to a recommendation by Mr. Hoechner and Mr. Wallace, would be willing to accept

$277 per share, Mr. Breen would seek approval from the DuPont board for that price. Messrs. Hoechner and Wallace advised Mr. Breen that they would recommend DuPont’s conditional proposal of $277 per share to the Company’s Board, subject to an appropriate definitive transaction agreement.
On October 19, 2021, the Executive Committee held a meeting by videoconference, where Mr. Hoechner discussed Mr. Breen’s conditional offer of $277 per share. All other members of the Board also participated in the Executive Committee meeting along with Messrs. Daigle, Mayampurath, and Knoll, and representatives of J.P. Morgan and Covington. Representatives of J.P. Morgan discussed the offer in the context of J.P. Morgan’s preliminary financial analysis of the Company and compared the offer to similar, consummated transactions. The Executive Committee asked questions of the J.P. Morgan representatives who further discussed the proposal from DuPont. The Executive Committee discussed the impact of accepting the offer on the Company’s various constituencies, including DuPont’s future plans for the Company and its business divisions. The Executive Committee, in consultation with representatives from J.P. Morgan and Covington, also discussed the possibility of conducting a market check and the risks to the Company of sharing confidential information with other potential acquirers. The Executive Committee considered DuPont’s proposal; the opportunities and risks inherent in the Company’s strategic plan, with the resulting valuation; the commitment, capabilities and resources of DuPont to grow the Company’s business and mitigate those risks; and the fact that DuPont was not a direct competitor of the Company. The Executive Committee concluded that the updated conditional proposal from DuPont, if confirmed by DuPont, should be accepted and resolved to approve the negotiation of a definitive merger agreement at a price of $277 per share. The Executive Committee further concluded, after considering the likelihood of potential competing bidders and the risk of leaks and delays, not to contact third parties to solicit alternative proposals at that time. In addition, at DuPont’s request, the Board approved Goldman Sachs Group, Inc., or an affiliate, as an approved DuPont financing source with which DuPont could share confidential information about the Company under the non-disclosure and standstill agreement. Representatives of Covington then presented to the Executive Committee an overview of the key terms to be negotiated in a merger agreement as well as an illustrative timeline for a transaction. The Executive Committee asked questions of Covington, discussed various aspects of the merger agreement, and then directed the Company’s senior management to proceed with the negotiation of a definitive merger agreement providing for the purchase by DuPont of all outstanding Company capital stock at a price of $277 per share.
Later on October 19, 2021, Mr. Hoechner contacted Mr. Breen to inform Mr. Breen that the Board had approved engaging with DuPont at a price of $277 per share, subject to approval of such proposal by the DuPont board and negotiation of an acceptable definitive merger agreement. Later on October 19, 2021 Mr. Breen contacted Mr. Hoechner to inform him that DuPont was willing to proceed with negotiation of a merger agreement at a price of $277 per share. Messrs. Hoechner and Breen also discussed the organization of due diligence efforts as well as coordination amongst the parties’ legal advisors. Mr. Breen informed Mr. Hoechner that Skadden, Arps, Slate, Meagher & Flom LLP (“Skadden”), legal counsel to DuPont in connection with the acquisition, would furnish Covington with a draft merger agreement.
On October 21, 2021, representatives of Covington received a draft merger agreement from Skadden. The provisions of the draft merger agreement contained customary representations, warranties and covenants for transactions of this nature, provisions enabling the Board to evaluate superior proposals and change its recommendation to the Company’s shareholders with respect to the transaction in compliance with its fiduciary duties, and a proposed termination fee payable by the Company of $185 million.
On October 21, 2021, the Company and its representatives organized and began preparing a virtual data room for DuPont and its representatives to conduct due diligence.
On October 22, 2021, representatives of DuPont met with representatives of the Company in Tempe, Arizona to discuss additional diligence, including regarding potential synergies.
On October 23, 2021, members of the Company’s senior management, Covington and J.P. Morgan held a meeting by videoconference to discuss the draft merger agreement. Key issues centered around (i) enhancing deal certainty for the Company by strengthening DuPont’s obligations to obtain regulatory approval and modify the definition of “Material Adverse Effect” as it pertained to closing conditions, (ii) facilitating the Company’s ability to consider a superior proposal, including by lowering the termination fee, and (iii) protecting the Company’s ability and flexibility to execute on its strategic plan and other interim operations, including employee compensation matters, pending completion of the merger or termination of the merger agreement. Later that evening, Covington provided Skadden with a revised draft of the merger agreement.

On October 24, 2021, the Executive Committee held a meeting by videoconference to discuss the draft merger agreement. All other members of the Board also participated in the Executive Committee meeting along with Messrs. Daigle, Mayampurath, and Knoll and Benjamin Buckley, Vice President and Chief Human Resources Officer of the Company. Representatives of J.P. Morgan and Covington also participated. Representatives of Covington reviewed and discussed with the Executive Committee the proposed merger structure and provisions involving deal certainty, deal protection, interim operating covenants, employee compensation matters, director and officer indemnification and dispute resolution, among other matters. Mr. Buckley advised the Executive Committee on employee compensation matters in connection with the draft merger agreement, explaining that management’s goals were to retain key Company personnel to execute on the Company’s operating and strategic plans and preserve the Company’s flexibility to respond appropriately to challenges that may arise in the interim period before closing of the transaction. Mr. Buckley also discussed a proposed key employee retention plan (“KERP”) being prepared by the Company’s senior management together with Covington. Mr. Buckley also advised the Executive Committee regarding the treatment of the Company’s existing benefit and severance plans outside the KERP, as well as efforts to assess potential issues arising from Section 280G of the Internal Revenue Code and the potential implications for executive retention. The Executive Committee asked questions of Mr. Buckley, members of senior Company management and Covington, and discussed how best to effectuate the goals of employee retention. The Executive Committee then directed management of the Company and Covington to negotiate for robust protections and flexibility for the Company during the interim period.
Over the course of the next week, from October 25, 2021 to October 29, 2021, the Company, DuPont and their respective counsel and advisors conducted several due diligence telephonic meetings to discuss topics including intellectual property, information technology, human resources and other operational, financial, legal, tax, environmental, health and safety matters and conducted in-person site visits at three of the Company's significant manufacturing sites. The Company developed internal and external communications and investor relations strategies in connection with the pending transaction.
On October 25, 2021, representatives of the Company, Covington, DuPont and Skadden held a meeting by videoconference to further negotiate provisions of the draft merger agreement. Discussions focused on regulatory approval covenants and conditions, the termination fee, employee retention protections and the evaluation of superior proposals. Subsequent to the meeting, on October 27, 2021, Skadden provided Covington with an updated draft of the merger agreement.
On October 29, 2021, Mr. Hoechner contacted Mr. Breen to discuss employee retention matters. Mr. Hoechner conveyed to Mr. Breen the Board’s desire to ensure that the Company maintain its essential personnel in the event that the transaction is not consummated, as well as to preserve value for DuPont by continuing to execute on the growth strategies through and after closing. Mr. Hoechner discussed for the merger agreement to allow for the Company to recognize anticipated actual performance under outstanding PSUs, grant performance-based stock unit awards consistent with the Company’s past practices and indemnify employees from Section 280G exposure.
Later on October 29, 2021, Mr. Hoechner, Mr. Breen and members of management of the Company and DuPont met to discuss internal and external communications matters. The parties also continued to discuss and negotiate employee retention matters. DuPont agreed to the Company’s request that employee retention mechanisms be provided for in the merger agreement. Subsequently, Covington and Skadden exchanged drafts of the merger agreement and the Company’s disclosure letter.
On October 30, 2021, Covington provided to the Board of the Company materials summarizing key terms of the merger agreement and describing issues and developments in the negotiations.
On October 31, 2021, the Board held a meeting by videoconference. All Company directors attended together with Messrs. Daigle, Mayampurath, Knoll and Buckley and representatives of Covington and J.P. Morgan. Mr. Hoechner summarized recent developments in the proposed transaction between the Company and DuPont and Mr. Knoll provided an update on due diligence, legal and communications matters. The Board reviewed minutes of the recent meetings of the Board and Executive Committee. Mr. Knoll and representatives of Covington then provided an update on the negotiations with DuPont regarding the terms of the definitive merger agreement and discussed the summary of key terms, focusing on issues pertaining to the Board’s ability to consider superior proposals, deal certainty and interim operating flexibility. Mr. Buckley presented management’s recommendation for establishing the

KERP, and following discussion, the members of the Compensation and Organization Committee of the Board voted to approve the KERP. Later in the evening of October 31, 2021, representatives of the Company, Covington, DuPont and Skadden met by videoconference to negotiate and resolve open issues on the Merger Agreement pertaining to deal certainty and termination provisions.
During the day on November 1, 2021, Covington and Skadden exchanged further drafts of the Merger Agreement and the Company disclosure letter.
That evening, an unauthorized media report speculated that DuPont and the Company were in advanced negotiations with respect to a sale of the Company at a price of approximately $275.00 per share. The closing stock price of Company capital stock on November 1, 2021 was $208.23.
Later in the evening on November 1, 2021, the Board held a meeting by videoconference to consider approving the merger agreement and related matters. All Company directors, Messrs. Daigle, Mayampurath, Knoll and Buckley and representatives of Covington and J.P. Morgan attended the meeting. Mr. Hoechner summarized recent developments in the discussions between the Company and DuPont, including the planning for coordinated internal and external communications regarding the possible transaction and negotiation of the definitive merger agreement. Mr. Knoll and representatives of Covington then provided an update on due diligence, legal and communications matters. Mr. Knoll and Covington further advised that the parties were in a position to sign the definitive merger agreement, subject to the approval of the Board.
Representatives of J.P. Morgan reviewed with the Board J.P. Morgan’s financial analysis of the Merger Consideration. J.P. Morgan then rendered its oral opinion to the Board, which was subsequently confirmed in writing, that, as of November 1, 2021 and based upon and subject to the factors and assumptions set forth in its opinion, the Merger Consideration of $277.00 per share in cash, without interest therein, to be paid to the holders of shares of Company capital stock in the proposed merger with DuPont was fair, from a financial point of view, to such shareholders.
The Board considered the fairness opinion and such other matters as the Board deemed appropriate to enable the Board to evaluate the merger and reach an informed conclusion as to the transactions contemplated by the merger agreement.
Following this consideration and the foregoing discussions, the Board unanimously (i) determined that the Merger Agreement, the merger and the transactions contemplated by the Merger Agreement, were fair to, and in the best interests of, the Company and the Company’s shareholders, (ii) approved, adopted and declared advisable the Merger Agreement, the merger and the transactions contemplated by the Merger Agreement in accordance with the requirements of the MBCA, and (iii) resolved to recommend that the Company’s shareholders vote to approve the Merger Agreement and directed that the Merger Agreement be submitted to the Company’s shareholders for approval at a special meeting of the Company’s shareholders.
Thereafter, late in the evening of November 1, 2021, the parties executed the merger agreement.
On the morning of November 2, 2021, each of the Company and DuPont issued a press release announcing the execution of the merger agreement.
Reasons for the Merger; Recommendation of the Board of Directors
At a meeting held on November 1, 2021, the Board, by a unanimous vote of all directors, determined that it is in the best interests of the Company and the Company’s shareholders, and declared it advisable, for the Company to enter into the Merger Agreement, adopted the Merger Agreement and approved the execution, delivery and performance of the Merger Agreement by the Company and the consummation of the transactions contemplated by the Merger Agreement, including the merger, and resolved to recommend approval of the Merger Agreement by the shareholders of the Company.

Before making its recommendation, the Board consulted with its outside legal and financial advisors and with the Company’s senior management team. In reaching its recommendation, the Board focused on a number of factors, including the following:
•
the fact that the Merger Consideration of $277.00 per share in cash to be received by the Company’s shareholders represented a significant premium across a number of measuring periods, including a premium of 33% over the $208.23 closing price of the Company’s capital stock on November 1, 2021 (the last trading day prior to the public announcement of the merger) and a 46% premium to the one-month volume weighted average share price of $189.74;

•
the Board’s belief that the certainty provided by the acquisition of the Company by Parent for $277.00 per share in cash was more favorable to Company shareholders than the potential risk-weighted value of remaining an independent public company, which belief was informed by its evaluation of the Company’s short-, medium- and long-term prospects were it to remain an independent public company and pursue its growth strategy, as well as the significant risks associated with executing such strategy, including those inherent in the Company’s inflecting growth opportunities (including resources, capacity expansion and historic capital and operational expenditures) and the current and prospective business environment in which the Company operates, including international, national and local economic conditions and the competitive and regulatory environments;

•
the Board’s belief, based on the historical and projected financial information concerning the Company’s business, financial performance and condition, results of operations, earnings, competitive position and prospects as a stand-alone company and the Board’s assessment that the merger would be favorable to the Company’s shareholders;

•	the fact that the Merger Consideration would be paid solely in cash, which provides certainty of value and immediate liquidity to Company shareholders upon the consummation of the merger;
•
the potential impact (which cannot be quantified numerically) of the risks to the Company’s business, operations, assets, operating results, financial condition, competitive position, and industry on the trading price of the Company’s capital stock;

•
the extensive negotiations between the Company and Parent over price, including the fact that the Company was able to obtain as a result of such negotiations a 15.4% increase in the price per share from the initial Parent proposal at $240.00 per share to the final price of $277.00 per share, and the Board’s belief that the $277.00 per share price represented the highest price per share that Parent was willing to pay for the Company’s capital stock, considering the due diligence conducted by Parent and the negotiations between the parties;

•
the Board’s belief, based on consultation with its financial advisors, that the negotiations with Parent had resulted in a transaction price, taking into account the Company’s forecasts, at or above the upper end of applicable valuation methods and that undertaking broader outreach to third parties, which could prove unsuccessful, would raise undue risk to the Company of potential loss of competitively sensitive confidential information and key personnel;

•
the financial analyses of J.P. Morgan and its oral opinion, subsequently confirmed in writing, to the Board that, as of November 1, 2021, and based upon and subject to the assumptions set forth in its opinion, the Merger Consideration to be paid to the holders of the shares of Company capital stock in the proposed merger was fair, from a financial point of view, to such shareholders, as more fully described in the section entitled “The Merger—Opinion of Financial Advisor” beginning on page 35 and the full text of the written opinion of J.P. Morgan, which is attached as Annex B to this proxy statement;

•
the fact that the Merger Agreement will be subject to approval by Company shareholders, and that Company shareholders will be free to reject the merger by voting against approval of the Merger Agreement, including if a higher offer were to be made prior to the special meeting;

•	the recommendation of the Company’s senior management in favor of the merger;
•
the fact that Company shareholders who do not vote to approve the Merger Agreement and who follow certain prescribed procedures may have the right to demand appraisal of the fair value of their shares under the MBCA;

•
the Board’s belief, based on discussions between the Company and Parent and Parent’s transaction history, that the Company’s business will be an important focus of Parent’s growth strategy which would create professional growth opportunities for many of the Company’s employees;

•
the Board’s belief, based on discussions between the Company and Parent and Parent’s product portfolio and transaction history, that the Company’s customers will benefit from Parent’s complementary product offerings and its greater resources and capabilities to expand the business of the Company as part of Parent;

•
the fact that the merger is not subject to a financing condition, and that Parent has represented to the Company in the Merger Agreement, and has provided to the Company the Bridge Financing Letter (as defined below under Financing of the Merger), that it will have sufficient financial resources at the closing to pay the aggregate Merger Consideration and to consummate the merger;

•	the Board’s consideration of Parent’s industry reputation, its capacity to complete an acquisition of this size, and its prior track record of completing acquisitions;
•
the fact that Parent would be obligated to pay a termination fee of $162.5 million to the Company if certain regulatory approvals are not received and the fact that the termination fee of $135.0 million payable by the Company to Parent in certain circumstances was viewed by the Board, after consultation with its advisors, as reasonable and not likely to preclude any other party from making a competing acquisition proposal;

•
the review by the Board with its advisors of the structure of the proposed merger and the financial and other terms of the Merger Agreement, including the parties’ representations, warranties and covenants, the conditions to their respective obligations and the termination provisions as well as the likelihood of consummation of the proposed transactions and the evaluation of the Board of the likely time period necessary to complete the merger. The Board also considered the following specific aspects of the Merger Agreement:

•
the Company’s right to engage in negotiations with, and provide information to, a third party that makes an unsolicited written bona fide proposal relating to an alternative proposal, if the Board has determined in good faith, after consultation with its outside legal counsel and financial advisors, that such proposal constitutes or could reasonably be expected to result in a Superior Proposal;

•
the right of the Board to change its recommendation to Company shareholders to vote “FOR” the Merger Agreement proposal if a Superior Proposal is available or an Intervening Event has occurred, subject to certain conditions; and

•
the fact that Parent agreed to use its reasonable best efforts to consummate the merger and obtain required regulatory approvals, including agreeing to make divestitures and accept other regulatory remedies reasonably necessary, proper or advisable so as to permit the consummation of the merger so long as such remedies do not impose a Burdensome Effect (as described in the section entitled “Summary of the Merger Agreement—Cooperation and Efforts to Consummate”).

The Board weighed these advantages and opportunities against a number of potentially negative factors in its deliberations concerning the Merger Agreement and the merger, including:
•
the fact that the Company would no longer exist as an independent public company following the merger and that Company shareholders would forgo any future increase in the Company’s value following the merger that might result from the Company’s short-, medium- and long-term prospects were it to remain an independent public company;

•
the fact that there can be no assurance that all conditions to the parties’ obligations to consummate the merger will be satisfied, and as a result there can be no assurance that the merger will be completed, even if the merger is approved by the Company’s shareholders;

•
the fact that, if the merger is not completed, (i) the Company will have incurred significant risk, transaction expenses and opportunity costs, including the possibility of disruption to its operations, diversion of management and employee attention, employee attrition and a potentially negative effect on our business and customer relationships, (ii) depending on the circumstances that caused the merger not to be completed, the price of the Company’s capital stock could decline, potentially significantly, and (iii) the market’s perception of the Company’s prospects could be adversely affected;

•
the fact that an all cash transaction would be taxable to Company shareholders that are U.S. holders (as defined in the section entitled “The Merger—Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 50) for U.S. federal income tax purposes; and

•	the difficulties and management challenges inherent in completing the merger, including:
•
the amount of time it could take to complete the merger, including that completion of the merger depends on factors outside of the Company’s or Parent’s control, and the risk that the pendency of the merger for an extended period of time following the announcement of the execution of the Merger Agreement could have an adverse impact on the Company, including its customer, supplier and other business relationships;

•	the possible diversion of management attention for an extended period of time during the pendency of the merger;
•	the risk that, despite the Company’s retention efforts prior to the consummation of the merger, the Company may lose key personnel during the pendency of the merger;
•
the fact that, although the Board has determined that the merger is advisable and in the best interests of the Company and the Company’s shareholders and believes that the merger reflects the best price reasonably available in a sale of the Company at this time in light of the circumstances, there can be no assurances that another alternative would not have resulted in a higher amount per share than the price payable pursuant to the merger;

•
the provisions of the Merger Agreement which prohibit the Company from soliciting or entertaining certain other acquisition offers, the potential that such provisions may have the effect of discouraging alternative proposals, and the potential payment to Parent by the Company of a termination fee of $135 million in certain circumstances, as described in the section entitled “Summary of the Merger Agreement—Termination Fees” beginning on page 71;

•	the potential for litigation relating to the merger and the associated costs, burden and inconvenience involved in defending those proceedings;
•
the restrictions in the Merger Agreement on the conduct of the Company’s business during the period between execution of the Merger Agreement and the consummation of the merger, including that the Company must conduct its business only in the ordinary course, subject to specific limitations and exceptions, which could negatively impact the Company’s ability to pursue certain business opportunities or strategic transactions;

•	the risk that Company shareholders may not approve the Merger Agreement proposal at the special meeting;
•
the risk that regulatory agencies may delay, object to and challenge the merger or may impose terms and conditions in order to resolve those objections that adversely affect the financial results of the Company or prevent, impede or delay the closing of the merger; see the section entitled “The Merger—Regulatory Approvals” beginning on page 52;

•	the substantial transaction costs to be incurred by the Company in connection with the merger;
•
the fact that some of the Company’s directors and executive officers may have interests in the merger and the other transactions contemplated by the Merger Agreement that are different from, or in addition to, those of the Company’s shareholders generally; see “The Merger—Interests of Certain Persons in the Merger” beginning on page 42; and

•	the matters described in the section entitled “Cautionary Statement Regarding Forward-Looking Information” beginning on page 18.
The foregoing discussion of the information and factors considered by the Board in reaching its conclusions and recommendations is not intended to be exhaustive, but includes material factors considered by the directors. In view of the wide variety of factors considered in connection with its evaluation of the merger and the complexity of these matters, the Board did not find it practicable to, and did not attempt, to quantify, rank or assign any relative or specific weights to the various factors considered in reaching its determination and making its recommendation. In addition, individual directors may have given different weights to different factors. The Board considered all of the foregoing factors as a whole and based its recommendation on the totality of the information presented.
The Board unanimously recommends that you vote “FOR” approval of the proposal to approve the Merger Agreement, “FOR” approval of the nonbinding advisory proposal regarding “golden parachute” compensation and “FOR” approval of the proposal to approve one or more adjournments of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to approve the Merger Agreement.
Opinion of Financial Advisor
Pursuant to an engagement letter dated October 11, 2021, the Company retained J.P. Morgan as its financial advisor in connection with the proposed merger.
At the meeting of the Board on November 1, 2021, J.P. Morgan rendered its oral opinion to the Board that, as of such date and based upon and subject to the factors and assumptions set forth in its opinion, the Merger Consideration to be paid to the holders of shares of Company capital stock in the proposed merger was fair, from a financial point of view, to such shareholders. J.P. Morgan has confirmed its November 1, 2021 oral opinion by delivering its written opinion to the Board, dated November 1, 2021, that, as of such date, the Merger Consideration to be paid to the holders of shares of Company capital stock in the proposed merger was fair, from a financial point of view, to such shareholders.
The full text of the written opinion of J.P. Morgan dated November 1, 2021, which sets forth, among other things, the assumptions made, matters considered and limits on the review undertaken, is attached as Annex B to this proxy statement and is incorporated herein by reference. The summary of the opinion of J.P. Morgan set forth in this proxy statement is qualified in its entirety by reference to the full text of such opinion. The Company’s shareholders are urged to read the opinion in its entirety. J.P. Morgan’s written opinion was addressed to the Board (in its capacity as such) in connection with and for the purposes of its evaluation of the proposed merger, was directed only to the Merger Consideration to be paid in the proposed merger and did not address any other aspect of the proposed merger. J.P. Morgan expressed no opinion as to the fairness of the Merger Consideration to the holders of any other class of securities, creditors or other constituencies of the Company or as to the underlying decision by the Company to engage in the proposed merger. The issuance of J.P. Morgan’s opinion was approved by a fairness committee of J.P. Morgan. The opinion does not constitute a recommendation to any shareholder of the Company as to how such shareholder should vote with respect to the proposed merger or any other matter.
In arriving at its opinions, J.P. Morgan, among other things:
•	reviewed the Merger Agreement;
•	reviewed certain publicly available business and financial information concerning the Company and the industries in which it operates;
•
compared the proposed financial terms of the proposed merger with the publicly available financial terms of certain transactions involving companies J.P. Morgan deemed relevant and the consideration received for such companies;

•
compared the financial and operating performance of the Company with publicly available information concerning certain other companies J.P. Morgan deemed relevant and reviewed the current and historical market prices of the Company’s capital stock and certain publicly traded securities of such other companies;

•
reviewed the internal financial forecasts and projections prepared by the management of the Company relating to its business, which are summarized in the section entitled “The Merger—Financial Projections” beginning on page 40 of this proxy statement; and

•	performed such other financial studies and analyses and considered such other information as J.P. Morgan deemed appropriate for the purposes of its opinion.

In addition, J.P. Morgan held discussions with certain members of the management of the Company with respect to certain aspects of the proposed merger, and the past and current business operations of the Company, the financial condition and future prospects and operations of the Company, and certain other matters J.P. Morgan believed necessary or appropriate to its inquiry.
In giving its opinion, J.P. Morgan relied upon and assumed the accuracy and completeness of all information that was publicly available or was furnished to or discussed with J.P. Morgan by the Company or otherwise reviewed by or for J.P. Morgan, and J.P. Morgan did not independently verify (and did not assume responsibility or liability for independently verifying) any such information or its accuracy or completeness. J.P. Morgan did not conduct or was not provided with any valuation or appraisal of any assets or liabilities, nor did J.P. Morgan evaluate the solvency of the Company, DuPont or the Merger Sub under any applicable laws relating to bankruptcy, insolvency or similar matters. In relying on financial analyses and forecasts provided to J.P. Morgan or derived therefrom, J.P. Morgan assumed that they were reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by management as to the expected future results of operations and financial condition of the Company to which such analyses or forecasts relate. J.P. Morgan expressed no view as to such analyses or forecasts or the assumptions on which they were based. J.P. Morgan also assumed that the proposed merger and the other transactions contemplated by the Merger Agreement will be consummated as described in the Merger Agreement. J.P. Morgan also assumed that the representations and warranties made by the Company, DuPont and Merger Sub in the Merger Agreement and the related agreements were and will be true and correct in all respects material to its analysis. J.P. Morgan is not a legal, regulatory or tax expert and relied on the assessments made by advisors to the Company with respect to such issues. J.P. Morgan further assumed that all material governmental, regulatory or other consents and approvals necessary for the consummation of the proposed merger will be obtained without any adverse effect on the Company or on the contemplated benefits of the proposed merger.
The projections furnished to J.P. Morgan and summarized in the section entitled “The Merger—Financial Projections” beginning on page 40 of this proxy statement were prepared by the Company’s management. The Company does not publicly disclose the internal management projections provided to J.P. Morgan in connection with J.P. Morgan’s analysis of the proposed merger, and such projections were not prepared with a view toward public disclosure. These projections were based on numerous variables and assumptions that are inherently uncertain and may be beyond the control of the Company’s management. Accordingly, actual results could vary significantly from those set forth in the projections. For more information regarding the use of projections and other forward-looking statements, please refer to the section entitled “The Merger—Financial Projections” beginning on page 40 of this proxy statement.
J.P. Morgan’s opinion was necessarily based on economic, market and other conditions as in effect on, and the information made available to J.P. Morgan as of, the date of such opinion. J.P. Morgan’s opinion noted that subsequent developments may affect J.P. Morgan’s opinion, and that J.P. Morgan does not have any obligation to update, revise, or reaffirm such opinion. J.P. Morgan’s opinion is limited to the fairness, from a financial point of view, of the Merger Consideration to be received by the holders of shares of Company capital stock in the proposed merger, and J.P. Morgan has expressed no opinion as to the fairness of any consideration to the holders of any other class of securities, creditors or other constituencies of the Company or the underlying decision by the Company to engage in the proposed merger. Furthermore, J.P. Morgan expressed no opinion with respect to the amount or nature of any compensation to any officers, directors, or employees of any party to the proposed merger, or any class of such persons relative to the Merger Consideration in the proposed merger or with respect to the fairness of any such compensation. J.P. Morgan expressed no opinion as to the price at which the Company’s capital stock will trade at any future time.
The terms of the Merger Agreement, including the Merger Consideration, were determined through arm’s length negotiations between the Company and DuPont, and the decision to enter into the Merger Agreement was solely that of the Board. J.P. Morgan’s opinion and financial analyses were only one of the many factors considered by the Board in its evaluation of the proposed merger and should not be viewed as determinative of the views of the Board or the Company’s management with respect to the proposed merger or the Merger Consideration.
In accordance with customary investment banking practice, J.P. Morgan employed generally accepted valuation methodology in rendering its opinion to the Board on November 1, 2021 and contained in the presentation delivered to the Board on such date in connection with the rendering of such opinion. The summary below does not purport to be a complete description of the analyses or data presented by J.P. Morgan. Some of the summaries of the financial analyses include information presented in tabular format. The tables are not intended to stand alone, and in order to more fully understand the financial analyses used by J.P. Morgan, the tables must be read together with the full text of each summary. Considering the data set forth below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of J.P. Morgan’s analyses.
Public Trading Multiples. Using publicly available information, J.P. Morgan compared selected financial data of the Company with similar data for selected publicly traded companies engaged in businesses that J.P. Morgan judged to be analogous to the Company. The companies selected by J.P. Morgan were Advanced Energy Industries, Inc., CMC Materials, Inc., Entegris, Inc., FormFactor, Inc., Graco, Inc., Helios Technologies, Inc., Idex Corporation, II-VI, Inc., Ingevity Corporation, Littelfuse, Inc., Nordson Corporation, Quaker Chemical Corporation, Teledyne Technologies Incorporated, and Wolfspeed, Inc. These companies were selected, among other reasons, because they are publicly traded companies with operations and business that, for purposes of J.P. Morgan’s analyses, may be considered sufficiently similar to those of the Company based on business sector participation, operational characteristics and financial metrics. However, none of the selected companies reviewed is identical to the Company and certain of these companies have financial and operating characteristics that are materially different from those of the Company. The analyses necessarily involve complex considerations and judgments concerning differences in financial and operational characteristics of the companies involved and other factors that could affect the companies differently than they would affect the Company.
For each of the selected companies, J.P. Morgan calculated the ratio of firm value to EBITDA based on publicly available financial information and Wall Street estimates per FactSet Research Systems as of October 29, 2021 for the 2022 calendar year (which we refer to as “CY2022E FV / EBITDA”). For each of the selected companies, J.P. Morgan also calculated the price to earnings ratio based on publicly available financial information and Wall Street estimates per FactSet Research Systems as of October 29, 2021 for the 2022 calendar year (which we refer to as “CY2022E P/E”).
Based on the results of these analyses and other factors J.P. Morgan considered appropriate, J.P. Morgan selected a multiple reference range of 12.0x to 20.0x for CY22E FV / EBITDA and a multiple reference range of 16.5x to 30.0x for CY22E P/E and applied these reference ranges to the CY2022E EBITDA and CY22E earnings per share, respectively, as provided by the Company’s management in its management projections. This resulted in an implied equity value range of $179.00 to $297.00 per share for the CY22E FV / EBITDA analysis and an implied equity value range of $142.00 to $259.00 per share for the CY22E P/E analysis (in each case, rounded to the nearest $1.00) for the Company, compared, in each case, to (i) the DuPont offer price of $277.00 per share, and (ii) the closing price of Company capital stock on October 29, 2021 of $201.12 per share.
Selected Transaction Analysis. Using publicly available information, J.P. Morgan examined selected transactions involving companies that engaged in businesses that J.P. Morgan judged to be reasonably analogous to the business of the Company or aspects thereof. None of the selected transactions reviewed was identical to the proposed merger. Certain of these transactions may have characteristics that are materially different from those of the proposed merger. However, the selected transactions were chosen because certain aspects of the transactions, for purposes of J.P. Morgan’s analysis, may be considered similar to the proposed merger. The analyses necessarily involve complex considerations and judgments concerning differences in financial and operational characteristics of the companies involved and other factors that could affect the transactions differently than they would affect the proposed merger. For each of the selected transactions, J.P. Morgan calculated the ratio of the target company’s firm value to the public estimates of EBITDA for the last 12-month period prior to the date of announcement (which we refer to as “LTM FV / EBITDA”). Specifically, J.P. Morgan reviewed the following transactions:
Announcement Date	Acquiror	Target
September 2021	Materion Corporation	HCS-Electronic Materials
July 2021	MKS Instruments, Inc.	Atotech Limited
June 2021	Element Solutions Inc.	Coventya Holding SAS
March 2021	DuPont de Nemours, Inc.	Laird Performance Materials
April 2019	Parker Hannifin Corporation	LORD Corporation
April 2019	Merck KGaA	Versum Materials, Inc.
August 2018	Cabot Microelectronics Corporation	KMG Chemicals, Inc.
July 2018	Goldman Sachs Group, Inc.	BOYD Corporation

Announcement Date	Acquiror	Target
June 2018	Entegris, Inc.	SAES Pure Gas
March 2018	Advent International Corp.	Laird PLC.
October 2017	BC Partners	CeramTec GmbH
April 2017	Quaker Chemical Corporation	Houghton International Inc.
April 2017	KMG Chemicals, Inc.	Flowchem LLC
Based on the results of this analysis and other factors J.P. Morgan considered appropriate, J.P. Morgan selected a multiple reference range of 11.0x to 19.5x for LTM FV / EBITDA, and applied this reference range to the LTM EBITDA for the Company as of September 30, 2021, which includes Silicone Engineering, as provided by the Company’s management in its management projections. This resulted in an implied equity value range of $139.00 to $245.00 per share (in each case, rounded to the nearest $1.00) for the Company, compared to (i) the DuPont offer price of $277.00 per share, and (ii) the closing price of Company capital stock on October 29, 2021 of $201.12 per share.
Discounted Cash Flow Analysis. J.P. Morgan conducted a discounted cash flow analysis for the purpose of determining the implied fully diluted equity value per share for the Company’s capital stock. J.P. Morgan calculated the unlevered free cash flows that the Company is expected to generate from Q4 2021 through 2026 based upon financial projections prepared by the management of the Company, which are summarized in the section entitled “The Merger—Financial Projections” beginning on page 40 of this proxy statement. J.P. Morgan also calculated a range of terminal asset values of the Company at the end of the six-year period ending in 2026 by applying a perpetual growth rate ranging from 4.0% to 5.0% of the unlevered free cash flow of the Company during the terminal year of the six-year period. The unlevered free cash flows and the range of terminal asset values were then discounted to present values using a range of discount rates from 9.0% to 10.5%, which were chosen by J.P. Morgan based upon an analysis of the weighted average cost of capital of the Company. The present value of the unlevered free cash flows and the range of terminal asset values were then adjusted for the Company’s net cash of $43 million. Based on the results of this analysis, J.P. Morgan arrived at a range of equity values of between $202.00 and $330.00 per share (in each case, rounded to the nearest $1.00) for the Company’s capital stock on a stand-alone basis (i.e., without synergies).
Other Information.
52-Week Historical Trading Range. For reference only and not as a component of its fairness analyses, J.P. Morgan reviewed the trading range for Company capital stock for the 52-week period ended October 29, 2021. J.P. Morgan noted that the low and high closing share prices during this period were $116.00 and $214.00 per share of Company capital stock, respectively.
Analyst Price Targets for the Company. For reference only and not as a component of its fairness analyses, J.P. Morgan reviewed certain publicly available equity research analyst share price targets adjusted to present value assuming a cost of equity of 10.5% for Company capital stock, and noted that the range of such price targets, rounded to the nearest $1.00, was $204.00 to $253.00 per share of Company capital stock, in each case, as compared to (i) the DuPont offer price of $277.00 per share, and (ii) the closing price of Company capital stock on October 29, 2021 of $201.12 per share.
Miscellaneous. The foregoing summary of certain material financial analyses does not purport to be a complete description of the analyses or data presented by J.P. Morgan. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. J.P. Morgan believes that the foregoing summary and its analyses must be considered as a whole and that selecting portions of the foregoing summary and these analyses, without considering all of its analyses as a whole, could create an incomplete view of the processes underlying the analyses and its opinion. As a result, the ranges of valuations resulting from any particular analysis or combination of analyses described above were merely utilized to create points of reference for analytical purposes and should not be taken to be the view of J.P. Morgan with respect to the actual value of the Company. The order of analyses described does not represent the relative importance or weight given to those analyses by J.P. Morgan. In arriving at its opinion, J.P. Morgan did not attribute any particular weight to any analyses or factors considered by it and did not form an opinion as to whether any individual analysis or factor (positive or negative), considered in isolation, supported or failed to support its opinion. Rather, J.P. Morgan considered the totality of the factors and analyses performed in determining its opinion.

Analyses based upon forecasts of future results are inherently uncertain, as they are subject to numerous factors or events beyond the control of the parties and their advisors. Accordingly, forecasts and analyses used or made by J.P. Morgan are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by those analyses. Moreover, J.P. Morgan’s analyses are not and do not purport to be appraisals or otherwise reflective of the prices at which businesses actually could be acquired or sold. None of the selected companies reviewed as described in the above summary is identical to the Company, and none of the selected transactions reviewed was identical to the proposed merger. However, the companies selected were chosen because they are publicly traded companies with operations and businesses that, for purposes of J.P. Morgan’s analysis, may be considered similar to those of the Company. The transactions selected were similarly chosen because their participants, size and other factors, for purposes of J.P. Morgan’s analysis, may be considered similar to the proposed merger. The analyses necessarily involve complex considerations and judgments concerning differences in financial and operational characteristics of the companies involved and other factors that could affect the companies compared to the Company and the transactions compared to the proposed merger.
As a part of its investment banking business, J.P. Morgan and its affiliates are continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, investments for passive and control purposes, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements, and valuations for corporate and other purposes. J.P. Morgan was selected to advise the Company with respect to the proposed merger on the basis of, among other things, such experience and its qualifications and reputation in connection with such matters and its familiarity with the Company and the industries in which it operates.
For services rendered in connection with the proposed merger, the Company has agreed to pay J.P. Morgan an aggregate fee of approximately $50 million, $3 million of which became payable to J.P. Morgan at the time J.P. Morgan delivered its opinion and the remainder of which is contingent and payable upon the consummation of the proposed merger. In addition, the Company has agreed to reimburse J.P. Morgan for its expenses incurred in connection with its services, including the fees and disbursements of counsel, and will indemnify J.P. Morgan against certain liabilities arising out of J.P. Morgan’s engagement.
During the two years preceding the date of J.P. Morgan’s opinion, J.P. Morgan and its affiliates have had commercial or investment banking relationships with the Company and DuPont for which J.P. Morgan and such affiliates have received customary compensation. Such services during such period have included acting as joint lead arranger and joint bookrunner on the Company’s credit facility in October 2020. Such services during such period for DuPont have included acting as joint lead arranger and joint bookrunner on credit facilities of DuPont in April 2020 and April 2021, acting as joint lead bookrunner on DuPont’s offering of debt securities in April 2020 and acting as a financial advisor in connection with the separation of DuPont’s Nutrition and Biosciences business in February 2021 and DuPont’s acquisition of Laird Performance Materials in July 2021. During the two-year period preceding delivery of J.P. Morgan’s opinion, the aggregate fees recognized by J.P. Morgan from the Company were approximately $1 million and from DuPont were approximately $26 million. In the ordinary course of their businesses, J.P. Morgan and its affiliates may actively trade the debt and equity securities or financial instruments (including derivatives, bank loans or other obligations) of the Company or DuPont for their own accounts or for the accounts of customers and, accordingly, they may at any time hold long or short positions in such securities or other financial instruments.
Financial Forecasts
In connection with the evaluation of a possible transaction, we provided projections to our directors and their advisors in connection with their consideration of the merger, as well as to Parent, in connection with their due diligence review of the Company. These projections contained certain non-public financial forecasts that were prepared by our management for fiscal years 2021–2026.
A summary of the financial forecasts included in the projections has been included below. This summary is not being included in this document to influence your decision whether to vote for or against the proposal to approve the Merger Agreement, but is being included because these financial forecasts were made available to our directors and their advisors as well as to Parent. The inclusion of this information should not be regarded as an indication that our directors or their advisors, or any other person, considered, or now considers, such financial forecasts to be material or to be necessarily predictive of actual future results, and these forecasts should not be relied upon as such. Our internal financial forecasts, upon which the summary financial forecasts included below were based, are subjective in many respects. There can be no assurance that these financial forecasts will be realized or that actual results will not be significantly higher or lower than forecasted.

In addition, the financial forecasts were not prepared with a view toward public disclosure or toward complying with generally accepted accounting principles (“GAAP”), the published guidelines of the SEC regarding projections or the use of non-GAAP financial measures or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. Neither our independent registered public accounting firm, nor any other independent accountants, have audited, compiled, examined or performed any procedures with respect to the financial forecasts contained herein, nor have they expressed any opinion or any other form of assurance on such information or its achievability.
These financial forecasts were based on numerous variables and assumptions that are inherently uncertain and may be beyond our control, including demand, supply (including price and availability of raw materials), competition, resources, capacity expansion execution, the general business and economic environment, and conditions in the advanced materials industry and the industries into which the Company’s products are sold. We believe the assumptions used as a basis for this projected financial information were reasonable, and that the bases on which the financial forecasts were prepared reflected the best currently available estimates and judgments of management of the future financial performance of the Company, at the time we prepared these financial forecasts, given the information available at the time. Important factors that may affect actual results and cause these financial forecasts not to be achieved include, but are not limited to, risks and uncertainties relating to our business (including our ability to achieve strategic goals, objectives and targets over the applicable periods), industry performance, general business and economic conditions, the regulatory environment and other factors described in or referenced under “Cautionary Statement Concerning Forward-Looking Information” beginning on page 18 and “The Merger—Reasons for the Merger; Recommendation of the Board of Directors” beginning on page 31 and those risks and uncertainties detailed in our public periodic filings with the SEC. In addition, the forecasts also reflect assumptions that are subject to change and do not reflect revised prospects for our business, changes in general business or economic conditions, or any other transaction or event that has occurred or that may occur and that was not anticipated at the time the financial forecasts were prepared. Accordingly, there can be no assurance that these financial forecasts will be realized or that our future financial results will not materially vary from these financial forecasts.
No one has made or makes any representation to any shareholder regarding the information included in the financial forecasts set forth below. We have made no representation to Parent or Merger Sub in the Merger Agreement concerning these financial forecasts. We do not, as a matter of course, publicly disclose financial forecasts as to future financial performance, earnings or other results for extended periods due to, among other reasons, the unpredictability of our business and competitive markets in which we operate, the inherent difficulty of accurately predicting future periods and the likelihood that the underlying assumptions and estimates may prove incorrect.
We have not updated and do not intend to update or otherwise revise the financial forecasts to reflect circumstances existing after the date when made or to reflect the occurrence of future events, even in the event that any or all of the assumptions on which such forecasts were based are shown to be in error. In light of the foregoing factors and the uncertainties inherent in these projections, shareholders are cautioned not to place undue, if any, reliance on these projections.
The following is a summary of the financial forecasts for the Company prepared by our management and provided to our directors and their advisors:
Financial Projections
(US$ in millions)	2021E	2022E	2023E	2024E	2025E	2026E
Total Revenue	$943	$1,105	$1,289	$1,497	$1,695	$1,969
Adjusted EBITDA(1)	$220	$279	$342	$409	$481	$579
Free Cash Flow(2)	$148	$$121	$174	$278	$381	$479
(1)
“Adjusted EBITDA” is defined as earnings before interest, provision for income taxes, and depreciation and amortization expense (“EBITDA”), adjusted to exclude stock-based compensation, restructuring, severance, impairment, and acquisition and related integration costs.

(2)	“Free Cash Flow” is defined as EBITDA less capital expenditures.

The Company approved the following free cash flow projections for use by J.P. Morgan in connection with its financial analysis and opinion, which were calculated as set forth below.
(US$ in millions)	2021E	2022E	2023E	2024E	2025E	2026E
Unlevered Free Cash Flows	$59	$23	$47	$127	$219	$275
Unlevered free cash flow is defined on an annual basis as adjusted earnings before interest and taxes (Adj. EBIT), less taxes, plus depreciation and amortization, less capital expenditures, less stock-based compensation expense (net of tax), and less the increase in net working capital.
Financing of the Merger
Parent estimates that the total amount of funds required to complete the merger and related transactions, including to pay fees and expenses in connection with the merger, is approximately $5.2 billion. Parent has obtained delayed draw term loan commitments in an aggregate principal amount of $5.2 billion (the “Commitments”) to finance the merger and related transactions on the terms set forth in that certain Term Credit Agreement, dated as of November 22, 2021 (the “Credit Agreement”), among Parent, as borrower, the lenders party thereto (collectively, the “Term Lenders”) and Goldman Sachs Bank USA, as administrative agent (in such capacity, the “Administrative Agent”).
Commitments under the Credit Agreement will be available from November 22, 2021 until the earliest to occur of (a) 11:59 p.m. (New York City time) after the Outside Date, including any extension thereof pursuant to the Merger Agreement as in effect on November 1, 2021, (b) the closing of the merger without drawing on the Commitments, (c) the date that the Merger Agreement is terminated by Parent in a signed writing in accordance with its terms, (d) the receipt by Parent of the proceeds of certain asset sales, equity issuances or debt issuances in an aggregate amount of $5.2 billion and (e) receipt by the Administrative Agent of written notice from Parent of its election to terminate all Commitments under the Credit Agreement (such earliest date, the “Commitment Termination Date”). The Credit Agreement is scheduled to mature on the date that is two years following the closing date of the merger, and shall not be subject to scheduled amortization. The Credit Agreement is unsecured.
Borrowings under the Credit Agreement will bear interest at a rate per annum equal to either, at Parent’s option, LIBOR plus a margin of 0.875% to 1.375% or a base rate plus a margin of 0.00% to 0.375%, depending on the rating of certain index debt of Parent. The Credit Agreement contains customary hardwired LIBOR replacement provisions. Parent will pay a ticking fee which shall accrue at a rate per annum ranging from 0.050% to 0.150%, depending on the rating of certain index debt of Parent, on the daily average amount of the unused commitment of the Term Lenders during the period from January 30, 2022 to but excluding the Commitment Termination Date or, if earlier, the closing date of the merger.
Borrowings under the Credit Agreement, if any, shall be required to be repaid with the proceeds of certain asset sales, equity issuances or debt issuances, in each case subject to certain customary exceptions.
The Credit Agreement contains customary conditions, representations and warranties, affirmative and negative covenants (including, without limitation, limitations on liens, fundamental changes, sale lease transactions and ratio of total indebtedness to total capitalization) for facilities of its type, subject to customary exceptions and thresholds.
The consummation of the merger is not subject to a financing condition (although the funding of the debt financing is subject to the satisfaction of the conditions set forth in the Credit Agreement).
Closing and Effective Time of the Merger
The closing of the merger will occur on the third business day following the satisfaction or, to the extent permissible, waiver of each of the closing conditions set forth in the Merger Agreement. The merger will become effective upon the filing of Articles of Merger with the Secretary of the Commonwealth of Massachusetts and the filing of a Certificate of Merger with the Secretary of State of the State of Delaware, or at such later time as Parent and the Company will agree in writing and will specify in the Articles of Merger and the Certificate of Merger. We intend to complete the merger as promptly as practicable, subject to receipt of the Requisite Company Vote and satisfaction of the other closing conditions set forth in the Merger Agreement. Although we currently anticipate that the merger will be completed in the second quarter of 2022, we cannot specify when or assure you that all conditions to the merger will be satisfied or waived.

Payment of Merger Consideration and Surrender of Stock Certificates
Within three business days after the Effective Time of the merger, a letter of transmittal will be mailed to each holder of record of the Company’s capital stock describing how such holder should surrender its shares of Company capital stock for the Merger Consideration.
You should not return your stock certificates, if any, with the enclosed proxy card, and you should not forward your stock certificates to the exchange agent (described in the section entitled “Summary of the Merger Agreement—Delivery of Merger Consideration and Procedures for Surrender” beginning on page 58) without a letter of transmittal.
If your shares of Company capital stock are certificated, you will not be entitled to receive the Merger Consideration until you deliver a duly completed and executed letter of transmittal to the exchange agent and you must also surrender your stock certificate or certificates to the exchange agent. If your shares of Company capital stock are held in book-entry form, which we refer to as uncertificated shares, surrender of any uncertificated shares will be effected in accordance with the exchange agent’s customary procedures with respect to securities that are uncertificated or represented by book-entry and no holder of uncertificated shares will be required to deliver a certificate or an executed letter of transmittal to the exchange agent in order to receive the Merger Consideration to which such holder is otherwise entitled under the Merger Agreement.
If you have lost a certificate, or if it has been stolen or destroyed, then before you will be entitled to receive the Merger Consideration, you will have to make an affidavit of the loss, theft or destruction and, if reasonably required by Parent, post a bond in such reasonable and customary amount as Parent may direct as indemnity against any claim that may be made against Parent with respect to such certificate. These procedures will be described in the letter of transmittal that you will receive, which you should read carefully in its entirety.
Interests of Certain Persons in the Merger
In considering the recommendation of the Board with respect to the Merger Agreement, you should be aware that the Company’s directors and executive officers have interests in the merger that may be different from, or in addition to, the interests of our shareholders generally, as more fully described below. The Board was aware of these interests and considered them, among other matters, in reaching the determination that the Merger Agreement and the merger are in the best interests of the Company and its shareholders and in making their recommendations regarding approval of the Merger Agreement as described in the section entitled “The Merger—Reasons for the Merger; Recommendation of the Board of Directors” beginning on page 31.
Please see the section of this proxy statement entitled “The Merger—Golden Parachute Compensation” beginning on page 48 for additional information with respect to the compensation that our named executive officers may receive in connection with the merger.
Certain Assumptions
Except as otherwise noted, for purposes of quantifying the potential payment and benefits described in this section, the following assumptions, as well as those described in the footnotes to the table titled “The Merger—Golden Parachute Compensation” below, were used:
•	the relevant price per share of Company capital stock is $277.00 per share, which is the per share Merger Consideration;
•	the effective time of the merger is April 1, 2022, which is the assumed date of the effective time of the merger solely for purposes of the disclosure in this section (the “Assumed Effective Time”);
•
the employment of each executive officer is terminated without “cause” (as such term is defined in the Rogers Corporation Severance Plan (the “Severance Plan”)), in each case immediately following the Assumed Effective Time;

•	prior to the Assumed Effective time, the Company makes equity grants (i.e., Post-Signing Company RSUs) in the ordinary course of business;
•
any Post-Signing Company RSUs that are granted to the executives in accordance with the preceding assumption are subject to double-trigger vesting, under which such Post-Signing Company RSUs that are outstanding as of the Assumed Effective Time would accelerate and vest one-third upon a qualifying termination after the Assumed Effective Time and before the one-year anniversary of the grant date; and,

•
the executive officers will be entitled to make-whole payments under the Gross-Up Agreement (as defined below) for excise taxes incurred under Section 4999 of the Code imposed on payments made in connection with the merger, based upon the Assumed Effective Time.

The amounts indicated below are estimates based on multiple assumptions that may or may not occur or be accurate on the relevant date, including the assumptions described above, and do not reflect certain events that are not expected, such as the termination of employment of the executive officers prior to the Assumed Effective Time.
Interests with Respect to Company Equity
Treatment of Company Stock Awards
At the Assumed Effective Time and in accordance with the assumptions described in the section entitled “The Merger—Certain Assumptions” beginning on page 42:
•
each Company deferred stock unit or Company RSU award, excluding Post-Signing Company RSUs, that is then outstanding and unvested will become fully vested and will automatically be canceled and converted into the right to receive an amount in cash equal to the product of the Merger Consideration and the number of shares of Company capital stock subject to such Company RSU, on the terms set forth in the Merger Agreement;

•
one-third of the shares of Company capital stock underlying each Post-Signing Company RSU, excluding any such Company RSU granted to a non-employee director, that is outstanding as of immediately prior to the Assumed Effective Time will vest and will automatically be canceled and converted into the right to receive an amount in cash equal to the product of the Merger Consideration and such number of shares of Company capital stock, and the remainder of each such Post-Signing Company RSU will be forfeited without consideration; and

•
each Company PSU that is outstanding as of immediately prior to the Effective Time will become fully vested and will automatically be canceled and be converted into the right to receive an amount in cash equal to the product of the Merger Consideration and the number of Shares subject to such Company PSU immediately prior to the Effective Time based on 120% of the target level of performance achievement, on the terms set forth in the Merger Agreement.

Employee Stock Purchase Plan
Any offering period that commenced prior to November 1, 2021 shall end as of a date selected by the Company prior to the Effective Time of the merger, and each outstanding right to purchase shares of capital stock of the Company granted under such plan will be automatically exercised as of that date. Until the merger is effective or the Merger Agreement is terminated, no new offering period may commence under the ESPP.
Treatment of Director Deferred Stock Units
Effective as of immediately prior to the Effective Time of the merger, each of our directors will terminate his service as a member of the Board and, in connection therewith, each director who holds deferred stock units will receive an equivalent number of shares of our capital stock in accordance with his deferral elections. Each such share of capital stock issued in settlement of the director’s deferred stock units will be treated as an outstanding share at the time of the merger and will be converted into the right to receive the Merger Consideration.
Security Holdings of Certain Persons
The following table sets forth, as of December 13, 2021 for each person who is serving as a director or executive officer of the Company:
•	the aggregate number of outstanding shares of Company capital stock held directly and indirectly;
•	the cash consideration payable with respect to such outstanding shares of Company capital stock based on the per share Merger Consideration;
•	the aggregate number of shares of Company capital stock subject to Company RSUs held that will vest in connection with the merger;

•	the cash consideration payable with respect to shares of Company capital stock subject to Company RSU and Post-Signing Company RSU awards based on the per share Merger Consideration;
•	the aggregate number of shares of Company capital stock subject to Company PSUs held that will vest in connection with the merger;
•
the cash consideration payable with respect to such shares of Company PSUs in an amount of cash equal to the product of the Merger Consideration and the number of Shares subject to such Company PSU immediately prior to the Assumed Effective Time based on 120% of the target level of performance achievement;

•
the aggregate number of deferred stock units which shall, in connection with the termination of service of each holder of deferred stock units as a member of the Board immediately prior to the Effective Time of the merger, be settled with an equivalent number of shares of Company capital stock;

•	the cash consideration payable with respect to shares of Company capital stock issued in settlement of deferred stock units based on the per share Merger Consideration; and
•
the aggregate cash consideration payable with respect to such shares of Company capital stock held directly and indirectly, subject to Company RSUs, subject to Company PSUs to the extent vested in connection with the merger and subject to deferred stock units.

Director or Officer	Number of Shares of Common Stock(1)(2)(3)(4)	Value of Shares of Common Stock	Number of Company Restricted Stock Unit Awards	Value of Company Restricted Stock Unit Awards	Number of Company Performance- Based Share Unit Awards	Value of Company Performance- Based Share Unit Awards	Number of Deferred Stock Units(5)	Value of Deferred Stock Units	Aggregate Value(6)
Barnes, Keith	820	$227,140	—	$—	—	$—	800	$221,600	$448,740
Faust, Megan	500	$138,500	—	$—	—	$—	800	$221,600	$360,100
Jensen, Carol	12,138	$3,362,226	—	$—	—	$—	2,850	$789,450	$4,151,676
Larson, Keith	500	$138,500	—	$—	—	$—	800	$221,600	$360,100
Moorthy, Ganesh	9,900	$2,742,300	—	$—	—	$—	800	$221,600	$2,963,900
Owens, Jeffrey	4,450	$1,232,650	—	$—	—	$—	800	$221,600	$1,454,250
Simonet, Helene	9,100	$2,520,700	—	$—	—	$—	800	$221,600	$2,742,300
Wallace, Peter	8,597	$2,381,369	—	$—	—	$—	850	$235,450	$2,616,819
Hoechner, Bruce	134,840	$37,350,680	12,877	$3,566,929	30,624	$8,482,848	—	$—	$49,400,457
Mayampurath, Ramakumar	1,591	$440,707	2,453	$679,481	2,652	$734,604	—	$—	$1,854,792
Daigle, Robert C.	10,589	$2,933,153	2,781	$770,337	4,968	$1,376,136	—	$—	$5,079,626
Knoll, Jay B.	11,743	$3,252,811	2,981	$825,737	5,052	$1,399,404	—	$—	$5,477,952
Gouveia, Randall C.	5,314	$1,471,978	3,970	$1,099,690	5,760	$1,595,520	—	$—	$4,167,188
(1)
Represents the total number of currently owned shares and shares acquirable within 60 days of December 13, 2021, including shares underlying equity awards that will be assumed to vest within 60 days of December 13, 2021 based on completion of continued service and/or prior completion of applicable achievement awards.

(2)
Michael M. Ludwig retired from his position as Senior Vice President, Chief Financial Officer and Treasurer of the Company, effective as of May 1, 2021. He is not entitled to severance payments in connection with the merger and has no economic interests in the merger except insofar as he may hold shares of Company capital stock. Ramakumar Mayampurath was appointed as Senior Vice President, Chief Financial Officer and Treasurer effective as of May 1, 2021. Mr. Mayampurath’s share ownership is based on the Form 4 filed by Mr. Mayampurath on May 4, 2021.

(3)
Includes shares with respect to the 8,636, 479, 2,158, 2,114, and 1,600 Company RSUs granted to Messrs. Hoechner, Mayampurath, Daigle, Knoll and Gouveia, respectively, that will fully vest after November 1, 2021 but prior to the Assumed Effective Time based on the assumption in footnote 1.

(4)
Includes shares with respect to the 26,668, 1,112, 4,668, 4,268, and 2,620 Company PSUs granted to Messrs. Hoechner, Mayampurath, Daigle, Knoll and Gouveia, respectively that will fully vest after November 1, 2021 but prior to the Assumed Effective Time based on the assumption in footnote 1.

(5)
Reflects deferred stock units granted to Ms. Faust and Mr. Larson in December 2020 and to all directors in May 2021. Shares underlying the December 2020 grants to Ms. Faust and Mr. Larson are reflected in this table as such shares are issuable upon conversion of the DSUs within 60 days of December 13, 2021.

(6)	Cash proceeds that our three executive officers, other than the named executive officers, would receive in respect of certain Company RSUs and Company PSUs held by such executive officers as of the Assumed Effective Time and in connection with the closing of the merger, is estimated to be approximately $5.6 million. This total includes shares underlying an aggregate 4,068 Company RSUs and 3,368 Company PSUs granted to such executive officers that will fully vest after November 1, 2021 but prior to the Assumed Effective Time based on the assumption in footnote 1. Please see the section of this proxy statement entitled “Security Ownership of Certain Beneficial Owners and Management” beginning on page 74 for additional information.
Severance Arrangements; Compensatory Arrangements Relating to the Merger
Pursuant to (i) the Severance Plan or the Severance Pay Plan Policy for Exempt, Non-Exempt, Non-Union Hourly and Part-Time Employees (the “Severance Pay Plan Policy”), as applicable, (ii) the restricted stock unit award agreements into which the Company has entered or may enter into with each of its executive officers under the Company’s 2019 Long-Term Equity Compensation Plan (the “2019 plan”), and (iii) the performance-based share unit award agreements into which the Company has entered with each of its executive officers under the 2019 plan, certain of the Company’s executive officers are entitled to specified benefits in the event of the termination of their employment under specified circumstances, including a termination following a change in control of the Company.
The Company and each of Messrs. Hoechner, Mayampurath, Daigle, Knoll, and Gouveia (collectively, the “covered named executive officers” or “covered NEOs”) are parties to the Severance Plan. In order to participate in the Severance Plan, each executive must execute a participation agreement (the “Participation Agreement”) providing that severance payments and benefits provided under the Severance Plan are in lieu of any other severance payments or benefits to which they would have been entitled from the Company.
The Severance Plan provides benefits to a covered NEO if that NEO (i) is involuntarily terminated by the Company for any reason other than for cause or (ii) terminates his employment with the Company for good reason (each a “Qualifying Termination”). Benefits under the Severance Plan include:
•
for Mr. Hoechner, a lump sum cash payment equal to the sum of (A) his base salary for the Severance Period (as defined below), and (B) his target annual bonus, annualized over the duration of the Severance Period. If the Qualifying Termination does not occur within two years after a change in control, the Severance Period is 24 months. If the Qualifying Termination occurs within two years of a change in control, the Severance Period is 30 months.

•
for covered NEOs other than Mr. Hoechner, a lump sum cash payment equal to the sum of (A) his base salary for the Severance Period (as defined below), and (B) if the Qualifying Termination occurs within one year of a change in control or before the third anniversary of the covered NEO’s participation in the Severance Plan, his target annual bonus, annualized over the duration of the Severance Period. If the Qualifying Termination does not occur within one year after a change in control, the Severance Period is 12 months. If the Qualifying Termination occurs within one year of a change in control, the Severance Period is 24 months (with respect to Messrs. Daigle and Knoll) or 18 months (with respect to Messrs. Gouveia and Mayampurath);

•
subsidized premium payments for continuation of medical and dental insurance coverage following the Qualifying Termination for (A) 12 months, or (B) for Mr. Hoechner or if the Qualifying Termination occurs within one year after a change in control, 18 months; and

•
reasonable outplacement services (with a value not to exceed $50,000) during (A) the 12-month period (24-month period for Mr. Hoechner) immediately following the Qualifying Termination, or (B) if the Qualifying Termination occurs within one year after a change in control, the 24-month period (30-month period for Mr. Hoechner, but not beyond the end of the second calendar year after the Qualifying Termination) immediately following the Qualifying Termination.

The Severance Plan also provides benefits to our non-NEO executive officers and certain other officers of the Company, under the same conditions set forth above. Benefits under the Severance Plan for these executives and other officers are the same as those provided to Messrs. Gouveia and Mayampurath.
Certain other officers of the Company are entitled to benefits under the Severance Pay Plan Policy if they are involuntarily terminated by the Company without cause. Benefits under the Severance Pay Plan Policy include:
•	a lump-sum cash payment equal to six months of the individual’s base salary; and
•	six months of subsidized premium payments for continuation of medical and dental insurance coverage following termination, which the Company may elect to pay in a lump-sum cash payment.

Benefits under the severance plans are also conditioned (i) in the case of the Severance Plan, upon the executive’s execution and non-revocation of a general release and separation agreement and compliance with covenants regarding non-competition, non-solicitation, non-disparagement, and confidentiality, and (ii) in the case of the Severance Pay Plan Policy, upon the executive's execution of a general release and settlement agreement. The estimated aggregate amount of severance payments that would be payable to our executive officers who are not named executive officers under the severance plans upon the closing of the merger is $2.8 million.
Key Employee Retention Plan
At the Chief Executive Officer’s discretion, non-NEO executives (as well as other key Company employees) are eligible to participate in the Rogers Corporation Key Employee Retention Plan (the “KERP”). Benefits under the KERP include cash-based retention awards, which may be granted in the Chief Executive Officer’s discretion in an aggregate amount for all participants not to exceed $10 million. The KERP is designed to incentivize the retention of key talent through the Effective Time or, if earlier, December 31, 2022, in order to promote continuity of Company operations. Benefits under the KERP vest on the earlier of (i) December 31, 2022, or (ii) an individual’s qualifying termination. In addition, if the Effective Time occurs before either (i) or (ii), 50% of the benefit would vest at the Effective Time, and the remainder would vest on the earlier of (i) or (ii). As of the date of this proxy statement, no awards or benefits have been allocated or granted under the KERP to any non-NEO executives.
Pension Restoration Plan
Rogers previously maintained the Rogers Corporation Defined Benefit Pension Plan, a tax-qualified defined benefit pension plan, and currently maintains a non-qualified unfunded pension plan (the “Pension Restoration Plan”). Benefit accrual under both plans ceased as of June 30, 2013. Benefits under the Pension Restoration Plan are only payable in a lump sum. The lump sum amount is calculated using mortality tables applicable to tax qualified plans under IRS rules and an interest rate equal to the average of the annual interest rates on 10-year U.S. Treasury notes over the five years (as reported on September 1) prior to the year of employment termination plus 20 basis points. In general, the benefit under the Pension Restoration Plan is paid six months and one day following the termination of employment, or, if earlier, the benefit is immediately payable on a change in control.
Rogers Corporation Deferred Compensation Plan
Rogers Corporation Deferred Compensation Plan is maintained for the benefit of our executive officers. An executive officer may only earn nonqualified deferred compensation by electing to defer receipt of compensation that would otherwise be payable to him or her in cash. The plan allows participants to elect to defer up to 100% of their annual bonus and 50% of their base salary. In addition, the Company may, in its discretion, credit amounts to participants' accounts. Accelerated payment may occur upon a change in control that occurs prior to the executive officer’s termination of employment with the Company if so elected by the executive officer prior to the executive officer’s commencement of participation in the plan or a bona fide unforeseen financial hardship. Payments made upon a participant’s separation from service may be delayed six months, if necessary, to avoid penalties under Internal Revenue Code Section 409A.
Former Officer
Mr. Michael M. Ludwig retired from his position as Senior Vice President, Chief Financial Officer and Treasurer of the Company, effective as of May 1, 2021. Mr. Ludwig had an employment or severance agreement with us prior to the termination of his employment with the Company. He is not entitled to severance payments from the Company in connection with the merger and has no economic interests in the merger except insofar as he may hold shares of Company capital stock.
Tax Reimbursements—Gross-Up Agreement
In connection with the merger, the Compensation and Organization Committee of the Board authorized the Company to enter into participation agreements with certain employees, including certain of the Company's executive officers, and approved the form of such participation agreements (each, a “Gross-Up Agreement”). Each Gross-Up Agreement provides that if the employee becomes entitled to payments and benefits in connection with the merger, including accelerated vesting of Company equity awards, that are “excess parachute payments” under Sections 280G and 4999 of the Code, the employee will be entitled to receive an additional payment from the Company in an amount such that, after payment by the employee of all applicable taxes on the parachute payments and this additional payment (including any excise tax imposed under Section 4999 of the Code), the employee will be in the same after-tax position as if no excise tax were imposed on the parachute payments.
See the section entitled “The Merger—Golden Parachute Compensation” beginning on page 48 of this proxy statement for an estimate of the amounts that would become payable to each of the Company's named executive officers pursuant to each Gross-Up Agreement. Based on the assumptions described in the section entitled “The Merger—Certain Assumptions” beginning on page 42, the estimated aggregate amount that would become payable to the Company's executive officers who are not named executive officers under the Gross-Up Agreements is approximately $3.5 million, and the aggregate of such amount for all employees is approximately $7.1 million.
Potential Acceleration of Payment of Compensation and Benefits
If and to the extent it would reasonably be expected to reduce or eliminate excise taxes that may be imposed under Section 4999 of the Code on account of parachute payments under Section 280G of the Code, the Company, in consultation with Parent, may (A) elect to accelerate into 2021 the vesting or payment of compensation and benefits, including equity awards, that otherwise would have vested or become payable prior to April 1, 2022, assuming continued employment of the applicable employee, and (B) allocate amounts to restrictive covenants as appropriate as reasonable compensation for services rendered by an employee after the consummation of the merger. As of the date of this proxy statement filing, the Company has not decided whether to accelerate any such payments.
Indemnification of Directors and Officers
From and after the Effective Time of the merger, Parent and the Surviving Corporation shall, jointly and severally, indemnify and hold harmless each person who is now, or has been at any time prior to the date of the Merger Agreement, or who becomes prior to the Effective Time of the merger a director, manager or officer of the Company or any of its subsidiaries (an “indemnified party”), against all claims, losses, liabilities, damages, judgments, fines and reasonable fees, costs and expenses, including attorneys’ fees and disbursements, incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to the fact that the indemnified party is or was an officer, director, manager, employee or agent of the Company or any of its subsidiaries or, while a director, manager or officer of the Company or any of its subsidiaries, is or was serving at the request of the Company or one of its subsidiaries as an officer, director, manager, employee or agent of another person, in respect of acts or omissions occurring or alleged to have occurred at or prior to the Effective Time of the merger, whether asserted or claimed prior to, at or after the Effective Time of the merger, in each case to the fullest extent that the Company would have been permitted to do so under applicable law. Each indemnified party will be entitled to advancement of expenses (including attorneys’ fees) incurred in the defense of any such claim, action, suit, proceeding or investigation from each of Parent and the Surviving Corporation (without duplication) within ten business days of receipt by Parent or the Surviving Corporation from the indemnified party of a request for indemnification; provided that any indemnified party to whom expenses are to be advanced provides prior to any receipt of such advances an undertaking, to the extent required by the MBCA or other applicable law, to repay such advances if it is determined by a final determination of a court of competent jurisdiction (which determination is not subject to appeal) that such indemnified party is not entitled to indemnification under applicable law.
For six years following the Effective Time of the merger, Parent and the Surviving Corporation have agreed to maintain provisions no less favorable with respect to indemnification, advancement of expenses and exculpation of present and former directors and officers of the Company and its subsidiaries in respect of acts or omissions occurring or alleged to have occurred at or prior to the Effective Time of the merger as contained in the articles of organization and bylaws of the Company in effect on the date of the Merger Agreement. In addition, all rights to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time and rights to advancement of expenses relating thereto now existing in favor of any indemnified party as provided in the organizational documents of the Company and its subsidiaries or any indemnification agreement between such indemnified party and the Company or any of its subsidiaries, in each case, as in effect on November 1, 2021, shall survive the merger.

Parent has also agreed to either:
•
maintain in effect for six years from the Effective Time of the merger the Company’s existing directors’ and officers’ liability insurance policy with respect to matters existing or occurring at or prior to the Effective Time of the merger (including the transactions contemplated by the Merger Agreement), so long as the annual premiums would not exceed more than 300% of the current annual premium paid for the Company’s directors’ and officers’ liability insurance policy (the “Maximum Premium”); or

•	purchase a “tail” policy and maintain such “tail” policy in full force and effect for six years from the Effective Time of the merger.
Notwithstanding the foregoing, the Company may, prior to the Effective Time of the merger, elect to purchase its own “tail” policy as long as such “tail” policy does not cost more than the Maximum Premium.
For a more detailed description of these provisions of the Merger Agreement, please see the section of this proxy statement entitled “Summary of the Merger Agreement—Indemnification and Directors’ and Officers’ Insurance” on page 69.
Intent to Vote in Favor of the Merger
As of the Record Date, the directors and executive officers of the Company beneficially owned and were entitled to vote, in the aggregate, 220,807 shares of Company capital stock, representing 1.18% of the outstanding shares of Company capital stock on the Record Date. Each of the directors and executive officers has informed the Company that they currently intend to vote all of their shares of Company capital stock “FOR” the proposal to approve the Merger Agreement, “FOR” approval of the nonbinding advisory proposal regarding “golden parachute” compensation and “FOR” the proposal to approve one or more adjournments of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the Merger Agreement.
Golden Parachute Compensation
In accordance with Item 402(t) of Regulation S-K, the tables below (and the accompanying footnotes) present the estimated amounts of compensation that each of the Company’s named executive officers could receive that are based on or otherwise relate to the merger. Except where otherwise indicated, (i) this compensation relates to prior contracted agreements and other arrangements, and (ii) no part of this compensation, other than payments under the Gross-Up Agreements, was conferred as a part of the merger. This compensation is referred to as “golden parachute” compensation by the applicable SEC disclosure rules, and in this section we use such term to describe the merger-related compensation payable to the Company’s named executive officers. This merger-related compensation is subject to a nonbinding advisory vote of the Company shareholders, as set forth in Proposal Two to this proxy statement. For additional information, see the section entitled “Nonbinding Advisory Proposal Regarding “Golden Parachute” Compensation (Proposal Two)” beginning on page 55.
The amounts set forth below for the named executive officers are estimates of the amounts that would be payable to the Company’s named executive officers using the assumptions described in the section entitled “The Merger—Certain Assumptions” beginning on page 42.
The amounts shown in the table are estimates only, are based on assumptions and information available to date. The actual amounts that may be paid upon an individual’s termination of employment can only be determined at the actual time of such termination.
Name	Cash ($)(1)(2)(3)	Equity ($)(4)	Pension/ NQDC ($)(5)	Perquisites/ Benefits ($)(6)	Tax Reimbursement ($)(7)	Other ($)	Total ($)
Hoechner, Bruce	$4,194,203	$12,049,777	$0	$95,000	$0	$0	$16,338,980
Mayampurath, Ramakumar	$1,087,258	$1,414,085	$0	$95,000	$925,998	$0	$3,522,341
Daigle, Robert C.	$1,363,476	$2,146,473	$990,400	$95,000	$0	$0	$4,595,349
Knoll, Jay B.	$1,430,517	$2,225,141	$0	$95,000	$0	$0	$3,750,658
Gouveia , Randall C.	$1,077,869	$2,695,210	$0	$95,000	$1,479,653	$0	$5,347,732

(1)
This table does not include Michael Ludwig, Senior Vice President, Chief Financial Officer and Treasurer of the Company, whose employment terminated effective as of May 1, 2021 and who is not entitled to severance payments in connection with the merger and has no economic interests in the merger except insofar as he may hold shares of Company capital stock.

(2)	Given the Assumed Effective Time of the merger on April 1, 2022, the table assumes the estimated cash compensation that would be due to NEOs based upon base salaries projected to be approved in 2022.
(3)
The amounts shown reflect cash payable pursuant to the Severance Plan and assume a projected pro rata bonus award amount for 2022 under the Annual Incentive Cash Plan and that the Qualifying Termination occurs at the Assumed Effective Time. Pursuant to their participation in the Severance Plan, each of the NEOs is entitled to a lump sum cash payment equal to the amount determined by multiplying the sum of his base salary and target annual bonus by 2.5 for Mr. Hoechner; 2.0 for Messrs. Daigle and Knoll; and 1.5 for Messrs. Gouveia and Mayampurath. Please see the section of this proxy statement entitled “Severance Arrangements; Compensatory Arrangements Relating to the Merger” beginning on page 45 for additional information regarding the amounts that may be paid pursuant to the Severance Plan. The estimated amount of each such payment is shown in the following table:

Named Executive Officer	Base Salary Severance ($)	Bonus Severance ($)	Pro Rata Bonus ($)	Total ($)
Bruce Hoechner	$1,997,500	$1,997,500	$199,203	$4,194,203
Ramakumar Mayampurath	$618,450	$401,993	$66,815	$1,087,258
Robert C. Daigle	$842,400	$463,320	$57,756	$1,363,476
Jay B. Knoll	$883,820	$486,101	$60,596	$1,430,517
Randall C. Gouveia	$656,670	$361,169	$60,030	$1,077,869
(4)	Consists of accelerated vesting of unvested Company RSUs, Company PSUs and Post-Signing Company RSUs in connection with the change in the control as follows:
•
Company RSUs -- Reflects the acceleration of portion of Company RSUs outstanding and subject to accelerated vesting as of the Assumed Effective Time and the automatic cancellation and conversion of such Company RSUs into the right to receive an amount in cash equal to the product of the Merger Consideration and the number of shares subject to such Company RSUs immediately prior to the Assumed Effective Time.

•
Company PSUs – Reflects the accelerated vesting as of the Assumed Effective Time and the automatic cancellation and conversion of such Company PSUs into the right to receive an amount in cash equal to the product of the Merger Consideration and the number of shares subject to such Company PSUs based on 120% of the target level of performance achievement.

•
Post-Signing Company RSUs – Assumes the grant of Post-Signing Company RSUs and the accelerated vesting of one-third of the shares of Company capital stock underlying each such Post-Signing Company RSU that is outstanding as of immediately prior to the Assumed Effective Time and the automatic cancelation and conversion of such Post-Signing Company RSUs into the right to receive an amount in cash equal to the product of the Merger Consideration and such number of shares of Company capital stock.

For further details regarding the treatment of Company equity awards in connection with the merger, see “The Merger—Interests of Certain Persons in the Merger” beginning on page 42. The estimated value of each such benefit is shown in the following table:
Named Executive Officer	RSU ($)	PSU ($)	Total ($)
Bruce Hoechner	$3,566,929	$8,482,848	$12,049,777
Ramakumar Mayampurath	$679,481	$734,604	$1,414,085
Robert C. Daigle	$770,337	$1,376,136	$2,146,473
Jay B. Knoll	$825,737	$1,399,404	$2,225,141
Randall C. Gouveia	$1,099,690	$1,595,520	$2,695,210
Based on the assumptions described in the section entitled “The Merger—Certain Assumptions” beginning on page 42, (i) the estimated aggregate amounts that would become payable to the Company’s executive officers who are not named executive officers in respect of their unvested Company equity awards is approximately $5.6 million; and (ii) the estimated aggregate amount that would become payable to the Company’s non-employee directors in respect of their unvested equity awards is approximately $2.4 million.
(5)
Reflects accrued and vested benefits owed to NEOs under the Pension Restoration Plan. The amounts included for Mr. Daigle reflect the estimated amount of a lump sum payment due upon a change in control under the Pension Restoration Plan. Mr. Daigle is the only named executive officer entitled to a benefit under such plan. For further details regarding the Pension Restoration Plan, see “Severance Arrangements; Compensatory Arrangements Relating to the Merger” beginning on page 45.

(6)
Consists of the estimated value of continuation coverage of medical and dental insurance benefits for a period of up to 18 months if the Qualifying Termination occurs within one year after a change in control and the value of outplacement services the Company would provide to all NEOs.

(7)
Tax reimbursements consisting of make-whole payments under the Gross-Up Agreements reimburse eligible participants, including the named executive officers, for the excise tax imposed on the payments and benefits made in connection with the merger to the eligible participants, including the named executive officers, by reason of Section 4999 of the Code. The Gross-Up Agreements provide that, if an eligible participant will become entitled to payments and benefits in connection with the merger, including accelerated vesting of Company equity awards, that are “excess parachute payments” under Sections 280G and 4999 of the Code, the eligible participant will be entitled to receive an additional payment from the Company in an amount such that, after payment by the individual of all applicable taxes on the parachute payments and this additional payment (including any excise tax that imposed under Section 4999 of the Code), the individual will be in the same after-tax position as if no excise tax were imposed on the parachute payments. Based on the stated assumptions, NEOs shown in the table as receiving no gross-up are not expected to receive payments in an amount that would result in the imposition of an excise tax under Section 4999 of the Code, and therefore would not receive a gross-up payment. For further details regarding the Gross-Up Agreements, see “Severance Arrangements; Compensatory Arrangements Relating to the Merger” beginning on page 45.

Compensation Arrangements with Parent
Except as otherwise agreed to in the Merger Agreement, as of the date of this proxy statement, none of the Company’s executive officers have entered into any agreement with Parent or any of its affiliates regarding employment with, or the right to purchase or participate in the equity of, Parent, the Surviving Corporation or one or more of their affiliates. Prior to, or following the closing of the Merger, however, some or all of the Company’s executive officers may discuss or enter into agreements with Parent regarding employment with, or the right to purchase or participate in the equity of, Parent or one or more of its affiliates (including the Surviving Corporation).
Accounting Treatment
The merger will be accounted for by Parent as a “purchase transaction” for financial accounting purposes.
U.S. Federal Income Tax Consequences of the Merger
The following is a discussion of the material U.S. federal income tax consequences of the merger to holders whose Company capital stock is converted into the right to receive cash in the merger. This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated thereunder and administrative guidance and judicial interpretations thereof, each as in effect as of the date of the merger, and all of which are subject to change, possibly with retroactive effect. We have not sought, and do not intend to seek, any ruling from the Internal Revenue Service (the “IRS”), or any opinion of counsel with respect to the statements made and the conclusions reached in the following summary. No assurance can be given that the IRS will agree with the views expressed herein or that a court will not sustain any challenge by the IRS in the event of litigation.
This section addresses only U.S. federal income tax and does not discuss any state, local or foreign tax consequences of the merger. In addition, this summary does not discuss currently proposed tax legislation that may affect the U.S. federal income tax consequences of the merger to certain holders if such proposal were enacted in their current form.
This discussion applies to a holder only if the holder holds its shares of Company capital stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). It does not address all aspects of U.S. federal income taxation that may be relevant to a holder of shares in light of its particular circumstances, or that may apply to a holder subject to special treatment under U.S. federal income tax laws, including, but not limited to, a holder that is a regulated investment company, real estate investment trust, cooperative, bank or certain other financial institution, insurance company, tax-exempt organization (including a private foundation), governmental organization, retirement or pension plan, dealer in securities or foreign currency, trader that uses the mark-to-market method of accounting with respect to its securities, expatriate or former long-term resident of the United States; a holder that is subject to the alternative minimum tax; a holder that is, or holds shares through, a partnership, S corporation or other pass-through entity for U.S. federal income tax purposes, holds shares as part of a straddle, hedging, constructive sale, conversion or other integrated transaction, holds or has held, directly, indirectly or constructively by attribution, more than 5 percent of the shares, holds shares as qualified small business stock for purposes of Sections 1045 or 1202 of the Code, exercises appraisal rights in the merger, or received the shares as compensation, pursuant to the exercise of employee stock options, stock purchase rights or stock appreciation rights, or as restricted stock, or is a U.S. Holder (as defined below) whose functional currency is not the U.S. dollar. In addition, this discussion does not address any tax considerations under state, local or non-U.S. laws or U.S. federal laws other than those pertaining to the U.S. federal income tax.
If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds Company capital stock, the tax treatment of its partners or members generally will depend upon the status of the partner or member and the activities of the entity or arrangement. Accordingly, such entities or arrangement, and partners or members in such entities or arrangements, are urged to consult their tax advisors regarding the specific U.S. federal income tax consequences to them of the merger.

This discussion of the material U.S. federal tax consequences of the merger to holders of Company capital stock is for general information only and is not, is not intended to be, and may not be construed as, tax advice to holders of Company capital stock. Each holder of Company capital stock is urged to consult their or its own tax advisors as to the applicability and effect of the rules discussed below and the particular tax consequences of the merger, including the application of the alternative minimum tax and any U.S. federal, state, local and non-U.S. tax laws, as well as the potential effects of any proposed tax legislation, if enacted.
Tax Consequences to U.S. Holders
For purposes of this discussion, a “U.S. Holder” is any beneficial owner of Company capital stock that, for U.S. federal income tax purposes, is (i) an individual who is a citizen or resident of the United States; (ii) a domestic corporation (or any other entity treated as domestic corporation for U.S. federal income tax purposes); (iii) an estate, the income of which is subject to U.S. federal income tax regardless of its source; or (iv) a trust, if (A) a U.S. court is able to exercise primary supervision over the trust’s administration and one or more U.S. persons have authority to control all of the trust’s substantial decisions or (B) the trust has validly elected to be treated as a U.S. person for U.S. federal income tax purposes.
The exchange of Company capital stock for the Merger Consideration pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes.
In general, a U.S. Holder who receives cash in exchange for Company capital stock pursuant to the merger will recognize capital gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between (i) the amount of cash received and (ii) the U.S. Holder’s adjusted tax basis in the shares of Company capital stock exchanged for cash pursuant to the merger. If a U.S. Holder acquired shares of Company capital stock by purchasing them, the U.S. Holder’s adjusted tax basis in its shares of Company capital stock will generally equal the amount the U.S. Holder paid for the relevant shares of Company capital stock. Gain or loss will be determined separately for each block of shares of Company capital stock (that is, shares acquired at the same cost in a single transaction) exchanged for cash pursuant to the merger. Such gain or loss will be long-term capital gain or loss if the U.S. Holder’s holding period for such block of shares of Company capital stock exceeds one year at the time of consummation of the merger, as the case may be. Long-term capital gains of certain non-corporate U.S. Holders, including individuals, generally are subject to U.S. federal income tax at preferential rates. The deductibility of capital losses is subject to limitations.
Non-corporate U.S. Holders that are individuals, estates or trusts and whose income exceeds certain thresholds generally are subject to a Medicare tax at a rate of 3.8 percent rate on all or a portion of their net investment income, which may include net gain realized on the exchange of Company capital stock for cash pursuant to the merger. A U.S. Holder that is an individual, estate or trust should consult his, her or its tax advisors regarding the applicability of this Medicare tax to any gain realized on the exchange of Company capital stock for cash pursuant to the merger.
Tax Consequences to Non-U.S. Holders
For purposes of this discussion, a “Non-U.S. Holder” is a beneficial owner of Company capital stock that for U.S. federal income tax purposes, is (1) a nonresident alien individual; (2) a foreign corporation; (3) an estate the income of which is not subject to U.S. federal income taxation regardless of its source; or (4) a trust that does not have in effect a valid election to be treated as a U.S. person for U.S. federal income tax purposes and either (a) no U.S. court is able to exercise primary supervision over the trust’s administration or (b) no U.S. person has the authority to control all substantial decisions of that trust.
Subject to the discussion of the potential application of Section 304 below, a Non-U.S. Holder generally will not be subject to U.S. federal income tax on gain realized upon the exchange of Company capital stock for cash pursuant to the merger unless (i) the gain is “effectively connected” with the conduct of a trade or business of the Non-U.S. Holder in the United States (and, if required by an applicable income tax treaty, the gain is attributable to a permanent establishment or fixed base maintained in the United States) or (ii) the Non-U.S. Holder is an individual who is present in the United States for 183 or more days in the taxable year of the merger, as applicable, and meets certain other conditions. A Non-U.S. Holder described in clause (i) generally will be subject to U.S. federal income tax on a net income basis with respect to such gain in the same manner as if such holder were a resident of the United States and, if the Non-U.S. Holder is a corporation for U.S. federal income tax purposes, may, under certain circumstances, be subject to an additional “branch profits tax” at a rate of 30 percent (or at a lower rate under an applicable income tax treaty) on its “effectively connected” gains. Non-U.S. Holders described in clause (ii) generally will be subject to U.S. federal income tax at a 30 percent rate (or at a lower rate under an applicable income tax treaty) on the gain derived from the sale, which gain may be offset by U.S.-source capital losses for the year.
Application of Section 304
Notwithstanding the discussion above, if one or more persons in the aggregate control both Company and Parent before the merger, then Section 304 of the Code may apply to treat a holder that owns (actually or constructively) Parent stock as deriving dividend income if one of the tests under Section 302 of the Code applies to such holder. “Control” for this purpose generally means actual and constructive ownership of more than 50 percent of the outstanding stock, by vote or by value, aggregating shares of stock held by all holders of both shares and shares of stock of Parent, regardless of whether such holders are otherwise related.
Because Company and Parent do not have sufficient information to definitely determine that Section 304 of the Code will not apply to the merger and, if it applies, the U.S. federal income tax consequences will depend on each holder’s particular circumstances, holders of shares that are also holders of shares of stock of Parent are urged to consult their tax advisors regarding the application of Section 304 and Section 302 of the Code to them. Additionally, withholding agents may not be able to determine whether (or to what extent) a Non-U.S. Holder is treated as receiving a dividend for U.S. federal income tax purposes. Therefore, withholding agents may withhold tax at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty) on the gross amount of any cash received in the merger by a Non-U.S. Holder unless (i) the withholding agent has established special procedures allowing Non-U.S. Holders to certify that they are exempt from such withholding tax and (ii) such Non-U.S. Holders are able to certify that they meet the requirements of such exemption (e.g., because such Non-U.S. Holders are not treated as receiving dividends under the tests under Section 302, described above). However, there can be no assurance that any withholding agent will establish such special certification procedures. If a withholding agent withholds excess amounts from the cash consideration payable to a Non-U.S. Holder, such Non-U.S. Holder may obtain a refund of any such excess amounts by timely filing an appropriate claim with the IRS.
Information Reporting and Backup Withholding
Payments made in exchange for Company capital stock pursuant to the merger may be subject to information reporting and backup withholding. To avoid backup withholding, a U.S. Holder that does not otherwise establish an exemption from backup withholding should complete and return to the applicable withholding agent a properly completed and executed IRS Form W-9, certifying that such U.S. Holder is a U.S. person, that the taxpayer identification number provided is correct, and that such U.S. Holder is not subject to backup withholding. Non-U.S. Holders generally will be exempt from backup withholding and information reporting requirements with respect to payments made in exchange for Company capital stock pursuant to the merger if such Non-U.S. Holder furnishes to the applicable withholding agent (i) a valid IRS Form W-8BEN or Form W-8BEN-E on which such Non-U.S. Holder certifies, under penalties of perjury, that it is not a U.S. person or (ii) such other documentation upon which the withholding agent may rely to treat the payments as made to a non-U.S. person in accordance with Treasury Regulations.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against a holder’s U.S. federal income tax liability, if any, if such holder timely furnishes the required information to the IRS.
U.S. Federal Income Tax Consequences of the Alternative Acquisition Structure
In the event that the Parent exercises the option to implement the Alternative Acquisition Structure, the tax treatment for holders of Company capital stock who tender their shares of Company capital stock for cash payment equal to the Merger Consideration in connection with the Alternative Acquisition Structure would be the same as receiving the Merger Consideration upon consummation of the merger.
Regulatory Approvals
The merger is subject to the reporting and waiting period requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. Consummation of the merger is also conditioned on approvals being obtained or applicable waiting periods having expired or been terminated pursuant to the antitrust laws of certain jurisdictions including Austria, China, Germany, Hungary, North Macedonia and South Korea, and the investment screening laws of Germany and the United Kingdom. Under the terms of the Merger Agreement, the merger cannot be consummated if any governmental entity of competent jurisdiction has enacted, issued, promulgated, enforced or entered any order, executive order, temporary restraining order, stay, decree, judgment or injunction (preliminary or permanent) or statute, rule or regulation which has the effect of making the merger illegal or otherwise prohibiting consummation of the merger.
Litigation Relating to the Merger
Lawsuits may be filed against the Company, the Board or the Company’s officers in connection with the merger, which could prevent or delay completion of the merger. On December 3, 2021, a lawsuit entitled Shiva Stein v. Rogers Corporation et. al., Case No. 1:21-cv-10325 was filed in the United States District Court for the Southern District of New York against the Company and the members of the Company’s Board (the “Stein Action”). On December 15, 2021, a lawsuit entitled Alex Ciccotelli v. Rogers Corporation et. al, Case No. 1:21-cv-10723, was filed in the United States District Court for the Southern District of New York against the Company and the members of the Company’s Board (the “Ciccotelli Action”, and with the Stein Action, the “Actions”). The Actions allege that the defendants violated Sections 14(a) (and Rule 14a-9 promulgated thereunder) and 20(a) of the Exchange Act by, among other things, including allegedly materially misleading or incomplete disclosure with respect to certain financial projections of the Company and certain financial analyses of the Company’s financial advisor in the preliminary proxy statement filed by the Company on December 1, 2021. The plaintiffs in the Actions seek, among other things, injunctive relief, money damages and the costs of the Actions, including reasonable attorneys’ and experts’ fees.
The Company and the members of the Board disagree with and intend to vigorously defend against the Actions. If the Actions are not resolved on a timely basis, the Actions could delay consummation of the merger and result in additional costs to the Company, including costs associated with the indemnification of directors. Additional lawsuits may be filed against the Company, the Board or the Company’s officers in connection with the merger, which could prevent or delay completion of the merger.

THE MERGER AGREEMENT (PROPOSAL ONE)
This proxy statement is being furnished to you as a shareholder of the Company as part of the solicitation of proxies by the Company Board for use at the special meeting to consider and vote upon a proposal to approve the Merger Agreement, which is attached as Annex A to this proxy statement.
The Board, after due and careful discussion and consideration, unanimously determined that it is in the best interests of the Company and the Company’s shareholders, and declared it advisable, for the Company to enter into the Merger Agreement, adopted the Merger Agreement and approved the execution, delivery and performance of the Merger Agreement by the Company and the consummation of the transactions contemplated by the Merger Agreement, including the merger, and resolved to recommend approval of the Merger Agreement by the shareholders of the Company.
The Board accordingly unanimously recommends that Company shareholders approve the Merger Agreement, as disclosed in this proxy statement and particularly the related narrative disclosures in the sections of this proxy statement entitled “The Merger” beginning on page 24 and “Summary of the Merger Agreement” beginning on page 57 and as attached as Annex A to this proxy statement.
The merger contemplated by the Merger Agreement cannot be completed without the affirmative vote of 66 2/3% of the outstanding shares of Company capital stock entitled to vote thereon. A failure to vote, a broker non-vote or an abstention will have the same effect as a vote “AGAINST” the proposal to approve the Merger Agreement.
The vote on this proposal to approve the Merger Agreement is a vote separate and apart from the vote on the nonbinding advisory proposal regarding “golden parachute” compensation and the proposal to approve one or more adjournments of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the Merger Agreement. Accordingly, you may vote “FOR” either or both of the nonbinding advisory proposal regarding “golden parachute” compensation and the proposal to approve one or more adjournments of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the Merger Agreement and vote “AGAINST” or “ABSTAIN” for this proposal to approve the Merger Agreement.
The approval of this proposal to approve the Merger Agreement requires the affirmative vote of holders of 66 2/3% of the outstanding shares of Company capital stock as of the Record Date.
The Board unanimously recommends that you vote “FOR” approval of the proposal to approve the Merger Agreement.

NONBINDING ADVISORY PROPOSAL REGARDING “GOLDEN PARACHUTE” COMPENSATION
(PROPOSAL TWO)
Pursuant to Section 14A of the Exchange Act, we are providing shareholders with the opportunity to cast a nonbinding advisory vote with respect to certain payments that may be made to our named executive officers in connection with the merger, or “golden parachute” compensation, as reported on the Golden Parachute Compensation table on page 48.
Accordingly we are seeking approval of the following resolution at the special meeting:
“RESOLVED, that the compensation that may be paid or become payable to the Company’s named executive officers in connection with the merger, as disclosed in the table in the section of the proxy statement entitled ‘The Merger—Interests of Certain Persons in the Merger—Golden Parachute Compensation’ including the associated narrative discussion, is hereby approved.”
Because your vote is advisory, it will not be binding upon the Company, the Board, the Board’s Compensation and Organization Committee, Parent or any affiliate of Parent. Further, the underlying plans and arrangements are contractual in nature and not, by their terms, subject to shareholder approval. Accordingly, regardless of the outcome of the advisory vote, if the Merger Agreement is approved by the shareholders and the merger is completed, the “golden parachute” compensation will still be paid to our named executive officers to the extent payable in accordance with the terms of such compensation.
The approval of this proposal requires the affirmative vote of a greater number of the votes cast in favor of this proposal than votes cast against this proposal by the holders of the shares present or represented at the special meeting and voting on such proposal.
The Board unanimously recommends that you vote “FOR” approval of the nonbinding advisory proposal regarding “golden parachute” compensation.

AUTHORITY TO ADJOURN THE SPECIAL MEETING (PROPOSAL THREE)
We will ask our shareholders to vote only on this Proposal Three and not on the proposal to approve the Merger Agreement or the nonbinding advisory proposal regarding “golden parachute” compensation, if the Board determines to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the Merger Agreement.
In this proposal, we are asking our shareholders to approve a proposal to authorize the Board, in its discretion, to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the Merger Agreement. If our shareholders approve the adjournment of the special meeting, we could adjourn the special meeting and any adjourned session of the special meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from shareholders that have previously returned properly executed proxies voting against approval of the Merger Agreement.
The vote on this proposal is a vote separate and apart from the vote on the proposal to approve the Merger Agreement and the nonbinding advisory proposal regarding “golden parachute” compensation. Accordingly, you may vote “FOR” either or both of the proposal to approve the Merger Agreement and the nonbinding advisory proposal regarding “golden parachute” compensation and vote “AGAINST” or “ABSTAIN” for the proposal to approve one or more adjournments of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the Merger Agreement (and vice versa).
The approval of this proposal requires the affirmative vote of a greater number of the votes cast in favor of this proposal than votes cast against this proposal by the holders of the shares present or represented at the special meeting and voting on such proposal.
The Board unanimously recommends that you vote “FOR” approval of the proposal to approve one or more adjournments of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the Merger Agreement.

SUMMARY OF THE MERGER AGREEMENT
The following is a summary of the material terms and conditions of the Merger Agreement. The description in this section and elsewhere in this proxy statement is qualified in its entirety by reference to the complete text of the Merger Agreement, a copy of which is attached as Annex A and is incorporated by reference into this proxy statement. This summary does not purport to be complete and may not contain all of the information about the Merger Agreement that is important to you. The Merger Agreement is the legal document that governs the merger, and we encourage you to read the Merger Agreement carefully and in its entirety.
Explanatory Note Regarding the Merger Agreement
This summary and the Merger Agreement attached hereto as Annex A are solely to provide you with information regarding the terms of the Merger Agreement. They are not intended to provide factual information about the parties or any of their respective subsidiaries or affiliates. Factual disclosures about the Company contained in this proxy statement or in the Company’s public reports filed with the SEC may supplement, update or modify the factual disclosures about the Company contained in the Merger Agreement. The representations, warranties and covenants made in the Merger Agreement by the Company, Parent and Merger Sub are qualified and subject to important limitations agreed to by the Company, Parent and Merger Sub in connection with negotiating the terms of the Merger Agreement. In particular, in your review of the representations and warranties contained in the Merger Agreement and described in this summary, it is important to bear in mind that the representations and warranties were negotiated with the principal purposes of establishing the circumstances in which a party to the Merger Agreement may have the right not to consummate the merger if the representations and warranties of the other party prove to be untrue due to a change in circumstance or otherwise and allocating risk between the parties to the Merger Agreement, rather than establishing as facts the matters described therein. Moreover, information concerning the subject matter of the representations and warranties, which purport only to be accurate as of the date of such representations and warranties, may have changed since the date of the Merger Agreement, and such subsequent developments or new information may not be included in this proxy statement.
The Merger
Upon the terms and subject to the conditions of the Merger Agreement, Merger Sub, a wholly owned subsidiary of Parent, will merge with and into the Company in accordance with the MBCA and the Delaware General Corporation Law (“DGCL”), with the Company continuing as the Surviving Corporation of the merger. As a result of the merger, the separate corporate existence of Merger Sub will cease, and the Surviving Corporation will become a wholly owned subsidiary of Parent. The merger will have such other effects as provided in the MBCA and DGCL. The Restated Articles of Organization of the Company, as in effect immediately prior to the Effective Time, will be the articles of organization of the Surviving Corporation. The bylaws of the Company will also be amended and restated in their entirety so that, immediately following the Effective Time, the bylaws of the Surviving Corporation will be the bylaws attached to the Merger Agreement as Exhibit A. The directors of Merger Sub immediately prior to the Effective Time will be the initial directors of the Surviving Corporation. The officers of the Company immediately prior to the Effective Time will be the initial officers of the Surviving Corporation.
The merger is subject to approval by the holders of 66 2/3% of the outstanding shares of Company capital stock. The Merger Agreement requires the Company to call the Company Shareholders Meeting, a special meeting of shareholders for the purpose of obtaining the Requisite Company Vote.
Closing and Effective Time
The closing of the merger will occur on the third business day following the satisfaction or, to the extent permissible, waiver of each of the closing conditions set forth in the Merger Agreement (other than those conditions that by their nature are to be satisfied at the closing, but subject to the satisfaction or, to the extent permissible, waiver of such conditions). The merger will become effective upon the filing of Articles of Merger with the Secretary of the Commonwealth of Massachusetts and the filing of a Certificate of Merger with the Secretary of State of the State of Delaware, or at such later time as Parent and the Company will agree in writing and will specify in the Articles of Merger and the Certificate of Merger. We refer to such time as the merger becomes effective as the “Effective Time”. We intend to complete the merger as promptly as practicable, subject to receipt of the Requisite Company Vote and satisfaction of the other closing conditions set forth in the Merger Agreement.

Merger Consideration
At the Effective Time, each share of Company capital stock issued and outstanding immediately prior to the Effective Time will automatically be converted into the right to receive $277.00 per share in cash, without interest and subject to deduction for any required tax withholding (the “Merger Consideration”). We refer to such shares (other than Excluded Shares as defined below) as “Eligible Shares”.
At the Effective Time, any shares owned by the Company, Parent or Merger Sub will be canceled and will cease to exist. At the Effective Time, all shares of Company capital stock owned by any direct or indirect subsidiary of Parent or the Company will be converted into such number of fully paid and non-assessable shares of capital stock, par value $1.00 per share, of the Surviving Corporation, such that each such direct or indirect subsidiary of Parent or the Company that owned Company capital stock in the Company immediately prior to the Effective Time will own the same percentage of the outstanding capital stock of the Surviving Corporation immediately following the Effective Time, and no other consideration will be delivered or be deliverable in exchange for such subsidiary shares and any such shares of capital stock of the Surviving Corporation will remain outstanding. Shares of Company capital stock that are issued and outstanding immediately prior to the Effective Time and which are held by holders who have not voted such shares in favor of the Merger Agreement, who are entitled to appraisal rights, and who have properly exercised such rights in accordance with Part 13 of the MBCA, will not be converted into the right to receive the Merger Consideration. We refer to the shares described in this paragraph, collectively, as the “Excluded Shares”.
If prior to the Effective Time the issued and outstanding shares of Company capital stock will have been changed into a different number of shares or securities or a different class by reason of any reclassification, stock split (including a reverse stock split), stock dividend or distribution, recapitalization, merger, issuer tender or exchange offer, then the Merger Consideration will be equitably adjusted to provide the holders of shares of Company capital stock the same economic effect as contemplated by the Merger Agreement prior to such event.
Delivery of Merger Consideration and Procedures for Surrender
Prior to the closing date of the merger, Parent will select (with the Company’s prior approval) an exchange agent to facilitate the payments of the amounts due as Merger Consideration (the “Exchange Agent”). As promptly as reasonably practicable following the Effective Time and on the closing date of the merger, Parent will deposit or cause to be deposited with the Exchange Agent by wire transfer of immediately available funds an aggregate amount of cash in U.S. dollars sufficient to deliver the Merger Consideration in respect of the Eligible Shares.
Within three business days after the Effective Time, Parent will cause the Exchange Agent to mail to each holder of record a certificate formerly representing any of the Eligible Shares (a “Certificate”), a notice advising such holder of the effectiveness of the merger, a Letter of Transmittal in customary form specifying that delivery will be effected, and risk of loss and title to a Certificate will pass, only upon delivery of the Certificate, or affidavit of loss in lieu of a Certificate, to the Exchange Agent and instructions for surrendering a Certificate to the Exchange Agent. As promptly as practicable upon surrender to the Exchange Agent of a Certificate together with a duly executed and completed Letter of Transmittal and such other documents as may reasonably be required pursuant to such instructions, the holder of such Certificate or Certificates will be entitled to receive in exchange therefor a cash amount in immediately available funds, after giving effect to any required tax withholding, that such holder has the right to receive. Any Certificate duly surrendered in accordance with such terms will be canceled by the Exchange Agent.
Within three business days after the Effective Time, Parent will cause the Exchange Agent to mail to each holder of record of book-entry shares not held through The Depositary Trust Company (“Non-DTC Book-Entry Shares”), a notice advising such holder of the effectiveness of the merger, a Letter of Transmittal and instructions for transferring the Non-DTC Book-Entry Shares to the Exchange Agent. As promptly as reasonably practicable upon surrender to the Exchange Agent of Non-DTC Book-Entry Shares by book-receipt of an “agent’s message” by the Exchange Agent in accordance with the terms of the Letter of Transmittal and accompanying instructions, Parent or Merger Sub will cause the Exchange Agent to pay and deliver, a cash amount in immediately available funds, after giving effect to any required tax withholding, that such holder has the right to receive.
With respect to book-entry shares held through DTC, the Company and Parent will cooperate to establish procedures with the Exchange Agent and DTC to ensure that the Exchange Agent will transmit to DTC or its nominees as soon as practicable after the Effective Time, upon surrender of Eligible Shares held of record by DTC or its nominees in accordance with DTC’s customary surrender procedures, the Merger Consideration that such holder has the right to receive.

In the event that any Certificate will have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent or the Surviving Corporation, the posting by such Person of a bond in customary amount and upon such terms as may be required as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate, the Merger Consideration as if such lost, stolen or destroyed Certificate had been surrendered.
You should not send your Certificates, if any, to the Exchange Agent until you have received transmittal materials from the Exchange Agent. You should not surrender your Certificates, if any, without a Letter of Transmittal. Do not return your Certificates, if any, with the enclosed proxy card.
Appraisal Rights
Shares of Company capital stock, other than Excluded Shares, that are issued and outstanding immediately prior to the Effective Time and which are held by holders who have not voted such shares in favor of the Merger Agreement, and who are entitled to appraisal rights and have properly exercised such rights in accordance with Part 13 of the MBCA, will not be converted into the right to receive the Merger Consideration. We refer to such shares as the “Dissenting Shares”. The holders of Dissenting Shares will be entitled to only such rights as are granted by, and will be entitled only to receive such payments for such Dissenting Shares in accordance with, Part 13 of the MBCA. If any such shareholder of the Company will fail to perfect or will effectively waive, withdraw or lose such shareholder’s rights under Part 13 of the MBCA or if a court of competent jurisdiction will otherwise determine that such shareholder is not entitled to the relief provided by Part 13 of the MBCA, such shareholder’s shares of Company capital stock will cease to be Dissenting Shares and will be deemed to have been converted at the Effective Time into the right to receive the Merger Consideration (payable without any interest thereon) upon surrender of Certificates or book-entry shares and related documents. At the Effective Time, the Dissenting Shares will be automatically canceled and will cease to exist and any holder of Dissenting Shares will cease to have any rights except the rights provided in Part 13 of the MBCA and as provided in the previous sentence.
The Company will give Parent prompt written notice of any notice received by the Company of an intent to demand appraisal or the fair value of any shares of Company capital stock, withdrawals of such notices or demands and any other instruments or notices served pursuant to the MBCA. The Company will also give Parent the opportunity to participate in all negotiations and proceedings with respect to such notices and demands and the exercise of appraisal rights under the MBCA, if such negotiations and proceedings take place prior to the Effective Time. The Company will not, except with the prior written consent of Parent, make any payment or other commitment with respect to any such exercise of appraisal rights, offer to settle or settle any such rights or waive any failure to timely deliver a written demand for appraisal or timely take any other action to perfect appraisal rights in accordance with the MBCA.
Treatment of Equity Awards
Each Company deferred stock unit or time vesting restricted stock unit granted under the Company's 2019 Long-Term Equity Compensation Plan (each, an “RSU”), excluding Post-Signing Company RSUs as defined below, that is outstanding as of immediately prior to the Effective Time (a “Company RSU”) will become fully vested and will automatically be canceled and converted into the right to receive an amount in cash equal to the product of the Merger Consideration and the number of shares of Company capital stock subject to such Company RSU immediately prior to the Effective Time, less applicable required withholdings.
Each Company RSU that is granted on or after the date of the Merger Agreement, excluding any such Company RSU granted to a non-employee director (a “Post-Signing Company RSU”), that is outstanding as of immediately prior to the Effective Time, will be assumed by Parent and converted automatically into a restricted stock unit in respect of shares of Parent common stock with the same terms and conditions as are in effect with respect to such Post-Signing Company RSU immediately prior to the Effective Time (a “Parent RSU”), except that such Parent RSU will relate to a number of shares of Parent common stock that is determined based on the ratio of the Merger Consideration to the average closing price per share of Parent common stock for the period of ten consecutive trading days preceding the last trading day prior to the closing date of the merger.
Each Company restricted stock unit subject to performance-based vesting criteria that is outstanding as of immediately prior to the Effective Time (a “Company PSU”) will become fully vested and will automatically be canceled and be converted into the right to receive an amount in cash equal to the product of the Merger Consideration and the number of Shares subject to such Company PSU immediately prior to the Effective Time based on 120% of the target level of performance achievement, less applicable required withholdings.

Any offering period in which the Effective Time would otherwise occur under an employee stock purchase plan under Section 423 of the Internal Revenue Code of 1986 that is sponsored by the Company, will end as of a date selected by the Company before the Effective Time and each outstanding right to purchase shares of Company capital stock granted under such plan will be automatically exercised as of such date. The Company has agreed that it will not commence a new offering period under such employee stock purchase plan on or after the date of the Merger Agreement.
Representations and Warranties
In the Merger Agreement, the Company made representations and warranties to Parent and Merger Sub, including those relating to:
•	the Company’s corporate organization, good standing, and qualification and power to conduct its business;
•	the subsidiaries of the Company;
•	the capital structure of the Company;
•
the requisite corporate power, authority and action necessary in order to execute, deliver and perform the Company’s obligations under the Merger Agreement (including approval of the Board and direction to submit the Merger Agreement to a shareholder vote) and the enforceability of the Merger Agreement;

•
the absence of certain governmental filing and consent requirements in connection with the merger and the absence of a breach or violation of the Company’s organizational documents or contracts, in each case as a result of the Company’s execution of the Merger Agreement or consummation of the merger;

•
the Company’s compliance with applicable requirements of the SEC, the Sarbanes-Oxley Act of 2002, as amended and the NYSE, the Company’s disclosure controls and procedures, and the Company’s internal control over financial reporting;

•	the accuracy and completeness of the financial statements including in documents filed by the Company with the SEC;
•
the absence of a Material Adverse Effect, as defined below, since December 31, 2020 and the conduct of business in the ordinary course and the absence of certain other changes or events involving the Company and its subsidiaries from June 30, 2021 until the date of the Merger Agreement;

•	the absence of pending or threatened litigation, investigations, judgments or orders involving the Company and its subsidiaries and the absence of certain undisclosed obligations;
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employee benefit plans, matters relating to the Employee Retirement Income Security Act of 1974, as amended, and other matters concerning employee benefits and employment agreements of the Company and its subsidiaries;

•	the employees of the Company and its subsidiaries and other labor and employment matters;
•
the compliance with laws by the Company and its subsidiaries, including the U.S. Foreign Corrupt Practices Act of 1977, as amended, the Export Administration Act, the Export Control Reform Act, the Arms Export Control Act, the International Traffic in Arms Regulations, the Export Administration Regulations and associated executive orders, the laws implemented by the Office of Foreign Assets Controls, the United States Department of the Treasury and all other applicable export control or asset control laws;

•	the possession by the Company and its subsidiaries of, and compliance with, permits, licenses and franchises to conduct their business;
•
the inapplicability to the merger of the restrictions set forth in Chapters 110C, 110D and 110F of the Massachusetts General Laws (the “MGL”) or other similar takeover statute or regulation and the absence of a shareholder rights plan, “poison pill,” antitakeover plan or other similar agreement;

•	environmental matters with respect to the operations of the Company and its subsidiaries;
•	the filing of tax returns, payment of taxes and other tax matters with respect to the Company and its subsidiaries;

•	the intellectual property of the Company and its subsidiaries;
•	the insurance policies of the Company and its subsidiaries;
•	the material contracts of the Company and its subsidiaries;
•	the Company’s title to certain material assets;
•	the leased and owned real property of the Company and its subsidiaries;
•	the absence of transactions between the Company or any of its subsidiaries, on the one hand, and related parties, on the other hand;
•	the receipt by the Board of an opinion from J.P. Morgan Securities LLC of the fairness, from a financial point of view, of the Merger Consideration to holders of Company capital stock;
•	the absence of undisclosed obligations to brokers, finders, and investment bankers;
•	that the Requisite Company Vote is the only vote of Company securityholders necessary to approve the merger;
•	acknowledgment by the Company of the absence of representations and warranties by Parent and Merger Sub not set forth in the Merger Agreement; and
•	the Company’s non-reliance on any Parent or Merger Sub financial projection, forecast, estimate, budget or prospect information.
In the Merger Agreement, Parent and Merger Sub made representations and warranties to the Company, including those relating to:
•	Parent’s and Merger Sub’s corporate organization, good standing, qualification and power;
•
the requisite corporate power, authority and action necessary in order for Parent and Merger Sub to execute, deliver and perform their obligations under the Merger Agreement and the enforceability of the Merger Agreement;

•	the absence of any vote required by holders of Parent’s securities in connection with the merger;
•
the absence of certain governmental filing and consent requirements in connection with the merger and the absence of a breach or violation of Parent’s or Merger Sub’s organizational documents or contracts, in each case as a result of the Parent’s or Merger Sub’s execution of the Merger Agreement or consummation of the merger;

•	the absence of pending or threatened litigation, investigations, judgments or orders involving Parent or Merger Sub;
•	Parent having sufficient available funds to satisfy its payment obligations under the Merger Agreement;
•	the execution, delivery and enforceability of the debt commitment letter, and the absence of any breach or default under the debt commitment letter;
•	the capital structure and operations of Merger Sub;
•	the inapplicability to the merger of the restrictions set forth in Section 110F of the MGL;
•	the absence of obligations to brokers and investment bankers for which Parent or Merger Sub would have any obligations or liabilities in connection with the merger;
•	acknowledgment by Parent and Merger Sub of the absence of representations and warranties by the Company not set forth in the Merger Agreement; and
•	Parent’s and Merger Sub’s non-reliance on any Company financial projection, forecast, estimate, budget or prospect information.

Definition of Material Adverse Effect
Many of the representations and warranties made by the Company in the Merger Agreement and certain conditions to the performance by Parent and Merger Sub of their obligations under the Merger Agreement are qualified by reference to a “Material Adverse Effect”.
A “Material Adverse Effect” is defined to mean any effect, event, development, change, state of facts, condition, circumstance or occurrence that, individually or in the aggregate with all other effects has had or would be reasonably expected to have a material adverse effect on the business, financial condition, properties, assets, business operations or results of operations of the Company and its subsidiaries, taken as a whole, or that would or would reasonably be expected to prevent, materially delay, or materially impair the ability of the Company to consummate the merger. In the case of a Material Adverse Effect’s impact on the Company’s business, financial condition, properties, assets, or operations, there are significant exceptions for certain categories of effects that will not constitute a Material Adverse Effect. These include, among other items, effects resulting from general industry, economic or legal developments, the Company’s failure to meet any internal or published projections, the consequences of executing and announcing the Merger Agreement, pandemics or epidemics (including COVID-19) or the general worsening thereof, and actions taken with Parent’s prior written consent. However, certain of these effects may constitute a Material Adverse Effect insofar as they have a disproportionate Material Adverse Effect on the Company or its subsidiaries relative to others in the industries in which the Company and its subsidiaries operate or would, or would reasonably be expected to, prevent, materially delay or materially impair the ability of the Company to consummate the merger.
Covenants Relating to the Conduct of the Company’s Business
Except as expressly contemplated by the Merger Agreement, as required by applicable law, for certain measures taken in response to the COVID-19 pandemic, for certain exceptions set forth in the Company Disclosure Letter (as defined in the Merger Agreement), or with Parent’s prior written approval (such approval not to be unreasonably withheld, conditioned or delayed), during the period beginning on the date of the Merger Agreement and ending at the Effective Time, the Company has agreed to operate business of the Company and its subsidiaries in the ordinary course and, to the extent consistent with such obligation, to use commercially reasonable efforts to preserve their business organizations intact and maintain existing relations and goodwill with governmental entities, customers, suppliers, licensors, licensees, distributors, creditors, lessors and other business associates having material business relationships with the Company and keep available the services of the Company’s and its subsidiaries’ officers and key employees.
Furthermore, except as otherwise expressly contemplated by the Merger Agreement, as required by applicable law, for certain measures taken in response to the COVID-19 pandemic, for certain exceptions set forth in the Company Disclosure Letter or with Parent’s prior written approval (such approval not to be unreasonably withheld, conditioned or delayed), until the Effective Time of the merger the Company will not, and will not permit any of its subsidiaries to, do any of the following:
•	make or propose any change to the Company’s organizational documents or the organizational documents of any of the Company’s subsidiaries;
•
except for any such transactions among its direct or indirect wholly-owned subsidiaries, (a) merge or consolidate itself or any of its subsidiaries with any other person, or (b) restructure, reorganize or completely or partially liquidate;

•
acquire assets outside of the ordinary course from any other person (a) with a fair market value or purchase price in excess of $25 million in the aggregate in any transaction or series of related transactions (including incurring any indebtedness related thereto) or (b) that would reasonably be expected to prevent, materially delay or materially impair the ability of the Company party to consummate the merger;

•
issue, sell, pledge, dispose of, grant, transfer, or otherwise enter into any contract or understanding with respect to the voting of any shares of capital stock or of any of its subsidiaries, or securities convertible or exchangeable into or exercisable for any shares of such capital stock, or any options, warrants or other rights of any kind to acquire any shares of such capital stock or such convertible or exchangeable securities (other than as permitted by the terms of the Merger Agreement);

•
create or incur any encumbrance, other than certain permitted encumbrances, over any material portion of the Company’s and its subsidiaries’ consolidated properties and assets that is not incurred in the ordinary course of business on any of its assets or any of its subsidiaries, except as permitted by the terms of the Merger Agreement;

•	make any loans, advances, guarantees or capital contributions to or investments in any person in excess of $10 million in the aggregate, except as permitted by the terms of the Merger Agreement;
•
declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock (except for dividends paid by any direct or indirect wholly owned subsidiary to it or to any other direct or indirect wholly owned subsidiary) or modify in any material respect its dividend policy;

•
reclassify, split, combine, subdivide or redeem, purchase (through a share repurchase program or otherwise) or otherwise acquire, directly or indirectly, any of its capital stock or securities convertible or exchangeable into or exercisable for any shares of its capital stock, except as permitted by the terms of the Merger Agreement;

•	make or authorize any payment of, or accrual or commitment for, certain capital expenditures;
•
enter into, terminate, waive any material rights under or amend, modify or supplement in a manner that is adverse to the Company or its subsidiaries certain material contracts other than in the ordinary course of business;

•	cancel, release or waive certain debts, claims or rights held, other than in the ordinary course of business;
•	settle or compromise, or offer or propose to settle or compromise any material proceeding, including before a governmental entity, except as permitted by the terms of the Merger Agreement;
•
fail to use commercially reasonable efforts to maintain in effect any material insurance policy, unless simultaneous with any termination, cancellation or lapse of such material insurance policy, replacement policies are in effect providing coverage substantially similar to the coverage under the terminated, canceled or lapsed material insurance policies;

•	adopt or implement any shareholder rights plan, “poison pill,” anti-takeover plan or other similar agreement or plan;
•	write down any material assets or materially amend any material financial accounting policies or procedures, except as required by changes to GAAP;
•
make, change or rescind any material election in respect of taxes or accounting policies, adopt or change an annual tax accounting period or any material tax accounting method, enter into any closing agreement with respect to taxes, settle any material tax claim, audit, assessment or dispute materially in excess of the amount reserved therefore, surrender any right to claim a refund of a material amount of taxes or fail to file when due any material tax return;

•
transfer, sell, lease, license, grant, divest, cancel, abandon, allow to lapse or expire or otherwise dispose of, any assets (tangible or intangible), product lines or businesses that are, in each case, material to the Company and its subsidiaries, taken as a whole, including capital stock of any of its subsidiaries, except as permitted by the terms of the Merger Agreement;

•
increase or change the compensation or benefits payable to any employee other than in the ordinary course of business, except as set forth in the Company Disclosure Letter, as required by the terms of any benefit plan as in effect on the date of the Merger Agreement, as permitted under the Merger Agreement or as required by applicable law;

•
except as set forth in the Company Disclosure Letter, recognize any labor organization as the representative of any of the employees of the Company or its subsidiaries, or become a party to, establish, adopt, modify, amend, renew, extend, commence negotiations for or terminate any collective bargaining agreement or other similar written agreement with a labor organization, in each case, other than in the ordinary course of business or as required by applicable law;

•
terminate or transfer the employment or services of any employee who is in a position at or above the level of Senior Director (other than for cause) or hire or engage any person to be an employee in a position at or above the level of Senior Director (provided, the Company shall consult with Parent regarding the termination or transfer of the employment or services of any employee who is in a position at the level of Director (other than for cause) and the hiring or engagement of any person to be an employee in a position at the level of Director) and, in each case, consider in good faith Parent's feedback thereon);

•	except as set forth in the Company Disclosure Letter, not grant retention or transaction bonuses;
•
incur any indebtedness (including the issuance of any debt securities, warrants or other rights to acquire any debt security) or guarantee any such indebtedness, except as permitted by the terms of the Merger Agreement;

•
convene any special meeting, or any adjournment or postponement thereof, of the Company’s shareholders other than the Company Shareholders Meeting, or any adjournment or postponement thereof in accordance with the Merger Agreement; or

•	agree, authorize or commit to do any of the foregoing.
Restrictions on the Solicitation of Other Offers
The Company, its subsidiaries and their respective directors, officers, and employees may not, and the Company must use reasonable best efforts to cause its other representatives not to, take certain actions in connection with the solicitation of an alternative Acquisition Proposal. An “Acquisition Proposal” means any proposal, offer or indication of interest relating to a (i) merger, consolidation, dissolution, liquidation, tender offer, recapitalization, reorganization, spin-off, share exchange, business combination or similar transaction involving the Company or any of its subsidiaries and involving, directly or indirectly, 20% or more of the consolidated net revenues, net income or total assets of the Company or (ii) any acquisition of any class of equity securities of the Company or assets of the Company and its subsidiaries, in each case, by any person or group (as defined under Section 13 of the Exchange Act) that if consummated would result in such person or group becoming the beneficial owner of, directly or indirectly, in one or a series of related transactions, 20% or more of the total voting power or of any class of equity securities of the Company, or 20% or more of the consolidated net revenues, net income or total assets of the Company. This definition does not include the merger, or any other proposal, offer, or indication of interest made by Parent or its affiliates and does not include any proposal or offer to the extent related to any purchase of assets required to be divested in order to obtain governmental approval of the merger.
In particular, the Company is restricted from taking any of the following actions:
•	initiating, soliciting, knowingly encouraging (including by way of furnishing information relating to the Company) or knowingly taking any action designed to facilitate an Acquisition Proposal;
•	engaging in, continuing or otherwise participating in any discussions with or negotiations relating to any Acquisition Proposal;
•	providing any nonpublic information relating to, or affording access to the business, properties, assets, books or records of, the Company to any person in connection with any Acquisition Proposal;
•	otherwise knowingly facilitating any effort or attempt to make an Acquisition Proposal;
•
taking any action to make the provisions of any anti-takeover statute, or any restrictive provision of any applicable anti-takeover provision in the Company’s organizational documents, inapplicable to any transactions contemplated by any Acquisition Proposal; or

•	resolving, agreeing, authorizing, or committing to do any of the foregoing.

Notwithstanding the restrictions described above, prior to obtaining the Requisite Company Vote, if the Company receives a bona fide written Acquisition Proposal that did not arise from a breach of the restrictions described above and the Board determines in good faith after consultation with its outside legal counsel and financial advisor that, based on the information then available, such Acquisition Proposal either constitutes a Superior Proposal, as defined below, or could reasonably be expected to result in a Superior Proposal, then the Company may:
•
provide information in response to a request by the person making such Acquisition Proposal (as long as, the Company has, to the extent legally permissible, made such information available to Parent and prior to providing such information to such other person, the Company enters into an agreement with such person that contains confidentiality provisions that are at least as restrictive in the aggregate as the confidentiality agreement with Parent); and

•	participate in any discussions or negotiations with, and only with, the person making the Acquisition Proposal.
A “Superior Proposal” means a bona fide written Acquisition Proposal (except that the references in the definition of Acquisition Proposal to “20% or more” will be deemed to be references to “50% or more”) made after the date of the Merger Agreement that the Board has determined in good faith, after consultation with its outside legal counsel and its financial advisor, (i) would result in a transaction more favorable from a financial point of view to the Company’s shareholders than the merger and (ii) is reasonably likely to be consummated on the terms proposed. Both (i) and (ii) take into account all factors the Board deems relevant, including any legal, financial, regulatory, and shareholder approval requirements, the existence of a financing contingency, the timing of closing and any revisions to the terms of the Merger Agreement proposed by Parent pursuant to Parent’s rights to propose such revisions, as further discussed above.
The Company must promptly, and in any event, within twenty-four hours give notice to Parent if the Company or any of its Representatives receives any Acquisition Proposal and thereafter must keep Parent reasonably informed of the status and material terms of such Acquisition Proposal, and discussions or negotiations concerning the material terms thereof and as promptly as practicable, and in any event, within twenty-four hours following the receipt or delivery thereof, provide Parent with unredacted copies of any written proposal, proposed transaction agreement or other written material that describes the terms and conditions of any Acquisition Proposal.
Restrictions on Changes of Recommendation to Company Shareholders
The Company may not enter into an agreement with another party in respect of an alternative Acquisition Proposal or make a Change of Recommendation except in compliance with the specific requirements of the Merger Agreement, as described below. A “Change of Recommendation” includes any of the following actions by the Board:
•
withholding, withdrawing, qualifying, amending or modifying (or publicly proposing or resolving to withhold, withdraw, qualify, amend or modify) its recommendation in a manner adverse to Parent or Merger Sub;

•
following the date any Acquisition Proposal or any material modification thereto is first made public or sent or given to shareholders of the Company, failing to issue a press release publicly reaffirming its recommendation within ten business days (or, if earlier, prior to the Company Shareholders Meeting) following Parent’s written request to do so;

•
failing to include its recommendation in this proxy statement or make or expressly authorize by resolution the making of any public statement by any Company officer or director that is known to, or reasonably foreseeable by the Board to have the same consequences as a withdrawal, qualification, amendment or modification of the Company Recommendation (as defined in the Merger Agreement);

•
failing to recommend against acceptance of a tender or exchange offer by its shareholders under Rule 14d-2 of the Exchange Act for outstanding shares of Company capital stock, within ten business days after receipt of a written request of Parent following the commencement of such tender offer or exchange offer (or, if earlier, prior to the Company Shareholders Meeting); or

•
approving or recommending, or publicly declaring advisable or publicly proposing to approve or recommend any Acquisition Proposal or publicly proposing to enter into, any letter of intent, memorandum of understanding or other agreement relating to any Acquisition Proposal.

Notwithstanding the restrictions described above, prior to obtaining the Requisite Company Vote, if the Company receives a bona fide written Acquisition Proposal that did not arise from a material breach of the “No Solicitation” obligations described above, and the Board determines in good faith, after consultation with its outside legal counsel and its financial advisor that such Acquisition Proposal constitutes a Superior Proposal, then the Company may effect a Change of Recommendation or terminate the Merger Agreement in order to enter into a definitive written agreement with respect to such Superior Proposal. Provided, however, that before taking any action set out in the immediately preceding sentence, the Company must give Parent written notice of such action (and the basis therefor) four business days in advance, the Company must negotiate in good faith with Parent (to the extent Parent wishes to negotiate) to revise the Merger Agreement such that such Acquisition Proposal would cease to be a Superior Proposal and, at the end of four business days from the date of notice to Parent, the Board must determine, after consultation with its outside legal counsel and financial advisor, taking into account any changes to the terms of the Merger Agreement proposed in writing by Parent, that such Acquisition Proposal continues to constitute a Superior Proposal. Simultaneously with such termination by Parent as a result of a Change of Recommendation or by the Company in order to enter into a definitive written agreement, the Company will be obligated to pay the Company Termination Fee, as defined below.
Furthermore, prior to obtaining the Requisite Company Vote, the Board may also effect a Change of Recommendation if an Intervening Event, as defined below, has occurred and the Board determines in good faith, after consultation with its outside legal counsel and its financial advisor, that failure to effect a Change of Recommendation in response to such Intervening Event would reasonably be expected to be inconsistent with the directors’ fiduciary duties under applicable law. However, prior to recommending such Acquisition Proposal, the Board must provide written notice of such action and the basis therefor four business days in advance (such notice to include a reasonably detailed description of the Intervening Event), the Company must negotiate in good faith with Parent (to the extent Parent wishes to negotiate) to revise the Merger Agreement, and the Board must determine in good faith after consultation with its outside legal counsel and its financial advisor, taking into account any changes to the terms of the Merger Agreement proposed in writing by Parent, that such Intervening Event remains in effect and the failure to effect a Change of Recommendation in response to such Intervening Event would be inconsistent with the directors’ fiduciary duties under applicable law.
“Intervening Event” means any effect occurring or arising after the date of the Merger Agreement that is material to the Company and its subsidiaries, taken as a whole, that was not known to, or reasonably foreseeable by, the Board as of or prior to the execution of the Merger Agreement (or if known or reasonably foreseeable, the material consequences of which were not known or reasonably foreseeable by the Board), which effect, or any material consequence thereof, becomes known to, or reasonably foreseeable by, the Board prior to the time the Requisite Company Vote is obtained. However, this definition does not include (i) any Acquisition Proposal, (ii) any changes in the market price or trading volume of the Company, (iii) the Company meeting, or failing to meet or exceeding published or unpublished revenue or earnings projections in each case, in and of itself, (iv) any changes or conditions generally affecting the industries in which the Company and its subsidiaries operate in, except to the extent such effect has a disproportionate effect on the Company and its subsidiaries, taken as a whole, relative to others in such industries in respect of the business conducted in such industries or (v) general economic conditions or securities, credit, financial or other capital markets conditions, in each case in the United States or any foreign jurisdiction in which the Company or any of its subsidiaries operate, except to the extent such effect has a disproportionate adverse effect on the Company and its subsidiaries, taken as a whole, relative to others in the industries in which the Company and any of its subsidiaries operate in respect of the business conducted in such industries. In the case of clauses (ii) and (iii), the underlying causes of the foregoing may be taken into account in determining whether an Intervening Event has occurred to the extent not otherwise excluded from this definition.
Special Meeting
The Company will take, in accordance with applicable law and its organizational documents, all action necessary to convene the Company Shareholders Meeting as promptly as practicable to consider and vote upon the approval of the Merger Agreement and to cause such vote to be taken, and will not postpone or adjourn such meeting except (i) to the extent required by law (after consultation with outside legal counsel) to allow reasonable additional time for the filing or mailing of any supplemental or amended disclosure that the Company has determined, after consultation with outside legal counsel, is reasonably likely to be required under applicable law or (ii) if, as of the time for which the Company Shareholders Meeting was originally scheduled, there are insufficient shares of Company capital stock represented either in attendance or by proxy and voting to approve the Merger Agreement or to constitute a quorum necessary to conduct the business of the Company Shareholders Meeting.

The Company will, subject to the right of the Board to effect a Change of Recommendation in accordance with the terms of the Merger Agreement, include the Company Recommendation in this proxy statement and use reasonable best efforts to solicit from the shareholders of the Company proxies in favor of the proposal to approve the Merger Agreement and to secure the Requisite Company Vote. The Company will, at the instruction of Parent, postpone or adjourn the Company Shareholders Meeting if there are not sufficient affirmative votes in attendance or by proxy at such meeting to approve the Merger Agreement to allow reasonable time for the solicitation of proxies for purposes of obtaining the Requisite Company Vote.
The Company will establish a record date for the Company Shareholders Meeting in reasonable consultation with Parent and subject to compliance with the MBCA and Exchange Act. In no event will the record date be changed without Parent’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed), except in the event that any supplemental or amended disclosure that the Company has determined, after consultation with outside legal counsel, is reasonably likely to be required under applicable law and the Company Shareholders Meeting is postponed or the Company postpones the Company Shareholders Meeting at the instruction of Parent, and in either case, as a result, the initial record date fixed by the Board is more than seventy days before the date of the subsequent meeting.
The Company agrees to provide Parent reasonably detailed periodic updates concerning proxy solicitation results on a timely basis and to give written notice to Parent one business day prior to the Company Shareholders Meeting and on the day of, but prior to the Company Shareholders Meeting, indicating whether as of such date sufficient proxies representing the Requisite Company Vote have been obtained. The only matters to be voted upon at the Company Shareholders Meeting will be the Requisite Company Vote and routine proposals required in connection with such vote.
Cooperation and Efforts to Consummate
On the terms and subject to the conditions set forth in the Merger Agreement, the Company and Parent are required to cooperate with each other and use (and will cause their respective subsidiaries to use) their respective reasonable best efforts to take or cause to be taken all actions, and to do or cause to be done all things, reasonably necessary, proper or advisable on its part under the Merger Agreement and applicable law to cause the conditions to closing to be satisfied as promptly as reasonably practicable and advisable (and in any event no later than the Outside Date, as defined below) and to consummate and make effective the merger and the other transactions contemplated by the Merger Agreement as soon as reasonably practicable, including preparing and filing as promptly as reasonably practicable and advisable all documentation to effect all necessary notices, reports and other filings, and to obtain as promptly as reasonably practicable (and in any event no later than the Outside Date) all consents necessary or advisable to be obtained from any third party or any governmental entity in order to consummate the merger and the other transactions contemplated by the Merger Agreement.
Both Company and Parent have agreed to use reasonable best efforts to take all reasonably necessary, proper, or advisable steps to avoid the entry of, or resist, modify, prevent, eliminate or remove any actual, threatened, temporary, permanent, or preliminary governmental order (including any injunction or judgment) that would delay, restrain, prevent, or otherwise prohibit the merger. Company and Parent have agreed, in furtherance of the foregoing covenant, to defend through litigation any such order, to divesting, disposing, or holding separate certain business, product lines, or assets, or to abide by other restrictions or actions following the closing that would limit the use of such businesses, product lines, or assets. However, these obligations do not require Parent to take any action that would reasonably be expected to have a material adverse effect on the business, operations, financial condition, or results of either of (i) the Company and its subsidiaries, taken as a whole, or (ii) Parent and its subsidiaries (other than the Company), taken as a whole, and treating for such purpose the effect of such action as if it affected a company the size of the Company, in each case after the Effective Time (a “Burdensome Effect”).
Financing and Indebtedness
Parent has obtained delayed draw term loan commitments in an aggregate principal amount of $5.2 billion to finance the merger and related transactions on the terms set forth in that certain Term Credit Agreement, dated as of November 22, 2021 (the “Credit Agreement”), among Parent, as borrower, the lenders party thereto and Goldman Sachs Bank USA, as administrative agent. Parent is prohibited, without the prior written consent of the Company (which consent will not be unreasonably withheld, conditioned or delayed), from permitting certain amendments or modifications to, or granting waivers of certain provisions under, the Credit Agreement. If any portion of such financing becomes unavailable and Parent lacks cash on hand or other sources of available funds, Parent must notify Company and use reasonable best efforts to arrange to obtain alternative financing, which must be no less favorable in any material respect than the Credit Agreement.
The Merger Agreement requires the Company to use its reasonable best efforts to provide reasonable and customary cooperation in connection with Parent’s financing arrangements, subject to certain customary limitations, including that no such cooperation would or would reasonably be expected to unreasonably disrupt or interfere with the business or ongoing operations of the Company. Parent has agreed to reimburse the Company and its subsidiaries for all reasonable documented out-of-pocket costs and expenses incurred in connection with Company’s cooperation with Parent’s financing arrangements, and to indemnify the Company, its subsidiaries, and their respective representatives from and against any and all liabilities, losses, damages, or other claims or costs suffered in connection with such cooperation.
Obtaining such debt financing is not a condition to closing the merger.
No later than two business days prior to the closing date of the merger, the Company has agreed to use its reasonable best efforts to obtain a customary payoff letter, effective upon closing of the merger, from lenders under its existing credit facility.
Access to Information
Subject to applicable law and certain customary exceptions and conditions, the Company and Parent each must, upon request by the other, use reasonable best efforts to furnish the other with all information concerning itself, its subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with this proxy statement or any statement, filing, notice or application made by or on behalf of the Company, Parent or any of their respective subsidiaries to any third party or any governmental entity in connection with the merger and other transactions contemplated by the Merger Agreement.
The Company must, upon giving of reasonable notice by Parent, use reasonable best efforts to afford Parent’s officers and other authorized representatives reasonable access, solely for the purpose of furthering the transactions, for integration planning purposes, in connection with synergy identification and analysis and investigation and review of the business, operations and activities of the Company and its subsidiaries (provided that such investigation and review will be limited to existing contracts, books and records as of the date of the Merger Agreement and contracts, books and records created after the date of the Merger Agreement in the ordinary course of business), in each case, during normal business hours following reasonable advance notice throughout the period prior to the Effective Time, to its officers, employees, agents, contracts, books and records (including the work papers of the Company’s independent accountants upon receipt of any required consents from such accountants and subject to the execution of customary access letters), as well as properties, offices and other facilities; provided that such access does not unreasonably interfere with the Company’s normal operations.
NYSE Delisting
Prior to the closing date of the merger, the Company must cooperate with Parent and use reasonable best efforts to take, or cause to be taken, all actions, and to do or cause to be done all things, reasonably necessary, proper or advisable on its part under applicable laws and rules and policies of the NYSE to enable the delisting by the Surviving Corporation of the shares of Company capital stock from the NYSE and the deregistration of such shares under the Exchange Act as promptly as practicable after the Effective Time.
Employee Matters
Each employee of the Company who continues to remain employed with the Parent or the Surviving Corporation will, during the period commencing at the Effective Time and ending twelve months following Effective Time, be provided with (i) a base salary or base wage that is no less favorable than the base salary or base wage provided to such employee immediately prior to the Effective Time, (ii) target annual cash bonus opportunities and target long-term incentive compensation opportunities that are no less favorable in the aggregate than those provided immediately prior to the Effective Time, and (iii) other compensation and benefits that are substantially comparable in the aggregate to the compensation and benefits (excluding equity) provided to such employee immediately prior to the Effective Time. In addition, severance benefits would be no less favorable than those in effect before the merger.

Parent has agreed to waive any pre-existing condition limitations under employee benefit plans of Parent or the Surviving Corporation for any condition in which any continuing employee would have been entitled to coverage under an existing benefit plan in which such employee participated prior to the Effective Time. Parent has further agreed to credit such continuing employees under such employee benefit plans for any eligible expenses incurred during the portion of the year prior to the Effective Time for purposes of co-payment, co-insurance, deductibles, or out-of-pocket maximums in respect of the plan year in which the closing occurs. For the purposes of eligibility, vesting, continuous service, vacation, paid time off and severance entitlements, Parent will credit continuing employees for their service to the Company as of the Effective Time other than where crediting would result in a duplication of benefits for the same period of service.
Additionally, as soon as practicable after the closing (but no later than the first payroll period after the closing), the Surviving Corporation will pay to each eligible continuing employee any unpaid annual cash bonus for the preceding fiscal year, less any required withholding taxes. The Surviving Corporation also will pay, less any required withholding taxes, the annual cash bonus earned for the fiscal year in which the closing occurs, at the time bonuses are typically paid under the Surviving Corporation’s annual bonus plan, subject to the relevant employee’s continued employment through such date, except that in the event of certain terminations of employment, the Surviving Corporation will pay a prorated cash bonus (calculated using the number of days in the performance period that have elapsed as of the termination, divided by 365) based on the greater of actual or target performance immediately before the termination.
Indemnification and Directors’ and Officers’ Insurance
Parent and the Surviving Corporation will indemnify all past and present directors and officers of the Company and its subsidiaries, against costs or liabilities related to matters existing as of closing (including the merger itself), to the same extent such persons are indemnified by the Company as of the date of the Merger Agreement under applicable law, the Company’s Restated Articles of Organization and bylaws, and any indemnification agreements of the Company. The Surviving Corporation will advance costs as incurred to all such individuals to the same extent such individuals are entitled to such advancement from the Company as of the date of the Merger Agreement under applicable law, the Company’s Restated Articles of Organization and bylaws, and any indemnification agreements of the Company.
For a period of six years after the Effective Time, Parent will cause to be maintained policies of directors’ and officers’ liability insurance that are at least as favorable to the insured as the Company’s existing policies (but only to the extent the cost, during such period, is no greater in the aggregate than 300% of the current aggregate annual premium paid by the Company for such purpose).
Alternative Acquisition Structure Election
Parent has the right to elect, at any time prior to the Company Shareholders Meeting, to complete the merger as a tender offer for all of the Company’s capital stock, at an offer price equal to the Merger Consideration and with a minimum tender condition equivalent to the Requisite Company Vote, followed by a second-step merger in accordance with the terms of the Merger Agreement. Parent has the right to complete the merger as a tender offer only if such change in structure would not and, would not reasonably be expected to, in each case, in the good faith judgment of Parent, jeopardize or impede the consummation of the merger or the receipt of any required approvals of governmental entities. If Parent exercises such election, Parent and the Company have agreed to use reasonable best efforts to amend the Merger Agreement to provide for such structure. Parent, Merger Sub, and the Company have agreed to certain customary terms for any such tender offer that must be included in such amended merger agreement in the event that Parent exercises its right to elect the alternative acquisition structure.
Conditions to the Completion of the Merger
The parties will not be required to consummate the merger unless and until the following conditions have been satisfied (or, if applicable, waived by each of the parties):
•	the Requisite Company Vote has been obtained;
•
any waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder, has expired or been terminated, and all other requisite governmental authorizations, filings and waiting periods under certain other jurisdictions’ antitrust or foreign direct investment laws are obtained, made, expired or terminated, as the case may be; and

•
no governmental entity in the U.S. or certain foreign jurisdictions has enacted any law or order that prohibits the consummation of the merger or instituted any litigation or suit under any applicable antitrust or foreign investment law seeking to temporarily or permanently prohibit the merger.

In addition, Parent and Merger Sub will not be required to consummate the merger unless the following conditions have been satisfied in full (or waived by them):
•
all representations of the Company must be true and correct as of the closing insofar as their failure to be true and correct have would not have, individually or in the aggregate, a Material Adverse Effect on the Company, however, this Material Adverse Effect threshold does not apply to certain fundamental representations and warranties relating to the Company and the transaction, which are tested at a lower materiality threshold, nor does it apply to the Company’s representations concerning the absence of a Material Adverse Effect on the Company since December 31, 2020, which must be true and correct at closing;

•	the Company has performed in all material respects the obligations required to be performed by it under the Merger Agreement at or prior to closing;
•	no Material Adverse Effect has occurred;
•	Parent and Merger Sub have received a certificate of an executive officer of the Company, certifying that the three conditions immediately above have been met; and
•	No governmental entity in the U.S. or certain foreign jurisdictions has enacted any order that requires Parent to take actions that would constitute a Burdensome Effect.
The Company will not be required to consummate the merger unless the following conditions have been satisfied in full (or waived by it):
•
the representations and warranties of Parent and Merger Sub must be true and correct as of both the date of the Merger Agreement and the closing date, except if their failure to be true and correct would not, individually or in the aggregate, prevent or materially delay the consummation of the merger;

•	Parent and Merger Sub have each performed in all material respects the obligations required to be performed by it under the Merger Agreement at or prior to the Closing; and
•	the Company receives a certificate of an executive officer of the Parent, certifying that the two conditions immediately above have been met.
Termination
The Merger Agreement may be terminated by mutual written agreement of Parent and the Company at any prior time prior to the Effective Time.
The Merger Agreement may also be terminated by either Parent or the Company, if the Effective Time will not have occurred on the date that is six months from the date of the Merger Agreement (the “Outside Date”). However, if certain conditions to closing relating to governmental antitrust or foreign direct investment approvals have not been satisfied or waived as of the Outside Date, but all other conditions have been satisfied, then the Outside Date will be extended for an additional three months after the initial Outside Date. Additionally, if such conditions to closing related to such approvals have not been satisfied as of such extended Outside Date, then the Outside Date will be further extended for an additional three months after the first extended Outside Date (for a final Outside Date that is a year from signing). The Merger Agreement may be terminated by either Parent or the Company, if a governmental entity of competent jurisdiction has enacted any law or order that permanently prohibits the consummation of the merger, and such law or order has become final and non-appealable. The Merger Agreement may also be terminated by either Parent or the Company if the Requisite Company Vote will not have been obtained at the Company Shareholders Meeting or the final adjournment or postponement thereof.
The Merger Agreement may be terminated by Parent, prior to the obtainment of the Requisite Company Vote, if the Board will have made a Change of Recommendation or if the Company or its representatives have materially breached their no-solicitation or other obligations under Section 6.2 of the Merger Agreement. The Merger Agreement may also be terminated by Parent, prior to the Effective Time, if the Company has breached any of its representations, warranties, or covenants such that relevant conditions to closing are not satisfied and such breach is not curable prior to the Outside Date (or if curable prior to the Outside Date, has not been cured within the earlier of 30 days after notice by Parent to the Company or three business days before the Outside Date). The Merger Agreement may also be terminated by Parent, prior to the Effective Time, if a governmental entity of competent jurisdiction in the U.S. or certain foreign jurisdictions will have entered an order in connection with a requisite governmental approval that has become final and non-appealable, remains in effect, and requires Parent or any of its subsidiaries (including the Company and its subsidiaries) to take actions that would have a Burdensome Effect.

The Merger Agreement may be terminated by the Company, prior to the Effective Time, if Parent has breached any of its representations, warranties, or covenants such that relevant conditions to closing are not satisfied and such breach is not curable prior to the Outside Date (or if curable prior to the Outside Date, has not been cured within the earlier of 30 days after notice by the Company to Parent or three business days before the Outside Date). The Merger Agreement may also be terminated by the Company, prior to obtaining the Requisite Stockholder Approval, in order to enter into a definitive written agreement with respect to a Superior Proposal. Such Superior Proposal termination would trigger the immediate payment of the Company Termination Fee.
Termination Fees
The Merger Agreement provides for, in certain circumstances, a Company Termination Fee payable by the Company to Parent in an amount of $135 million. The Company would be obligated to pay the Company Termination Fee to Parent in the following circumstances:
•
either party terminates the Merger Agreement as a result of the merger not having been consummated by the Outside Date or as a result of the Requisite Company Vote not having been obtained at the Company Shareholders Meeting and, in either case, (i) an Acquisition Proposal is publicly made directly to the Company’s shareholders or is otherwise publicly known or any person has publicly announced an intention to make an Acquisition Proposal, and such proposal or intention has not been publicly withdrawn prior to the date of such termination (with respect to any termination in connection with the failure to consummate the merger by the Outside Date) or the date of the Company Shareholders Meeting (with respect to any termination in connection with the failure to obtain the Requisite Company Vote) and (ii) within 12 months after such termination, the Company or any of its subsidiaries enters into an alternative acquisition agreement with respect to any Acquisition Proposal or there will have been consummated any Acquisition Proposal (with “fifty percent” being substituted in lieu of “twenty percent” in the definition thereof);

•
Parent terminates the Merger Agreement because the Board has made a Change of Recommendation or the Company or its representatives have materially breached their no-solicitation or other obligations in Section 6.2 of the Merger Agreement;

•
either party terminates the Merger Agreement because the Requisite Company Vote is not obtained and Parent had the right to terminate the Merger Agreement because the Board made a Change of Recommendation; or

•	the Company terminates the Merger Agreement in order to enter into a definitive written agreement with respect to a Superior Proposal.
The Merger Agreement provides for, in certain circumstances, a Regulatory Termination Fee payable by Parent to the Company in an amount of $162.5 million. Parent would be obligated to pay the Regulatory Termination Fee to the Company in the following circumstances:
•
either Parent or the Company terminates the Merger Agreement because a governmental entity of competent jurisdiction in the U.S. or certain foreign jurisdictions has enacted a final, non-appealable law or order related to applicable antitrust or foreign investment laws that permanently prohibits the consummation of the merger;

•
either party terminates the Merger Agreement as a result of the merger not having been consummated by the Outside Date and certain conditions to closing related to antitrust or foreign investment laws have not been satisfied, but all of Parent’s other conditions have been satisfied or would be capable of being satisfied if the closing were to occur; and

•
Parent terminates the Merger Agreement because a governmental entity of competent jurisdiction in the U.S. or certain foreign jurisdictions has entered an order in connection with a requisite governmental approval that has become final and non-appealable, remains in effect, and requires Parent or any of its subsidiaries to take actions that would have a Burdensome Effect and certain conditions to closing related to antitrust or foreign investment laws have not been satisfied, but all of Parent’s other conditions (other than receipt of Requisite Company Vote if the final shareholder meeting has not yet occurred and the Company has complied with its obligations in respect of the meeting) have been satisfied or would be capable of being satisfied if the closing were to occur (subject to a 30-day cure period if there is a Material Adverse Effect at such time).

Governing Law and Submission to Jurisdiction
The Merger Agreement is governed by Delaware law, except to the extent that Massachusetts law is mandatorily applicable to the merger or the fiduciary duties of the Board.
All claims arising under or relating to the Merger Agreement or the merger will be brought in the Delaware Court of Chancery (or in the event that such court does not have subject matter jurisdiction over such action, in the United States District Court for the District of Delaware), and, solely in connection with such claims, the parties irrevocably submit to the exclusive jurisdiction of such court.

MARKET PRICE OF COMPANY CAPITAL STOCK
The Company’s capital stock is listed for trading on the NYSE under the trading symbol “ROG.” The following table sets forth the high and low sales prices of the Company’s capital stock, as reported by the NYSE, for each quarterly period indicated.
	High	Low
Fiscal 2019
First Quarter	$163.13	$93.31
Second Quarter	206.43	137.12
Third Quarter	183.34	123.90
Fourth Quarter	157.10	122.04

Fiscal 2020
First Quarter	$138.99	$75.72
Second Quarter	126.36	79.82
Third Quarter	134.60	95.69
Fourth Quarter	159.25	98.14

Fiscal 2021
First Quarter	$199.50	$147.93
Second Quarter	206.13	172.84
Third Quarter	215.02	176.00
Fourth Quarter through December 13, 2021	273.00	180.42
On November 1, 2021, the last full trading day prior to the announcement of the Company’s entry into the Merger Agreement, the closing price per share of the Company’s capital stock on the NYSE was $208.23. As of December 13, 2021, the latest practicable date prior to the date of this proxy statement, the closing price per share of the Company’s capital stock on the NYSE was $271.25. You are encouraged to obtain current market quotations for Company capital stock in connection with voting your shares of Company capital stock.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person, and the percentage ownership of that person, shares of the Company’s capital stock subject to equity awards held by that person that are vested or payable now or within 60 days of December 13, 2021, are deemed outstanding. Unless otherwise indicated below, the address of each beneficial owner listed in the table is c/o Rogers Corporation 2225 W. Chandler Blvd., Chandler, AZ 85224. The percentages in the tables below are based on 18,730,099 shares of the Company’s capital stock outstanding as of December 13, 2021. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, to our knowledge, each stockholder named in the table has sole voting and investment power with respect to the shares set forth opposite such stockholder’s name. The information provided in this table is based on our records and information filed with the SEC, unless otherwise noted.
Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
BlackRock, Inc.(1) 55 East 52nd Street New York, NY 10055	3,255,978	17.4%
The Vanguard Group(2) 100 Vanguard Blvd. Malvern, PA 19355	1,968,880	10.5%
(1)
Based on a Schedule 13G filed with the SEC on January 25, 2021. Blackrock, Inc., a parent holding company, reported it has sole voting power with respect to 3,222,512 of the shares listed above and sole dispositive power with respect to all of the shares listed above.

(2)
Based on a Schedule 13G/A filed with the SEC on February 10, 2021. The Vanguard Group, a registered investment adviser, reported it has sole voting power with respect to none of the shares listed above, shared voting power with respect to 22,702 of the shares listed above, sole dispositive power with respect to 1,931,441 of the shares listed above, and shared dispositive power with respect to 37,439 of the shares listed above.

	Beneficial Ownership
Name of Person or Group	Amount and Nature of Beneficial Ownership(1)	Percent of Class(2)
Keith L. Barnes	820	*
Robert C. Daigle	10,589	*
Megan Faust	500	*
Randall C. Gouveia	5,314	*
Bruce D. Hoechner(3)	134,840	*
Carol R. Jensen(4)	12,138	*
Jay B. Knoll	11,743	*
Keith Larson	500	*
Ramakumar Mayampurath	1,591	*
Ganesh Moorthy(5)	9,900	*
Jeff J. Owens	4,450	*
Helene Simonet	9,100	*
Peter C. Wallace	8,597	*
All Current Directors and Executive Officers as a Group (16 People)(1)	220,807	1.18%
* None of our executive officers or directors owned more than 1.0% of our outstanding stock as of the record date.
(1)
Includes shares underlying equity awards granted pursuant to the 2019 Long-Term Equity Compensation Plan or shares underlying Deferred Stock Unit agreements that are owned now or acquirable within 60 days of December 13, 2021.

(2)
Represents the percent ownership of total outstanding shares of capital stock, based on 18,730,099 shares of capital stock outstanding as of December 13, 2021, and on an individual or group basis those shares acquirable by the respective directors and executive officers within 60 days of December 13, 2021.

(3)
Mr. Hoechner owns 113,769 shares as to which investment and voting power is shared with his spouse. Mr. Hoechner’s total ownership includes 21,071 shares held by a Grantor Retained Annuity Trust for which he serves as trustee.

(4)	Ms. Jensen holds all of her shares in a trust in which investment and voting power is shared with her spouse.
(5)	Mr. Moorthy holds all of his shares in a trust in which investment and voting power is shared with his spouse.

APPRAISAL RIGHTS
Under the provisions of Part 13 of the MBCA, a shareholder of a Massachusetts corporation is entitled to appraisal rights, and payment of the fair value of his, her or its shares, in the event of certain corporate actions. Appraisal rights offer shareholders the ability to demand payment in cash of the fair value of their shares in the event they are dissatisfied with the consideration that they are to receive in connection with the corporate action. Under Section 13.02(a)(1) of the MBCA, shareholders of a Massachusetts corporation generally are entitled to appraisal rights in the event of a merger, but such rights are subject to certain exceptions. Under the MBCA, the Company is required to state whether it has concluded that Company shareholders are, are not or may be entitled to assert appraisal rights. The Company has concluded that Company shareholders may be entitled to appraisal rights.
An exception set forth in Section 13.02(a)(1) of the MBCA generally provides that shareholders are not entitled to appraisal rights in a merger in which shareholders already holding marketable securities receive cash and/or marketable securities of the Surviving Corporation in the merger and no director, officer or controlling shareholder has a direct or indirect material financial interest in the transaction, subject to certain exceptions. As of the date of this proxy statement, this provision has not been the subject of judicial interpretation. We reserve the right to contest the validity and availability of any purported demand for appraisal rights in connection with the merger and to assert the applicability of the foregoing exception. We also reserve the right to raise such additional arguments, if any, we may have in opposition to appraisal.
Any shareholder who believes that he, she or it is entitled to appraisal rights and who wishes to preserve those rights should carefully review Part 13 of the MBCA, a copy of which is attached to this proxy statement as Annex C, which sets forth the procedures to be complied with in perfecting any such rights. Failure to strictly comply with the procedures specified in Part 13 of the MBCA would result in the loss of any appraisal rights to which shareholders may be entitled. To the extent any shareholder seeks to assert appraisal rights but is determined by a court not to be entitled to such appraisal rights (or was entitled to exercise such appraisal rights but failed to take all necessary action to perfect them or effectively withdraws or loses them), such shareholder will be entitled to receive the Merger Consideration, without interest.
Under the MBCA, shareholders who perfect their rights to appraisal in accordance with Part 13 of the MBCA and do not thereafter withdraw their demands for appraisal or otherwise lose their appraisal rights, in each case in accordance with the MBCA, will be entitled to demand payment of the “fair value” of their shares of Company capital stock, together with interest, each as determined under Part 13 of the MBCA. The fair value of the shares is the value of the shares immediately before the Effective Time of the merger, excluding any element of value arising from the expectation or accomplishment of the merger, unless exclusion would be inequitable. Shareholders should be aware that the fair value of their shares of Company capital stock as determined by Part 13 of the MBCA could be more than, the same as or less than the consideration they would receive pursuant to the merger if they did not seek appraisal of their shares.
Shareholders who wish to exercise appraisal rights or to preserve their right to do so should review the following discussion and Part 13 of the MBCA carefully. Shareholders who fail to timely and properly comply with the procedures specified will lose their appraisal rights. If a broker, bank or other nominee holds your shares of Company capital stock and you wish to assert appraisal rights, you must instruct your nominee to take the steps necessary to enable you to assert appraisal rights. If you or your nominee fails to follow all of the steps required by the MBCA, you will lose any right to demand appraisal of your shares. You should note that a vote in favor of the Merger Agreement will result in the waiver of any right that you would otherwise have to demand payment for your shares under the appraisal rights provisions of the MBCA.
A shareholder who wishes to assert appraisal rights must deliver written notice of such shareholder’s intent to demand payment to the Company’s principal offices at the following address: Rogers Corporation, 2225 W. Chandler Blvd., Chandler, AZ 85224, c/o Office of the Corporate Secretary of the Company. If the Company does not receive a shareholder’s written notice of intent to demand payment prior to the vote at the special meeting of shareholders, or if such shareholder votes, or causes or permits to be voted, his, her or its shares of Company capital stock in favor of approval of the Merger Agreement, such shareholder will not be entitled to any appraisal rights under the provisions of the MBCA and will instead only be entitled to receive the Merger Consideration. The submission of a proxy card voting “against” or “abstaining” on the Merger Agreement proposal will not constitute sufficient notice of a shareholder’s intent to demand appraisal rights to satisfy Part 13 of the MBCA.

Unless a shareholder of record consents in writing to the exercise of appraisal rights by a beneficial owner in accordance with Part 13 of the MBCA, only a holder of record of shares of Company capital stock may exercise appraisal rights. Except as described below, a shareholder may assert appraisal rights only if such shareholder seeks such rights with respect to all of his, her or its shares. A record shareholder may assert appraisal rights as to fewer than all the shares registered in his, her or its name but owned by a beneficial shareholder only if the record shareholder objects with respect to all shares of the class or series owned by the beneficial shareholder and notifies the Company in writing of the name and address of each beneficial shareholder on whose behalf appraisal rights are being asserted. The rights of a record shareholder who asserts appraisal rights for only part of the shares held of record in the record shareholder’s name will be determined as if the shares as to which the record shareholder objects and the record shareholder’s other shares were registered in the names of different record shareholders.
If the merger is completed, Part 13 of the MBCA requires the Company to deliver a written appraisal notice to all shareholders who satisfied the requirements described above. The appraisal notice must be sent by the Company no earlier than the date the merger becomes effective and no later than 10 days after such date. The appraisal notice must include a copy of Part 13 of the MBCA and a certification form that specifies the date of the first announcement to Company shareholders of the principal terms of the merger and requires the shareholder asserting appraisal rights to certify (1) whether or not beneficial ownership of the shares for which appraisal rights are asserted was acquired before the announcement date and (2) that the shareholder did not vote in favor of the Merger Agreement. The appraisal notice also must state:
•
the date by which the Company must receive the certification form, which may not be fewer than 40 nor more than 60 days after the date the appraisal notice and certification form are sent to shareholders demanding appraisal, and that the shareholder waives the right to demand appraisal with respect to the shares unless the Company receives the certification form by such date;

•	where the certification form must be sent and where certificates for certificated shares must be deposited and the date by which the certificates must be deposited;
•	the Company’s estimate of the fair value of the shares;
•	that, if requested by the shareholder in writing, the Company will provide the number of shareholders who return certification forms by the due date and the total number of shares owned by them; and
•	the date by which the notice to withdraw a demand for appraisal must be received.
Once a shareholder deposits his, her or its certificates or, in the case of uncertificated shares, returns the executed certification form, the shareholder loses all rights as a shareholder unless the shareholder withdraws from the appraisal process by notifying the Company in writing by the withdrawal deadline. A shareholder who does not withdraw from the appraisal process in this manner may not later withdraw without the Company’s written consent. A shareholder who does not execute and return the form (and in the case of certificated shares, deposit such shareholder’s share certificates) by the due date will not be entitled to payment under Part 13 of the MBCA.
Part 13 of the MBCA provides for certain differences in the rights of shareholders exercising appraisal rights depending on whether their shares are acquired before or after the announcement of a merger. Except with respect to shares acquired after the announcement date of November 2, 2021, the Company must pay in cash to those shareholders who are entitled to appraisal rights and have complied with the procedural requirements of Part 13 of the MBCA, the amount that the Company estimates to be the fair value of their shares, plus interest. Interest accrues from the Effective Time of the merger until the date of payment, at the average rate currently paid by the Company on its principal bank loans or, if none, at a rate that is fair and equitable under all the circumstances. This payment must be made by the Company within 30 days after the due date of the certification form, and must be accompanied by:
•	recent financial statements of the Company;
•	a statement of the Company’s estimate of the fair value of the shares, which estimate must equal or exceed the Company’s estimate given in the appraisal notice; and
•	a statement that shareholders who complied with the procedural requirements have the right, if dissatisfied with such payment, to demand further payment as described below.
A shareholder who has been paid the Company’s estimated fair value and is dissatisfied with the amount of the payment must notify the Company in writing of his, her or its estimate of the fair value of the shares and demand payment of that estimate plus interest, less the payment already made. A shareholder who fails to notify the Company in writing of his, her or its demand to be paid such shareholder’s stated estimate of the fair value plus interest within 30 days after receiving the Company’s payment waives the right to demand further payment and will be entitled only to the payment made by the Company based on the Company’s estimate of the fair value of the shares.
The Company may withhold payment from shareholders who are entitled to appraisal rights but did not certify that beneficial ownership of all of such shareholder’s shares for which appraisal rights are asserted was acquired before the announcement date. If the Company elects to withhold payment, it must provide such shareholders notice of certain information within 30 days after the due date of the certification form, including the Company’s estimate of fair value and the shareholder’s right to accept the Company’s estimate of fair value, plus interest, in full satisfaction of the shareholder’s demand. Those shareholders who wish to accept the offer must notify the Company of their acceptance within 30 days after receiving the offer. Within 10 days after receiving a shareholder’s acceptance, the Company must pay in cash the amount it offered in full satisfaction of the accepting shareholder’s demand.
A shareholder offered payment who is dissatisfied with that offer must reject the offer and demand payment of his, her or its stated estimate of the fair value of such shareholder’s shares, plus interest. A shareholder who fails to notify the Company in writing of his, her or its demand to be paid his, her or its stated estimate of the fair value plus interest within 30 days after receiving the Company’s offer of payment waives the right to demand payment and will be entitled only to the payment offered by the Company based on the Company’s estimate of the fair value of the shares. Those shareholders who do not reject the Company’s offer in a timely manner will be deemed to have accepted the Company’s offer, and the Company must pay to them in cash the amount it offered to pay within 40 days after sending the offer.
If a shareholder makes a demand for payment which remains unsettled, the Company must commence an equitable proceeding in the Superior Court of the Commonwealth of Massachusetts, within 60 days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the Company does not commence the proceeding within the 60-day period, it must pay in cash to each shareholder the amount such shareholder demanded, plus interest. The Company must make all shareholders whose demands remain unsettled parties to the proceeding as an action against their shares, and all parties must be served with a copy of the petition. Each shareholder made a party to the proceeding is entitled to judgment (1) for the amount, if any, by which the court finds the fair value of the shareholder’s shares, plus interest, exceeds the amount paid by the Company to the shareholder for such shares or (2) the fair value, plus interest, of the shareholder’s shares for which the Company elected to withhold payment.
The court in an appraisal proceeding must determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court must assess any costs against the Company, except that the court may assess costs against all or some of the shareholders demanding appraisal, in amounts the court finds equitable, to the extent the court finds such shareholders acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by Part 13 of the MBCA.
The court in an appraisal proceeding may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:
•	against the Company and in favor of any or all shareholders demanding appraisal if the court finds the Company did not substantially comply with its requirements under Part 13 of the MBCA; or
•
against either the Company or a shareholder demanding appraisal, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by Part 13 of the MBCA.

If the court in an appraisal proceeding finds that the services of counsel for any shareholder were of substantial benefit to other shareholders similarly situated, and that the fees for those services should not be assessed against the Company, the court may award to such counsel reasonable fees to be paid out of the amounts awarded the shareholders who were benefited. To the extent the Company fails to make a required payment pursuant to Part 13 of the MBCA, the shareholder may sue directly for the amount owed and, to the extent successful, will be entitled to recover from the Company all costs and expenses of the suit, including counsel fees.
The foregoing discussion is not a complete statement of the law pertaining to appraisal rights under the MBCA and is qualified in its entirety by the full text of Part 13 of the MBCA, which is attached to this proxy statement as Annex C. Shareholders should consult with their advisors, including legal counsel, in connection with any demand for appraisal.

DELISTING AND DEREGISTRATION OF COMPANY CAPITAL STOCK
If the merger is consummated, the Company capital stock will be delisted from the NYSE and deregistered under the Exchange Act and we will no longer file periodic reports with the SEC on account of the Company capital stock.
CONDUCT OF OUR BUSINESS IF THE MERGER IS NOT COMPLETED
In the event that the Merger Agreement is not approved by our shareholders or if the merger is not completed for any other reason, our shareholders will not receive any consideration from Parent or Merger Sub for their shares of Company capital stock. Instead, we would remain an independent public company, our capital stock would continue to be listed and traded on the NYSE and our shareholders would continue to be subject to the same risks and opportunities to which they currently are subject with respect to their ownership of Company capital stock. If the merger is not completed, there can be no assurance as to the effect of these risks and opportunities on the future value of our shares, including the risk that the market price of Company capital stock may decline to the extent that the current market price of our stock reflects a market assumption that the merger will be completed. If the merger is not completed, our business could be disrupted, including our ability to retain and hire key personnel, potential adverse reactions or changes to our business relationships and uncertainty surrounding our future plans and prospects.
Pursuant to the Merger Agreement, under certain circumstances, we are permitted to terminate the Merger Agreement and to accept a superior proposal. See “Summary of the Merger Agreement—Termination” beginning on page 70.
Pursuant to the Merger Agreement, under certain circumstances, if the merger is not completed, we may be obligated to pay Parent a termination fee or Parent may be obligated to pay us a termination fee. See “Summary of the Merger Agreement—Termination Fees” beginning on page 71.
OTHER MATTERS
Shareholder Proposals
The Company currently does not expect to hold its 2022 annual meeting of shareholders except to the extent required by applicable law and the rules of the NYSE.
Under the SEC’s rules and regulations, any shareholder desiring to submit a proposal to be included in the proxy statement for the Company’s 2022 annual meeting of shareholders must submit such proposal to the Company’s principal executive offices located at Rogers Corporation, 2225 W. Chandler Blvd., Chandler, AZ 85224, c/o Office of the Corporate Secretary, on or before November 26, 2021. In addition, all shareholder proposals requested to be included in the proxy statement for the Company’s 2022 annual meeting of shareholders must also comply with the requirements set forth in the federal securities laws, including Rule 14a-8 under the Exchange Act, in order to be included in the proxy statement and proxy card for the Company’s 2022 annual meeting of shareholders.
The Company’s bylaws establish advance notice procedures with regard to certain matters to be brought before an annual meeting of shareholders, including nominations of persons for election as directors and other shareholder proposals submitted outside the processes of Rule 14a-8 under the Exchange Act. In general, to be timely, notice of such proposals must be received by the Corporate Secretary of Rogers not less than 150 days nor more than 180 days prior to the anniversary date of the immediately preceding annual meeting and must contain specified information concerning the matters to be brought before such annual meeting and the shareholder proposing such matters. Therefore, to be presented at the Company’s 2022 annual meeting of shareholders, such a notice must be received by the Company on or after November 6, 2021, but no later than December 6, 2021.
All notices of proposals by the Company’s shareholders, whether or not to be included in the Company’s proxy materials, should be mailed to the Company’s principal executive offices located at Rogers Corporation, 2225 W. Chandler Blvd., Chandler, AZ 85224, c/o Office of the Corporate Secretary.
Shareholders Sharing the Same Address
Some banks, brokers, and other nominee record holders may be participating in the practice of “householding.” This means that only one copy of this proxy statement may have been sent to multiple shareholders in a household. We will promptly deliver a separate copy of our proxy statement to you if you write us at Rogers Corporation, Office of the Corporate Secretary, 2225 W. Chandler Blvd., Chandler, AZ 85224 or call us at (480) 917-6000. If a shareholder wishes to receive separate copies of our proxy statement in the future, or if a shareholder is receiving multiple copies and would like to receive only one copy per household, the shareholder should contact his, her, or its bank, broker, or other nominee record holder. Alternatively, the shareholder may contact us at the above-referenced address or telephone number.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC public reference room located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Note that the public reference room may be closed or be operating with limited hours during the COVID-19 pandemic. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public at the SEC website at www.sec.gov. You also may obtain free copies of the documents we file with the SEC, including this proxy statement, by going to the Investors section of our website, www.rogerscorp.com. Our website address is provided as an inactive textual reference only. The information provided on our website is not part of this proxy statement, and therefore is not incorporated herein by reference.
Statements contained in this proxy statement, or in any document incorporated by reference in this proxy statement regarding the contents of any contract or other document, are not necessarily complete and each such statement is qualified in its entirety by reference to that contract or other document filed as an exhibit with the SEC. The SEC allows us to “incorporate by reference” into this proxy statement documents we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this proxy statement, and later information that we file with the SEC will update and supersede that information. We incorporate by reference the documents listed below and any documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed) after the date of this proxy statement and before the date of the special meeting.
•	Annual Report on Form 10-K for the fiscal year ended December 31, 2020 (filed with the SEC on February 19, 2021);
•
Quarterly Report on Form 10-Q for the fiscal quarters ended March 31, 2021 (filed with the SEC on April 30, 2021), June 30, 2021 (filed with the SEC on July 30, 2021), and September 30, 2021 (filed with the SEC on November 8, 2021);

•
Current Reports on Form 8-K (excluding any information and exhibits furnished under Item 2.02 or 7.01 thereof) filed with the SEC on February 17, 2021, February 18, 2021, April 30, 2021, May 10, 2021, and November 2, 2021; and

•	Definitive Proxy Statement for our 2021 annual meeting of shareholders filed with the SEC on March 26, 2021.
Any person, including any beneficial owner of shares of Company capital stock, to whom this proxy statement is delivered may request copies of proxy statements and any of the documents incorporated by reference in this document or other information concerning us by written or telephonic request directed to the Corporate Secretary of Rogers at the Company’s address, which is Rogers Corporation, 2225 W. Chandler Blvd., Chandler, AZ 85224, telephone (480) 917-6000; or from our proxy solicitor, Innisfree (at (212) 750-5833); or from the SEC through the SEC website at the address provided above. Documents incorporated by reference are available without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference into those documents.
THIS PROXY STATEMENT DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION IN THAT JURISDICTION. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT TO VOTE YOUR SHARES OF COMPANY CAPITAL STOCK AT THE SPECIAL MEETING. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED DECEMBER 16, 2021. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS PROXY STATEMENT TO SHAREHOLDERS SUBSEQUENT TO THAT DATE DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

Annex A
AGREEMENT AND PLAN OF MERGER

by and among:
ROGERS CORPORATION,
a Massachusetts corporation;
DUPONT DE NEMOURS, INC.,
a Delaware corporation;

and
CARDINALIS MERGER SUB, INC.,
a Delaware corporation
Dated as of November 1, 2021

A-i

A-ii

Exhibits
Exhibit A Form of Bylaws of the Surviving Corporation
Exhibit B Terms of Alternative Acquisition Structure Election
A-iii

AGREEMENT AND PLAN OF MERGER
This AGREEMENT AND PLAN OF MERGER (hereinafter called this “Agreement”), dated as of November 1, 2021, is entered into by and among Rogers Corporation, a Massachusetts corporation (the “Company”), DuPont de Nemours, Inc., a Delaware corporation (“Parent”) and Cardinalis Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub,” and together with Parent and the Company, the “Parties” and each, a “Party”).
RECITALS
WHEREAS, the Parties intend that, on the terms and subject to the conditions set forth in this Agreement, Merger Sub will merge with and into the Company, with the Company surviving the merger (the “Merger”), pursuant to and in accordance with the provisions of the Massachusetts Business Corporation Act (the “MBCA”) and the General Corporation Law of the State of Delaware (the “DGCL”);
WHEREAS, the board of directors of the Company (the “Company Board”) has unanimously (a) determined that it is in the best interests of the Company and the holders of shares of the Company’s capital stock, par value $1.00 per share (the “Company Capital Stock”), and declared it advisable, for the Company to enter into this Agreement, (b) adopted this Agreement and approved the execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated by this agreement (the “Transactions”), including the Merger and (c) resolved to recommend approval of this Agreement by the shareholders of the Company;
WHEREAS, the board of directors of Parent has unanimously (a) determined that this Agreement and the Transactions, including the Merger, are fair to, and in the best interests of, Parent and its stockholders and (b) approved and declared advisable this Agreement and the Transactions, including the Merger, on the terms and subject to the conditions set forth in this Agreement;
WHEREAS, the board of directors of Merger Sub has unanimously (a) determined that this Agreement and the Transactions, including the Merger, are fair to, and in the best interests of, Merger Sub and its stockholder, (b) approved and declared advisable this Agreement and the Transactions, including the Merger, on the terms and subject to the conditions set forth in this Agreement and (c) directed that this Agreement be submitted to Parent, as sole stockholder of Merger Sub, for adoption thereby and recommended that Parent adopt this Agreement and the Transactions, including the Merger; and
WHEREAS, the Company, Parent and Merger Sub desire to make certain representations, warranties, covenants and agreements in connection with this Agreement and set forth certain conditions to the Merger.
NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties, covenants and agreements set forth in this Agreement, the Parties agree as follows:
ARTICLE I

THE MERGER
1.1 The Merger. On the terms and subject to the conditions set forth in this Agreement, (a) at the Effective Time (as defined below), Merger Sub shall be merged with and into the Company in accordance with the MBCA and the DGCL and the separate corporate existence of Merger Sub shall thereupon cease, (b) the Company shall be the surviving corporation in the Merger (sometimes hereinafter referred to as the “Surviving Corporation”) and (c) the Merger shall have such other effects as provided in the MBCA and the DGCL.
1.2 Closing. The closing of the Merger (the “Closing”) shall be effected by the electronic exchange of documents and signatures by electronic transmission or, if such exchange is not practicable, such Closing shall take place at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, One Manhattan West, New York, New York 10001, at 9:00 a.m. (New York Time) on the third (3rd) Business Day following the day on which the last to be satisfied or (to the extent permissible) waived of the conditions set forth in Article VII (other than those conditions that by their nature are to be satisfied or waived at the Closing (so long as such conditions are reasonably capable of being satisfied), but subject to the satisfaction or (to the extent permissible) waiver of those conditions) shall be satisfied or (to the extent permissible) waived in accordance with this Agreement or at such other date, time or place (or by means of remote communication) as the Company and Parent may mutually agree in writing (the date on which the Closing actually occurs, the “Closing Date”).

1.3 Effective Time. Subject to the provisions of this Agreement, at the Closing, the Parties shall cause the Merger to be consummated by filing with the Secretary of the Commonwealth of Massachusetts articles of merger (the “Articles of Merger”) and by filing with the Secretary of State of the State of Delaware a certificate of merger (the “Certificate of Merger”), in each case in such form as required by, and executed and acknowledged by the applicable Parties in accordance with, the relevant provisions of the MBCA and DGCL, and shall make all other filings or recordings required under the MBCA and DGCL in connection with the Merger. The Merger shall become effective upon the filing of the Articles of Merger with the Secretary of the Commonwealth of Massachusetts and the Certificate of Merger with the Secretary of State of the State of Delaware or at such later time as Parent and the Company shall agree in writing and shall specify in the Articles of Merger and the Certificate of Merger (the time the Merger becomes effective being hereinafter referred to as the “Effective Time”).
1.4 Effects of the Merger. The Merger shall have the effects set forth herein and in the applicable provisions of the MBCA and the DGCL. Without limiting the generality of the foregoing and subject thereto, at the Effective Time, all the property, rights, privileges, immunities, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.
1.5 Surviving Corporation Governance and Additional Matters.
(a) The Articles of Organization of the Surviving Corporation. At the Effective Time and subject to Section 6.12, the Restated Articles of Organization of the Company, as in effect immediately prior to the Effective Time, shall be the articles of organization of the Surviving Corporation (the “Charter”) until thereafter changed or amended as provided therein or by applicable Law.
(b) The Bylaws of the Surviving Corporation. At the Effective Time and subject to Section 6.12, the bylaws set forth on Exhibit A shall be the bylaws of the Surviving Corporation (the “Bylaws”) until thereafter amended as provided therein, the Charter or by applicable Law.
(c) Board of Directors and Officers of the Surviving Corporation. The Parties shall take all actions necessary so that the directors of Merger Sub and the officers of the Company at the Effective Time shall, from and after the Effective Time, be the directors and officers, respectively, of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Charter and the Bylaws, until thereafter amended as provided therein or by applicable Law.
ARTICLE II

MERGER CONSIDERATION; EFFECT OF THE MERGER ON CAPITAL STOCK
2.1 Merger Consideration; Conversion of Shares of Company Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the Parties or any holder of any Company Capital Stock, each share of Company Capital Stock issued and outstanding immediately prior to the Effective Time other than Excluded Shares (such shares of Company Capital Stock, the “Eligible Shares”) shall automatically be converted into the right to receive $277.00 per share in cash, without interest (the “Merger Consideration”). At the Effective Time, all Treasury Shares and Parent Owned Shares shall, as a result of the Merger and without any action on the part of the Parties or any holder of such Treasury Shares and Parent Owned Shares, be cancelled and shall cease to exist, and no payment shall be made in respect of such shares. At the Effective Time, all Subsidiary Shares shall be converted into such number of fully paid and nonassessable shares of capital stock, par value $1.00 per share, of the Surviving Corporation, such that each such direct or indirect Subsidiary of Parent or the Company that owned Company Capital Stock in the Company immediately prior to the Effective Time shall own the same percentage of the outstanding capital stock of the Surviving Corporation immediately following the Effective Time, and no other consideration shall be delivered or deliverable in exchange for such Subsidiary Shares and any such shares of capital stock of the Surviving Corporation shall remain outstanding.
2.2 Conversion of Shares of Company Capital Stock. At the Effective Time, as a result of the Merger and without any action on the part of the Parties or any holder of any Company Capital Stock, all of the Eligible Shares shall represent the right to receive the Merger Consideration pursuant to this Article II, shall cease to be outstanding, shall be cancelled and shall cease to exist as of the Effective Time, and each certificate formerly representing any of the Eligible Shares (each, a “Certificate”) and each book-entry account formerly representing any non-certificated Eligible Shares (each, a “Book-Entry Share”) shall thereafter represent only the right to receive the Merger Consideration.
2.3 Merger Sub. At the Effective Time, each share of common stock, par value $0.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into one share of capital stock, par value $1.00 per share, of the Surviving Corporation.
2.4 Treatment of Equity Awards. This Section 2.4 shall govern the treatment of the Company’s equity awards in connection with the Transactions.
(a) RSUs. At the Effective Time, each deferred stock unit or time vesting restricted stock unit granted under the Company Stock Plan (each, a “Company RSU”) (other than a Post-Signing Company RSU) that is outstanding as of immediately prior to the Effective Time, shall become fully vested and shall, automatically and without any action on the part of the holder thereof, be cancelled and converted into the right to receive (without interest), an amount in cash equal to the product obtained by multiplying (i) the number of shares of Company Capital Stock subject to such Company RSU immediately prior to the Effective Time and (ii) the Merger Consideration, in each case, less applicable Taxes required to be withheld with respect to such payment.
(b) Post-Signing RSUs. At the Effective Time, each Company RSU that was granted on or after the date of this Agreement, excluding any such Company RSU that was granted to a non-employee director of the Company (each, a “Post-Signing Company RSU”) that is outstanding as of immediately prior to the Effective Time, shall be assumed by Parent and converted automatically and without any action on the part of the holder thereof into a restricted stock unit in respect of shares of Parent Common Stock with the same terms and conditions as are in effect with respect to such Post-Signing Company RSU immediately prior to the Effective Time (each, a “Parent RSU”), except that such Parent RSU shall relate to that whole number of shares of Parent Common Stock (rounded to the nearest whole share) equal to the number of shares of Company Capital Stock subject to such Post-Signing Company RSU immediately prior to the Effective Time multiplied by the Equity Exchange Ratio.
(c) Company PSUs. At the Effective Time, each restricted stock unit granted under the Company Stock Plan and subject to performance-based vesting criteria (each, a “Company PSU”) that is outstanding as of immediately prior to the Effective Time, shall become fully vested and shall, automatically and without any action on the part of the holder thereof, be cancelled and be converted into the right to receive (without interest) an amount in cash equal to the product obtained by multiplying (i) the Merger Consideration and (ii) the number of shares of Company Capital Stock subject to such Company PSU immediately prior to the Effective Time based on one hundred twenty percent (120%) of the target level of performance achievement, less applicable Taxes required to be withheld with respect to such payment.
(d) ESPP. Any offering period in which the Effective Time would otherwise occur under the employee stock purchase plan under Section 423 of the Code that is sponsored by the Company (the “ESPP”) shall end as of a date selected by the Company before the Effective Time and each outstanding right to purchase shares of common stock of the Company granted under such plan shall be automatically exercised as of such date; provided, however, that no new offering period shall commence under the ESPP on or after the date of this Agreement.
(e) Company Actions. At or prior to the Effective Time, the Company and the Company Board (and the Company Compensation Committee), as applicable, shall adopt any resolutions and take any actions that are necessary to effectuate the treatment of Company RSUs and Company PSUs (collectively, the “Company Equity Awards”) and the ESPP pursuant to Section 2.4(a), Section 2.4(b), Section 2.4(c), and Section 2.4(d).
(f) Future Grants of Equity Awards. Notwithstanding anything in Section 2.4 to the contrary, but subject to Section 6.1(a), to the extent the terms of any Company Equity Award (i) granted on or after the date of this Agreement and not in violation of this Agreement or (ii) mutually agreed by the Parties and a holder of any Company Equity Award expressly provide for treatment in connection with the occurrence of the Effective Time that is different from the treatment prescribed by this Section 2.4, then in each case of clause (i) and (ii), the terms of such Company Equity Award, as applicable or so agreed by the Parties and such holder, shall control (and the applicable provisions of this Section 2.4 shall not apply).
(g) Payments. As soon as reasonably practicable after the Effective Time (but no later than the first payroll period after the Effective Time), the Surviving Corporation shall pay the amounts provided for in

Section 2.4(a) and Section 2.4(c), to the former holders of Company Equity Awards (other than Post-Signing Company RSUs), with such payments to be made through, to the extent applicable, the Surviving Corporation’s payroll. Notwithstanding anything in this Agreement to the contrary, to the extent a payment pursuant to this Section 2.4 would trigger an additional Tax under Section 409A of the Code or a penalty under an applicable non-U.S. Law, such payment shall be made on the earliest date that payment would not trigger such Tax or penalty.
(h) Parent Actions. With respect to the converted Post-Signing Company RSUs, Parent shall use reasonable best efforts to maintain the effectiveness of a registration statement on Form S-8 (and maintain the current status of the prospectus or prospectuses contained therein) for so long as the converted Post-Signing Company RSUs remain outstanding.
ARTICLE III

DELIVERY OF MERGER CONSIDERATION; PROCEDURES FOR SURRENDER
3.1 Exchange Agent. Parent shall deposit or cause to be deposited, by wire transfer of immediately available funds, with an exchange agent selected by Parent with the Company’s prior approval (which approval shall not be unreasonably withheld, conditioned or delayed) to serve as the exchange agent (the “Exchange Agent”), for the benefit of the holders of Eligible Shares, as promptly as reasonably practicable following the Effective Time and on the Closing Date, an aggregate amount of cash in U.S. Dollars sufficient to deliver the amounts required to be delivered in respect of Eligible Shares pursuant to Section 2.1 (being the “Exchange Fund”). The Exchange Fund shall not be used for any purpose other than a purpose expressly provided for in this Agreement. The Exchange Fund may be deposited or invested by the Exchange Agent as reasonably directed by Parent in obligations of or fully guaranteed by the United States or any agency or instrumentality thereof and backed by the full faith and credit of the United States with a maturity of no more than thirty (30) days, or in commercial paper obligations rated A-l or P-l or better by Moody’s Investors Service, Inc. or Standard & Poor’s, respectively, or in certificates of deposit, bank repurchase agreements or bankers’ acceptances of commercial banks with capital exceeding $5 billion (based on the most recent financial statements of such bank that are then publicly available) or in funds or investment vehicles containing only such obligations and cash; provided that no such deposit or investment (or any loss resulting therefrom) shall affect the amount of cash payable to former holders of Company Capital Stock pursuant to the provisions of this Article III. To the extent that (A) there are any losses with respect to any investments of the Exchange Fund; or (B) the Exchange Fund diminishes for any reason below the level required for the Exchange Agent to promptly pay the cash amounts contemplated by this Agreement, Parent shall, or shall cause the Surviving Corporation to, promptly replace or restore the amount of cash in the Exchange Fund so as to ensure that the Exchange Fund is at all times fully available for distribution and maintained at a level sufficient for the Exchange Agent to make the payments contemplated by this Agreement. Any interest and other income resulting from such deposit may become part of the Exchange Fund, and any amounts in excess of the amounts payable pursuant to this Agreement shall be promptly returned to Parent.
3.2 Procedures for Surrender.
(a) With respect to Certificates, as promptly as reasonably practicable (but in any event within three (3) Business Days) after the Effective Time, Parent shall cause the Exchange Agent to mail to each holder of record of each such Certificate (i) a notice advising such holder of the effectiveness of the Merger, (ii) a letter of transmittal in customary form specifying that delivery shall be effected, and risk of loss and title to a Certificate shall pass, only upon delivery of the Certificate (or affidavit of loss in lieu of a Certificate as provided in Section 3.5) to the Exchange Agent or transfer of Book-Entry Shares not held through DTC (each, a “Non-DTC Book-Entry Share”) to the Exchange Agent (including customary provisions with respect to delivery of an “agent’s message” with respect to Non-DTC Book-Entry Shares) (the “Letter of Transmittal”) and (iii) instructions for surrendering a Certificate (or affidavit of loss in lieu of a Certificate as provided in Section 3.5) to the Exchange Agent. Upon surrender to the Exchange Agent of a Certificate (or affidavit of loss in lieu of a Certificate as provided in Section 3.5) together with a duly executed and completed Letter of Transmittal and such other documents as may reasonably be required pursuant to such instructions, the holder of such Certificates shall be entitled to receive as promptly as practicable in exchange therefor a cash amount in immediately available funds (after giving effect to any required Tax withholdings as provided in Section 3.7) that such holder has the right to receive pursuant to Section 2.1. Any Certificate that has been so surrendered shall be cancelled by the Exchange Agent.

(b) With respect to Non-DTC Book-Entry Shares, as promptly as reasonably practicable (but in any event within three (3) Business Days) after the Effective Time, Parent shall cause the Exchange Agent to mail to each holder of record of a Non-DTC Book-Entry Share (i) a notice advising such holder of the effectiveness of the Merger, (ii) a Letter of Transmittal and (iii) instructions for transferring the Non-DTC Book-Entry Shares to the Exchange Agent. Upon surrender to the Exchange Agent of Non-DTC Book-Entry Shares by book-receipt of an “agent’s message” by the Exchange Agent in accordance with the terms of the Letter of Transmittal and accompanying instructions, Parent or Merger Sub shall cause the Exchange Agent to pay and deliver as promptly as reasonably practicable after the Effective Time, a cash amount in immediately available funds (after giving effect to any required Tax withholdings as provided in Section 3.7) that such holder has the right to receive pursuant to Section 2.1.
(c) With respect to Book-Entry Shares held through DTC, the Company and Parent shall cooperate to establish procedures with the Exchange Agent and DTC to ensure that the Exchange Agent will transmit to DTC or its nominees as soon as practicable after the Effective Time, upon surrender of Eligible Shares held of record by DTC or its nominees in accordance with DTC’s customary surrender procedures, the Merger Consideration that such holder has the right to receive pursuant to Section 2.1.
(d) No profit, interest or income will be paid or accrued for the benefit of any holder of Eligible Shares on any amount payable upon the surrender of any Eligible Shares.
3.3 No Transfers. From and after the Effective Time, there shall be no transfers on the stock transfer books of the Company of the shares of Company Capital Stock that were outstanding immediately prior to the Effective Time. From and after the Effective Time, the holders of Certificates or Book-Entry Shares shall cease to have any rights with respect to such shares of Company Capital Stock except as otherwise provided herein or by applicable Law. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be cancelled and exchanged as provided in this Agreement.
3.4 Termination of Exchange Fund. Any portion of the Exchange Fund (including the proceeds of any deposit of the Exchange Fund) that remains unclaimed as of the date that is twelve (12) months after the Closing Date shall be delivered to Parent. Any holder of Eligible Shares who has not theretofore complied with this Article III shall thereafter look only to Parent for delivery of the Merger Consideration that such holder has the right to receive pursuant to this Article III.
3.5 Lost, Stolen or Destroyed Certificates. In the event that any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent or the Surviving Corporation, the posting by such Person of a bond in customary amount and upon such terms as may be required as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate, the Merger Consideration payable or issuable pursuant to this Article III, as if such lost, stolen or destroyed Certificate had been surrendered.
3.6 Appraisal Rights.
(a) Shares of Company Capital Stock (other than Excluded Shares) that are issued and outstanding immediately prior to the Effective Time and which are held by holders who have not voted such shares in favor of this Agreement and who are entitled to appraisal rights and have properly exercised such rights in accordance with Part 13 of the MBCA (the “Dissenting Shares”) shall not be converted into the right to receive the Merger Consideration pursuant to Section 2.2, and the holders thereof shall be entitled to only such rights as are granted by, and shall be entitled only to receive such payments for such Dissenting Shares in accordance with, Part 13 of the MBCA; provided, however, that if any such shareholder of the Company shall fail to perfect or shall effectively waive, withdraw or lose such shareholder’s rights under Part 13 of the MBCA or if a court of competent jurisdiction shall otherwise determine that such shareholder is not entitled to the relief provided by Part 13 of the MBCA, such shareholder’s shares of Company Capital Stock shall thereupon cease to be Dissenting Shares (including for purposes of Section 2.2), and shall be deemed to have been converted, at the Effective Time into the right to receive the Merger Consideration (payable without any interest thereon) upon surrender of the Certificates or Book-Entry Shares formerly representing such shares of Company Capital Stock and related documents, as compensation for such cancellation. At the Effective Time, the Dissenting Shares shall be automatically canceled and shall cease to exist and any holder of Dissenting Shares shall cease to have any rights with respect thereto, except the rights provided in Part 13 of the MBCA and as provided in the previous sentence.
(b) The Company shall give Parent (A) prompt written notice of any notice received by the Company of intent to demand appraisal or the fair value of any shares of Company Capital Stock, withdrawals of such notices or demands and any other instruments or notices served pursuant to the MBCA and (B) if taking place prior to the Effective Time, the opportunity to participate in all negotiations and proceedings with respect to such notices and demands and the exercise of appraisal rights under the MBCA. The Company shall not, except with the prior written consent of Parent, (x) make any payment or other commitment with respect to any such exercise of appraisal rights, (y) offer to settle or settle any such rights or (z) waive any failure to timely deliver a written demand for appraisal or timely take any other action to perfect appraisal rights in accordance with the MBCA.
3.7 Withholding Rights. Each of Parent, Merger Sub, the Surviving Corporation, the Exchange Agent and any other withholding agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Capital Stock and Company Equity Awards, such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code or any other applicable state, local or foreign Tax Law. To the extent that amounts are so withheld by Parent, Merger Sub, the Surviving Corporation, the Exchange Agent or such other withholding agent, as applicable, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of shares of Company Capital Stock and Company Equity Awards in respect of which such deduction and withholding was made by Parent, Merger Sub, the Surviving Corporation, the Exchange Agent or such other withholding agent, as applicable. Parent, Merger Sub, the Surviving Corporation, the Exchange Agent or any other withholding agent, as applicable, shall timely remit any amounts of Tax so deducted and withheld to the applicable Governmental Entity.
3.8 Adjustments to Prevent Dilution. Notwithstanding anything in this Agreement to the contrary, if, from the date of this Agreement to the earlier of the Effective Time and termination in accordance with Article VIII, the issued and outstanding shares of Company Capital Stock or securities convertible or exchangeable into or exercisable for shares of Company Capital Stock shall have been changed into a different number of shares or securities or a different class by reason of any reclassification, stock split (including a reverse stock split), stock dividend or distribution, recapitalization, merger, issuer tender or exchange offer, or other similar transaction, or a stock dividend with a record date within such period shall have been declared, then the Merger Consideration shall be equitably adjusted to provide the holders of shares of Company Capital Stock the same economic effect as contemplated by this Agreement prior to such event, and such items, so adjusted shall, from and after the date of such event, be the Merger Consideration. Nothing in this Section 3.8 shall be construed to permit the Parties to take any action except to the extent consistent with, and not otherwise prohibited by, the terms of this Agreement.
3.9 Transfers of Ownership. If a transfer of ownership of shares of Company Capital Stock is not registered in the stock transfer books or ledger of the Company, or if the Merger Consideration is to be paid in a name other than that in which the Certificates surrendered or transferred in exchange thereof are registered in the stock transfer books or ledger of the Company, the Merger Consideration may be paid to a Person other than the Person in whose name the Certificate so surrendered or transferred is registered in the stock transfer books or ledger of the Company only if such Certificate is properly endorsed and otherwise in proper form for surrender and transfer and the Person requesting such payment has paid to Parent (or any agent designated by Parent) any transfer Taxes required by reason of the payment of the Merger Consideration to a Person other than the registered holder of such Certificate, or established to the satisfaction of Parent (or any agent designated by Parent) that such transfer Taxes have been paid or are otherwise not payable. Payment of the applicable Merger Consideration with respect to Non-DTC Book-Entry Shares will only be made to the Person in whose name such Non-DTC Book-Entry Shares are registered.
3.10 No Liability. None of the Company, Parent, the Surviving Corporation or the Exchange Agent shall be liable to any Person in respect of any portion of the Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law. If any Certificate or Book-Entry Share has not been surrendered prior to two (2) years after the Effective Time, or immediately prior to such earlier date on which any cash that a holder of any Eligible Shares has the right to receive pursuant to this Article III in respect of such Certificate or Book-Entry Share would otherwise escheat to or become property of any Governmental Entity, any such cash in respect of such Certificate or Book-Entry Share shall, to the extent permitted by applicable Law, become the property of Parent, free and clear of all claims or interests of any Person previously entitled thereto.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY
Except as set forth (i) in the Reports of the Company filed with or furnished to the SEC during the period from January 1, 2019 through the Business Day prior to the date of this Agreement to the extent that the relevance of any such disclosure with respect to any section of this Agreement is reasonably apparent on its face (excluding, in each case, any disclosures set forth or referenced in any risk factor section or in any other section to the extent they are forward-looking statements or cautionary, predictive or forward-looking in nature) (it being understood that this clause (i) shall not apply to Section 4.3(a)) or (ii) in the corresponding sections or subsections of the disclosure letter delivered to Parent by the Company (the
“Company Disclosure Letter”) concurrently with the execution and delivery of this Agreement (it being agreed that for purposes of the representations and warranties set forth in this Article IV, disclosure of any item in any section or subsection of the Company Disclosure Letter shall be deemed disclosure with respect to any other section or subsection of the Company Disclosure Letter to which the relevance of such item is reasonably apparent from the face of such disclosure), the Company hereby represents and warrants to Parent and Merger Sub that:
4.1 Organization, Good Standing and Qualification. The Company (a) is a legal entity duly organized, validly existing and in good standing (with respect to jurisdictions which recognize such concept) under the Laws of its jurisdiction of organization and (b) except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as currently conducted and is qualified to do business and is in good standing as a foreign corporation or other legal entity in each jurisdiction where the ownership, leasing or operation of its assets or properties or conduct of its business requires such qualification. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, each of the Company’s Subsidiaries is a legal entity duly organized, validly existing and in good standing (with respect to jurisdictions which recognize such concept) under the Laws of its respective jurisdiction of organization and has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as currently conducted and is qualified to do business and is in good standing as a foreign corporation or other legal entity in each jurisdiction where the ownership, leasing or operation of its assets or properties or conduct of its business requires such qualification. The Company has made available to Parent complete and correct copies of the Company’s Organizational Documents, each as amended prior to the execution of this Agreement, and the Company is not in violation of any provision of such Organizational Documents, except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.
4.2 Subsidiaries. Section 4.2 of the Company Disclosure Letter sets forth the Company’s or its Subsidiaries’ capital stock, equity interest or other direct or indirect ownership interest in any other Person other than capital stock, equity interests or other direct or indirect ownership interests or securities of direct or indirect wholly-owned Subsidiaries of the Company.
4.3 Company Capital Structure.
(a) The authorized share capital of the Company consists of 50,000,000 shares of Company Capital Stock, of which 18,729,571 shares were issued and outstanding as of the close of business on October 27, 2021. The Company held no shares of its capital stock in treasury as of the close of business on October 27, 2021. As of the close of business on October 27, 2021, there were no shares of Company Capital Stock reserved for issuance, except (i) 334,579 shares of Company Capital Stock reserved for issuance under the Company Stock Plan, of which (A) 105,471 shares of Company Capital Stock were reserved for issuance upon the settlement or vesting of outstanding Company RSUs, including outstanding Company deferred stock units and (B) 229,108 shares of Company Capital Stock were reserved for issuance upon the settlement or vesting of outstanding Company PSUs (assuming achievement of applicable performance goals at maximum value) and (ii) 3,484 shares of Company Capital Stock reserved for issuance under the ESPP.
(b) All of the outstanding shares of Company Capital Stock have been duly authorized and are validly issued, fully paid and nonassessable and free of preemptive rights. Each of the outstanding shares of capital stock or other securities of each of the Company’s Subsidiaries is duly authorized, validly issued, fully paid and nonassessable, and each of the outstanding shares of capital stock or other securities of each of the Company’s Significant Subsidiaries is owned beneficially and of record by the Company or by a direct or indirect wholly owned Subsidiary of the Company, free and clear of any pledge, lien, charge, option, hypothecation, mortgage, security interest, adverse right, restriction, prior assignment, license, sublicense or any other encumbrance of any kind or nature whatsoever, whether contingent or absolute, or any agreement, option, right or privilege (whether by Law, Contract or otherwise) capable of becoming any of the foregoing (excluding such transfer restrictions of general applicability as may be provided under the Securities Act, the “blue sky” Laws of the various States of the United States or similar Law of other applicable jurisdictions, an “Encumbrance”, and any action of correlative meaning, to “Encumber”). As of the date of this Agreement, except as set forth in this Section 4.3, there are no outstanding subscriptions, options, warrants, puts, call agreements, claims or other commitments or rights of any type that obligate the Company to issue, sell or transfer any equity securities of the Company, nor are there outstanding any securities which are convertible into or exchangeable for any shares of capital stock of the Company and neither the Company nor any of its Subsidiaries has any obligation to issue any additional securities or to pay for or repurchase any securities of the Company. The class of Company Capital Stock is registered under the Exchange Act. The Company does not have outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the shareholders of the Company on any matter. Section 4.3 of the Company Disclosure Letter sets forth, as of the date of this Agreement, the amount of cash dividends accrued with respect to Company RSUs and Company PSUs.
4.4 Corporate Authority; Approval. The Company has all requisite corporate power and authority and has taken all corporate action necessary in order to execute, deliver and perform its obligations under this Agreement and to consummate the Transactions, and the execution and delivery of this Agreement and the consummation of the Transactions by the Company have been duly authorized by all necessary corporate action on the part of the Company, subject only to approval of this Agreement by the holders of 66 2/3% of the outstanding shares of Company Capital Stock entitled to vote on such matter at a meeting of the Company shareholders duly called and held for such purpose (the “Requisite Company Vote”). This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors’ rights and to general equity principles (the “Bankruptcy and Equity Exception”).
4.5 Governmental Filings; No Violations; Certain Contracts.
(a) Other than the filings, notices, reports, consents, registrations, approvals, permits, expirations of waiting periods or authorizations (“Filings”) (i) pursuant to the MBCA, DGCL, the Exchange Act and the Securities Act, (ii) required to be made with the NYSE, (iii) pursuant to federal and state securities, takeover and “blue sky” Laws and (iv) included in Section 4.5(a) of the Company Disclosure Letter as Requisite Regulatory Approvals (collectively, the “Approvals”), no filings, notices, reports, consents, registrations, approvals, permits or authorizations are required to be made or obtained by the Company with, nor are any required to be obtained by the Company with or from, any Governmental Entity, in connection with the execution, delivery and performance of this Agreement by the Company and the consummation of the Transactions except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company.
(b) Subject to obtaining the Requisite Company Vote, the execution, delivery and performance of this Agreement by the Company do not, and the consummation of the Transactions will not, constitute or result in (i) a breach or violation of, or a default under, the Organizational Documents of (1) the Company or (2) any of its Subsidiaries, (ii) with or without notice, lapse of time or both, a breach or violation of, a termination (or right of termination) of or default under, the creation or acceleration of any obligations under or the creation of an Encumbrance on any of the assets of the Company or any of its Subsidiaries pursuant to, any Contract binding upon the Company or any of its Subsidiaries or, assuming (solely with respect to performance of this Agreement and consummation of the Transactions) compliance with the matters referred to in Section 4.5(a), under any Law to which the Company or any of its Subsidiaries is subject or (iii) any change in the rights or obligations of any party under any Contract binding upon the Company or any of its Subsidiaries, except, in the case of clause (i)(2), (ii) or (iii) above, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company.

4.6 Reports; Internal Controls.
(a) The Company has filed or furnished, as applicable, on a timely basis, all forms, schedules, prospectuses, statements, certifications, reports and documents required to be filed or furnished by it with the SEC pursuant to the Exchange Act or the Securities Act since January 1, 2019 (the “Applicable Date”) (the forms, schedules, prospectuses, statements, reports and documents filed or furnished to the SEC since the Applicable Date and those filed or furnished to the SEC subsequent to the date of this Agreement, including any amendments thereto, the Company’s “Reports”). Each of the Company’s Reports, at the time of its filing or being furnished (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of mailing, respectively), complied, or if not yet filed or furnished, will comply in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley Act”) and the rules and regulations thereunder. As of their respective dates (or, if amended or superseded by a filing prior to the date of this Agreement, then as of the date of such filing), the Company’s Reports did not, and any of the Company’s Reports filed with or furnished to the SEC subsequent to the date of this Agreement will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading. No Subsidiary of the Company is subject to periodic reporting requirements of the Exchange Act other than as part of the Company’s consolidated group or required to file any form, report or other document with the SEC, the NYSE, any other stock exchange or comparable Governmental Entity other than routine and ordinary filings (such as filings regarding ownership holdings or transfers).
(b) The Company is, and has been at all times since the Applicable Date, in compliance in all material respects with the applicable listing and corporate governance rules and regulations of the NYSE. Except as permitted by the Exchange Act, including Sections 13(k)(2) and 13(k)(3) thereunder, or the rules and regulations promulgated by the SEC, since the enactment of the Sarbanes-Oxley Act, neither the Company nor any of its Affiliates has made, arranged or modified (in any material way) any extensions of credit in the form of a personal loan to any executive officer or director of the Company.
(c) Since the Applicable Date, the Company has maintained disclosure controls and procedures required by Rule 13a-15(e) or 15d-15(e) under the Exchange Act. Such disclosure controls and procedures are effective to ensure that information required to be disclosed by the Company under the Exchange Act is recorded and reported within the time periods specified in the Exchange Act and all such information required to be disclosed under the Exchange Act is accumulated and communicated to the management of the Company, as appropriate, to allow timely decisions regarding required disclosure.
(d) The Company is not a party to, and does not have any commitment to become a party to, any joint venture, partnership agreement or any similar Contract (including any Contract relating to any transaction, arrangement or relationship between or among the Company, on the one hand, and any unconsolidated Affiliate, including any structured finance, special purpose or limited purpose entity or Person, on the other hand (such as any arrangement described in Section 303(a)(4) of Regulation S-K of the SEC)) where the purpose or effect of such arrangement is to avoid disclosure of any material transaction involving, or material liabilities of, the Company in the Company’s consolidated financial statements.
(e) The Company maintains “internal control over financial reporting” (as defined in Rule 13a-15(f) or 15d-15(f), as applicable, under the Exchange Act). Such internal control over financial reporting is effective in providing reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with United States generally accepted accounting principles (“GAAP”) and includes policies and procedures that (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of such Party, (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, and that receipts and expenditures of the Company are being made only in accordance with authorizations of management and directors of the Company and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on its financial statements. The records, systems, controls, data and information of the Company and its Subsidiaries that are used in the systems of disclosure controls and procedures and of financial reporting controls and procedures described above are recorded, stored, maintained and operated under means that are under the exclusive ownership and direct control of the Company or a wholly owned Subsidiary of the Company or its accountants, except as would not reasonably be expected to adversely affect or disrupt, in any material respect, the Company’s systems of disclosure controls and procedures and of financial reporting controls and procedures or the reports generated thereby.
(f) Since the Applicable Date, none of the Company’s auditors, the Company Board and the audit committee of the board of directors of the Company has received any oral or written notification of (i) any “significant deficiency” in the design or operation of its internal controls over financial reporting that are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information and has identified for the Company’s auditors, the Company Board and the audit committee of the Company Board any “material weakness” in internal controls over financial reporting and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting. Since the Applicable Date, no material complaints from any source regarding accounting, internal accounting controls or auditing matters, and no concerns from the Company’s employees regarding questionable accounting or auditing matters, have been received by the Company.
4.7 Financial Statements. The financial statements of the Company included in the Reports of the Company at the time filed (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of mailing, respectively) complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, were prepared in all material respects in accordance with GAAP during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC), and fairly present in all material respects (subject in the case of unaudited statements to normal, recurring audit adjustments which are not material, and to any other adjustments described therein, including the notes thereto and subject to restatements filed with the SEC prior to the date of this Agreement) the consolidated financial position of the Company and its consolidated Subsidiaries as at the dates thereof and the consolidated results of their operations and cash flows for the periods then ended.
4.8 Absence of Certain Changes or Events.
(a) Since June 30, 2021 and through the date of this Agreement, except in connection with the negotiation and execution of this Agreement and other than as a result of COVID-19 or any COVID-19 Measures, (i) the Company and its Subsidiaries have conducted their businesses in all material respects in the Ordinary Course of Business and (ii) neither the Company nor any of its Subsidiaries has undertaken any action that if proposed to be taken after the date of this Agreement would require Parent’s consent pursuant to clause (vii), (viii), (xii), (xvi) or (xxii) (solely as it relates to the foregoing) of Section 6.1(b).
(b) Since December 31, 2020 and through the date of this Agreement, there has not been any Effect that has had or would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company.
4.9 Litigation and Liabilities.
(a) There are no Proceedings before any Governmental Entity pending against or, to the Knowledge of the Company, threatened in writing against the Company or any of its Subsidiaries, or any of their respective properties or assets, except as would not, individually or in the aggregate, reasonably be expected to (i) have a Material Adverse Effect on the Company or (ii) prevent or materially delay the consummation of the Transactions.
(b) Except for obligations and liabilities (i) reflected and reserved against in the Company’s most recent consolidated balance sheets (or the notes thereto) included in the Company’s Reports filed prior to the date of this Agreement, (ii) incurred in the Ordinary Course of Business since the date of the Company’s most recent consolidated balance sheets included in the Company’s Reports filed prior to the date of this Agreement or (iii) incurred in connection with or contemplated by this Agreement, there are no obligations or liabilities of the Company or any of its Subsidiaries that would be required by GAAP to be set forth on a consolidated balance sheet of the Company, whether or not accrued, contingent or otherwise, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company.
(c) Neither the Company nor any of its Subsidiaries is a party to or subject to the provisions of any material judgment, order, writ, injunction, decree or award of any Governmental Entity, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company. There has not been since the Applicable Date nor are there currently any internal investigations or inquiries being conducted by the Company, the Company Board (or any committee thereof) or any third party at the request of any of the foregoing concerning any material financial, accounting, tax, conflict of interest, self-dealing, fraudulent or deceptive conduct or other misfeasance or malfeasance issues.
4.10 Employee Benefits.
(a) Section 4.10(a) of the Company Disclosure Letter sets forth an accurate and complete list of each material Benefit Plan other than Benefit Plans that are maintained primarily for the benefit of Employees outside of the United States (“Non-U.S. Benefit Plans”).
(b) Except as set forth on Schedule 4.10(b) of the Company Disclosure Letter, with respect to each material Benefit Plan other than a Non-U.S. Benefit Plan (except, with respect to clauses (i) and (ii), for Benefit Plans that are filed publicly with the SEC), the Company has made available to Parent, to the extent applicable, accurate and complete copies of all (i) Benefit Plan documents, including any amendments thereto, and all related trust documents, insurance contracts or other funding vehicles, (ii) written descriptions of such Benefit Plan if such plan is not set forth in a written document or such written document is not available prior to the date of this Agreement, (iii) related trust documents, insurance contracts or funding vehicles, (iv) the most recently prepared actuarial report and (v) material correspondence to or from any Governmental Entity received since the Applicable Date with respect to any Benefit Plan of the Company.
(c) (i) Each Benefit Plan (including any related trusts), other than “multiemployer plans” within the meaning of Section 3(37) of ERISA and Non-U.S. Benefit Plans, has been established, operated and administered in compliance in all material respects with its terms and applicable Laws, including ERISA and the Code, (ii) all contributions or other amounts payable by the Company or any of its Subsidiaries with respect to each Benefit Plan in respect of current or prior plan years have been paid or accrued in accordance with GAAP in all material respects and (iii) there are no pending or, to the Knowledge of the Company, threatened (in writing) claims (other than routine claims for benefits) or Proceedings by a Governmental Entity by, on behalf of or against any Benefit Plan or any trust related thereto that would reasonably be expected to result in any material liability to the Company or any of its Subsidiaries.
(d) Except as set forth on Schedule 4.10(d) of the Company Disclosure Letter, with respect to each material ERISA Plan, the Company has made available to Parent, to the extent applicable, accurate and complete copies of all of (i) the most recent summary plan description together with all summaries of material modifications thereto, (ii) the most recent Internal Revenue Service (“IRS”) determination or opinion letter and (iii) the most recent annual report (Form 5500 or 990 series and all schedules and financial statements attached thereto).
(e) Each ERISA Plan that is intended to be qualified under Section 401(a) has received a favorable determination letter from the IRS to the effect that such ERISA Plan satisfies the requirements of Section 401(a) of the Code (or, if such ERISA Plan is a pre-approved plan, such plan document has received a favorable opinion letter from the IRS that the form meets the tax qualification requirements and the Company or the applicable Subsidiary is entitled to rely on such favorable opinion letter) and to the Knowledge of the Company, nothing has occurred that could reasonably be expected to adversely affect the reliance on such determination letter or favorable opinion letter. With respect to any ERISA Plan, neither the Company nor any of its Subsidiaries has engaged in a transaction in connection with which the Company or any of its Subsidiaries reasonably could be subject to either a material civil penalty assessed pursuant to Section 502(i) of ERISA or a material Tax imposed pursuant to Section 4975 or 4976 of the Code.
(f) Except as set forth on Section 4.10(f) of the Company Disclosure Letter, neither the Company nor its ERISA Affiliates (i) maintains, sponsors or contributes to, or has within the past six (6) years maintained, sponsored or contributed to, or has any material liability with respect to, any “defined benefit plan,” whether or not subject to Title IV of ERISA, excluding any “multiemployer plan”; or (ii) has an “obligation to contribute” (as defined in ERISA Section 4212) or, within the past six (6) years has had such an obligation to contribute, to a “multiemployer plan”.

(g) To the Knowledge of the Company, no Controlled Group Liability has been incurred by the Company or its ERISA Affiliates that has not been satisfied in full, and no condition exists that presents a material risk to the Company or its ERISA Affiliates of incurring any such material liability.
(h) Except as required by applicable Law, no Benefit Plan provides retiree or post-employment medical, disability, life insurance or other welfare benefits to any Person, and, as set forth on Section 4.10(h) of the Company Disclosure Letter, none of the Company or any of its Subsidiaries has any obligation to provide such benefits (excluding such Benefit Plan that provides for employer payment or subsidy of COBRA premiums).
(i) Except as set forth in Section 4.10(i) of the Company Disclosure Letter, neither the execution and delivery of this Agreement, shareholder or other approval of this Agreement or the consummation of the Transactions could, either alone or in combination with another event, (i) entitle any Employee to severance pay or any increase in severance pay, (ii) accelerate the time of payment or vesting, or increase the amount of compensation due to any such Employee, (iii) directly or indirectly cause the Company to transfer or set aside any assets to fund any benefits under any Benefit Plan, (iv) otherwise give rise to any liability under any Benefit Plan, (v) limit or restrict the right to merge, terminate or amend any Benefit Plan on or following the Effective Time or (vi) result in any payment (whether in cash or property or the vesting of property) to any “disqualified individual” (as such term is defined in Treasury Regulation Section 1.280G-1) that would, individually or in combination with any other such payment, constitute an “excess parachute payment” (as defined in Section 280G(b)(1) of the Code).
(j) Neither the Company nor any of its Subsidiaries has any obligation to provide, and no Benefit Plan or other agreement of the Company of any of its Subsidiaries provides any individual with the right to, a gross up, indemnification, reimbursement or other payment for any excise or additional Taxes, interest or penalties incurred pursuant to Section 409A or Section 4999 of the Code.
(k) To the Knowledge of the Company, (i) all Non-U.S. Benefit Plans comply in all material respects with their terms, the terms of any collective bargaining, collective labor or works council agreements, and applicable local Law; (ii) all Non-U.S. Benefit Plans that are intended or required to be funded or book-reserved are funded or book-reserved, as appropriate, based upon reasonable actuarial assumptions and applicable Law; and (iii) each Non-U.S. Benefit Plan which, under the Laws of the applicable foreign country, is required to be registered or approved by any Governmental Entity, has been, except as otherwise would not be material to the Company, so registered or approved and each Non-U.S. Benefit Plan intended to qualify for special tax treatment meets all the requirements for such treatment in all material respects. As of the date of this Agreement, there is no material litigation pending or, to the Knowledge of the Company, threatened relating to any Non-U.S. Benefit Plan.
4.11 Labor Matters.
(a) Except as set forth in Section 4.11(a) of the Company Disclosure Letter, the Company and its Subsidiaries are neither party to, nor bound by or negotiating, any labor agreement, collective bargaining agreement or other labor-related agreements or arrangements with any labor union, labor organization or works council (“Labor Organization”). No Labor Organization, or group of employees of the Company or its Subsidiaries, has since the Applicable Date made a pending demand for recognition or certification, and there are no representation or certification proceedings or petitions seeking a representation proceeding presently pending or, to the Knowledge of the Company, threatened to be brought or filed with the National Labor Relations Board or any other labor relations tribunal or authority. To the Knowledge of the Company, since the Applicable Date, there have been no labor union organizing activities with respect to any employees of the Company or its Subsidiaries. Since the Applicable Date, there have been no actual, or, to the Knowledge of the Company, threatened, unfair labor practice charges, grievances, arbitrations, strikes, lockouts, work stoppages, slowdowns, picketing, hand billing or other labor disputes against or affecting the Company or its Subsidiaries, in each case that would be reasonably expected to have a Material Adverse Effect.
(b) The Company and its Subsidiaries are in compliance with all applicable Laws respecting employment and employment practices, including, without limitation, all laws respecting terms and conditions of employment, health and safety, wages and hours, child labor, immigration, employment discrimination, disability rights or benefits, equal opportunity, plant closures and layoffs, affirmative action, workers’ compensation, labor relations, employee leave issues and unemployment insurance, except to the extent that non-compliance would not result in a Material Adverse Effect.

(c) None of the Company or its Subsidiaries is party to a settlement agreement entered into in the last five (5) years with a current or former director, officer, employee or independent contractor of the Company or its Subsidiaries that involves allegations relating to sexual harassment, sexual misconduct or any type of unlawful discrimination by either (i) an officer of the Company or its Subsidiaries or (ii) an employee of the Company or its Subsidiaries at the level of Vice President or above. In the last five (5) years, to the Knowledge of the Company, no allegations of sexual harassment, sexual misconduct or any type of unlawful discrimination have been made against (i) any officer of the Company or its Subsidiaries or (ii) an employee of the Company or its Subsidiaries at a level of Vice President or above.
(d) Each individual who is currently providing services to the Company or any of its Subsidiaries, or who previously provided services to the Company or any of its Subsidiaries, as an independent contractor or consultant is or was properly classified and properly treated as an independent contractor or consultant by the Company and its Subsidiaries, except in each case that would not be reasonably expected to have a Material Adverse Effect.
(e) To the Knowledge of the Company, no Employee of the Company or any of its Subsidiaries is a party to, or is otherwise bound by, any agreement, including any confidentiality or non-competition agreement, that in any material way prohibits, adversely affects or restricts the performance of such Employee’s duties as presently conducted.
4.12 Compliance with Laws; Licenses.
(a) The businesses of the Company and its Subsidiaries have not been since the Applicable Date, and are not being, conducted in violation of any applicable Law, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company.
(b) Except with respect to regulatory matters covered by Section 6.5, no investigation or review by any Governmental Entity with respect to the Company or any of its Subsidiaries is pending or, to the Knowledge of the Company, threatened in writing, nor has any Governmental Entity indicated an intention to conduct the same, nor has the Company received any notice or communication of material noncompliance with any such Laws that has not been cured or in the process of being cured as of the date of this Agreement, in each case, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company.
(c) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company, (i) the Company and each of its Subsidiaries has obtained and is in compliance with all Licenses necessary for it to own, lease or operate its properties, rights and other assets and to conduct its business and operations as currently conducted in all material respects, (ii) all such Licenses are in full force and effect in all material respects and (iii) to the Knowledge of the Company, there is not currently threatened any revocation, adverse modification or cancellation of any material License.
(d) Except as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company, since the Applicable Date, the Company and each of its Subsidiaries has at all times been in compliance with applicable (i) U.S. export controls laws and regulations, including the Export Administration Act, Export Control Reform Act, Export Administration Regulations, the Arms Export Control Act and the International Traffic in Arms Regulations, (ii) economic sanctions statutes, executive orders and regulations administered by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”) and the United States Department of State, (iii) import and customs statutes and regulations, including those administered by the Department of Homeland Security, U.S. Customs and Border Protection, (iv) antiboycott laws and regulations administered by the U.S. Department of Commerce and the U.S. Department of Treasury and (v) economic sanctions, export and import controls and antiboycott Laws and regulations of other countries in which the business of the Company or any of its Subsidiaries is conducted (to the extent consistent with U.S. Law). Except as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company, neither the Company nor any of its Subsidiaries has been since the Applicable Date or currently is the subject of any disclosure (voluntary or directed), notice, charging letter or penalty issued, or to the Knowledge of the Company, any inquiry or investigation conducted, by a Governmental Entity pertaining to the above statutes or regulations, nor are there any currently pending internal investigations by the Company pertaining to such matters. Neither the Company nor any of its Subsidiaries is currently designated as a sanctioned party under sanctions administered by OFAC, nor are they owned fifty percent (50%) or more by an individual or entity that is so designated. Neither the Company nor any of its Subsidiaries, or, to the Knowledge of the Company, any directors, officers, Employees, independent contractors, consultants, agents and other representatives thereof, is located, organized or resident in, or doing business for or on behalf of the Company or any of its Subsidiaries in, a country or region that is the target of comprehensive OFAC sanctions (as of the date of this Agreement, Cuba, Iran, North Korea, Syria and the Crimea region of Ukraine).
(e) Except as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company, the Company, its Subsidiaries and, to the Knowledge of the Company, their respective Representatives are, and since the Applicable Date have been, in compliance in all material respects with: (i) the provisions of the U.S. Foreign Corrupt Practices Act of 1977, as amended (15 U.S.C. §§ 78dd-1, et seq.) (“FCPA”), as if its foreign payments provisions were fully applicable to the Company, its Subsidiaries and such Representatives and (ii) the provisions of all applicable anti-bribery, anti-corruption and anti-money laundering Laws. To the Knowledge of the Company, neither the Company nor any of its Subsidiaries has received notice of any pending or threatened Proceeding by or before any Governmental Entity involving the Company, any of its Subsidiaries or any of their Representatives involving the FCPA or any applicable anti-bribery, anti-corruption or anti- money laundering Law, except as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company.
4.13 Takeover Statutes; No Rights Plan. Assuming the accuracy of the representations and warranties set forth in Section 5.7, the Company Board has taken all action necessary and appropriate to render Chapters 110C, 110D and 110F of the Massachusetts General Laws inapplicable to this Agreement, the Merger and the other transactions contemplated hereby, and no other “fair price”, “moratorium”, “control share acquisition” or other similar antitakeover statute or regulation (each, a “Takeover Statute”) or any anti-takeover provision in the Company’s Organizational Documents is applicable to the Company, the shares of Company Capital Stock or the Transactions. There is no shareholder rights plan, “poison pill,” antitakeover plan or other similar agreement or plan in effect to which the Company is a party or is otherwise bound.
4.14 Environmental Matters. Except for those matters that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect on the Company: (a) the Company and each of its Subsidiaries are and have been since January 1, 2016, in compliance with all applicable Environmental Laws, which compliance includes the possession of and compliance with Licenses required pursuant to any Environmental Law for it to own, lease or operate its properties, rights and other assets and to conduct its business and operations as currently conducted and all such Licenses are in full force and effect; (b) there have been no Releases of Hazardous Materials by the Company or any of its Subsidiaries or, to the Knowledge of the Company, any other Person on, under, from or affecting any properties or facilities currently, or, to the Knowledge of the Company, formerly, owned, leased or operated by the Company or any of its Subsidiaries under circumstances that would reasonably be expected to result in any claims, liabilities or investigation or remedial obligations pursuant to Environmental Laws against the Company or any of its Subsidiaries; (c) to the Knowledge of the Company, neither the Company nor any of its Subsidiaries nor any other Person whose conduct would result in liability to the Company or any of its Subsidiaries, has Released, disposed or arranged for the disposal of any Hazardous Materials at any other location under circumstances that would reasonably be expected to result in any claims or liabilities pursuant to applicable Environmental Laws against the Company or any of its Subsidiaries; (d) neither the Company nor any of its Subsidiaries nor, to the Knowledge of the Company any predecessor of any of them, is subject to any Governmental Order relating to obligations or liabilities under Environmental Laws or regarding Releases of or exposure to any Hazardous Materials, excluding any such matters that have been fully resolved with no remaining liability or obligation; (e) neither the Company nor any of its Subsidiaries has entered into any written agreement with respect to the sale of a real property, business or subsidiary by the Company or any of its Subsidiaries pursuant to which it has agreed to provide an indemnity with respect to liabilities under Environmental Law or with respect to Hazardous Materials, or has retained liability pursuant to Environmental Law or with respect to Hazardous Materials, excluding any such agreements that have expired or been terminated; (f) neither the Company nor any of its Subsidiaries has received any written claim, notice or complaint from, or is subject to any Proceeding before, any Governmental Entity relating to or alleging noncompliance with or liability under Environmental Laws or regarding Releases of or exposure to any Hazardous Materials, excluding any such matters that have been fully resolved with no remaining liability or obligation, and no such matter is threatened to the Knowledge of the Company; and (g) the transactions contemplated by this Agreement will not trigger an obligation to comply with the Connecticut Transfer Act, Conn. Gen. Stat. §§ 22A-134 - 22A-134e.

4.15 Tax Matters.
(a) The Company and each of its Subsidiaries (A) have duly and timely filed (taking into account any extension of time within which to file) all material Tax Returns required to be filed by any of them with the appropriate Tax authority and all such filed Tax Returns are complete and accurate in all material respects; (B) have paid all material Taxes that are due and payable (regardless of whether shown on any Tax Return), except for Taxes being contested in good faith and for which adequate reserves have been established in accordance with GAAP; (C) have withheld and paid all material Taxes required to have been withheld and paid in connection with amounts paid or owing to any Employee, shareholder, creditor, independent contractor or third party (each as determined for Tax purposes); (D) have complied in all material respects with all applicable information reporting (and related withholding) and record retention requirements; and (E) have not waived any statute of limitations with respect to a material amount of Taxes or agreed to any extension of time with respect to a material Tax assessment or deficiency.
(b) No deficiency with respect to a material amount of Taxes that has not been accrued on the Company’s financial statements has been proposed, asserted or assessed against the Company or any of its Subsidiaries. There are no disputes, claims, audits or examinations before any Governmental Entity pending or, to the Knowledge of the Company, threatened in writing and there are no currently pending administrative or judicial Proceedings in each case regarding any material amount of Taxes of the Company or its Subsidiaries or the assets of the Company and its Subsidiaries.
(c) Neither the Company nor any of its Subsidiaries has been informed in writing by any jurisdiction that the jurisdiction believes that the Company or any of its Subsidiaries was required to file any Tax Return that was not filed.
(d) Neither the Company nor any of its Subsidiaries has any liability for Taxes of any Person (other than the Company or any of its Subsidiaries) arising from the application of Treasury Regulation Section 1.1502-6 (or any similar provision of state, local, or non-U.S. Law), as a transferee or successor, or otherwise by operation of Law.
(e) There are no Encumbrances for material Taxes (except Taxes not yet due and payable) on any of the assets of the Company or any of its Subsidiaries.
(f) Neither the Company nor any of its Subsidiaries is a party to or is bound by any Tax sharing, allocation or indemnification agreement or arrangement (other than (A) such an agreement or arrangement exclusively between or among the Company and its Subsidiaries or (B) a commercial agreement or arrangement the primary purpose of which is not Tax sharing, allocation or indemnification).
(g) Within the past two (2) years, neither the Company nor any of its Subsidiaries has been a “distributing corporation” or a “controlled corporation” within the meaning of Section 355(a)(1)(A) of the Code in a distribution of stock intended to qualify for tax-free treatment under Section 355 of the Code.
(h) Neither the Company nor any of its Subsidiaries has participated in a “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4(b) or any other transaction requiring disclosure under similar provisions of state or local Law.
(i) Neither the Company nor any of its Subsidiaries will be required to include a material item of income (or exclude a material item of deduction) in any taxable period (or portion thereof) beginning after the Closing Date as a result of (A) a change in or incorrect method of accounting occurring prior to the Closing Date, (B) a prepaid amount received, accrued or paid, on or prior to the Closing Date, (C) a “closing agreement” as described in Section 7121 of the Code (or any similar provision of state, local, or non-U.S. Law) executed on or prior to the Closing Date, (D) an installment sale or open transaction disposition made prior to the Closing Date; (E) a ruling issued by any Taxing Authority with respect to the Company on or prior to the Closing Date; (F) deferred revenue accrued on or prior to the Closing Date; (G) an intercompany transaction or excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, local or foreign Tax Law).
(j) Neither the Company nor any of its Subsidiaries has made an election pursuant to Section 965(h) of the Code.

(k) No Taxes of the Company or any of its Subsidiaries (including the employer and employee portion of any payroll Taxes) have been deferred under the CARES Act or under similar provisions of state, local, or non-U.S. Tax Law. Neither the Company nor any of its Subsidiaries has claimed any employee retention credit under the CARES Act or under similar provisions of state, local, or non-U.S. Tax Law.
4.16 Intellectual Property.
(a) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company, (i) the Company and its Subsidiaries, each as applicable, exclusively own all right, title and interest to its Company Intellectual Property free and clear of all Encumbrances (except Permitted Encumbrances) and (ii) the Company’s Registered Intellectual Property is subsisting and, to the Knowledge of the Company, is not invalid or unenforceable. Since the Applicable Date, the Company has not received any written claim or notice from any Person alleging that the Registered Intellectual Property of the Company is invalid or unenforceable, which claim or allegation, if found proven by a court or other competent authority, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on the Company.
(b) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company, (i) the operation of the respective businesses of the Company or any of its Subsidiaries and the development, manufacture, use, sale, commercialization or other exploitation of any product, service or other offering currently provided by the Company or its Subsidiaries does not, to the Knowledge of the Company, infringe, misappropriate or otherwise violate and, to the Knowledge of the Company, has not since the Applicable Date infringed, misappropriated or otherwise violated any Intellectual Property of any other Person, and neither the Company nor any of its Subsidiaries has received any written allegation of same and (ii) to the Knowledge of the Company, no Person is infringing, misappropriating or otherwise violating, or has since the Applicable Date infringed, misappropriated or otherwise violated, Company Intellectual Property, and neither the Company nor any of its Subsidiaries has alleged the same in writing.
(c) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company, the Company and each of its Subsidiaries has taken commercially reasonable efforts to protect and maintain its Company Intellectual Property, including using commercially reasonable efforts to maintain their material trade secrets in confidence.
(d) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company, the Company does not distribute or make available any material proprietary software to third parties pursuant to any license that requires the Party to also license or make available to third parties any material source code owned by the Company.
(e) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company, the IT Assets used by the Company or any of its Subsidiaries in the conduct of the business (i) have not malfunctioned or failed since the Applicable Date and (ii) are sufficient for the current needs of the businesses of the Company and its Subsidiaries.
(f) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company, the Company and each of its Subsidiaries has taken commercially reasonable efforts to (i) protect and maintain the confidentiality, integrity and security of its IT Assets and the information stored or contained therein or transmitted thereby from any unauthorized use, access, interruption or modification by any Person, including the implementation of reasonable backup and disaster recovery technology processes and (ii) prevent the introduction of disabling codes or instructions, spyware, Trojan horses, worms, viruses or other software routines that permit or cause unauthorized access to, or disruption, impairment, disablement, or destruction of, software, data or other materials. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company, to the Knowledge of the Company, no Person, since the Applicable Date, has gained unauthorized access to any IT Assets owned, used, or held for use by the Company or any of its Subsidiaries or the information stored or contained therein or transmitted thereby.
(g) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company, (i) the Company and each of its Subsidiaries is in compliance, and has since the Applicable Date complied, with all applicable Laws and its posted policies relating to the collection, storage, use, transfer and any other processing of any Personal Data collected or used by or on behalf of the Company or its Subsidiaries; and (ii) the Company and each of its Subsidiaries has, since the Applicable Date, taken commercially reasonable steps to ensure that all Personal Data is protected against loss and unauthorized access, use, modification or disclosure, and, to the Knowledge of the Company, there has been no incident of same.
4.17 Insurance. All fire and casualty, general liability, business interruption, product liability, sprinkler and water damage, workers’ compensation and employer liability, directors’, officers’ and fiduciaries’ policies and other liability insurance policies (“Insurance Policies”) maintained by the Company or any of its Subsidiaries are with reputable insurance carriers, provide adequate coverage for all normal risks incident to the business of the Company and its Subsidiaries and their respective properties and assets and are in character and amount at least equivalent to that carried by Persons engaged in similar businesses and subject to the same or similar perils or hazards, in each case, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company. Each Insurance Policy is in full force and effect and all premiums due with respect to all Insurance Policies have been paid, and neither the Company nor any of its Subsidiaries has taken any action or failed to take any action that (including with respect to the Transactions), with notice or lapse of time or both, would constitute a breach or default, or permit a termination of any of the Insurance Policies, in each case, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company.
4.18 Material Contracts.
(a) Except for this Agreement, as of the date hereof, none of the Company or its Subsidiaries is a party to or bound by any Contract (other than any purchase orders and other than, except in the case of Section 4.18(a)(i), any lease, sublease, rental or occupancy agreement, license or other Contract that, in each case, provides for the ownership of, leasing of, title to, use of, or any leasehold or other interest in any Real Property, any Benefit Plan or Contract relating to Insurance Policies):
(i) that is a “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC);
(ii) that materially limits, curtails or restricts or, in the case of the Surviving Corporation, would materially limit, curtail, or restrict, the type of business in which the Company or the Surviving Corporation or any of their respective Subsidiaries or Affiliates may engage or the locations in which any of them may so engage in any business;
(iii) for any joint venture, partnership or similar arrangement, in each case that is material to the Company and its Subsidiaries, taken as a whole;
(iv) that is an indenture, credit agreement, loan agreement, security agreement, guarantee, note, mortgage or other agreement providing for or guaranteeing Indebtedness of any Person in excess of $20 million or that becomes due and payable upon, or provides a right of termination or acceleration as a result of, the consummation of the Transactions, other than Contracts between or among or for the benefit of the Company and any of its wholly owned Subsidiaries or between or among any such wholly owned Subsidiaries and Contracts involving credit facilities of less than $20 million for international operations;
(v) including customer, client and supply Contracts, that involves annual consideration (whether or not measured in cash) of greater than $15 million, except for any purchase order or any Contract that may be canceled, without material penalty or other liability to the Company or any of its Subsidiaries, upon notice of ninety (90) days or less;
(vi) that contains any provisions with respect to minimum purchase commitments of the Company or any of its Subsidiaries in excess of $15 million per year or in the next twelve (12) months;
(vii) is an acquisition agreement, asset purchase agreement, sale agreement, purchase agreement, stock purchase agreement, put agreement, call agreement or other similar agreement pursuant to which (A) the Company or any of its Subsidiaries would reasonably be expected to be obligated to pay total consideration including assumption of debt after the date of this Agreement in excess of $20 million, (B) any third party has the right to acquire any assets of the Company or any of its Subsidiaries with a fair market value or purchase price of more than $20 million or (C) any third party has the right to acquire any interests in the Company or any of its Subsidiaries, other than, in the case of clauses (A) and (B), sales of goods or services in the Ordinary Course of Business;

(viii) requiring any capital commitment or capital expenditures (including any series of related expenditures) or pursuant to which the Company or any of its Subsidiaries, individually or collectively, have any obligations (including with respect to the purchase or sale of materials, supplies, goods, equipment or other assets), in each case, in excess of $20 million per year or in the next twelve (12) months;
(ix) that contains a change of control or similar provision that would require a payment to, or give rise to the termination and/or consent right of, the other party or parties in connection with the Merger, in each case to the extent that, following the consummation of the Merger, would reasonably be expected to have a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole;
(x) providing for any settlement of any Proceeding that (A) imposes material future limitations on the operation of the Company and its Subsidiaries or (B) involves (I) payments in excess of $10 million after the date hereof or (II) monitoring or reporting obligations to any other Person;
(xi) evidencing financial or commodity hedging or similar trading activities, including any interest rate or currency swaps or similar Contract to which the Company or any of its Subsidiaries is a party;
(xii) between the Company and its Subsidiaries, on the one hand, and the Company’s Affiliates (other than Subsidiaries of the Company) or other Persons, on the other hand, that would be required to be disclosed under Item 404 of Regulation S-K of the SEC;
(xiii) between the Company and its Subsidiaries, on the one hand, and the U.S. Government (“U.S. Government Contract”), on the other; or
(xiv) pursuant to which the Company or its Subsidiaries (A) is restricted in its right to assert, use or register any material Company Intellectual Property, (B) transfers, licenses, or otherwise grants the right to use, register or acquire any material Company Intellectual Property or (C) acquires, uses, or has the right to use or register any Intellectual Property owned by a Person other than the Company or its Subsidiaries that is material to the business of the Company and its Subsidiaries, taken as a whole, excluding in each case non-exclusive licenses (I) entered into in the Ordinary Course of Business or (II) to commercially available software with aggregate payments of less than $20 million.
Each such Contract described in this Section 4.18(a), together with all Contracts filed as exhibits to the Company’s Reports, is referred to herein as a “Material Contract”.
(b) A copy of each Material Contract, and any amendments thereto, of the Company or its Subsidiaries entered into prior to the date of this Agreement has been made available to Parent. Except as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company, (i) each of the Material Contracts is binding on the Company or its Subsidiaries, as the case may be, and to the Knowledge of the Company, each other party thereto, in accordance with its terms and subject to the Bankruptcy and Equity Exception, and is in full force and effect and (ii) each of the Company and each of its Subsidiaries (to the extent they are party thereto or bound thereby) and, to the Knowledge of the Company, each other party thereto has performed all obligations required to be performed by it under each Material Contract. Except as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company, (A) each of the Company and each of its Subsidiaries is not (with or without notice, lapse of time or both) in breach or default thereunder and, to the Knowledge of the Company, no other party to any Material Contract is (with or without notice, lapse of time or both) in breach or default thereunder and (B) neither the Company nor any of its Subsidiaries has received written notice from the other party to any Material Contract of any intention to cancel, terminate, materially change the scope of rights and obligations under or not to renew such Material Contract.
4.19 Title to Assets. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company, (a) the Company has good and marketable title to, or in the case of leased assets, valid leasehold interests in, all of its assets, tangible or intangible, free and clear of any Encumbrances other than Permitted Encumbrances, (b) the Company or one of its Subsidiaries owns or leases all tangible personal property used in or necessary to conduct its business as currently conducted by the Company and (c) each such item of tangible personal property is in all respects in good operating condition and repair, ordinary wear and tear excepted.

4.20 Real Property.
(a) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company, with respect to the Owned Real Property of the Company, (i) the Company or one of its Subsidiaries, as applicable, has good and marketable title to such Owned Real Property, free and clear of any Encumbrance except for Permitted Encumbrances and (ii) there are no outstanding options or rights of first refusal to purchase such Owned Real Property, or any portion thereof or interest therein.
(b) With respect to the Leased Real Property of the Company, the lease or sublease for such property is valid, legally binding, enforceable and in full force and effect, none of the Company or any of its Subsidiaries is in breach of or default under such lease or sublease and no event has occurred, which, with notice, lapse of time or both, would constitute a breach or default by any of the Company or its Subsidiaries or permit termination, modification or acceleration by any third party thereunder, except in each case as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company.
4.21 Affiliate Transactions. There are not, as of the date hereof or since the Applicable Date, any related party transactions, agreements, arrangements or understandings between the Company or its Subsidiaries, on the one hand, and the Company’s Affiliates (other than wholly owned Subsidiaries of the Company) or other Persons, on the other hand, in each case, that would be required to be disclosed by the Company under Item 404 of Regulation S-K under the Securities Act.
4.22 Company Recommendation and Fairness. The Company Board has, at a meeting duly called and held at which all directors of the Company were present, duly and unanimously (a) determined that it is in the best interests of the Company and the holders of shares of the Company Capital Stock, and declared it advisable, for the Company to enter into this Agreement, (b) adopted this Agreement and approved the execution, delivery and performance of this Agreement by the Company and the consummation of the Transactions, including the Merger and (c) resolved to recommend approval of this Agreement by the shareholders of the Company (the “Company Recommendation”), which resolutions have not been subsequently rescinded, modified or withdrawn in any way, except as may be permitted by Section 6.2(e)(ii) or Section 6.2(e)(iii). The Company Board has received the opinion of its financial advisor, J.P. Morgan Securities LLC (“JP Morgan”), to the effect that, as of the date thereof and based upon and subject to the limitations, qualifications, assumptions and other matters set forth therein, the Merger Consideration is fair from a financial point of view, as of the date of such opinion, to the holders of the outstanding shares of Company Capital Stock (other than Excluded Shares).
4.23 Company Brokers and Finders. Neither the Company nor any of its Subsidiaries nor any of their respective officers or directors has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finder’s fees in connection with the Transactions, except that the Company has engaged JP Morgan as its financial advisor, the fees and expenses of which will be paid by the Company.
4.24 Company Voting Requirements. The Requisite Company Vote is the only vote of holders of any securities of the Company and its Subsidiaries necessary to approve the Transactions.
4.25 No Other Representations or Warranties; Non-Reliance. Except for the representations and warranties made by the Company in this Article IV and in any certificate delivered by the Company pursuant to Article VII, neither the Company nor any other Person makes any express or implied representation or warranty with respect to the Company or any of its Affiliates or any of their respective businesses, operations, assets, liabilities, conditions (financial or otherwise) or prospects in connection with this Agreement or the Transactions, and the Company expressly disclaims any such other representations or warranties. The Company expressly disclaims reliance upon any representations, warranties or statements relating to Parent or its Subsidiaries whatsoever, express or implied, beyond those expressly given by Parent and Merger Sub in Article V and in any certificate delivered by Parent pursuant to Article VII. In particular, without limiting the foregoing, neither Parent or Merger Sub nor any other Person makes or has made, and the Company acknowledges that neither Parent or Merger Sub nor any other Person has made, any representation or warranty to the Company or any of the Company’s Affiliates or Representatives with respect to (a) any financial projection, forecast, estimate, budget or prospect information relating to Parent, any of its Affiliates or any of their respective businesses that may have been made available to the Company or any of its Representatives (including in certain “data rooms,” “virtual rooms,” management presentations or in any other form in expectation of, or in connection with, the Transactions) or (b) except for the representations and warranties made by Parent or Merger Sub in Article V and in any certificate delivered by Parent pursuant to Article VII, any oral or written information made available to the Company or any of the Company’s Affiliates or Representatives in the

course of their evaluation of Parent or Merger Sub, the negotiation of this Agreement or in the course of the Transactions. Notwithstanding the foregoing, nothing in this Section 4.25 shall limit the Company’s remedies in the event of common law fraud arising from the express representations and warranties made by Parent or Merger Sub in Article V.
ARTICLE V

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB
Parent and Merger Sub hereby represent and warrant to the Company that:
5.1 Organization, Good Standing and Qualification. Each of Parent and Merger Sub is a legal entity duly organized, validly existing and in good standing (with respect to jurisdictions which recognize such concept) under the Laws of its respective jurisdiction of organization and has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as currently conducted and is qualified to do business and is in good standing as a foreign corporation or other legal entity in each jurisdiction where the ownership, leasing or operation of its assets or properties or conduct of its business requires such qualification, except as would not, individually or in the aggregate, reasonably be expected to prevent or materially delay the consummation of the Transactions.
5.2 Corporate Authority; Approval. Each of Parent and Merger Sub has all requisite corporate power and authority and has taken all corporate action necessary in order to execute, deliver and perform its obligations under this Agreement, subject only to the adoption of this Agreement by Parent (or a direct or indirect wholly-owned Subsidiary of Parent) as the sole stockholder of Merger Sub, and to consummate the Transactions, and the execution and delivery of this Agreement and the consummation of the Transactions by Parent and Merger Sub have been duly authorized by all necessary corporate action on the part of Parent and Merger Sub. Immediately following the execution and delivery of this Agreement, Parent shall, or shall cause one of its Subsidiaries to, adopt this Agreement and the transactions contemplated hereby, including the Merger, in accordance with applicable Law and the certificate of incorporation and bylaws of Merger Sub, in all such cases in such entity’s capacity as the sole stockholder of Merger Sub, and promptly deliver a copy of such sole stockholder consent to the Company. This Agreement has been duly executed and delivered by each of Parent and Merger Sub and constitutes a valid and binding agreement of Parent and Merger Sub enforceable against each of Parent and Merger Sub in accordance with its terms, subject to the Bankruptcy and Equity Exception. No vote of holders of capital stock of Parent is necessary to approve this Agreement or the Transactions or to consummate the Transactions.
5.3 Governmental Filings; No Violations.
(a) Other than the Filings (i) pursuant to the MBCA, DGCL, HSR Act, the Exchange Act and the Securities Act, (ii) required to be made with the NYSE, (iii) pursuant to federal and state securities, takeover and “blue sky” Laws and (iv) included in Section 4.5(a) of the Company Disclosure Letter as Approvals, no filings, notices, reports, consents, registrations, approvals, permits or authorizations are required to be made or obtained by Parent or Merger Sub with, nor are any required to be obtained by Parent or Merger Sub with or from, any Governmental Entity, in connection with the execution, delivery and performance of this Agreement by Parent and Merger Sub and the consummation of the Transactions except as would not, individually or in the aggregate, reasonably be expected to prevent or materially delay the consummation of the Transactions.
(b) The execution, delivery and performance of this Agreement by Parent and Merger Sub do not, and the consummation of the Transactions will not, constitute or result in (i) a breach or violation of, or a default under, the Organizational Documents of Parent, Merger Sub or any of their respective Subsidiaries, (ii) with or without notice, lapse of time or both, a breach or violation of, a termination (or right of termination) of or default under, the creation or acceleration of any obligations under or the creation of an Encumbrance on any of the assets of Parent or any of its Subsidiaries pursuant to, any Contract binding upon Parent or any of its Subsidiaries or, assuming (solely with respect to performance of this Agreement and consummation of the Transactions) compliance with the matters referred to in Section 5.3(a), under any Law to which Parent or any of its Subsidiaries is subject or (iii) any change in the rights or obligations of any party under any Contract binding upon Parent or any of its Subsidiaries, except, in the case of clause (ii) or (iii) above, as would not, individually or in the aggregate, reasonably be expected to prevent or materially delay the consummation of the Transactions.
5.4 Litigation. As of the date of this Agreement, there are no Proceedings (other than arising from or relating to the Transactions) before any Governmental Entity pending against or, to the Knowledge of Parent, threatened in writing against Parent or any of its Subsidiaries, or any of their respective properties or assets, except as would not, individually or in the aggregate, reasonably be expected to prevent or materially delay the consummation of the Transactions.
5.5 Financing.
(a) On or prior to the date hereof, Parent has delivered to the Company a true, complete and correct copy of (x) the executed commitment letter, together with all attachments thereto, from the Financing Entities party thereto, dated as of the date hereof (the “Commitment Letter”), pursuant to which the Financing Entities party thereto have committed, subject to the terms and conditions set forth therein, to provide debt financing (the “Financing”) to the Parent in the amounts described therein for the purposes of funding the transactions contemplated hereby and the related fees and expenses and (y) any fee letters, redacted to remove fee amounts and customary “flex” terms, none of which redacted provisions could reasonably be expected to adversely affect the conditionality, enforceability or availability, or reduce the aggregate principal amount of the Financing (collectively, the “Fee Letter” and together with the Commitment Letter, collectively, the “Commitment Papers”). As of the date hereof, the Commitment Papers are in full force and effect and have not been withdrawn or terminated or otherwise amended, supplemented or modified in any respect.
(b) As of the date hereof, the Commitment Papers, in the form so delivered, are a legal, valid and binding obligation of the Parent and, to the Knowledge of Parent, the other parties thereto, enforceable in accordance with their terms, subject to the Bankruptcy and Equity Exception. As of the date hereof, there is no agreement, side letter or arrangement relating to the Financing that could (x) reduce the aggregate amount of the Financing to be provided on the Closing Date to an amount that is less than the amount necessary, when combined with Parent’s other sources of available funds, to pay the Merger Consideration on the Closing Date or (y) increase the conditionality of the availability of such Financing, other than those set forth in the Commitment Papers. The Commitment Letter contains all of the conditions precedent to the obligations of the Financing Entities party thereunder to make the Financing available to the Parent on the terms therein. As of the date hereof, assuming that the representations and warranties in Article IV are true and correct, no event has occurred which, with or without notice, lapse of time or both, would (i) constitute a default or breach of Parent, or, to the Knowledge of Parent, of any other party to thereto, under any term or condition of the Commitment Papers, (ii) result in any of the conditions in the Commitment Letter not being satisfied or (iii) otherwise result in any portion of the Financing not being available on the Closing Date. Assuming satisfaction of the conditions set forth in Sections 7.2(a), 7.2(b) and 7.2(d), as of the date hereof, Parent has no reason to believe that it will be unable to satisfy, on a timely basis, any term or condition to Closing to be satisfied by it with respect to the Commitment Letter or that the full amount of the Financing will not be available as of the Closing. As of the date hereof, Parent has fully paid any and all commitment fees or other fees required by the Commitment Papers on or before the date hereof.
(c) Parent will have as of the Closing Date sufficient available funds to satisfy all of Parent’s and Merger Sub’s payment obligations under this Agreement, including the payment of the Merger Consideration, any Indebtedness required to be repaid, redeemed, retired, cancelled, terminated or otherwise satisfied or discharged in connection with the consummation of the Merger and any premiums and fees incurred in connection therewith and fees and expenses related to the transactions contemplated hereby (collectively, the “Payment Obligations”). The obligations of Parent and Merger Sub hereunder are not subject to any condition regarding Parent’s or Merger Sub’s ability to obtain financing for the Merger and the other transactions contemplated by this Agreement.
5.6 Ownership of Merger Sub; No Prior Activities. The authorized capital stock of Merger Sub consists solely of 1,000 shares of common stock, par value $0.01 per share, of which 100 shares are validly issued and outstanding. All of the issued and outstanding capital stock of Merger Sub is, and at the Effective Time will be, owned by Parent or a direct or indirect wholly-owned Subsidiary of Parent. Merger Sub has not conducted any business prior to the date of this Agreement and has no, and prior to the Effective Time will have no, assets, liabilities or obligations of any nature other than those incident to its formation, shares of Company Capital Stock contributed to it or pursuant to this Agreement and the Transactions.
5.7 Ownership of Shares; Interested Stockholder. Neither Parent nor Merger Sub is, or at any time for the past three years has been, an “interested stockholder” of the Company as defined in Chapter 110F of the Massachusetts

General Laws. Neither Parent nor any of Parent’s Affiliates directly or indirectly owns, and at all times for the past three years, neither Parent nor any of Parent’s Affiliates has owned, beneficially or otherwise, any shares of Company Capital Stock or any securities, contracts or obligations convertible into or exercisable or exchangeable for shares of Company Capital Stock.
5.8 Brokers and Finders. Neither Parent nor Merger Sub has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finder’s fees for which the Company could be responsible in connection with the Transactions.
5.9 No Other Representations or Warranties; Non-Reliance. Except for the representations and warranties made by Parent and Merger Sub in this Article V and in any certificate delivered by Parent or Merger Sub pursuant to Article VII, neither Parent, Merger Sub nor any other Person makes any express or implied representation or warranty with respect to Parent or any of its Affiliates or any of their respective businesses, operations, assets, liabilities, conditions (financial or otherwise) or prospects in connection with this Agreement or the Transactions, and Parent and Merger Sub expressly disclaim any such other representations or warranties. Parent and Merger Sub expressly disclaim reliance upon any representations, warranties or statements relating to the Company or any of its Subsidiaries whatsoever, express or implied, beyond those expressly given by the Company in Article IV and in any certificate delivered by Parent or Merger Sub pursuant to Article VII. In particular, without limiting the foregoing, neither the Company nor any other Person makes or has made, and Parent and Merger Sub each acknowledge that neither the Company nor any other Person has made, any representation or warranty to Parent, Merger Sub or any of Parent’s Affiliates or each of their Representatives with respect to (a) any financial projection, forecast, estimate, budget or prospect information relating to the Company, any of its Affiliates or any of their respective businesses that may have been made available to Parent, Merger Sub or any of their Representatives (including in certain “data rooms,” “virtual rooms,” management presentations or in any other form in expectation of, or in connection with, the Transactions) or (b) except for the representations and warranties made by the Company in Article IV and in any certificate delivered by the Company pursuant to Article VII, any oral or written information made available to Parent or Merger Sub or any of Parent’s Affiliates or each of their Representatives in the course of their evaluation of the Company, the negotiation of this Agreement or in the course of the Transactions. Notwithstanding the foregoing, nothing in this Section 5.9 shall limit Parent’s or Merger Sub’s remedies in the event of common law fraud arising from the express representations and warranties made by the Company in Article IV.
ARTICLE VI

COVENANTS
6.1 Interim Operations.
(a) The Company covenants and agrees as to itself and its Subsidiaries that, after the date of this Agreement and prior to the Effective Time (unless Parent shall otherwise approve in writing (which approval shall not be unreasonably withheld, conditioned or delayed)), and except (w) as otherwise expressly contemplated by this Agreement, (x) as required by applicable Law, (y) for any COVID-19 Measures, subject, to the extent such applicable COVID-19 Measure is inconsistent with past practice, to prior consultation with Parent (to the extent such prior consultation is legally permissible and practicable) or (z) as set forth in Section 6.1(a) of the Company Disclosure Letter, (i) the business of the Company and its Subsidiaries shall be conducted in all material respects in the Ordinary Course of Business and (ii) to the extent consistent therewith, the Company and its Subsidiaries shall use their respective commercially reasonable efforts to preserve their business organizations intact and maintain existing relations and goodwill with Governmental Entities and customers, suppliers, licensors, licensees, distributors, creditors, lessors and other business associates having material business relationships with the Company and its Subsidiaries and keep available the services of its and its Subsidiaries’ present officers and key Employees; provided that no action by the Company or any of its Subsidiaries with respect to matters whose subject matter is specifically addressed by any provision of Section 6.1(b) shall be deemed a breach of this Section 6.1(a) unless such action would constitute a breach of such other provision.
(b) Without limiting the generality of and in furtherance of Section 6.1(a), from the date of this Agreement until the Effective Time, except (v) as expressly contemplated by this Agreement, (w) as required by applicable Law, (x) for any COVID-19 Measures, subject, to the extent such applicable COVID-19 Measure is inconsistent with past practice, to prior consultation with Parent (to the extent such prior consultation is legally permissible and practicable), (y) as approved in writing by Parent (which approval shall not be unreasonably withheld, conditioned or delayed) or (z) as set forth in Section 6.1(b) of the Company Disclosure Letter, the Company, on its own account, shall not and shall cause its Subsidiaries not to:
(i) make or propose any change to the Company’s Organizational Documents or the Organizational Documents of any of the Company’s Subsidiaries;
(ii) except for any such transactions among its direct or indirect wholly owned Subsidiaries, (A) merge or consolidate itself or any of its Subsidiaries with any other Person or (B) restructure, reorganize or completely or partially liquidate;
(iii) acquire assets outside of the Ordinary Course of Business from any other Person (A) with a fair market value or purchase price in excess of $25 million in the aggregate in any transaction or series of related transactions (including incurring any Indebtedness related thereto), in each case, including any amounts or value reasonably expected to be paid in connection with a future earn-out, purchase price adjustment, release of “holdback” or similar contingent payment obligation or (B) that would reasonably be expected to prevent, materially delay or materially impair the ability of the Company to consummate the Transactions, in each case, other than transactions among the Company and its direct or indirect wholly owned Subsidiaries or among the Company’s direct or indirect wholly-owned Subsidiaries;
(iv) issue, sell, pledge, dispose of, grant, transfer, encumber or authorize the issuance, sale, pledge, disposition, grant, transfer, Encumbrance of, or otherwise enter into any Contract with respect to the voting of, any shares of its capital stock or of any of its Subsidiaries (other than the issuance of shares (A) by its direct or indirect wholly owned Subsidiary to it or another of its direct or indirect wholly owned Subsidiaries, (B) in respect of equity-based awards outstanding as of the date of this Agreement or granted in accordance with Section 6.1(b)(xviii) or (C) granted in accordance with Section 6.1(b)(xviii), in each of clauses (B) and (C), in accordance with their terms and, as applicable, the plan documents as in effect on the date of this Agreement), or securities convertible or exchangeable into or exercisable for any shares of such capital stock, or any options, warrants or other rights of any kind to acquire any shares of such capital stock or such convertible or exchangeable securities (other than the grant of equity-based awards in accordance with Section 6.1(b)(xviii));
(v) create or incur any Encumbrance (other than any Permitted Encumbrances) over any material portion of the Company’s and its Subsidiaries’ consolidated properties and assets that is not incurred in the Ordinary Course of Business on any of its assets or any of its Subsidiaries, except for Encumbrances (A) that are required by or automatically effected by Contracts in place as of the day hereof, (B) that do not materially detract from the value of such assets or (C) that do not materially impair the operations of the Company or any of its Subsidiaries;
(vi) make any loans, advances, guarantees or capital contributions to or investments in any Person (other than (A) to or from the Company and any of its direct or indirect wholly owned Subsidiaries or in accordance with Section 6.1(b)(xviii), (B) advances to Employees or consultants for travel and other business-related expenses in the Ordinary Course of Business or (C) extensions of trade credit in the Ordinary Course of Business) in excess of $10 million in the aggregate;
(vii) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock (except for dividends paid by any direct or indirect wholly owned Subsidiary to it or to any other direct or indirect wholly owned Subsidiary) or modify in any material respect its dividend policy;
(viii) reclassify, split, combine, subdivide or redeem, purchase (through the Company’s share repurchase program or otherwise) or otherwise acquire, directly or indirectly, any of its capital stock or securities convertible or exchangeable into or exercisable for any shares of its capital stock, other than with respect to the capital stock or other equity interests of a direct or indirect wholly owned Subsidiary of the Company, (A) in order to pay Taxes in connection with the exercise or vesting of Company Equity Awards outstanding as of the date hereof or granted in accordance with Section 6.1(b)(xviii), pursuant to the terms of the Company Stock Plan and the applicable award agreement, in the Ordinary Course of Business or (B) the acquisition by the Company of any Company Equity Awards granted pursuant to any Company Stock Plan in connection with the forfeiture of such awards;

(ix) except as provided in the Company’s capital expenditure plan set forth in Section 6.1(b)(ix) of the Company Disclosure Letter, make or authorize any payment of, or accrual or commitment for, capital expenditures, except any such expenditure (A) not in excess of $20 million in the aggregate during any consecutive twelve (12) month period (other than capital expenditures within the thresholds set forth in Section 6.1(b)(ix) of the Company Disclosure Letter), (B) expenditures not in excess of $20 million (net of insurance proceeds) in the aggregate that the Company reasonably determines are necessary to avoid a material business interruption or maintain the safety and integrity of any asset or property or (C) paid by any direct or indirect wholly owned Subsidiary to the Company or to any other direct or indirect wholly owned Subsidiary of the Company, in each case in response to any unanticipated and subsequently discovered events, occurrences or developments;
(x) other than in the Ordinary Course of Business, enter into any Contract that would have been a Material Contract had it been entered into prior to this Agreement, amend, modify or supplement in a manner that is materially adverse to the Company or any of its Subsidiaries, waive any material rights under, or terminate any Material Contract other than (A) expirations and renewals of any such Contract in the Ordinary Course of Business in accordance with the terms of such Contract, (B) non-exclusive licenses, covenants not to sue, releases, waivers or other non-exclusive rights under Intellectual Property owned by the Company or its Subsidiaries granted in the Ordinary Course of Business or (C) any agreement among the Company and its direct or indirect wholly owned Subsidiaries or among the Company’s direct or indirect wholly owned Subsidiaries;
(xi) other than in the Ordinary Course of Business or with respect to amounts that are not material to the Company and its Subsidiaries, taken as a whole, cancel, release or waive any debts or claims held by it or any of its Subsidiaries or waive any rights held by it or any of its Subsidiaries except debts or claims among the Company and its direct or indirect wholly owned Subsidiaries or among the Company’s direct or indirect wholly owned Subsidiaries;
(xii) (1) settle or compromise, or offer or propose to settle or compromise any material Proceeding, including before a Governmental Entity, except for such Proceedings that (A) involve solely monetary remedies with a value not in excess of $10 million in the aggregate to be paid by the Company and its Subsidiaries, (B) do not impose any restriction on the Company’s business or the business of its Subsidiaries, (C) do not relate to any Transaction Litigation and (D) do not include an admission of liability or fault on the part of the Company or its Subsidiary or (2) commence any material litigation or other claim, suit, action or proceeding, against any third party (excluding Parent or any of its Affiliates or Representatives) other than (A) in the Ordinary Course of Business consistent with past practice or (B) commencing any counterclaim to preserve, protect or enforce any Intellectual Property or material assets of the Company (provided, that notwithstanding the preamble of this Section 6.1(b), in the case of this clause (2), the Company shall only be obligated to consult with Parent and consider in good faith Parent’s feedback thereon, including with respect to strategy, but shall not require Parent’s consent);
(xiii) fail to use commercially reasonable efforts to maintain in effect any material insurance policy, unless simultaneous with any termination, cancellation or lapse of such material insurance policy, replacement policies are in effect providing coverage substantially similar to the coverage under the terminated, cancelled or lapsed material insurance policies;
(xiv) adopt or implement any shareholder rights plan, “poison pill,” anti-takeover plan or other similar agreement or plan;
(xv) write down any of its material assets or materially amend any material financial accounting policies or procedures, except as required by changes to GAAP;
(xvi) (A) make, change or rescind any material election in respect of Taxes or accounting policies, (B) adopt or change an annual Tax accounting period or any material Tax accounting method, (C) enter into any closing agreement with respect to Taxes, (D) settle any material Tax claim, audit, assessment or dispute materially in excess of the amount reserved therefore, (E) surrender any right to claim a refund of a material amount of Taxes or (F) fail to file when due (taking into account any available extensions) any material Tax Return;

(xvii) transfer, sell, lease, license, grant, divest, cancel, abandon, allow to lapse or expire or otherwise dispose of, any assets (tangible or intangible), product lines or businesses that are, in each case, material to it and its Subsidiaries, taken as a whole, including capital stock of any of its Subsidiaries, except in connection with (A) sales of or non-exclusive licenses of the foregoing provided in the Ordinary Course of Business, (B) sales of obsolete assets, (C) sales, leases, licenses or other dispositions of assets (not including services) with a fair market value not in excess of $15 million in the aggregate other than pursuant to Material Contracts in effect prior to the date of this Agreement, or entered into after the date of this Agreement in accordance with this Agreement and (D) sales among the Company and its direct or indirect wholly owned Subsidiaries or among the Company’s direct or indirect wholly owned Subsidiaries;
(xviii) except as set forth in Section 6.1(b)(xviii) of the Company Disclosure Letter, or as required by the terms of any Benefit Plan as in effect on the date hereof, as permitted under this Agreement or as required by applicable Law, increase or change the compensation or benefits payable to any Employee other than in the Ordinary Course of Business; further, except as (x) disclosed in Section 6.1(b)(xviii) of the Company Disclosure Letter or (y) as required pursuant to a Benefit Plan in effect as of the date of this Agreement or (z) as required pursuant to applicable Law, the Company shall not: (A) grant any new long-term incentive or equity-based awards or amend or modify the terms of any such outstanding awards under any Benefit Plan, (B) grant any retention or transaction bonuses, (C) increase or change the compensation or benefits payable to any executive officer (other than (y) changes in health and welfare benefits that are generally applicable to all salaried Employees in the Ordinary Course of Business or (z) increases in the base salaries and benefits of any executive officer in the Ordinary Course of Business), (D) terminate, enter into, amend or renew (or communicate any intention to take such action) any material Benefit Plan, other than routine amendments to health and welfare plans (other than severance plans) that do not materially increase benefits or result in a material increase in administrative costs, or adopt any compensation or benefit arrangement that would be a material Benefit Plan if it were in existence as of the date of this Agreement, (E) accelerate the vesting of any compensation for the benefit of any Employee, (F) increase or change the severance terms applicable to any Employee, (G) take any action to fund or secure the payment of any amounts under any Benefit Plan (other than contributions to the trust of a tax-qualified employee benefit plan in effect on the date hereof), (H) other than as required by GAAP, change any assumptions used to calculate funding or contribution obligations under any Benefit Plan, (I) waive, release, amend or fail to enforce the restrictive covenant obligation of any Employee who is in a position at or above the level of Senior Director or (J) terminate or transfer the employment or services of any Employee who is in a position at or above the level of Senior Director (other than for cause) or hire or engage any Person to be an Employee in a position at or above the level of Senior Director (provided, the Company shall consult with Parent regarding the termination or transfer of the employment or services of any Employee who is in a position at the level of Director (other than for cause) and the hiring or engagement of any Person to be an Employee in a position at the level of Director) and, in each case, consider in good faith Parent’s feedback thereon);
(xix) except as set forth in Section 6.1(b)(xix) of the Company Disclosure Letter, recognize any Labor Organization as the representative of any of the employees of the Company or its Subsidiaries, or become a party to, establish, adopt, modify, amend, renew, extend, commence negotiations for or terminate any collective bargaining agreement or other similar written agreement with a Labor Organization, in each case, other than in the Ordinary Course of Business or as required by applicable Law;
(xx) incur any Indebtedness (including the issuance of any debt securities, warrants or other rights to acquire any debt security) or guarantee any such Indebtedness, except for (A) Indebtedness for borrowed money incurred in the Ordinary Course of Business under the Company’s revolving credit facilities and other lines of credit existing as of the date of this Agreement and under equipment financings, (B) guarantees by the Company or any direct or indirect wholly owned Subsidiary of the Company of Indebtedness of the Company or any other direct or indirect wholly owned Subsidiary of the Company, (C) Indebtedness incurred in connection with a refinancing or replacement of existing Indebtedness (but in all cases which refinancing or replacement shall not increase the aggregate amount of Indebtedness permitted to be outstanding thereunder and in each case on customary commercial terms consistent in all material respects with the Indebtedness being refinanced or replaced), (D) Indebtedness incurred pursuant to letters of credit, performance bonds or other similar arrangements in the Ordinary Course of Business, (E) interest, exchange rate and commodity swaps, options, futures, forward contracts and similar derivatives or other hedging Contracts (I) not entered for speculative purposes and (II) entered into in the Ordinary Course of Business and in compliance with its risk management and hedging policies or practices in effect on the date of this Agreement, (F) Indebtedness incurred by mutual agreement of the Parties in accordance with Section 6.6 or (G) Indebtedness incurred among the Company and its direct or indirect wholly owned Subsidiaries or among the Company’s direct or indirect wholly owned Subsidiaries;
(xxi) convene any special meeting (or any adjournment or postponement thereof) of the Company’s shareholders other than the Company Shareholders Meeting (or any adjournment or postponement thereof in accordance with this Agreement); or
(xxii) agree, authorize or commit to do any of the foregoing.
(c) Nothing contained in this Agreement shall give Parent or Merger Sub, directly or indirectly, the right to control or direct the Company’s operations prior to the Effective Time. Prior to the Effective Time, the Company will exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and its Subsidiaries’ respective operations. Notwithstanding anything in this Agreement to the contrary, no consent of Parent or Merger Sub shall be required with respect to any matter set forth in this Section 6.1 or elsewhere in this Agreement to the extent that the requirement of such consent would, upon the advice of the Company’s outside antitrust legal counsel, violate applicable Antitrust Law. Nothing in this Agreement, including any of the actions, rights or restrictions set forth herein, will be interpreted in such a way as to require compliance by any Party if such compliance would result in the violation of any rule, regulation or policy of any applicable Law.
6.2 Acquisition Proposals; Change of Recommendation.
(a) No Solicitation. Except as expressly permitted by this Section 6.2, the Company shall not, none of its Subsidiaries shall, and the Company shall cause its and its Subsidiaries’ directors, officers and employees not to, and shall not authorize any of its or their respective other Representatives, and shall use reasonable best efforts to cause such other Representatives not to, directly or indirectly:
(i) initiate, solicit, knowingly encourage (including by way of furnishing information relating to the Company or any of its Subsidiaries) or knowingly take any action designed to facilitate any an Acquisition Proposal, or the making of any inquiry, proposal or offer that constitutes or would reasonably be expected to lead to, an Acquisition Proposal;
(ii) engage in, continue or otherwise participate in any discussions with or negotiations relating to any Acquisition Proposal or any inquiry, proposal or offer that would reasonably be expected to lead to an Acquisition Proposal (other than to state that the terms of this provision prohibit such discussions or negotiations);
(iii) provide any nonpublic information relating to, or afford access to the business, properties, assets, books or records of, the Company or any of its Subsidiaries to any Person in connection with any Acquisition Proposal or any inquiry, proposal, offer or request for information that would reasonably be expected to lead to an Acquisition Proposal;
(iv) otherwise knowingly facilitate any effort or attempt to make an Acquisition Proposal or any inquiry, proposal or offer that constitutes or would reasonably be expected to lead to an Acquisition Proposal;
(v) take any action to make the provisions of any “fair price,” “moratorium,” “control share acquisition,” “business combination” or other similar anti-takeover statute or regulation, or any restrictive provision of any applicable anti-takeover provision in the Company’s Organizational Documents, inapplicable to any transactions contemplated by any Acquisition Proposal; or
(vi) resolve, agree, authorize or commit to do any of the foregoing.

(b) Exceptions. Notwithstanding anything in Section 6.2(a) to the contrary, prior to the time, but not after, the Requisite Company Vote is obtained, in response to a bona fide written Acquisition Proposal received after the date of this Agreement (that did not arise from or in connection with a breach of the obligations set forth in Section 6.2), the Company may:
(i) provide information in response to a request therefor (including nonpublic information regarding it or any of its Subsidiaries) to the Person who made such Acquisition Proposal and its Representatives and financing sources, provided that (A) such information has previously been made available to, or is made available to, Parent prior to or substantially concurrently with the time such information is made available to such Person (but in any event within twenty-four (24) hours after the provision of such information), except to the extent making such information available to Parent would violate applicable Law and (B) prior to furnishing any such information, the Company receives from the Person making such Acquisition Proposal an executed confidentiality agreement containing terms that are at least as restrictive in the aggregate on the other party as the terms in the Confidentiality Agreement are on Parent (provided that such confidentiality agreement need not include any “standstill” terms if and to the extent that Parent is, concurrently with entry by the Company or its Subsidiaries into such confidentiality agreement, released from any standstill (or similar obligation) in the Confidentiality Agreement), and which confidentiality agreement does not prohibit compliance with this Agreement; and
(ii) participate in any discussions or negotiations with, and only with, such Person and its Representatives and financing sources regarding such bona fide written Acquisition Proposal;
in each case, if, and only if, prior to taking any action described in clauses (i) or (ii) above, the Company Board determines in good faith after consultation with its outside legal counsel and financial advisor that, based on the information then available, such Acquisition Proposal either constitutes a Superior Proposal or could reasonably be expected to result in a Superior Proposal.
(c) Representatives. The Company shall use reasonable best efforts to ensure that its Representatives are aware of the provisions of this Section 6.2.
(d) Notice of Acquisition Proposals. The Company shall promptly (and, in any event, within twenty-four (24) hours) give notice to Parent if, after the date of this Agreement, any Acquisition Proposal or any request for information or inquiry that contemplates or that could reasonably be expected to lead to an Acquisition Proposal is received by it or any of its Representatives, setting forth in such notice the name of such Person and the material terms and conditions thereof and thereafter shall (i) keep Parent reasonably informed of the status and material terms of such Acquisition Proposal, request or inquiry (including any amendments thereto), and discussions or negotiations concerning the material terms thereof and (ii) as promptly as practicable (and in any event, within twenty-four (24) hours following the receipt or delivery thereof), provide Parent with unredacted copies of any written proposal, proposed transaction agreement or other written material that describes the terms and conditions of any Acquisition Proposal.
(e) No Change of Recommendation.
(i) Except as permitted by Section 6.2(e)(ii), Section 6.2(e)(iii) or Section 6.2(f), the Company Board, including any committee thereof, agrees it shall not:
(A) withhold, withdraw, qualify, amend or modify (or publicly propose or resolve to withhold, withdraw, qualify, amend or modify) the Company Recommendation in a manner adverse to Parent or Merger Sub;
(B) following the date any Acquisition Proposal or any material modification thereto is first made public or sent or given to shareholders of the Company, fail to issue a press release publicly reaffirming the Company Recommendation within ten (10) Business Days (or, if earlier, prior to the Company Shareholders Meeting) following Parent’s written request to do so (which request may only be made once with respect to any such Acquisition Proposal, except that Parent may make an additional request after any material change in the terms of such Acquisition Proposal);

(C) fail to include the Company Recommendation in the Proxy Statement or make or expressly authorize by resolution the making of any public statement (oral or written) by any Company director or officer that is known to, or reasonably foreseeable by, the Company Board to have the same consequences as a withdrawal, qualification, amendment or modification of the Company Recommendation;
(D) fail to recommend against acceptance of a tender or exchange offer by its shareholders pursuant to Rule 14d-2 under the Exchange Act for outstanding shares of Company Capital Stock (other than by Parent or an Affiliate of Parent), in each case, within ten (10) Business Days after receipt of a written request of Parent following the commencement of such tender offer or exchange offer (or, if earlier, prior to the Company Shareholders Meeting) (for the avoidance of doubt, the taking of no position or a neutral position by the Company Board in respect of the acceptance of any such tender offer or exchange offer as of the end of such period shall constitute a failure to recommend against acceptance of any such offer);
(E) approve or recommend, or publicly declare advisable or publicly propose to approve or recommend any Acquisition Proposal or publicly propose to enter into, any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, option agreement or other agreement (other than a confidentiality agreement referred to in Section 6.2(b) entered into in compliance with Section 6.2(b)) (an “Alternative Acquisition Agreement”) relating to any Acquisition Proposal (any of the actions set forth in the foregoing clauses (A), (B), (C), (D) and this clause (E), a “Change of Recommendation”),
(F) cause or permit the Company to enter into an Alternative Acquisition Agreement constituting or related to, or which is intended to or would reasonably be expected to lead to an Acquisition Proposal.
(ii) Notwithstanding anything in this Agreement to the contrary, prior to the time, but not after, the Requisite Company Vote is obtained, if a bona fide written Acquisition Proposal received after the date of this Agreement that did not arise from or in connection with a material breach of the obligations set forth in Section 6.2(a) is received by the Company and is not withdrawn, and the Company Board determines in good faith, after consultation with its outside legal counsel and its financial advisor that such Acquisition Proposal constitutes a Superior Proposal, the Company Board may (x) effect a Change of Recommendation or (y) terminate this Agreement pursuant to Section 8.4(b), in order to enter into a definitive written agreement with respect to such Superior Proposal; provided, however, that, prior to taking such action described in clauses (x) or (y) above, the Company has given Parent written notice of such action and the basis therefor four (4) Business Days in advance, which notice shall set forth in writing that the Company Board intends to consider whether to take such action (such notice, the “Board Recommendation Notice”) and include a copy of the most current version of the proposed agreement under which transaction contemplated by such Superior Proposal is proposed to be consummated. After giving such Board Recommendation Notice and prior to taking any action described in clauses (x) or (y) above, the Company shall negotiate in good faith with Parent (to the extent Parent wishes to negotiate), to make such revisions to the terms of this Agreement as would cause such Acquisition Proposal to cease to be a Superior Proposal. At the end of the four (4) Business Day period, prior to and as a condition to taking any action described in clauses (x) or (y) above, the Company Board shall take into account any changes to the terms of this Agreement proposed in writing by Parent and any other proposals offered in writing by Parent in response to the Board Recommendation Notice, and shall have determined in good faith after consultation with its outside legal counsel and its financial advisor that in the case of such Acquisition Proposal, such Acquisition Proposal would continue to constitute a Superior Proposal, if such changes offered in writing by Parent were to be given effect. Any amendment to the financial terms and any other material amendment to any Acquisition Proposal will be deemed to be a new Acquisition Proposal for purposes of Section 6.2(d) and this Section 6.2(e)(ii) and require a new Board Recommendation Notice, except that references in this Section 6.2(e)(ii) to “four (4) Business Days” shall be deemed to be references to “two (2) Business Days” and such two (2) Business Day period shall expire at 11:59 p.m. on the second (2nd) Business Day immediately following the day on which such new Board Recommendation Notice is delivered (it being understood and agreed that in no event shall any such additional two (2) Business Day period be deemed to shorten the initial four (4) Business Day period).

(iii) Notwithstanding anything in this Agreement to the contrary, prior to the time, but not after, the Requisite Company Vote is obtained, the Company Board may effect a Change of Recommendation (A) if an Intervening Event has occurred and (B) prior to taking such action, the Company Board determines in good faith, after consultation with its outside legal counsel and its financial advisor, that failure to take such action in response to such Intervening Event would reasonably be expected to be inconsistent with the directors’ fiduciary duties under applicable Law; provided, however, that prior to making such Change of Recommendation, the Company has given Parent a Board Recommendation Notice four (4) Business Days in advance, which notice shall include a reasonably detailed description of such Intervening Event. After giving such Board Recommendation Notice and prior to effecting a Change of Recommendation, the Company shall negotiate in good faith with Parent (to the extent Parent wishes to negotiate), to make such revisions to the terms of this Agreement. At the end of the four (4) Business Day period, prior to and as a condition to effecting a Change of Recommendation, the Company Board shall take into account any changes to the terms of this Agreement proposed in writing by Parent and any other proposals offered in writing by Parent in response to the Board Recommendation Notice, and shall have determined in good faith after consultation with its outside legal counsel and its financial advisor that (I) such Intervening Event remains in effect and (II) the failure to effect a Change of Recommendation in response to such Intervening Event would be inconsistent with the directors’ fiduciary duties under applicable Law.
(f) Certain Permitted Disclosure. Nothing contained in this Section 6.2 shall prohibit the Company from (i) complying with its disclosure obligations under applicable United States federal or state Law including with regard to an Acquisition Proposal, (ii) making any “stop, look and listen” or similar communication of the type contemplated by Rule 14d-9(f) under the Exchange Act pending disclosure of its position thereunder or (iii) contacting any Person or group or their respective Representatives who has made a bona fide written Acquisition Proposal that was not solicited in breach of this Section 6.2 solely for the purpose of clarifying the terms and conditions of such Acquisition Proposal; provided that, the foregoing notwithstanding, the Company may not effect a Change of Recommendation except in accordance with Section 6.2(e)(ii) or Section 6.2(e)(iii).
(g) Existing Discussions. The Company shall, and shall cause its Subsidiaries to, and shall use its reasonable best efforts to cause its Representatives to, immediately cease and cause to be terminated any existing activities, discussions or negotiations with any Person conducted heretofore with respect to any Acquisition Proposal, or proposal that would reasonably be expected to lead to an Acquisition Proposal. The Company shall promptly deliver a written notice to each such Person providing only that the Company is ending all discussions and negotiations with such Person with respect to any Acquisition Proposal, or proposal or transaction that would reasonably be expected to lead to an Acquisition Proposal, which notice shall also request the prompt return or destruction of all confidential information concerning the Company and any of its Subsidiaries heretofore furnished to such Person by or on behalf of the Company or any of its Subsidiaries. The Company will promptly terminate all physical and electronic data access previously granted to such Persons.
(h) Standstill Provisions. During the period commencing with the execution and delivery of this Agreement and continuing until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time, the Company shall not terminate, amend, modify or waive any provision of any confidentiality, “standstill” or similar agreement to which the Company or any of their respective Subsidiaries is a party and shall enforce, to the fullest extent permitted under applicable Law, the provisions of any such agreement, including by obtaining injunctions to prevent any breaches of such agreements and to enforce specifically the terms and provisions thereof.
6.3 Proxy Statement Filing; Information Supplied.
(a) As promptly as practicable after the date of this Agreement, but in any event within twenty (20) Business Days after the date of this Agreement, the Company shall prepare and cause to be filed with the SEC the preliminary proxy statement relating to the Company Shareholders Meeting (as amended or supplemented from time to time, the “Proxy Statement”). The Company shall use its reasonable best efforts to respond promptly to comments from the SEC and, after the SEC staff advises that it has no further comments thereon or that the Company may commence mailing the Proxy Statement, to promptly thereafter mail the Proxy Statement to the shareholders of the Company. The Company shall promptly notify Parent of the receipt of all comments from the SEC and of any request by the SEC for any amendment or supplement to the Proxy Statement or for additional information and shall promptly provide to Parent copies of all correspondence between it or any of its Representatives and the SEC with respect to the Proxy Statement. The Company shall not file or mail the Proxy Statement, or respond to the SEC, prior to receiving the approval of Parent, which approval shall not be unreasonably withheld, conditioned or delayed; provided that no such approval of Parent shall be required with respect to any amendment or supplement of the Proxy Statement in connection with a Change of Recommendation. Each of Parent and Merger Sub will promptly furnish to the Company the information relating to it as required by the Exchange Act and the rules and regulations promulgated thereunder to be set forth in the Proxy Statement and provide such other information and assistance as may be reasonably requested by the Company in connection with the preparation, filing and distribution of the Proxy Statement.
(b) Each of the Company and Parent agrees, as to itself and its Subsidiaries, that none of the information supplied or to be supplied by it or its Subsidiaries for inclusion or incorporation by reference in the Proxy Statement and any amendment or supplement thereto will, at the date of mailing to the shareholders of the Company and at the time of the Company Shareholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company will cause the Proxy Statement to comply as to form in all material respects with the applicable provisions of the Securities Act and the rules and regulations thereunder. If, at any time prior to the Effective Time, either Party obtains Knowledge of any information pertaining to it or previously provided by it for inclusion in the Proxy Statement that would require any amendment or supplement to the Proxy Statement so that any of such documents would not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, such Party shall promptly advise the other Party and the Parties shall cooperate in the prompt filing with the SEC of any necessary amendment or supplement to the Proxy Statement and, as required by applicable Law, in disseminating the information contained in such amendment or supplement to the Company shareholders.
(c) The Company will provide legal counsel to Parent with a reasonable opportunity to review and comment on drafts of the Proxy Statement, responses to any comments from the SEC with respect thereto, and other documents related to the Company Shareholders Meeting, prior to filing such documents with the applicable Governmental Entity and mailing such documents to the shareholders of the Company. The Company shall consider in good faith and incorporate, in the Company’s discretion following such good faith consideration, the reasonable comments thereon of Parent and its legal counsel. Notwithstanding the foregoing, the provisions of this Section 6.3(c) shall not apply with respect to information relating to a Change of Recommendation.
6.4 Shareholders Meeting.
(a) The Company will take, in accordance with applicable Law and its Organizational Documents, all action necessary to convene the Company Shareholders Meeting as promptly as practicable (but in no event later than forty five (45) days after (1) the tenth (10th) day after the preliminary Proxy Statement has been filed with the SEC (or, if such date is not a Business Day, the next succeeding Business Day) if by such date the SEC has not informed the Company that it intends to review the Proxy Statement or (2) if by such tenth (10th) day the SEC has informed the Company that it intends to review the Proxy Statement, the date on which the SEC confirms in writing that it has no further comments on the Proxy Statement), to consider and vote upon the approval of this Agreement and to cause such vote to be taken, and shall not postpone or adjourn such meeting except (i) to the extent required by Law (after consultation with outside legal counsel) to allow reasonable additional time for the filing or mailing of any supplemental or amended disclosure that the Company has determined, after consultation with outside legal counsel, is reasonably likely to be required under applicable Law or (ii) if, as of the time for which the Company Shareholders Meeting was originally scheduled (as set forth in the Proxy Statement), there are insufficient shares of Company Capital Stock represented (either in person or by proxy) and voting to approve this Agreement or to constitute a quorum necessary to conduct the business of the Company Shareholders Meeting; provided that in no event will the Company postpone or adjourn the Company Shareholders Meeting (x) in the case of clause (i), by more than ten (10) Business Days or such other amount of time reasonably agreed by the Company and Parent to be necessary to comply with applicable Law or (y) in the case of clause (ii), by more than ten (10) Business Days in connection with any one postponement, recess or adjournment or more than an aggregate of twenty (20) Business Days from the original date. The Company shall, subject to the right of the Company Board to effect a Change of Recommendation in accordance with Section 6.2(e)(ii) or Section 6.2(e)(iii), include the Company Recommendation in the Proxy Statement and use reasonable best efforts to solicit from the shareholders of the Company proxies in favor of the proposal to approve this Agreement and to secure the Requisite Company Vote (it being understood that the foregoing shall not require the Company Board to recommend in favor of the approval of this Agreement, if a Change of Recommendation has been effected in accordance with Section 6.2(e)(ii) or Section 6.2(e)(iii)). The Company shall, at the instruction of Parent, postpone or adjourn the Company Shareholders Meeting if there are not sufficient affirmative votes in person or by proxy at such meeting to approve this Agreement to allow reasonable time for the solicitation of proxies for purposes of obtaining the Requisite Company Vote. The Company will establish a record date for the Company Shareholders Meeting in reasonable consultation with Parent and subject to compliance with the MBCA and Exchange Act. In no event will the record date be changed without Parent’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed), except (i) in the event that any supplemental or amended disclosure that the Company has determined, after consultation with outside legal counsel, is reasonably likely to be required under applicable Law and the Company Shareholders Meeting is postponed pursuant to this Section 6.4(a) or (ii) the Company postpones the Company Shareholders Meeting at the instruction of Parent, and in either case, as a result, the initial record date fixed by the Company Board is more than 70 days before the date of the subsequent meeting.
(b) The Company agrees (i) to provide Parent reasonably detailed periodic updates concerning proxy solicitation results on a timely basis and (ii) to give written notice to Parent one (1) Business Day prior to the Company Shareholders Meeting and on the day of, but prior to the Company Shareholders Meeting, indicating whether as of such date sufficient proxies representing the Requisite Company Vote have been obtained.
(c) Without limiting the generality of the foregoing, but subject to the Company’s right to terminate this Agreement pursuant to Section 8.4(b), the Company agrees that its obligations to hold the Company Shareholders Meeting pursuant to this Section 6.4 shall not be affected by the making of a Change of Recommendation by the Company Board, and its obligations pursuant to this Section 6.4 shall not be affected by the commencement of or announcement or disclosure of or communication to the Company, of any Acquisition Proposal (including any Superior Proposal) or the occurrence or disclosure of an Intervening Event.
(d) The only matters to be voted upon at the Company Shareholders Meeting shall be the Requisite Company Vote and routine proposals required in connection with such vote.
6.5 Cooperation; Efforts to Consummate.
(a) On the terms and subject to the conditions set forth in this Agreement (including Section 6.2), the Company and Parent shall cooperate with each other and use (and shall cause their respective Subsidiaries to use) their respective reasonable best efforts to take or cause to be taken all actions, and to do or cause to be done all things, reasonably necessary, proper or advisable on its part under this Agreement and applicable Law to cause the conditions to Closing in Article VII to be satisfied as promptly as reasonably practicable and advisable (and in any event no later than the Outside Date) and consummate and make effective the Transactions as soon as reasonably practicable, including preparing and filing as promptly as reasonably practicable and advisable all documentation to effect all necessary notices, reports and other Filings, obtaining as promptly as reasonably practicable (and in any event no later than the Outside Date) all actions or nonactions, waivers, consents, registrations, expirations or terminations of waiting periods, approvals, permits and authorizations (“Consents”) necessary or advisable to be obtained from any (i) third party or Governmental Entity (in its capacity as a customer) in respect of any Material Contract or (ii) otherwise from any Governmental Entity in order to consummate the Transaction and executing and delivering any additional instruments necessary to consummate the Transactions; provided, however, that, in the case of any Consent under clause (i), the Company shall not be required to (a) make any payment of any fees, expenses, “profit sharing” payments or other consideration (including increased or accelerated payments) or concede anything of monetary or economic value, (b) amend, supplement or otherwise modify any such Material Contract (other than a U.S. Government Contract as required to comply with applicable Law) or (c) otherwise make any accommodation or provide any benefit, in each case, that is not conditioned on the consummation of the Merger.
(b) In furtherance and not in limitation of the undertakings pursuant to Section 6.5(a), each of Parent and the Company shall (A) (i) within ten (10) Business Days after the date of this Agreement (or such other date as may be mutually agreed to by Parent and the Company), prepare and file the notifications required under the HSR Act; and (ii) as promptly as reasonably practicable and advisable after the date of this Agreement, but in no event later than as required by applicable Law, prepare and file any notification and report forms and related material required under any other applicable Antitrust Laws or Foreign Investment Laws (if any) with respect to the transactions contemplated by this Agreement as set forth on Section 4.5(a) of the Company Disclosure Letter, and any additional Filings or notifications and related material that are necessary, proper or advisable to permit consummation of the transactions contemplated by this Agreement and (B) provide or cause to be provided as promptly as reasonably practicable and advisable any information and documentary material that may be requested by the Antitrust Division of the Department of Justice (the “DOJ”) or the Federal Trade Commission (the “FTC”) under the HSR Act or by other Governmental Entities under applicable Antitrust Laws or Foreign Investment Laws (if any).
(c) The Parties shall cooperate in good faith to promptly, and in any event no later than fifteen (15) Business Days after the date hereof, identify any additional Filings required in connection with the Transactions under any Antitrust Law or Foreign Investment Law applicable in the jurisdictions listed in Section 6.5(c) of the Company Disclosure Letter and determine whether any such additional Filing is to be included among the Requisite Regulatory Approvals, applying for such purpose the same standards of legal and business significance as were used by the parties in agreeing to the list set forth in Section 4.5(a) of the Company Disclosure Letter as of the date of this Agreement. To the extent the Parties mutually agree that any such Filings are to be included among the Requisite Regulatory Approvals, such Filings shall be added to Section 4.5(a) of the Company Disclosure Letter as if the Parties had included them in Section 4.5(a) of the Company Disclosure Letter as of the date of this Agreement. Each of the Company and Parent shall provide the other Party with all information requested by such Party that is reasonably necessary to identify any such Filings.
(d) Without limiting the generality of the undertakings pursuant to this Section 6.5, but on the terms and subject to the conditions set forth in this Agreement, including Section 6.5(e), each of the Company and Parent agree to use its reasonable best efforts to take all reasonably necessary, proper or advisable steps to (A) avoid the entry of and (B) resist, vacate, modify, reverse, suspend, prevent, eliminate or remove any actual, anticipated or threatened temporary, preliminary or permanent injunction or other order, decree, decision, determination or judgment entered or issued, or that becomes reasonably foreseeable to be entered or issued, in any Proceeding or inquiry of any kind, in the case of each of the foregoing clauses (A) and (B), that would reasonably be expected to delay, restrain, prevent, enjoin or otherwise prohibit or make unlawful the consummation of the Transactions, including (I) the defense through litigation (excluding any appeals) on the merits of any claim asserted in any court, agency or other Proceeding by any person or entity (including any Governmental Entity) seeking to delay, restrain, prevent, enjoin or otherwise prohibit consummation of the Transactions and (II) (x) proposing, negotiating, committing to and agreeing to sell, lease, license, divest or otherwise dispose of, or hold separate pending such disposition, (y) agreeing to restrictions or actions that after the Effective Time would limit Parent’s or its Subsidiaries’ (including the Company’s) or Affiliates’ freedom of action or operations with respect to, or its ability to retain, one or more of its or its Subsidiaries’ businesses, product lines or assets or (z) agreeing to enter into, modify or terminate existing contractual relationships, contractual rights or contractual obligations, and promptly effecting the sale, lease, license, divestiture, disposal and holding separate of, assets, operations, rights, product lines, licenses, businesses or interests therein of the Company or Parent or either of their respective Subsidiaries (and the entry into agreements with, and submission to orders of, the relevant Governmental Entity giving effect thereto or to such restrictions or actions) (such sale, lease, license, defense through litigation, divestiture, disposal and holding separate or other action described in clauses (I) or (II), a “Regulatory Remedy”) if such Regulatory Remedy should be reasonably necessary, proper or advisable so as to permit the consummation of the Transactions to occur no later than the Outside Date. Nothing in this Section 6.5(d) shall require either Parent or the Company to effectuate or agree to effectuate any Regulatory Remedy unless such Regulatory Remedy is conditioned upon the Closing and only effective following the Closing.
(e) Notwithstanding anything in this Section 6.5 to the contrary, neither this Section 6.5 nor the “reasonable best efforts” standard herein shall require, or be construed to require, (x) the Company or Parent or any of their respective Subsidiaries or other Affiliates to (i) waive any of the conditions set forth in Article VII as they apply to such Party or (ii) take, effect or agree to any Regulatory Remedy unless such Regulatory Remedy is conditioned upon the occurrence of the Closing or is effective on or after the Closing, or (y) Parent or any of its Subsidiaries or other Affiliates to take, effect or agree to any Regulatory Remedy that individually or in the aggregate with any other Regulatory Remedy to be taken, effected or agreed to, would reasonably be expected to have a material adverse effect on the business, operations, financial condition or results of operations of (A) the Company and its Subsidiaries, taken as a whole from and after the Effective Time or (B) Parent and its Subsidiaries (excluding the Company and its Subsidiaries), taken as a whole from and after the Effective

Time, treating for this purpose the effects of all Regulatory Remedies as if they affected a company the size of, and having the financial and operating metrics of, the Company and its Subsidiaries, taken as a whole (any such effect described in clause (A) or (B), a “Burdensome Effect”).
(f) Subject to applicable Law and the requirements of applicable Governmental Entities, the Company and Parent and their respective counsel shall, in connection with the efforts referenced in this Section 6.5, (i) cooperate in all respects with each other in connection with any Filing with a Governmental Entity in connection with the transactions contemplated by this Agreement and in connection with any investigation or other inquiry by or before a Governmental Entity relating to the transactions contemplated by this Agreement, including any proceeding initiated by a private person, (ii) where legally permissible, have the right to review in advance, and to the extent practicable each shall consult and consider in good faith the views of the other regarding, any material filing made with, or written materials to be submitted to, any Governmental Entity in connection with the transactions contemplated by this Agreement and of any material communication received or given in connection with any proceeding by a private person, in each case regarding any of the transactions contemplated by this agreement, (iii) promptly inform each other of any material communication (or any other material correspondence or memoranda) received from, or given to, the DOJ or the FTC or any other applicable Governmental Entity and (iv) where legally permissible, promptly furnish each other with copies of all correspondence, filings and written communications between them or their Subsidiaries or affiliates, on the one hand, and any Governmental Entity or its respective staff, on the other hand, with respect to the transactions contemplated by this Agreement. Subject to applicable Law and the requirements of applicable Governmental Entities, the Company and Parent shall (with respect to any in-person discussion or meeting), and shall to the extent practicable (with respect to any telephonic discussion or meeting), provide the other party and its counsel with advance notice of and the opportunity to participate in any material discussion or meeting with any Governmental Entity in respect of any filing, investigation or other inquiry in connection with the transactions contemplated by this Agreement. Parent shall, on behalf of the Parties and in reasonable consultation with the Company, have the right, in its sole discretion, to determine the nature and timing of any Regulatory Remedy made for the purpose of securing any required approvals under the Antitrust Laws or Foreign Investment Laws to the extent any Regulatory Remedy would be conditioned upon and only be effective after the Closing.
6.6 Financing and Indebtedness.
(a) Unless Parent has, and will have on the Closing Date, sufficient cash on hand or other sources of available funds to satisfy the Payment Obligations, Parent shall use reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to arrange and consummate the Financing on substantially the same terms and conditions described in or contemplated by the Commitment Papers so that the funds contemplated thereby are available on the Closing Date, including using reasonable best efforts to (i) comply with its obligations under the Commitment Papers and any definitive agreements related thereto (collectively, the “Financing Documents”), (ii) maintain in full force and effect in accordance with their respective terms the applicable Financing Documents, (iii) negotiate and enter into the Financing Documents on a timely basis so that such documents are in effect as promptly as practicable but in any event no later than the Closing Date, (iv) satisfy as promptly as practicable and on a timely basis all conditions applicable to Parent or its Subsidiaries contained in the applicable Financing Documents (other than those conditions that by their terms will be satisfied on the Closing Date) so that the Financing will be able to be consummated no later than the Closing Date, (v) enforce its rights under the Commitment Letter in the event of a breach by the Financing Entities thereunder and (vi) consummate the Financing no later than the Closing Date.
(b) Parent shall keep the Company reasonably informed of the status of and material developments in respect of the Financing. Parent shall give the Company prompt notice (i) after obtaining knowledge thereof with respect to the Financing Entities, of any breach or default (or any event that, with or without notice, lapse of time or both, could reasonably be expected to give rise to any breach or default) by any party to any Financing Document, (ii) of the receipt or delivery of any written notice or other written communication, in each case from any Person with respect to (1) any breach, default, termination or repudiation by any party to any Financing Document, (2) any material dispute or disagreement between or among parties to any Financing Document with respect to the obligation to fund the Financing or the amount of the Financing to be funded at the Closing or any other event or condition that could reasonably be expected to cause a condition to the Commitment Letter or Financing Documents not to be satisfied or (3) any refusal by any Financing Entity to fund its commitment under the Commitment Letter or (iii) if at any time for any reason Parent believes in good faith that it will not be able to obtain all or any portion of the Financing in an amount necessary, when combined with Parent’s other sources of available funds, to consummate the Transactions; provided that in no event will Parent be under any obligation to disclose any information pursuant to this Section 6.6(b) that is subject to attorney-client or similar privilege if Parent shall have used its reasonable best efforts to disclose such information in a way that would not waive or compromise such privilege.
(c) Parent shall not agree to or permit any amendment, supplement or other modification or replacement of, or any termination of, or grant any waiver of, any condition, remedy or other provision under, the Commitment Papers without the prior written consent of the Company (such consent not to be unreasonably withheld, conditioned or delayed) if such amendment, supplement, modification, replacement, termination or waiver would or would reasonably be expected to (i) prevent or materially delay the Closing, (ii) reduce the aggregate amount of the Financing to an amount which is insufficient for Parent, when taken together with other cash on hand and other funding sources, to fund the Payment Obligations upon the terms contemplated by this Agreement on the Closing Date, (iii) impose new or additional conditions or otherwise expand, amend or modify any of the conditions to the receipt of the Financing contemplated by the Commitment Papers, in each case, in a manner that would adversely impact in any material respect the ability to obtain such Financing on or prior to the Closing Date to the extent such Financing is necessary in order to fund the Merger Consideration or (iv) adversely impact the ability of Parent to enforce its rights against the other parties to the Commitment Papers. Notwithstanding anything herein to the contrary, it is agreed that Parent may modify, supplement or amend the Commitment Papers to add lenders, lead arrangers, bookrunners, syndication agents or similar entities that have not executed the Commitment Papers as of the date hereof. Upon any amendment, supplement, modification, replacement, termination or waiver of the Commitment Papers, Parent shall promptly deliver a copy thereof to the Company and (i) references herein to “Commitment Papers” shall include such documents as amended, supplemented, modified, replaced, terminated or waived in compliance with this Section 6.6 and (ii) references to the “Financing” shall include the financing contemplated by the Commitment Papers as amended, supplemented, modified, replaced, terminated or waived in compliance with this Section 6.6.
(d) If any portion of the Financing becomes unavailable on the terms and subject to the conditions set forth in the Commitment Papers and any related “flex” provisions of the Fee Letter, unless Parent has sufficient cash on hand or other sources of available funds, Parent shall (i) promptly (and in any event within two (2) Business Days) notify the Company of such unavailability and the reasons therefor, (ii) as promptly as practicable use its reasonable best efforts to arrange to obtain alternative financing (the “Alternative Financing”) (which Alternative Financing shall have terms and conditions (including fees and “flex” provisions) not less favorable in any material respect than those set forth in the Commitment Papers and in an aggregate amount such that Parent will have on the Closing Date sufficient funds to consummate the Transactions on the Closing Date) to replace any unavailable portion of the Financing, to be consummated no later than the day on which the Closing shall occur pursuant to Section 1.2; provided that such Alternative Financing shall not have conditions to funding of the Financing that are less favorable in any material respect to Parent than those in the original Commitment Papers, (iii) promptly (and in any event within two (2) Business Days) provide to the Company true, correct and complete copies of the commitment letter and related fee letter(s) (redacted to remove fee amounts and other economic terms) relating to such Alternative Financing to replace the Financing and (iv) keep the Company reasonably informed of developments in respect of the process of obtaining such Alternative Financing. All references herein to the “Financing” shall be deemed to include any such Alternative Financing, and all references herein to the “Commitment Letter”, the “Fee Letter” and “Commitment Papers” shall include the applicable commitment letter and related fee letter(s) for any such Alternative Financing.
(e) The Company shall and shall cause its Subsidiaries to, and shall use its reasonable best efforts to cause its and their respective Representatives to, at Parent’s sole expense, use reasonable best efforts to provide reasonable and customary cooperation reasonably requested by Parent in connection with arranging, obtaining, syndicating and consummating the Financing or any other debt financing contemplated in lieu thereof (collectively, the “Debt Financing”), including, to the extent so requested: (i) furnishing Parent with (A) audited consolidated statements of financial position and related statements of operations, comprehensive income, shareholders’ equity and cash flows of the Company for the most recently completed fiscal year ended at least sixty (60) days prior to the Closing Date, and (B) unaudited consolidated statements of financial position and related statements of operations, comprehensive income, shareholders’ equity and cash flows of the

Company for each subsequent fiscal quarter ended after the date of the audited financial statements delivered pursuant to clause (A) above and at least forty (40) days prior to the Closing Date (and the corresponding period in the prior fiscal year); (ii) reasonably assisting Parent and the Financing Entities in the preparation of offering and syndication materials for the Debt Financing, including by providing customary information for due diligence purposes and customary letters authorizing the distribution of information relating to the Company to Financing Entities; (iii) requesting the consent of, and customary comfort letters from, the Company’s independent accountants if necessary for Parent’s use of the Company’s financial statements; (iv) after request by Parent at least ten (10) Business Days prior to the Closing Date, furnishing at least three Business Days prior to the Closing Date any documentation and other information regarding the Company and its Subsidiaries required under applicable “know your customer” and anti-money laundering and anti-terrorist financing rules and regulations to the extent requested by the Financing Entities; and (v) instructing appropriate members of senior management to participate, upon reasonable advanced written notice and at mutually agreeable dates and times, in a reasonable number of rating agency presentations, due diligence sessions and meetings or conference calls (it being understood that such meetings shall only occur telephonically or by videoconferencing) with prospective lenders and other Financing Entities. Notwithstanding any other provision set forth herein or in any other agreement between Parent or Merger Sub, on the one hand, and the Company, on the other hand (or their respective Affiliates), the Company agrees that Parent may share customary information with respect to the Company and its Subsidiaries with the Financing Entities, and that Parent and such Financing Entities may share such information with potential financing sources in connection with any marketing efforts for the Debt Financing; provided, however, that the recipients of such information and any other information contemplated to be provided by Parent or any of its Subsidiaries pursuant to this Section 6.6(e) agree to customary confidentiality arrangements, including “click through” confidentiality agreements and confidential provisions contained in customary bank books and offering memoranda. The Company, on behalf of itself and its Subsidiaries, hereby consents to the use of their logos in connection with the Debt Financing; provided, however, that logos are used solely in a manner that is not intended to or reasonably likely to harm or disparage the Company, its Subsidiaries or the reputation or goodwill of the Company or its Subsidiaries.
(f) Nothing in Section 6.6(e) shall require cooperation to the extent that it would or would reasonably be expected to (i) unreasonably disrupt or interfere with the business or ongoing operations of the Company or its Subsidiaries, (ii) require the Company or any of its Subsidiaries to violate any applicable Law or any Organizational Document of the Company or any of its Subsidiaries or to violate any contract material to the business of the Company and its Subsidiaries, taken as a whole, (iii) require the Company or any of its Subsidiaries to pay any fees or expenses or incur any liability other than for which the Company shall have received reimbursement from Parent, (iv) cause any representation, warranty, covenant or agreement in this Agreement to be breached by the Company and its Subsidiaries or cause any condition to Closing set forth in Article VII (other than the condition in Section 7.2(b) as it relates to the Company’s performance of its obligations in Section 6.6(e)) to fail to be satisfied (in each case, unless waived in writing by Parent), (v) cause any director, officer or employee of the Company or any of its Subsidiaries to incur any personal liability, (vi) require the Company or any of its Subsidiaries to authorize or enter into any document in connection with the Debt Financing that would be effective prior to the Effective Time (other than customary authorization letters for purposes of effecting the cooperation envisioned hereunder), (vii) result in the loss of any legal or other applicable privilege by the Company or any of its Subsidiaries, (viii) require the Company or any of its Subsidiaries to agree to amend or modify any existing Contract to which it is a party or (ix) require the Company, any of its Subsidiaries or any of their respective Representatives to provide any legal opinions or prepare any pro forma financial information, budgets or projections (which shall be the sole responsibility of Parent to prepare). Notwithstanding anything to the contrary contained herein, prior to the Closing, (y) none of the Company or any of its Subsidiaries shall have any liability (whether in contract, tort or otherwise) for any one or more of the representations, warranties, covenants, agreements or other obligations under the agreements for the Debt Financing and (z) the Debt Financing shall not contain any restrictive covenant or other obligation that is required to be performed or complied with by the Company or any of its Subsidiaries prior to the Closing. The Company’s obligations under Section 6.6(e) are the sole obligations of the Company with respect to cooperation in connection with the Debt Financing and no other provision of this Agreement shall be deemed to expand or modify such obligations. Notwithstanding anything to the contrary herein, it is understood and agreed that the condition precedent set forth in Section 7.2(b) as applied to the Company’s obligations under

Section 6.6(e) shall be deemed satisfied unless the Debt Financing has not been obtained as a direct result of the Company’s intentional material breach of its obligations under Section 6.6(e) to the extent such breach is the primary cause of the unavailability of the Debt Financing.
(g) Parent shall promptly, upon request by the Company, reimburse the Company and its Subsidiaries for all reasonable and documented out-of-pocket costs and expenses incurred by the Company, its Subsidiaries or Representatives in connection with the cooperation and assistance contemplated by Section 6.6(e) (including professional fees and expenses of accountants, legal counsel and other advisors).
(h) Parent shall indemnify, defend and hold harmless the Company, its Subsidiaries and the Representatives from and against any and all liabilities, losses, damages, claims, costs, expenses, interest, awards, judgments and penalties suffered or incurred by them in connection with any action taken by them in connection with Section 6.6(e) except to the extent such liabilities, losses, damages, claims, costs, expenses, interest, awards, judgments and penalties are determined by a final non-appealable judgment of a court of competent jurisdiction to have resulted from the gross negligence, bad faith or willful misconduct of the Company, any of its Subsidiaries or any of their respective Representatives.
(i) No later than two (2) Business Days prior to the Closing Date, the Company shall use its reasonable best efforts to obtain a customary payoff letter effective as of the Closing, in form and substance reasonably acceptable to Parent, from the lenders under the Company Credit Agreement (or the agent of such lenders), which payoff letter shall (a) confirm the full principal amount then outstanding, along with accrued interest thereon and all fees and other amounts accrued under the Company Credit Agreement and related loan documents (the “Payoff Amount”), (b) contain payment instructions, (c) state that upon receipt of the Payoff Amount, the outstanding Indebtedness, liabilities, liens and guarantees under the Company Credit Agreement and related loan documents (but excluding any contingent obligations, including indemnification obligations or other obligations that, by their terms, survive the payment in full of the obligations under the Company Credit Agreement and the related loan documents, as applicable, that in any such case are not then-due and payable) will be automatically satisfied, released and discharged in full, as applicable and (d) include an authorization for the Company or Parent to file UCC termination statements and any other applicable lien release documents upon such payment.
(j) Notwithstanding any provision of this Section 6.6, Parent and Merger Sub each acknowledge and agree that the obtaining of financing by Parent or Merger Sub is not a condition to the Closing, and reaffirm their respective obligations to consummate the Transactions in accordance with the terms of this Agreement irrespective and independently of the availability of any financing.
6.7 Information; Access and Reports.
(a) Subject to applicable Law and the other provisions of this Section 6.7, the Company and Parent each shall (and shall cause its Subsidiaries to), upon request by the other, use reasonable best efforts to furnish the other with all information concerning itself, its Subsidiaries, directors, officers and shareholders and such other matters as may be reasonably necessary or advisable in connection with the Proxy Statement or any other statement, filing, notice or application made by or on behalf of Parent, the Company or any of their respective Subsidiaries to any third party or any Governmental Entity in connection with the Transactions. The Company shall (and shall cause its Subsidiaries to), upon giving of reasonable notice by Parent and subject to any COVID-19 Measures, use reasonable best efforts to afford Parent’s officers and other authorized Representatives reasonable access, solely for the purpose of furthering the Transactions, for integration planning purposes, in connection with synergy identification and analysis and investigation and review of the business, operations and activities of the Company and its Subsidiaries (provided that such investigation and review shall be limited to existing Contracts, books and records as of the date of this Agreement and Contracts, books and records created after the date hereof in the Ordinary Course of Business), in each case, during normal business hours following reasonable advance notice throughout the period prior to the Effective Time, to its officers, Employees, agents, Contracts, books and records (including the work papers of the Company’s independent accountants upon receipt of any required consents from such accountants and subject to the execution of customary access letters), as well as properties, offices and other facilities; provided that such access does not unreasonably interfere with the Company’s normal operations.
(b) The foregoing provisions of this Section 6.7 shall not require and shall not be construed to require either the Company or Parent to permit any access to any of its officers, Employees, agents, Contracts, books or records, or its properties, offices or other facilities, or to permit any inspection, review, sampling or audit, or to disclose or otherwise make available any information that in the reasonable judgment of the Company or Parent, as applicable, would (i) result in the disclosure of competitively sensitive information or violate the terms of any confidentiality provisions in any agreement with a third party entered into prior to the date of this Agreement, (ii) result in a violation of applicable Law, (iii) waive or jeopardize the protection of any attorney-client privilege or (iv) result in the disclosure of any trade secrets in a manner that would result in any such trade secrets no longer being protected as such under applicable Law following such disclosure. In the event that the Company or Parent, as applicable, objects to any request submitted pursuant to and in accordance with this Section 6.7 and withholds information on the basis of the foregoing clauses (i) through (iv), the Company or Parent, as applicable, shall inform the other Party as to the general nature of what is being withheld and shall use reasonable best efforts to make appropriate substitute arrangements to permit reasonable disclosure that does not suffer from any of the foregoing impediments. Each of the Company and Parent, as it deems advisable and necessary, may reasonably designate competitively sensitive material provided to the other as “Outside Counsel Only Material” or with similar restrictions. Such materials and the information contained therein shall be given only to the outside legal counsel of the recipient, or otherwise as the restriction indicates, and be subject to any additional confidentiality or joint defense agreement between the Parties. All requests for information made pursuant to this Section 6.7 shall be directed to the Person designated by the Company or Parent, as applicable. All information exchanged or made available shall be governed by the terms of the Confidentiality Agreement. Notwithstanding the foregoing, Parent and its Subsidiaries and their respective Representatives shall not be permitted to perform onsite environmental study with respect to any property of the Company or any of its Subsidiaries.
(c) No exchange of information or investigation by Parent or its Representatives shall affect or be deemed to affect, modify or waive the representations and warranties of the Company set forth in this Agreement, and no exchange of information or investigation by the Company or its Representatives shall affect or be deemed to affect, modify or waive the representations and warranties of Parent set forth in this Agreement.
6.8 Stock Exchange Listing and Delisting. Prior to the Closing Date, the Company shall cooperate with Parent and use its reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done all things reasonably necessary, proper or advisable on its part under applicable Laws and rules and policies of the NYSE to enable the delisting by the Surviving Corporation of the shares of Company Capital Stock from the NYSE and the deregistration of the shares of Company Capital Stock under the Exchange Act as promptly as practicable after the Effective Time.
6.9 Publicity. The Parties agree that the initial press release to be issued with respect to the transactions contemplated by this agreement shall be in the form heretofore agreed to by the Parties. The Company and Parent shall consult with each other before issuing any press release or making any public statement with respect to this Agreement or the Transactions and shall not issue any such press release or make any such public statement without the prior consent of the other, such consent not to be unreasonably withheld, conditioned or delayed; provided that (a) each Party may issue any such press release or make any public statement as may be required by applicable Law or any listing agreement with any national securities exchange and (b) each Party may issue public announcements or make other public disclosures regarding this Agreement or the Transactions that consist solely of information previously disclosed in press releases or public statements previously approved by either Party or made by either Party in compliance with this Section 6.9; provided, further, that the second sentence of this Section 6.9 shall not apply to any disclosure of information concerning this Agreement in connection with any dispute between the Parties regarding this Agreement. Notwithstanding anything in this Section 6.9 to the contrary, the Company shall not be required by any provision of this Agreement to consult with or obtain any approval from Parent or Merger Sub with respect to a public announcement or press release issued in connection with a Change of Recommendation other than as set forth in Section 6.2.
6.10 Employee Benefits.
(a) Each Employee who continues to remain employed with the Parent or the Surviving Corporation (each such employee, a “Continuing Employee”) shall, during the period commencing at the Effective Time and ending twelve (12) months following Effective Time (the “Continuation Period”), be provided with (i) a base salary or base wage that is no less favorable than the base salary or base wage provided to such Continuing Employee by the Company and its Subsidiaries immediately prior to the Effective Time, (ii) target annual cash bonus opportunities and target long-term incentive compensation opportunities that are no less favorable in the aggregate than the target annual cash bonus opportunities and target long-term incentive compensation opportunities provided to such Continuing Employee by the Company and its Subsidiaries immediately prior to the Effective Time, in each case, without regard to other award features, and (iii) other compensation and benefits that are substantially comparable in the aggregate to the compensation and benefits (excluding equity) provided to such Continuing Employee by the Company and its Subsidiaries immediately prior to the Effective Time. Additionally, each Continuing Employee shall, during the Continuation Period, be provided with severance benefits that are no less favorable than the severance benefits provided by the Company and its Subsidiaries to such Continuing Employee immediately prior to the Effective Time.
(b) Parent shall, or shall cause the Surviving Corporation to, (i) waive any pre-existing condition limitations under any employee benefit plan of Parent or the Surviving Corporation for any condition for which a Continuing Employee would have been entitled to coverage under the corresponding Benefit Plan in which such Continuing Employee participated prior to the Effective Time and (ii) credit Continuing Employees under such employee benefit plans for any eligible expenses incurred by such Continuing Employees and their covered dependents under a Benefit Plan during the portion of the year prior to the Effective Time for purposes of satisfying all co-payment, co-insurance, deductibles, maximum out-of-pocket requirements and other out-of-pocket expenses applicable to such Continuing Employees and their covered dependents in respect of the plan year in which the Effective Time occurs.
(c) From and after the Closing Date, Parent shall, or shall cause the Surviving Corporation to, provide credit to Continuing Employees for their service recognized by the Company and its Subsidiaries as of the Effective Time for purposes of eligibility, vesting, continuous service, determination of service awards, vacation, paid time off and severance entitlements to the same extent and for the same purposes as such service was credited under the Benefit Plans; provided that such service shall not be recognized to the extent that such recognition would result in a duplication of benefits for the same period of service.
(d) As soon as practicable after the Closing Date (but no later than the first payroll period after the Closing Date), the Surviving Corporation shall pay, less any required withholding Taxes, to each eligible Continuing Employee any unpaid annual cash bonus for the preceding fiscal year. In addition, the Surviving Corporation shall pay, less any required withholding Taxes, to each Continuing Employee, the annual cash bonus earned for the fiscal year in which the Closing Date occurs at the time bonuses are typically paid under the Surviving Corporation’s annual bonus plan, subject to the Continuing Employee’s continued employment through such date, except that, in the event of a “Qualifying Termination” (as defined in Section 6.10(d) of the Company Disclosure Letter), the Surviving Corporation shall pay a pro-rated cash bonus based on the number of days in the applicable performance period that have elapsed as of the date of the Qualifying Termination divided by 365, based on the achievement of the target level of performance (or, if greater, the level determined by actual performance immediately before the Qualifying Termination).
(e) The Parties acknowledge and agree that all provisions contained in this Section 6.10(e) are included for the sole benefit of the Parties and that nothing in this Agreement, whether express or implied, (i) shall be construed to establish, amend, or modify any employee benefit plan, program, agreement or arrangement, (ii) shall limit the right of Parent, the Company or their respective Affiliates to amend, terminate or otherwise modify any Benefit Plan or other employee benefit plan, agreement or other arrangement following the Closing Date, except to the extent necessary to satisfy the last sentence of Section 6.10(a) (regarding post-Closing severance obligations) or (iii) shall confer upon any Person who is not a party to this Agreement any right to continued or resumed employment or recall, any right to compensation or benefits, or any third-party beneficiary or other right of any kind or nature whatsoever.
6.11 Expenses. Subject to Section 8.5, whether or not the Merger is consummated, all costs, fees and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement including all costs, fees and expenses of its Representatives, shall be paid by the party incurring such cost, fee or expense, except as otherwise expressly provided herein.
6.12 Indemnification; Directors’ and Officers’ Insurance.
(a) From and after the Effective Time, Parent shall, and shall cause the Surviving Corporation to, indemnify, defend, and hold harmless, to the fullest extent as such individuals would be indemnified as of the date of this Agreement under applicable Law, the Company’s Organizational Documents and any indemnification agreements in effect as of the date of this Agreement, each present and former (determined as of the Effective Time) director and officer of the Company or any of its Subsidiaries, and each Person who, served at the request of or for the benefit of the Company or any of its Subsidiaries as a director, officer, partner, member, trustee, administrator, or other agent of another Person, including an employee benefit plan, in each case, in such capacity (the “Indemnified Parties”), against any costs or expenses (including reasonable attorneys’ fees, costs and expenses), judgments, inquiries, fines, losses, claims, damages or liabilities incurred in connection with, arising out of or otherwise related to any Proceeding, in connection with, arising out of or otherwise related to matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, including in connection with (i) this Agreement or the Transactions and (ii) actions to enforce this provision or any other indemnification or advancement right of any Indemnified Party, and the Surviving Corporation shall also advance expenses as incurred to the fullest extent that such individual would have been entitled to under applicable Law, the Company’s Organizational Documents and any indemnification agreements in effect as of the date of this Agreement; provided that any Person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined by final adjudication in a court of competent jurisdiction that such Person is not entitled to indemnification with respect to such expenses.
(b) Prior to the Effective Time, the Company shall and, if the Company is unable to, Parent shall cause the Surviving Corporation as of the Effective Time to, obtain and fully pay the premium for “tail” insurance policies for the extension of the directors’ and officers’ liability coverage of the Company’s existing directors’ and officers’ insurance policies for a claims reporting period of six (6) years from and after the Effective Time (the “Tail Period”) from one or more insurance carriers with the same or better credit rating as the Company’s insurance carrier as of the date of this Agreement with respect to directors’ and officers’ liability insurance (collectively, “D&O Insurance”) with terms, conditions, retentions and limits of liability that are at least as favorable to the insureds as the Company’s existing policies with respect to matters existing or occurring at or prior to the Effective Time (including in connection with this Agreement or the Transactions); provided that in no event shall the aggregate cost of the “tail” for the D&O Insurance exceed during the Tail Period 300% of the current aggregate annual premium paid by the Company for such purpose; and provided, further, that if the cost of such insurance coverage exceeds such amount, the Surviving Corporation shall obtain a policy with the greatest coverage available for a cost not exceeding such amount.
(c) During the Tail Period, all rights to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time and rights to advancement of expenses relating thereto now existing in favor of any Indemnified Party as provided in the Organizational Documents of the Company and its Subsidiaries or any indemnification agreement between such Indemnified Party and the Company or any of its Subsidiaries, in each case, as in effect on the date of this Agreement, shall survive the Transactions unchanged and shall not be amended, restated, repealed or otherwise modified in any manner that would adversely affect any right thereunder of any such Indemnified Party without the prior written consent of such Indemnified Party. The Organizational Documents of the Surviving Corporation and, as applicable, the Surviving Corporation’s Subsidiaries shall, to the fullest extent permitted by applicable Law, contain provisions related to indemnification no less favorable to the Indemnified Parties than the indemnification and exculpation from liability provisions in the Organizational Documents of the Company and its relevant Subsidiaries on the date hereof.
(d) If the Surviving Corporation or any of its successors or assigns (i) shall consolidate with or merge into any other Person and shall not be the continuing or surviving Person of such consolidation or merger, (ii) shall transfer all or substantially all of its properties and assets to any Person or (iii) shall convert into another Person or domesticate into another jurisdiction, then, and in each such case, proper provisions shall be made so that the successors and assigns of the Surviving Corporation shall assume all of the obligations set forth in this Section 6.12.
(e) The rights of the Indemnified Parties under this Section 6.12 shall survive consummation of the Merger and are in addition to any rights such Indemnified Parties may have under the Organizational Documents of the Company or any of its Subsidiaries, or under any indemnification agreements or other applicable Contracts of the Company or Laws.
(f) This Section 6.12 is intended to be for the benefit of, and from and after the Effective Time shall be enforceable by, each of the Indemnified Parties, who shall be third-party beneficiaries of this Section 6.12.

Nothing herein is intended to, shall be construed to or shall release, waive, or impair any rights to directors’ and officers’ insurance claims under any policy that is or has been in existence related to the Company or its Subsidiaries for any of their respective directors, officers, or other employees.
6.13 Takeover Statutes. If any Takeover Statute is or may become applicable to the Transactions, each of the Company and the Company Board, respectively, shall grant such approvals and take such actions as are necessary and legally permissible so that the Transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise act to eliminate or minimize the effects of such statute or regulation on the Transactions.
6.14 Section 16 Matters. The Company and the Company Board (or duly formed committees thereof consisting of non-employee directors (as such term is defined for the purposes of Rule 16b-3 promulgated under the Exchange Act)), shall, prior to the Effective Time, take all such actions as are reasonably necessary or appropriate to cause the Transactions and any other dispositions of equity securities of the Company (including derivative securities) in connection with the Transactions by any individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act to be exempt under Rule 16b-3 promulgated under the Exchange Act, to the extent permitted by applicable Laws.
6.15 Shareholder Litigation. In the event that any shareholder litigation related to this Agreement or the transactions contemplated by this Agreement is brought, or, to the Knowledge of the Company, threatened, against the Company or any members of the Company Board from and following the date of this Agreement and prior to the Effective Time (such litigation, “Transaction Litigation”), the Company shall (a) promptly notify Parent of such Transaction Litigation, (b) give Parent the opportunity, at Parent’s sole expense, to participate in the Company’s defense and/or settlement of any Transaction Litigation, (c) timely consult with Parent with respect to the defense and/or settlement of any Transaction Litigation and (d) consider in good faith Parent’s advice and recommendations with respect to such Transaction Litigation; provided that the Company shall in any event control such defense. The Company shall not agree to settle or offer to settle any Transaction Litigation without the prior written consent of Parent (such consent not to be unreasonably conditioned, withheld or delayed).
6.16 Notification of Certain Matters. The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, of (a) any notice or other communication received by such Party from any Governmental Entity in connection with the transactions contemplated by this Agreement or from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement and (b) the discovery of any event, fact or circumstance that, or the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would reasonably be expected to result in any of the conditions to the obligations of the Company or Parent, as applicable, set forth in Article VII not being satisfied at the Closing or satisfaction of those conditions being materially delayed in violation of any provision of this Agreement; provided that neither the delivery of any notice pursuant to this Section 6.16 nor any Knowledge that Parent, its Affiliates or Representatives may have acquired, nor could have acquired (in each case, whether before or after the date of this Agreement), nor any investigation or due diligence by Parent or its Representatives, shall (i) cure any breach of, or non-compliance with, any other provision of this Agreement, (ii) limit the remedies available to the party receiving such notice or (iii) affect or be deemed to modify any representation, warranty, covenant, right, remedy, or condition to any obligation of any Party hereunder or update any section of the Company Disclosure Letter. The Parties agree that the Company’s and Parent’s respective compliance or failure of compliance with this Section 6.16 shall not be taken into account for purposes of determining whether the condition referred to in Section 7.2(b) or Section 7.3(b), respectively, shall have been satisfied.
6.17 Approval of Sole Stockholder of Merger Sub. Immediately following the execution and delivery of this Agreement, Parent (as Merger Sub’s sole stockholder) shall execute and deliver, in accordance with applicable Law and Merger Sub’s Organizational Documents, a written consent approving this Agreement and promptly provide evidence thereof to the Company.
6.18 Alternative Acquisition Structure Election. At any time prior to the Company Shareholders Meeting, Parent may, in its sole discretion, elect to consummate the Merger contemplated by the terms of this Agreement by commencing a tender offer for the Company Capital Stock, to be followed by a second-step merger, each in accordance with the terms set forth on Exhibit B (the “Alternative Acquisition Structure Election”).

ARTICLE VII

CONDITIONS
7.1 Conditions to Each Party’s Obligation to Effect the Merger. The respective obligation of each Party to effect the Merger is subject to the satisfaction at the Closing or (to the extent permitted by applicable Law) waiver, in whole or in part, at or prior to the Closing of each of the following conditions:
(a) Company Shareholder Approval. The Requisite Company Vote shall have been obtained in accordance with applicable Law and the Company’s Organizational Documents.
(b) Government Approvals. (i) The waiting period (and any extension thereof) applicable to the consummation of the Transactions under the HSR Act shall have expired or been earlier terminated, (ii) all other authorizations, consents, orders, approvals, filings and declarations, and all expirations of waiting periods, required under the applicable Antitrust Laws and Foreign Investment Laws of the jurisdictions listed on Section 4.5(a) of the Company Disclosure Letter shall have been made, expired, terminated or obtained, as the case may be (all authorizations, consents, orders, approvals, filings and declarations and the lapse of all such waiting periods, including under the HSR Act, of such jurisdictions being the “Requisite Regulatory Approvals”) and (iii) all such Requisite Regulatory Approvals shall be in full force and effect.
(c) Laws or Governmental Orders. (i) No Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law or Governmental Order (whether temporary, preliminary or permanent) that is in effect and restrains, enjoins, makes illegal or otherwise prohibits the consummation of the Transactions (it being understood and agreed by the Parties that, with respect to any such Law or Governmental Order that is, or is under, an Antitrust Law or Foreign Investment Law, only a Governmental Entity of competent jurisdiction in a jurisdiction listed on Section 4.5(a) or Section 6.5(c) of the Company Disclosure Letter shall constitute a Governmental Entity of competent jurisdiction for purposes of this Section 7.1(c)(i)) (such Law or Governmental Order, a “Relevant Legal Restraint”) and (ii) no Governmental Entity of competent jurisdiction shall have instituted any litigation or suit under an Antitrust Law or Foreign Investment Law (which remains pending at what would otherwise be the Closing Date) before any court or other Governmental Entity of competent jurisdiction seeking to temporarily or permanently impose a Relevant Legal Restraint (it being understood and agreed by the Parties that only a Governmental Entity of competent jurisdiction in a jurisdiction listed on Section 4.5(a) or Section 6.5(c) of the Company Disclosure Letter shall constitute a Governmental Entity of competent jurisdiction for purposes of this Section 7.1(c)(ii)).
7.2 Conditions to Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to effect the Merger are also subject to the satisfaction at the Closing or (to the extent permitted by applicable Law) waiver, in whole or in part, by Parent at or prior to the Closing of the following conditions:
(a) Representations and Warranties. (i) Each of the representations and warranties of the Company set forth in clause (a) of the first sentence of Section 4.1 (Organization, Good Standing and Qualification), Section 4.4 (Corporate Authority; Approval), Section 4.13 (Takeover Statutes; No Rights Plan), the first sentence of Section 4.22 (Company Recommendation and Fairness), Section 4.23 (Company Brokers and Finders) and Section 4.24 (Company Voting Requirements) shall be true and correct in all material respects as of the Closing Date as though made as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of a particular date or period of time, in which case such representation and warranty shall be so true and correct in all material respects as of such particular date or period of time); (ii) the representations and warranties of the Company set forth in Section 4.8(b) (Absence of Certain Changes or Events) shall be true and correct in all respects as of the Closing Date as though made as of the Closing Date; (iii) the representations and warranties of the Company set forth in Section 4.3(a) (Company Capital Structure) shall be true and correct in all respects as of the Closing Date as though made as of the Closing Date, other than, in each case, de minimis inaccuracies; and (iv) each other representation and warranty of the Company set forth in Article IV shall be true and correct in all respects (without giving effect to any qualification by materiality or Material Adverse Effect contained therein) as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of a particular date or period of time, in which case such representation and warranty shall be so true and correct in all respects as of such particular date or period of time), except, in the case of this clause (iv), for any failure of any such representation and warranty to be so true and correct in all respects (without giving effect to any qualification by materiality or Material Adverse Effect contained therein) that would not, individually or in the aggregate, have a Material Adverse Effect with respect to the Company.
(b) Performance of Obligations of the Company. The Company shall have performed in all material respects the obligations required to be performed by it under this Agreement at or prior to the Closing.
(c) Certificate. Parent and Merger Sub shall have received a certificate of an executive officer of the Company, certifying that the conditions set forth in Section 7.2(a), Section 7.2(b) and Section 7.2(d) have been satisfied.
(d) No Material Adverse Effect. Since the date of this Agreement there shall not have occurred and be continuing any Material Adverse Effect.
(e) No Burdensome Effect. No Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Governmental Order in connection with a Requisite Regulatory Approval that is in effect and requires Parent or the Company or any of their Subsidiaries to take or commit to take any actions constituting a Burdensome Effect (it being understood and agreed by the Parties that only a Governmental Entity of competent jurisdiction in a jurisdiction listed on Section 4.5(a) of the Company Disclosure Letter shall constitute a Governmental Entity of competent jurisdiction for purposes of this Section 7.2(e)).
7.3 Conditions to Obligation of the Company. The obligation of the Company to effect the Merger is also subject to the satisfaction at the Closing or (to the extent permitted by applicable Law) waiver, in whole or in part, by the Company at or prior to the Closing of the following conditions:
(a) Representations and Warranties. Each of the representations and warranties of Parent and Merger Sub set forth in Article V shall have been true and correct (without giving effect to any qualification by materiality contained therein) in all respects as of the date of this Agreement and shall be true and correct in all respects as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of a particular date or period of time, in which case such representation and warranty shall be so true and correct in all respects as of such particular date or period of time), except for any such failure to be true and correct that would not, individually or in the aggregate, prevent or materially delay consummation of the Merger.
(b) Performance of Obligations of Parent and Merger Sub. Parent and Merger Sub shall have each performed in all material respects the obligations required to be performed by it under this Agreement at or prior to the Closing.
(c) Certificate. The Company shall have received a certificate of an executive officer of Parent, certifying that the conditions set forth in Section 7.3(a) and Section 7.3(b) have been satisfied.
ARTICLE VIII

TERMINATION
8.1 Termination by Mutual Written Consent. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, by mutual written consent of the Company and Parent.
8.2 Termination by Either the Company or Parent. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by the Parent or the Company, if:
(a) the Merger shall not have been consummated by 5:00 p.m. (New York Time) on May 1, 2022 (the “Outside Date”); provided, however, that if any of the conditions to the Closing set forth in Section 7.1(b), Section 7.1(c) (solely as it relates to any Antitrust Laws or Foreign Investment Laws) or Section 7.2(e) has not been satisfied or (to the extent permitted by applicable Law) waived on or prior to the Outside Date but all other conditions to Closing set forth in Article VII have been satisfied (other than those conditions that by their nature are to be satisfied at the Closing (so long as such conditions are reasonably capable of being satisfied if the Closing were to occur on the Outside Date)) or waived, the Outside Date will automatically be extended, without further action of any party hereto, to (and including) 5:00 p.m. (New York Time) on August 1, 2022, and, if so extended, such date shall be the “Outside Date”; provided, further, if any of the conditions to the Closing set forth in Section 7.1(b), Section 7.1(c) (solely as it relates to any Antitrust Laws or Foreign Investment Laws)

or Section 7.2(e) shall not have been satisfied or (to the extent permitted by applicable Law) waived on or prior to August 1, 2022 but all other conditions to Closing set forth in Article VII have been satisfied (other than those conditions that by their nature are to be satisfied at the Closing (so long as such conditions are reasonably capable of being satisfied if the Closing were to occur on the Outside Date)) or (to the extent permitted by applicable Law) waived, the Outside Date will automatically be extended, without further action of any party hereto, to (and including) 5:00 p.m. (New York Time) on November 1, 2022, and, if so extended, such date shall be the “Outside Date”; provided, further, that the right to terminate this Agreement pursuant to this Section 8.2(a) shall not be available to any Party that has breached in any material respect any of its representations, warranties, covenants or agreements set forth in this Agreement in any manner that shall have been the primary cause of the occurrence of the failure of a condition to the consummation of the Merger to be satisfied;
(b) a Relevant Legal Restraint permanently restraining, enjoining or otherwise prohibiting consummation of the Transactions shall become final and non-appealable; provided, that the Party seeking to terminate this Agreement pursuant to this Section 8.2(b) shall have used reasonable best efforts to prevent the entry of and to remove such Relevant Legal Restraint in accordance with Section 6.5; provided, further, that the right to terminate this Agreement pursuant to this Section 8.2(b) shall not be available to any Party that has breached in any material respect any of its representations, warranties, covenants or agreements set forth in this Agreement in any manner that shall have been the primary cause of the occurrence of the failure of the condition set forth in Section 7.1(c) (Laws or Governmental Orders) to the consummation of the Merger to be satisfied; or
(c) if the Requisite Company Vote shall not have been obtained at the Company Shareholders Meeting (or, if the Company Shareholders Meeting has been adjourned or postponed in accordance with this Agreement, at the final adjournment or postponement thereof), in each case, at which a vote on the approval of this Agreement was taken.
8.3 Termination by Parent. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by the Parent:
(a) prior to the time the Requisite Company Vote is obtained, if the Company Board shall have made a Change of Recommendation or if the Company or any of its Representatives shall have materially breached any of its obligations under Section 6.2;
(b) if at any time prior to the Effective Time, there has been a breach by the Company of any of its representations, warranties, covenants or agreements set forth in this Agreement such that the conditions in Section 7.2(a) or Section 7.2(b) would not be satisfied (and such breach is not curable prior to the Outside Date, or if curable prior to the Outside Date, has not been cured within the earlier of (i) thirty (30) days after the giving of notice thereof by Parent to the Company or (ii) three (3) Business Days prior to the Outside Date); provided that the right to terminate this Agreement pursuant to this Section 8.3(b) shall not be available if Parent has breached in any material respect any of its representations, warranties, covenants or agreements set forth in this Agreement so as to result in the failure of any condition set forth in Section 7.3(a) or Section 7.3(b); or
(c) if at any time prior to the Effective Time, a Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Governmental Order in connection with a Requisite Regulatory Approval that has become final and non-appealable and remains in effect and that requires Parent or any of its Subsidiaries (including the Company and its Subsidiaries) to take or commit to take any actions constituting a Burdensome Effect (it being understood and agreed by the Parties that only a Governmental Entity of competent jurisdiction in a jurisdiction listed on Section 4.5(a) of the Company Disclosure Letter shall constitute a Governmental Entity of competent jurisdiction for purposes of this Section 8.3(c)); provided, that Parent shall have used reasonable best efforts to prevent the entry of and to remove any such Governmental Order in accordance with Section 6.5; provided, further, that the right to terminate this Agreement pursuant to this Section 8.3(c) shall not be available to Parent if it has breached in any material respect any of its representations, warranties, covenants or agreements set forth in this Agreement in any manner that shall have been the primary cause of the occurrence of the failure of the condition set forth in Section 7.2(e) (No Burdensome Effect) to the consummation of the Merger to be satisfied.

8.4 Termination by the Company. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by the Company:
(a) if at any time prior to the Effective Time, there has been a breach by Parent or Merger Sub of any of its representations, warranties, covenants or agreements set forth in this Agreement such that the conditions in Section 7.3(a) or Section 7.3(b) would not be satisfied (and such breach is not curable prior to the Outside Date, or if curable prior to the Outside Date, has not been cured within the earlier of (i) thirty (30) days after the giving of notice thereof by the Company to Parent or (ii) three (3) Business Days prior to the Outside Date); provided, that the right to terminate this Agreement pursuant to this Section 8.4(a) shall not be available if the Company has breached in any material respect any of its representations, warranties, covenants or agreements set forth in this Agreement so as to result in the failure of any condition set forth in Section 7.2(a) or Section 7.2(b); or
(b) prior to the time the Requisite Company Vote is obtained, in order to enter into a definitive written agreement with respect to a Superior Proposal, provided that the Company has complied with its obligations under Section 6.2 and, in connection with the termination of this Agreement, the Company pays to Parent in immediately available funds the Company Termination Fee required to be paid pursuant to Section 8.5(b).
8.5 Effect of Termination and Abandonment.
(a) Except to the extent provided in Section 8.5(b) below, in the event of termination of this Agreement and the abandonment of the Merger pursuant to this Article VIII, this Agreement shall become void and of no effect with no liability to any Person on the part of any Party (or any of its Representatives or Affiliates); provided, however, that, notwithstanding anything in this Agreement to the contrary, (i) no such termination shall relieve any Party of any liability or damages to any other Party resulting from any fraud or Willful Breach of this Agreement and (ii) the provisions set forth in Article IX (Miscellaneous and General), Section 6.6(g) and Section 6.6(h) (Financing and Indebtedness), Section 6.11 (Expenses), this Section 8.5 (Effect of Termination and Abandonment) and the Confidentiality Agreement shall survive the termination of this Agreement.
(b) In the event that this Agreement is terminated:
(i) by either the Company or Parent pursuant to Section 8.2(a) (Outside Date) or Section 8.2(c) (Requisite Company Vote Not Obtained) and, in either case,
(A) an Acquisition Proposal shall have been publicly made directly to the shareholders of the Company or shall otherwise have become publicly known or any Person shall have publicly announced an intention (whether or not conditional) to make an Acquisition Proposal (and such Acquisition Proposal or publicly announced intention shall not have been publicly withdrawn without qualification prior to (i) the date of such termination, with respect to any termination pursuant to Section 8.2(a) (Outside Date) or (ii) the date of the Company Shareholders Meeting, with respect to termination pursuant to Section 8.2(c) (Requisite Company Vote Not Obtained)), and
(B) within twelve (12) months after such termination, (1) the Company or any of its Subsidiaries shall have entered into an Alternative Acquisition Agreement with respect to any Acquisition Proposal or (2) there shall have been consummated any Acquisition Proposal (in each case of clauses (1) and (2), with fifty percent (50%) being substituted in lieu of twenty percent (20%) in each instance thereof in the definition of “Acquisition Proposal”), then immediately prior to or concurrently with the occurrence of either of the events described in the foregoing clauses (B)(1) or (B)(2),
(ii) by Parent pursuant to Section 8.3(a) (Company Change of Recommendation; Material Breach of Section 6.2), then promptly, but in no event later than two (2) Business Days after the date of such termination,
(iii) by either Parent or the Company pursuant to Section 8.2(c) (Requisite Company Vote Not Obtained) (and, at the time of such termination pursuant to Section 8.2(c) (Requisite Company Vote Not Obtained), Parent had the right to terminate this Agreement pursuant to Section 8.3(a) (Company Change of Recommendation)), then promptly, but in no event later than, in the case of such termination by Parent, two (2) Business Days or, in the case of such termination by the Company, one (1) Business Day after the date of such termination, or

(iv) by the Company pursuant to Section 8.4(b) (Company Termination to Accept Superior Proposal), then concurrently and as a condition to the effectiveness of such termination, the Company shall, in the case of Section 8.5(b)(i), Section 8.5(b)(ii), Section 8.5(b)(iii) or Section 8.5(b)(iv), pay the Company Termination Fee to Parent or its designee by wire transfer of immediately available cash funds. In no event shall the Company be required to pay the Company Termination Fee on more than one occasion.
(c) In the event that this Agreement is terminated:
(i) by either Parent or the Company pursuant to Section 8.2(b) (in each case, solely to the extent the applicable Relevant Legal Restraint relates to an Antitrust Law or Foreign Investment Law),
(ii) by either Parent or the Company pursuant to Section 8.2(a) and, as of the time of such termination, (A) one or more of the conditions set forth in Section 7.1(b), Section 7.1(c) (but only if the applicable Relevant Legal Restraint relates to an Antitrust Law or Foreign Investment Law) or Section 7.2(e), are not satisfied and (B) all of the other conditions in Section 7.1 and Section 7.2 are satisfied (other than those conditions that by their nature are to be satisfied at the Closing, so long as such conditions would have been capable of being satisfied if the Closing were to occur on the date the notice of termination is delivered pursuant to Section 8.2)), or
(iii) by Parent pursuant to Section 8.3(c), and, as of the time of such termination, (1) one or more of the conditions set forth in Section 7.1(b), Section 7.1(c) (but only if the applicable Relevant Legal Restraint relates to an Antitrust Law or Foreign Investment Law) or Section 7.2(e) are not satisfied and (2) all of the other conditions in Section 7.1 (other than Section 7.1(a) if and to the extent that the Company shall not be in breach of its covenants in Section 6.3 and Section 6.4, the Company Requisite Vote shall not yet have been obtained and the Company Shareholders Meeting (or, if the Company Shareholders Meeting has been adjourned or postponed in accordance with this Agreement, the final adjournment or postponement thereof), in each case, at which a vote on the approval of this Agreement is to be taken has not yet occurred) and Section 7.2 are satisfied (other than those conditions that by their nature are to be satisfied at the Closing, so long as such conditions would have been capable of being satisfied if the Closing were to occur on the date the notice of termination is delivered pursuant to Section 8.2 (provided, that, in the case of Section 7.2(d), in the event that such condition would not be capable of being satisfied if the Closing were to occur on the date the notice of termination is delivered, then such condition shall only be deemed unsatisfied on the date the notice of termination is delivered pursuant to Section 8.2 if the failure of such condition to be satisfied on such date is not cured within 30 days of the notice of termination)), then Parent will concurrently with such termination pay or cause to be paid to the Company the Regulatory Termination Fee by wire transfer of immediately available funds to an account or accounts designated in writing by the Company.
(d) The Parties hereby acknowledge and agree that (i) the agreements contained in this Section 8.5 are an integral part of the Transactions, (ii) neither the Company Termination Fee nor the Regulatory Termination Fee is a penalty, but is liquidated damages, in a reasonable amount that will compensate Parent or the Company, as applicable, in the circumstances in which such fee is payable for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the transactions contemplated hereby, which amount would otherwise be impossible to calculate with precision and (iii) without these agreements, the Parties would not enter into this Agreement; accordingly, if the Company fails to promptly pay the amount due pursuant to this Section 8.5, or if Parent fails to promptly pay the amount due pursuant to this Section 8.5 and, in order to obtain such payment, Parent or the Company, respectively, commences a suit that results in a judgment against the Company or Parent, respectively, for the fees set forth in this Section 8.5 or any portion of such fees, the Company shall pay Parent or Parent shall pay the Company, as applicable, its costs and expenses (including reasonable attorneys’ fees, costs and expenses) in connection with such suit, together with interest on the amount of the fee at the annual rate of the prime rate as published by The Wall Street Journal (in effect on the date such payment was required to be made) from the date such payment was required to be made through the date of payment (or such lesser rate as is the maximum permitted by applicable Law). Notwithstanding anything in this Agreement to the contrary but subject to Section 9.5, the Parties hereby acknowledge and agree that in the event that any termination fee becomes payable by, and is paid by, the Company, such fee shall be Parent’s sole and exclusive remedy for damages against the Company and its former, current or future shareholders, directors, officers, Affiliates, agents or other Representatives for any loss suffered as a result of any breach of any representation, warranty, covenant or agreement set forth in this Agreement or the failure of the Transactions to be consummated; provided, however, that no such payment shall relieve any Party of any liability or damages to any other Party resulting from any fraud or Willful Breach of this Agreement. Notwithstanding anything in this Agreement to the contrary but subject to Section 9.5, the Parties hereby acknowledge and agree that in the event that any termination fee becomes payable by, and is paid by, Parent, such fee shall be the Company’s sole and exclusive remedy for damages against Parent and its former, current or future shareholders, directors, officers, Affiliates, agents or other Representatives or the Financing Entities for any loss suffered as a result of any breach of any representation, warranty, covenant or agreement set forth in this Agreement or the failure of the Transactions to be consummated; provided, however, that no such payment shall relieve any Party of any liability or damages to any other Party resulting from any fraud or Willful Breach of this Agreement. The Parties acknowledge and agree that (i) the Company shall not be obligated to pay the Company Termination Fee on more than one occasion and (ii) Parent shall not be obligated to pay the Regulatory Termination Fee on more than one occasion.
ARTICLE IX

MISCELLANEOUS AND GENERAL
9.1 Survival. This Article IX and the agreements of the Company and Parent contained in Article II (Merger Consideration; Effect of the Merger on Capital Stock), Article III (Delivery of Merger Consideration; Procedures for Surrender), Section 6.10 (Employee Benefits), Section 6.11 (Expenses), and Section 6.12 (Indemnification; Directors’ and Officers’ Insurance) shall survive the consummation of the Merger. All other representations, warranties, covenants and agreements in this Agreement or in any instrument or other document delivered pursuant to this Agreement shall not survive the consummation of the Merger, except for such covenants and agreements that by their terms contemplate performance after the Effective Time or otherwise expressly by their terms survive the Effective Time.
9.2 Amendment; Waiver. Subject to the provisions of applicable Laws and the provisions of Section 6.12 (Indemnification; Directors’ and Officers’ Insurance) and Section 9.15 (Financing Parties), at any time prior to the Effective Time, this Agreement may be amended, modified or waived if, and only if, such amendment, modification or waiver is in writing and signed, in the case of an amendment, modification or waiver, by the Company and Parent, or in the case of a waiver, by the Party against whom the waiver is to be effective. The conditions to each of the respective Parties’ obligations to consummate the Transactions are for the sole benefit of such Party and may be waived by such Party in whole or in part to the extent permitted by applicable Law; provided, however, that any such waiver shall only be effective if made in writing and executed by the Party against whom the waiver is to be effective. No failure or delay by any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Law.
9.3 Counterparts. This Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement. A signed copy of this Agreement delivered by facsimile, email, portable document format, or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.
9.4 Governing Law and Venue; Submission to Jurisdiction; Selection of Forum; Waiver of Trial by Jury.
(a) THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF (OR ANY OTHER JURISDICTION) TO THE EXTENT THAT SUCH PRINCIPLES WOULD DIRECT A MATTER TO ANOTHER JURISDICTION; EXCEPT TO THE EXTENT THE PROVISIONS OF THE MBCA ARE MANDATORILY APPLICABLE TO THE MERGER OR TO THE FIDUCIARY DUTIES OF THE COMPANY BOARD AND PROVIDED, THAT THE PROVISIONS OF THIS AGREEMENT WHICH BY THEIR TERMS ARE GOVERNED BY THE MBCA SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE MBCA.

(b) Each of the Parties agrees that it shall bring any action or Proceeding in respect of any claim arising under or relating to this Agreement or the Transactions exclusively in the Court of Chancery for the State of Delaware in and for New Castle County, Delaware (or, in the event that such court does not have subject matter jurisdiction over such action or Proceeding, the United States District Court for the District of Delaware) (the “Chosen Court”) and, solely in connection with such claims, (i) irrevocably submits to the exclusive jurisdiction of the Chosen Court, (ii) waives any objection to the laying of venue in any such action or Proceeding in the Chosen Court, (iii) waives any objection that the Chosen Court is an inconvenient forum or does not have jurisdiction over any Party and (iv) agrees that mailing of process or other papers in connection with any such action or Proceeding in the manner provided in Section 9.6 or in such other manner as may be permitted by Law shall be valid and sufficient service thereof.
(c) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY BE IN CONNECTION WITH, ARISE OUT OF OR OTHERWISE RELATE TO THIS AGREEMENT, ANY INSTRUMENT OR OTHER DOCUMENT DELIVERED PURSUANT TO THIS AGREEMENT OR OTHER DOCUMENT DELIVERED PURSUANT TO THIS AGREEMENT OR THE TRANSACTIONS, IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION OR PROCEEDING DIRECTLY OR INDIRECTLY IN CONNECTION WITH, ARISING OUT OF OR OTHERWISE RELATING TO THIS AGREEMENT, ANY INSTRUMENT OR OTHER DOCUMENT DELIVERED PURSUANT TO THIS AGREEMENT OR THE TRANSACTIONS. EACH PARTY HEREBY ACKNOWLEDGES AND CERTIFIES (I) THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) IT MAKES THIS WAIVER VOLUNTARILY AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS, ACKNOWLEDGMENTS AND CERTIFICATIONS CONTAINED IN THIS SECTION 9.4(c).
9.5 Specific Performance. Each of the Parties acknowledges and agrees that the rights of each Party to consummate the Transactions are special, unique and of extraordinary character and that if for any reason any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached, immediate and irreparable harm or damage would be caused for which money damages would not be an adequate remedy. Accordingly, each Party agrees that, in addition to any other available remedies a Party may have in equity or at Law, each Party shall be entitled to enforce specifically the terms and provisions of this Agreement and to obtain an injunction restraining any breach or violation or threatened breach or violation of the provisions of this Agreement in the Court of Chancery of the State of Delaware without necessity of posting a bond or other form of security. In the event that any action or Proceeding should be brought in equity to enforce the provisions of this Agreement, no Party shall allege, and each Party hereby waives the defense, that there is an adequate remedy at Law.
9.6 Notices. All notices, requests, instructions or other communications or documents to be given or made hereunder by any Party to the other Parties shall be in writing and shall be deemed to have been duly given when (a) served by personal delivery or by an internationally recognized overnight courier service upon the Party or Parties for whom it is intended, (b) delivered by registered or certified mail, return receipt requested or (c) sent by email, provided that the transmission of the email is promptly confirmed by response email:
If to Parent or Merger Sub:

974 Centre Road
Chestnut Run Plaza, Building 730
Wilmington, Delaware 19805
Attention: Erik T. Hoover
E-mail: [***]

With a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP
One Manhattan West
New York, New York 10001
Attention: Brandon Van Dyke
E-mail: [***]

If to the Company:

2225 W. Chandler Blvd.
Chandler, Arizona 85224
Attention: Jay B. Knoll
E-mail: [***]

With a copy (which shall not constitute notice) to:

Covington & Burling LLP
One CityCenter, 850 Tenth Street, NW
Washington, District of Columbia 20001
Attention: W. Andrew Jack Kyle Rabe
E-mail: [***]
[***]
or to such other Person or addressees as has been designated in writing by the party to receive such notice provided above.
9.7 Definitions.
(a) For purposes of this Agreement, the following terms (including, with correlative meaning, their singular and plural variations) shall have the following meanings:
“Acquisition Proposal” means any proposal, offer or indication of interest relating to a (a) merger, consolidation, dissolution, liquidation, tender offer, recapitalization, reorganization, spin-off, share exchange, business combination or similar transaction involving the Company or any of its Subsidiaries and involving, directly or indirectly, twenty percent (20%) or more of the consolidated net revenues, net income or total assets (it being understood that total assets include equity securities of Subsidiaries of the Company) or (b) any acquisition of any class of equity securities of the Company or assets of the Company and its Subsidiaries, in each case, by any Person or group (as defined under Section 13 of the Exchange Act) that if consummated would result in, such Person or group (as defined under Section 13 of the Exchange Act) becoming the beneficial owner of, directly or indirectly, in one or a series of related transactions, twenty percent (20%) or more of the total voting power or of any class of equity securities of the Company, or twenty percent (20%) or more of the consolidated net revenues, net income or total assets (it being understood that total assets include equity securities of Subsidiaries) of the Company, in each case of clauses (a) and (b), other than the Transactions or any other proposal, offer or indication of interest made by Parent or its Affiliates; provided, that any proposal or offer to the extent related to any purchase of assets required to be divested or held separate (including by trust or otherwise) pursuant to a Regulatory Remedy in accordance with Section 6.5(d) shall not be deemed an Acquisition Proposal.
“Affiliate” means, with respect to any Person, any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person.
“Agreement” has the meaning set forth in the Preamble.
“Alternative Acquisition Agreement” has the meaning set forth in Section 6.2(e)(i)(E).
“Alternative Acquisition Structure Election” has the meaning set forth in Section 6.18.

“Alternative Financing” has the meaning set forth in Section 6.6(d).
“Antitrust Law” means the Sherman Antitrust Act of 1890, as amended, the Clayton Act of 1914, as amended, the HSR Act, the Federal Trade Commission Act of 1914, as amended, and all other United States or non-United States, including state, national, or supranational, antitrust, competition or other Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition.
“Applicable Date” has the meaning set forth in Section 4.6(a).
“Approvals” has the meaning set forth in Section 4.5(a).
“Articles of Merger” has the meaning set forth in Section 1.3.
“Bankruptcy and Equity Exception” has the meaning set forth in Section 4.4.
“Benefit Plan” means any benefit or compensation plan, program, policy, practice, agreement, contract, arrangement or other obligation, whether or not in writing and whether or not funded, in each case, that is sponsored or maintained by, or required to be contributed to, or with respect to which any potential liability is borne by, the Company or any of its Subsidiaries. Benefit Plans include, but are not limited to, “employee benefit plans” within the meaning of ERISA, employment, non-compete and/or non-solicit, consulting, retirement, severance, termination or change in control agreements, deferred compensation, equity-based, incentive, bonus, supplemental retirement, profit sharing, insurance, medical, health, welfare, fringe or other benefits or remuneration of any kind.
“Board Recommendation Notice” has the meaning set forth in Section 6.2(e)(ii).
“Book-Entry Share” has the meaning set forth in Section 2.2.
“Burdensome Effect” has the meaning set forth in Section 6.5(e).
“Business Day” means any day ending at 11:59 p.m. (New York Time) other than a Saturday or Sunday or a day on which banks in the City of New York are required or authorized by Law to be closed.
“Bylaws” has the meaning set forth in Section 1.5(b).
“CARES Act” means, collectively, the Coronavirus Aid, Relief, and Economic Security Act or any similar applicable federal, state or local Law, as may be amended, including IRS Notice 2020-65 and the Presidential Memoranda or Executive Order (including the Memorandum on Deferring Payroll Tax Obligations in Light of the Ongoing COVID-19 Disaster issued on August 8, 2020).
“Certificate” has the meaning set forth in Section 2.2.
“Certificate of Merger” has the meaning set forth in Section 1.3.
“Change of Recommendation” has the meaning set forth in Section 6.2(e)(i)(E).
“Charter” has the meaning set forth in Section 1.5(a).
“Chosen Court” has the meaning set forth in Section 9.4(b).
“Closing” has the meaning set forth in Section 1.2.
“Closing Date” has the meaning set forth in Section 1.2.
“Code” means the Internal Revenue Code of 1986.
“Commitment Letter” has the meaning set forth in Section 5.5(a).
“Commitment Papers” has the meaning set forth in Section 5.5(a).
“Company” has the meaning set forth in the Preamble.
“Company Board” has the meaning set forth in the Recitals.
“Company Capital Stock” has the meaning set forth in the Recitals.

“Company Credit Agreement” means the Fourth Amended and Restated Credit Agreement, dated as of October 16, 2020, among the Company, as borrower, the lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent.
“Company Disclosure Letter” has the meaning set forth in Article IV.
“Company Equity Awards” has the meaning set forth in Section 2.4(e).
“Company Intellectual Property” means all Intellectual Property owned or purported to be owned by the Company and its Subsidiaries.
“Company PSU” has the meaning set forth in Section 2.4(c).
“Company Recommendation” has the meaning set forth in Section 4.22.
“Company RSU” has the meaning set forth in Section 2.4(a).
“Company Stock Plan” means the Company’s 2019 Long-Term Equity Compensation Plan.
“Company Shareholders Meeting” means the meeting of shareholders of the Company to be held in connection with the Merger, as may be adjourned or postponed from time to time.
“Company Termination Fee” means an amount in cash equal to $135,000,000.
“Confidentiality Agreement” has the meaning set forth in Section 9.8.
“Consents” has the meaning set forth in Section 6.5(a).
“Continuation Period” has the meaning set forth in Section 6.10(a).
“Continuing Employee” has the meaning set forth in Section 6.10(a).
“Contract” means any contract, agreement, lease, license, note, mortgage, indenture, arrangement or other obligation, whether oral or written (other than a Benefit Plan).
“Controlled Group Liability” means any and all material liabilities (a) under Title IV of ERISA, (b) under Section 302 of ERISA, (c) under Sections 412 and 4971 of the Code and (d) as a result of a failure to comply with the continuation coverage requirements of Section 601 et seq. of ERISA and Section 4980B of the Code.
“COVID-19” means SARS-CoV-2 or COVID-19, and any evolutions thereof or related or associated epidemics, pandemics or disease outbreaks.
“COVID-19 Measures” means any business closures or other reductions, changes to business operations, quarantine, “shelter in place,” “stay at home,” workforce reduction, social distancing, shutdown, closure, sequester, travel restriction or other similar Law, requirement, directive, pronouncement, guideline or recommendation issued by any Governmental Entity, including the Centers for Disease Control and Prevention and the World Health Organization, in each case, in connection with or in response to COVID-19.
“Debt Financing” has the meaning set forth in Section 6.6(e).
“DGCL” has the meaning set forth in the Recitals.
“Dissenting Shares” has the meaning set forth in Section 3.6(a).
“DOJ” has the meaning set forth in Section 6.5(b).
“DTC” means The Depositary Trust Company.
“D&O Insurance” has the meaning set forth in Section 6.12(b).
“Effective Time” has the meaning set forth in Section 1.3.
“Eligible Shares” has the meaning set forth in Section 2.1.
“Employee” means any current or former employee, officer, director or independent contractor (who is a natural person) of the Company or any of its Subsidiaries.
“Encumber” has the meaning set forth in Section 4.3(b).

“Encumbrance” has the meaning set forth in Section 4.3(b).
“Environmental Law” means any Law relating to: (a) the protection, investigation or restoration of the environment or natural resources, (b) the handling, use, disposal, Release or threatened Release of or exposure to any harmful or deleterious substances and (c) protection of human health and safety, including worker health and safety, from injury or threat of injury arising from any harmful or deleterious substances.
“Equity Exchange Ratio” means (a) Merger Consideration divided by (b) the average closing price, rounded to the nearest cent, per share of Parent Common Stock on the NYSE for the consecutive period of ten (10) trading days immediately preceding (but not including) the last trading day prior to the Closing Date.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
“ERISA Affiliate” means all employers (whether or not incorporated) that would be treated together with the Company or any of its Subsidiaries, as applicable, as a “single employer” within the meaning of Section 414 of the Code.
“ERISA Plans” means each Benefit Plan that is an “employee benefit plan” within the meaning of Section 3(3) of ERISA, excluding “multiemployer plans” within the meaning of Section 3(37) of ERISA.
“ESPP” has the meaning set forth in Section 2.4(d).
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Exchange Agent” has the meaning set forth in Section 3.1.
“Exchange Fund” has the meaning set forth in Section 3.1.
“Excluded Shares” means (a) the Treasury Shares and Parent Owned Shares, (b) the Dissenting Shares and (c) the Subsidiary Shares.
“FCPA” has the meaning set forth in Section 4.12(e).
“Fee Letter” has the meaning set forth in Section 5.5(a).
“Filings” has the meaning set forth in Section 4.5(a).
“Financing” has the meaning set forth in Section 5.5(a).
“Financing Documents” has the meaning set forth in Section 6.6(a).
“Financing Entities” means any Person that shall have committed to provide or arrange any financing, or any amendment or other modification of any financing, in each case, pursuant to or in connection with the Financing Documents (and the parties to any joinder agreements or any definitive documentation entered pursuant thereto or relating thereto), or that is otherwise acting as an arranger, bookrunner, underwriter, initial purchaser, placement agent, administrative or collateral agent, trustee or a similar representative in respect of, any such financing or amendment, and their respective Affiliates and their and their respective Affiliates’ officers, directors, employees, agents and representatives and their respective successors and assigns.
“Foreign Investment Laws” means any Laws or Governmental Orders that are designed or intended to provide for the review, regulation, restriction or prohibition of investments on grounds of national security, public order and/or other national or public interest.
“FTC” has the meaning set forth in Section 6.5(b).
“GAAP” has the meaning set forth in Section 4.6(e).
“Governmental Entity” means any United States, non-United States, supranational or transnational governmental (including public international organizations), quasi-governmental, regulatory or self-regulatory authority, agency, commission, body, department or instrumentality or any court, tribunal or arbitrator or other entity or subdivision thereof or other legislative, executive or judicial entity or subdivision thereof, in each case, of competent jurisdiction.
“Governmental Order” means any order, writ, judgment, temporary, preliminary or permanent injunction, decree, ruling, stipulation, determination, or award entered by or with any Governmental Entity.

“Hazardous Materials” means (a) petroleum, petroleum products and by-products, asbestos and asbestos-containing materials, polychlorinated biphenyls, mold, radioactive substances, and per- and polyfluoroalkyl substances and (b) any other chemical, material, substance, waste, pollutant or contaminant that is prohibited or regulated by or pursuant to any Environmental Law or as to which standards of conduct or liability may be imposed pursuant to Environmental Law.
“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.
“Indebtedness” means, with respect to any Person, without duplication, all obligations or undertakings by such Person (a) for borrowed money (including deposits or advances of any kind to such Person); (b) evidenced by bonds, debentures, notes or similar instruments; (c) for capitalized leases or to pay the deferred and unpaid purchase price of property or equipment; (d) pursuant to securitization or factoring programs or arrangements; (e) pursuant to guarantees and arrangements having the economic effect of a guarantee of any Indebtedness of any other Person (other than between or among any of the Company and its wholly owned Subsidiaries); (f) to maintain or cause to be maintained the financing, financial position or financial covenants of others; (g) net cash payment obligations of such Person under swaps, options, derivatives and other hedging Contracts or arrangements that will be payable upon termination thereof (assuming termination on the date of determination) or (h) letters of credit, bank guarantees and other similar Contracts or arrangements entered into by or on behalf of such Person.
“Indemnified Parties” has the meaning set forth in Section 6.12(a).
“Insurance Policies” has the meaning set forth in Section 4.17.
“Intellectual Property” means all intellectual and industrial property rights anywhere in the world (whether foreign, state or domestic, registered or unregistered), including rights arising under or with respect to: (a) patents and utility models of any kind, patent applications, including provisional applications, statutory invention registrations, inventions, discoveries and invention disclosures (whether or not patented) and any continuations, continuations-in-part, divisionals, reissues, re-examinations, substitutions and extensions thereof, (b) trademarks, service marks, trade dress, logos, Internet domain names, uniform resource locators, social and mobile media identifiers, trade names and corporate names, whether registered or unregistered, and the goodwill associated therewith, together with any registrations and applications for registration thereof, (c) copyrights, mask works, rights under copyrights and corresponding rights in industrial designs, and works of authorship (including computer software), applications, source code and object code, databases, other compilations of information, whether registered or unregistered, and any registrations, renewals and applications for registration thereof, (d) trade secrets and other rights in know-how and confidential or proprietary information, including in any technical data, specifications, designs, techniques, processes, methods, inventions, discoveries, software, algorithms and databases and the information contained therein, in each case, to the extent that it qualifies as a trade secret under applicable Law and (e) all other intellectual and industrial property rights recognized by applicable Law.
“Intervening Event” means any Effect occurring or arising after the date of this Agreement that is material to the Company and its Subsidiaries, taken as a whole, that was not known to, or reasonably foreseeable by, the Company Board as of or prior to the execution of this Agreement (or if known or reasonably foreseeable, the material consequences of which were not known or reasonably foreseeable by the Company Board), which Effect, or any material consequence thereof, becomes known to, or reasonably foreseeable by, the Company Board prior to the time the Requisite Company Vote is obtained, other than (a) any Acquisition Proposal, (b) any changes in the market price or trading volume of the Company, (c) the Company meeting, or failing to meet or exceeding published or unpublished revenue or earnings projections in each case, in and of itself, (d) any changes or conditions generally affecting the industries in which the Company and its Subsidiaries operate in, except to the extent such Effect has a disproportionate effect on the Company and its Subsidiaries, taken as a whole, relative to others in such industries in respect of the business conducted in such industries or (e) general economic conditions or securities, credit, financial or other capital markets conditions, in each case in the United States or any foreign jurisdiction in which the Company or any of its Subsidiaries operate, except to the extent such Effect has a disproportionate adverse effect on the Company and its Subsidiaries, taken as a whole, relative to others in the industries in which the Company and any of its Subsidiaries operate in respect of the business conducted in such industries; it being understood that, in the case of clauses (b) and (c), the underlying causes of the foregoing may be taken into account in determining whether an Intervening Event has occurred to the extent not otherwise excluded from this definition.
“IRS” has the meaning set forth in Section 4.10(d).

“IT Assets” means computers, software, firmware, middleware, servers, workstations, routers, hubs, switches, networks, data communications lines and all other information technology equipment and all associated documentation.
“JP Morgan” has the meaning set forth in Section 4.22.
“Knowledge” (a) with respect to the Company or any of its Subsidiaries means the knowledge of any Person listed on Section 9.7(a)(i) of the Company Disclosure Letter, in each case, following reasonable inquiry of such Person’s direct reports and (b) with respect to Parent or any of its Subsidiaries means the knowledge of Raj Ratnakar, Erik Hoover, Carmen Giannantonio, Asim Bhatia and Peter Hennessey, in each case, following reasonable inquiry of such Person’s direct reports.
“Labor Organization” has the meaning set forth in Section 4.11(a).
“Laws” means any federal, state, local, foreign, international or transnational law, statute, ordinance, common law, rule, regulation, standard, policy, judgment, determination, order, writ, injunction, decree, arbitration award, treaty, agency requirement, authorization, license or permit of any Governmental Entity.
“Leased Real Property” means all leasehold or subleasehold estates and other rights to use and occupy any land, buildings, structures, improvements, fixtures or other interest in Real Property held by the Company and any of its Subsidiaries.
“Letter of Transmittal” has the meaning set forth in Section 3.2(a).
“Licenses” means all permits, licenses, certifications, approvals, registrations, consents, authorizations, franchises, variances, exemptions and orders issued or granted by a Governmental Entity.
“Material Adverse Effect” means any effect, event, development, change, state of facts, condition, circumstance or occurrence (each, an “Effect”) that, individually or in the aggregate with all other Effects, (a) has had or would be reasonably expected to have a material adverse effect on the business, financial condition, properties, assets, business operations or results of operations of the Company and its Subsidiaries, taken as a whole or (b) would or would reasonably be expected to prevent, materially delay or materially impair the ability of the Company to consummate the Merger; provided, however, in the case of clause (a) no Effect arising out of or resulting from any of the following shall be deemed either alone or in combination to constitute a Material Adverse Effect: (i) changes or conditions generally affecting the industries in which the Company and any of its Subsidiaries operate, (ii) general economic or political conditions or securities, credit, financial or other capital markets conditions, in each case in the United States or any foreign jurisdiction in which the Company or any of its Subsidiaries operate, (iii) any failure, in and of itself, by the Company to meet any internal or published projections, forecasts, estimates or predictions in respect of revenues, earnings or other financial or operating metrics for any period (it being understood that the facts or occurrences giving rise to or contributing to such failure may be deemed to constitute, or be taken into account in determining whether there has been, or is reasonably expected to be, a Material Adverse Effect, to the extent not excluded by this definition), (iv) consequences resulting from the execution and delivery of this Agreement or the public announcement or pendency of the transactions contemplated hereby or the identity of Parent (or any of its Affiliates) as the acquiror of the Company, including any impact thereof on the relationships, contractual or otherwise, of the Company or any of its Subsidiaries with employees, labor unions, works councils, customers, suppliers, joint venture parties, or other business partners (provided that, the exceptions in the foregoing clause (iv) shall not apply with respect to any representation or warranty that is intended to address the consequences of the execution or delivery of this Agreement, the performance of obligations hereunder or the consummation of the transactions contemplated hereby), (v) any change, in and of itself, in the market price or trading volume of the Company’s securities or in its credit ratings (it being understood that the facts or occurrences giving rise to or contributing to such change may be deemed to constitute, or be taken into account in determining whether there has been, or is reasonably expected to be, a Material Adverse Effect, to the extent not excluded by this definition), (vi) any change in Law applicable to the Company or its Subsidiaries or their respective businesses or GAAP (or authoritative interpretation thereof), (vii) geopolitical conditions, the outbreak or escalation of hostilities, any acts of war (whether or not declared), sabotage or terrorism or any escalation or worsening of any such acts of war, sabotage or terrorism threatened or underway as of the date of this Agreement, (viii) any hurricane, tornado, flood, earthquake or other natural disaster, (ix) any pandemics (including COVID-19 and any variants/mutations thereof or any COVID-19 Measures), epidemics and any general worsening of the foregoing, (x) any actions required to be taken by the Company or any of its Subsidiaries (other than the Company’s obligations under Section 6.1(a)) pursuant to this Agreement or taken with Parent’s prior written consent or (xi) any Transaction Litigation, except, in the case of clauses (i), (ii), (vi), (vii), (viii) and (ix) to the extent such Effect has a disproportionate adverse effect on the Company and its Subsidiaries, taken as a whole, relative to others in the industries in which the Company and of its Subsidiaries operate in respect of the business conducted in such industries.
“Material Contract” has the meaning set forth in Section 4.18(a)(xiv).
“MBCA” has the meaning set forth in the Recitals.
“Merger” has the meaning set forth in the Recitals.
“Merger Consideration” has the meaning set forth in Section 2.1.
“Merger Sub” has the meaning set forth in the Preamble.
“Non-DTC Book-Entry Share” has the meaning set forth in Section 3.2(a).
“Non-U.S. Benefit Plans” has the meaning set forth in Section 4.10(a).
“NYSE” means the New York Stock Exchange, Inc.
“OFAC” has the meaning set forth in Section 4.12(d).
“Ordinary Course of Business” means, with respect to any Person, the conduct by a Person of the relevant business in the ordinary course consistent with past practice.
“Organizational Documents” means (a) with respect to any Person that is a corporation, its articles or certificate of organization or incorporation, memorandum and articles of association, as applicable, and bylaws, or comparable documents, (b) with respect to any Person that is a partnership, its certificate of partnership and partnership agreement, or comparable documents, (c) with respect to any Person that is a limited liability company, its certificate of formation and limited liability company or operating agreement, or comparable documents, (d) with respect to any Person that is a trust or other entity, its declaration or agreement of trust or other constituent document or comparable documents and (e) with respect to any other Person that is not an individual, its comparable organizational documents.
“Outside Counsel Only Material” has the meaning set forth in Section 6.7(b).
“Outside Date” has the meaning set forth in Section 8.2(a).
“Owned Real Property” means all land, together with all buildings, structures, improvements and fixtures located thereon, and all easements and other rights and interests appurtenant thereto, owned by the Company and any of its Subsidiaries.
“Parent” has the meaning set forth in the Preamble.
“Parent Common Stock” means the common stock of Parent, par value $0.01 per share.
“Parent RSU” has the meaning set forth in Section 2.4(b).
“Parties” has the meaning set forth in the Preamble.
“Payment Obligations” has the meaning set forth in Section 5.5(c).
“Payoff Amount” has the meaning set forth in Section 6.6(i).
“Permitted Encumbrances” means (a) mechanics’, materialmen’s, carriers’, workmen’s, repairmen’s, vendors’, operators’ or other like Encumbrances, if any, arising or incurred in the Ordinary Course of Business that (i) relate to obligations as to which there is no default on the part of the Company or any of its Subsidiaries or (ii) are being contested in good faith through appropriate Proceedings; (b) Encumbrances arising under original purchase price conditional sales contracts and equipment leases with third parties entered into in the Ordinary Course of Business; (c) Rights-of-Way, covenants, conditions, restrictions, easements and other similar matters of record affecting title and other title defects of record or Encumbrances (other than those constituting Encumbrances for the payment of Indebtedness), if any, that do not or would not, individually or in the aggregate, impair in any material respect the use or occupancy of the assets of the Company and its Subsidiaries, taken as a whole; (d) Encumbrances for Taxes or other governmental charges that are not yet due or payable or that are being contested in good faith through appropriate Proceedings and for which adequate reserves have been established in accordance with GAAP;

(e) Encumbrances supporting surety bonds, performance bonds and similar obligations issued in the Ordinary Course of Business in connection with the businesses of the Company and its Subsidiaries; (f) Encumbrances not created by the Company or its Subsidiaries that affect the underlying fee interest of a Leased Real Property; (g) Encumbrances that are disclosed on the most recent consolidated balance sheet of the Party included in the Reports or notes thereto or securing liabilities reflected on such balance sheet; (h) Encumbrances arising under or pursuant to the Organizational Documents of the Company or any of its Subsidiaries; (i) with respect to Rights-of-Way, any restrictions set forth in a granting instrument or in another executed agreement that is of public record or is one to which the Company or any of its Subsidiaries otherwise has access; (j) Encumbrances resulting from any facts or circumstances relating to Parent or any of its Affiliates; (k) Encumbrances that do not and would not reasonably be expected to materially impair the continued use of Owned Real Property or Leased Real Property as presently operated; (l) non-exclusive licenses to Intellectual Property; (m) restrictions or exclusions that would be shown by a current title report or other similar report or an accurate survey or physical inspection of the property; (n) zoning, entitlement, building and other land use regulations imposed by governmental agencies having jurisdiction over the Real Property that are not violated by the current use and operation of the Real Property; and (o) specified Encumbrances described in Section 9.7(a)(ii) of the Company Disclosure Letter.
“Person” means an individual, corporation (including not-for-profit), Governmental Entity, general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, unincorporated organization, other entity of any kind or nature or group (as defined in Section 13(d)(3) of the Exchange Act).
“Personal Data” means a natural person’s name, street address, telephone number, e-mail address, photograph, identification number, social security number, government-issued identifier or tax identification number, driver’s license number, passport number, credit card number, bank information, Internet protocol address, device identifier or any other piece of information that, alone or together with other information held by the Company and its Subsidiaries, allows the identification of a natural person.
“Post-Signing Company RSU” has the meaning set forth in Section 2.4(b).
“Proceeding” means any action, cause of action, claim, demand, litigation, suit, grievance, citation, summons, subpoena, inquiry, audit, hearing, originating application to a tribunal, arbitration or other similar proceeding of any nature, civil, criminal, regulatory, administrative or otherwise, whether in equity or at law, in contract, in tort or otherwise.
“Proxy Statement” has the meaning set forth in Section 6.3(a).
“Real Property” means, collectively, the Owned Real Property and the Leased Real Property.
“Registered Intellectual Property” means all Intellectual Property owned by the Company and its Subsidiaries that is registered, recorded or filed under the authority of, with or by any Governmental Entity or Internet domain name registrar in any jurisdiction, including pending applications for any of the foregoing.
“Regulatory Remedy” has the meaning set forth in Section 6.5(d).
“Regulatory Termination Fee” means an amount in cash equal to $162,500,000.
“Release” means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing, or arranging for disposal, into the indoor or outdoor environment.
“Relevant Legal Restraint” has the meaning set forth in Section 7.1(c).
“Reports” has the meaning set forth in Section 4.6(a).
“Representatives” means, with respect to any Person, such Person’s directors, officers, employees, investment bankers, attorneys, accountants and other advisors or representatives.
“Requisite Company Vote” has the meaning set forth in Section 4.4.
“Requisite Regulatory Approvals” has the meaning set forth in Section 7.1(b).
“Rights-of-Way” means easements, licenses, rights-of-way, permits, servitudes, leasehold estates, instruments creating an interest in real property and other similar real estate interests.
“Sarbanes-Oxley Act” has the meaning set forth in Section 4.6(a).

“SEC” the Securities and Exchange Commission.
“Securities Act” means the Securities Act of 1933, as amended.
“Significant Subsidiary” has the meaning ascribed to such term in Rule 1.02(w) of Regulation S-X promulgated pursuant to the Exchange Act.
“Subsidiary” means, with respect to any Person, any other Person of which (a) at least a majority of the securities or ownership interests of such other Person is directly or indirectly owned or controlled by such Person or (b) the power to vote or direct voting of sufficient voting securities, other voting rights or voting partner interests to elect a majority of the board of directors or other persons performing similar functions is directly or indirectly owned or controlled by such Person or by one or more of its Subsidiaries.
“Subsidiary Shares” means any shares of Company Capital Stock owned by any direct or indirect Subsidiary of Parent or the Company, in each case excluding any such shares of Company Capital Stock owned by a Benefit Plan or held on behalf of third parties.
“Superior Proposal” means a bona fide written Acquisition Proposal (except that the references in the definition thereof to “twenty percent (20%) or more” shall be deemed to be references to “fifty percent (50%) or more”) made after the date of this Agreement that the Company Board has determined in good faith, after consultation with its outside legal counsel and its financial advisor (a) would result in a transaction more favorable from a financial point of view to the Company’s shareholders than the Transactions and (b) is reasonably likely to be consummated on the terms proposed, in each case of clauses (a) and (b), taking into account all factors the Company Board deems relevant, including any legal, financial, regulatory and shareholder approval requirements, the existence of a financing contingency, the timing of closing and any revisions to the terms of this Agreement proposed by Parent pursuant to Section 6.2(e)(ii).
“Surviving Corporation” has the meaning set forth in Section 1.1.
“Tail Period” has the meaning set forth in Section 6.12(b).
“Takeover Statute” has the meaning set forth in Section 4.13.
“Tax” means (i) all federal, state, local and foreign income, windfall or other profits, franchise, gross receipts, environmental, customs duty, capital stock, severances, stamp, transfer, payroll, sales, employment, unemployment, disability, use, property, withholding, excise, production, value added, escheat, unclaimed property, occupancy and other taxes, duties or assessments in the nature of a tax, together with all interest, penalties and additions imposed with respect to such amounts and any interest in respect of such penalties and additions and (ii) any liability for the payment of any amounts described in clause (i) of this definition as a result of being a member of an affiliated, consolidated, combined, unitary or similar group, as a result of transferor or successor liability, by contract, the operation of Law or otherwise.
“Tax Return” means all returns and reports (including elections, declarations, disclosures, schedules, estimates and information returns) supplied to or required to be supplied to a Tax authority relating to Taxes.
“Transaction Litigation” has the meaning set forth in Section 6.15.
“Transactions” has the meaning set forth in the Recitals.
“Treasury Regulation” means Part 1 of Title 26, Chapter I, Subchapter A of the Code of Federal Regulations.
“Treasury Shares and Parent Owned Shares” means any shares of Company Capital Stock owned by the Company, Parent or Merger Sub in each case excluding any such shares of Company Capital Stock owned by a Benefit Plan or held on behalf of third parties.
“U.S. Government Contract” has the meaning set forth in Section 4.18(a)(xiii).
“Willful Breach” means a material breach of a covenant or agreement set forth in this Agreement that is the result of a willful or intentional act or failure to act where the breaching party knows, or would reasonably be expected to have known, that such act or failure to act might result in, or would reasonably be expected to result in, a material breach of a covenant or agreement set forth in this Agreement.

(b) The following terms are defined elsewhere in this Agreement, as indicated below:
Agreement  Preamble
Alternative Acquisition Agreement  6.2(e)(i)(E)
Alternative Acquisition Structure Election  6.18
Alternative Financing  6.6(d)
Applicable Date  4.6(a)
Approvals  4.5(a)
Articles of Merger  1.3
Bankruptcy and Equity Exception  4.4
Board Recommendation Notice  6.2(e)(ii)
Book-Entry Share  2.2
Burdensome Effect  6.5(e)
Bylaws  1.5(b)
Certificate  2.2
Certificate of Merger  1.3
Change of Recommendation  6.2(e)(i)(E)
Charter  1.5(a)
Chosen Court  9.4(b)
Closing  1.2
Closing Date  1.2
Commitment Letter  5.5(a)
Commitment Papers  5.5(a)
Company  Preamble
Company Board  Recitals
Company Capital Stock  Recitals
Company Disclosure Letter  Article IV
Company Equity Awards  2.4(e)
Company PSU  2.4(c)
Company Recommendation  4.22
Company RSU  2.4(a)
Confidentiality Agreement  9.8
Consents  6.5(a)
Continuation Period  6.10(a)
Continuing Employee  6.10(a)
D&O Insurance  6.12(b)
Debt Financing  6.6(e)
DGCL  Recitals

Dissenting Shares  3.6(a)
DOJ  6.5(b)
Effective Time  1.3
Eligible Shares  2.1
Encumber  4.3(b)
Encumbrance  4.3(b)
ESPP  2.4(d)
Exchange Agent  3.1
Exchange Fund  3.1
FCPA  4.12(e)
Fee Letter  5.5(a)
Filings  4.5(a)
Financing  5.5(a)
Financing Documents  6.6(a)
four (4) Business Days  6.2(e)(ii)
FTC  6.5(b)
GAAP  4.6(e)
Indemnified Parties  6.12(a)
Insurance Policies  4.17
IRS  4.10(d)
JP Morgan  4.22
Labor Organization  4.11(a)
Letter of Transmittal  3.2(a)
Material Contract  4.18(a)(xiv)
MBCA  Recitals
Merger  Recitals
Merger Consideration  2.1
Merger Sub  Preamble
Non-DTC Book-Entry Share  3.2(a)
Non-U.S. Benefit Plans  4.10(a)
OFAC  4.12(d)
Outside Counsel Only Material  6.7(b)
Outside Date  8.2(a)
Parent  Preamble
Parent RSU  2.4(b)
Parties  Preamble
Party  Preamble

Payment Obligations  5.5(c)
Payoff Amount  6.6(i)
Post-Signing Company RSU  2.4(b)
Proxy Statement  6.3(a)
Regulatory Remedy  6.5(d)
Relevant Legal Restraint  7.1(c)
Reports  4.6(a)
Requisite Company Vote  4.4
Requisite Regulatory Approvals  7.1(b)
Sarbanes-Oxley Act  4.6(a)
Surviving Corporation  1.1
Tail Period  6.12(b)
Takeover Statute  4.13
Transaction Litigation  6.15
Transactions  Recitals
U.S. Government Contract  4.18(a)(xiii)
9.8 Entire Agreement. This Agreement (including any exhibits hereto), the Company Disclosure Letter and the Confidentiality Agreement, dated as of October 13, 2021, between the Company and Parent (as amended from time to time, the “Confidentiality Agreement”) constitute the entire agreement among the Parties with respect to the subject matter of this Agreement and supersedes all prior and contemporaneous agreements, negotiations, understandings and representations and warranties, whether oral or written, with respect to such matters, except for the Confidentiality Agreement, which shall remain in full force and effect until the Closing.
9.9 Third-Party Beneficiaries. The Company and Parent hereby agree that their respective representations, warranties and covenants set forth in this Agreement are solely for the benefit of the other Parties hereto, in accordance with and subject to the terms of this Agreement, and this Agreement is not intended to, and does not, confer upon any Person other than Parent, Merger Sub, the Company and their respective successors, legal representatives and permitted assigns any rights or remedies, express or implied, hereunder, including the right to rely upon the representations and warranties set forth in this Agreement, except with respect to (a) Section 6.12 (Indemnification; Directors’ and Officers’ Insurance) and Section 9.15 (Financing Parties) and (b) after the Effective Time, the provisions of Article II relating to the payment of the Merger Consideration which shall inure to the benefit of, and be enforceable by, holders of Company Capital Stock and Company Equity Awards as of immediately prior to the Effective Time to the extent necessary to receive the consideration and amounts due to such Persons thereunder. The representations and warranties in this Agreement are the product of negotiations among the Parties. Any inaccuracies in such representations and warranties are subject to waiver by the Parties in accordance with Section 9.2 without notice or liability to any other Person. In some instances, the representations and warranties in this Agreement may represent an allocation among the Parties of risks associated with particular matters regardless of the knowledge of any of the Parties. Consequently, Persons other than the Parties may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date.
9.10 Fulfillment of Obligations. Whenever this Agreement requires a Subsidiary of Parent to take any action, such requirement shall be deemed to include an undertaking on the part of Parent to cause such Subsidiary to take such action and, after the Effective Time, on the part of the Surviving Corporation to cause such Subsidiary to take such action. Whenever this Agreement requires a Subsidiary of the Company to take any action, such requirement shall be deemed to include an undertaking on the part of the Company to cause such Subsidiary to take such action. Any obligation of one Party to another Party under this Agreement, which obligation is performed, satisfied or fulfilled by an Affiliate of such Party, shall be deemed to have been performed, satisfied or fulfilled by such Party.

9.11 Non-Recourse. Unless expressly agreed to otherwise by the Parties in writing, this Agreement may only be enforced against, and any Proceeding in connection with, arising out of or otherwise resulting from this Agreement, any instrument or other document delivered pursuant to this Agreement or the transactions may only be brought against the Persons expressly named as Parties and then only with respect to the specific obligations set forth herein with respect to such Party. No past, present or future director, Employee (including any officer), incorporator, manager, member, partner, shareholder, other equity holder or Persons in a similar capacity, controlling person, Affiliate or other Representative of any Party or of any Affiliate of any Party, or any of their respective successors, Representatives and permitted assigns, shall have any liability or other obligation for any obligation of any Party under this Agreement or for any Proceeding in connection with, arising out of or otherwise resulting from this Agreement, any instrument or other document delivered pursuant to this Agreement or the Transactions.
9.12 Severability. The provisions of this Agreement shall be deemed severable and the illegality, invalidity or unenforceability of any provision shall not affect the legality, validity or enforceability of the other provisions of this Agreement. If any provision of this Agreement, or the application of such provision to any Person or any circumstance, is illegal, invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, insofar as may be legal, valid and enforceable, the intent and purpose of such illegal, invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such illegality, invalidity or unenforceability, nor shall such illegality, invalidity or unenforceability affect the legality, validity or enforceability of such provision, or the application of such provision, in any other jurisdiction.
9.13 Interpretation; Construction.
(a) The table of contents and headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof. All article, section, subsection, schedule, annex and exhibit references used in this Agreement are to articles, sections, subsections, schedules, annexes and exhibits to this Agreement unless otherwise specified. The exhibits, schedules and annexes attached to this Agreement constitute a part of this Agreement and are incorporated herein for all purposes.
(b) If a term is defined as one part of speech (such as a noun), it shall have a corresponding meaning when used as another part of speech (such as a verb). Unless the context of this Agreement clearly requires otherwise, words importing the masculine gender shall include the feminine and neutral genders and vice versa. The words “includes” or “including” shall mean “including without limitation,” the words “hereof,” “hereby,” “herein,” “hereunder” and similar terms in this Agreement shall refer to this Agreement as a whole and not any particular section or article in which such words appear and any reference to a Law shall include any rules and regulations promulgated thereunder, and any reference to any Law in this Agreement shall only be a reference to such Law as of the date of this Agreement. Currency amounts referenced herein are in U.S. Dollars.
(c) Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified. Whenever any action must be taken hereunder on or by a day that is not a Business Day, then such action may be validly taken on or by the next day that is a Business Day.
(d) All accounting terms used herein and not expressly defined herein shall have the meanings given to them under GAAP.
(e) The Parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement.
9.14 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors, legal representatives and permitted assigns. No Party may assign any of its rights or delegate any of its obligations under this Agreement, in whole or in part, by operation of Law or otherwise, directly or indirectly, without the prior written consent of the other Parties; provided, however, that Parent may designate, by prior written notice to the Company, another wholly-owned direct or indirect subsidiary of Parent to be a constituent corporation in the Merger in lieu of Merger Sub, in which event all references herein to Merger Sub shall be deemed references to such other subsidiary, except that all representations and warranties made herein with respect to Merger Sub as of the date of this Agreement shall be deemed representations and warranties made with respect to such other subsidiary as of the date of such designation;

provided, that any such designation shall not (i) relieve Parent or Merger Sub of any of its obligations hereunder, (ii) impede or delay the consummation of the Transactions or (iii) otherwise impede or impact the rights of the shareholders of the Company under this Agreement. Any purported assignment in violation of this Agreement is void.
9.15 Financing Parties. Notwithstanding anything in this Agreement to the contrary, but in all cases subject to and without in any way limiting the rights and claims of Parent and/or any of its Subsidiaries under and pursuant to the Financing Documents, each of the Company and Parent, on behalf of itself, its Subsidiaries and each of its controlled Affiliates, hereby:
(a) agrees that any Proceeding, whether in law or in equity, whether in contract or in tort or otherwise, involving the Financing Entities in any way arising out of or relating to this Agreement, the Financing Documents or any of the transactions contemplated hereby or thereby or the performance of any services thereunder shall be subject to the exclusive jurisdiction of, and shall be brought and heard and determined exclusively in, any Federal court of the United States of America sitting in the Borough of Manhattan (and appellate courts thereof) or, if that court does not have subject matter jurisdiction, in any state court located in the City and County of New York, and any appellate court thereof, and each party hereto irrevocably submits itself and its property with respect to any such Proceeding to the exclusive jurisdiction of such courts;
(b) agrees that any such Proceeding shall be governed by the laws of the State of New York (without giving effect to any conflicts of law principles that would result in the application of the laws of another state), except as otherwise expressly provided in the Financing Documents;
(c) agrees not to bring or support or permit any of its controlled Affiliates to bring or support any Proceeding of any kind or description, whether in law or in equity, whether in contract or in tort or otherwise, against any Financing Entity in any way arising out of or relating to this Agreement, the Financing Documents or any of the transactions contemplated hereby or thereby or the performance of any services thereunder in any forum other than any Federal court of the United States of America sitting in the Borough of Manhattan (and appellate courts thereof) or, if that court does not have subject matter jurisdiction, in any state court located in the City and County of New York, and any appellate court thereof;
(d) agrees that service of process upon such Party, its Subsidiaries or its controlled Affiliates in any such Proceeding shall be effective if notice is given in accordance with Section 9.6;
(e) irrevocably waives, to the fullest extent that it may effectively do so, the defense of an inconvenient forum to the maintenance of such Proceeding in any such court;
(f) KNOWINGLY, INTENTIONALLY AND VOLUNTARILY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW TRIAL BY JURY IN ANY PROCEEDING BROUGHT AGAINST THE FINANCING ENTITIES IN ANY WAY ARISING OUT OF OR RELATING TO, THIS AGREEMENT, THE FINANCING DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY OR THE PERFORMANCE OF ANY SERVICES THEREUNDER;
(g) agrees that none of the Financing Entities will have any liability to the Company or any of its Subsidiaries or any of its Affiliates or Representatives in any way relating to or arising out of this Agreement or any Financing Documents, or any of the transactions contemplated hereby or thereby or the performance of any services thereunder, whether in law or in equity, whether in contract or in tort or otherwise;
(h) agrees that the Financing Entities are express third party beneficiaries of, and may enforce, Section 8.5(d) this Section 9.15 and any of the provisions in this Agreement reflecting the agreements in Section 8.5(d) and this Section 9.15; and
(i) agrees that the provisions in Section 8.5(d), this Section 9.15 and the definition of “Financing Entities” (and any other definition set forth in, or any other provision of, this Agreement to the extent that an amendment, waiver or other modification of such definition or other provision would amend, waive or otherwise modify the substance of Section 8.5(d), this Section 9.15 or the definition of “Financing Entities”) shall not be amended, waived or otherwise modified, in each case, in any way adverse to the rights of any Financing Entity without the prior written consent of such Financing Entity (and any such amendment, waiver or other modification without such prior written consent shall be null and void).

[Signature pages follow.]

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the Parties as of the date first written above.
DUPONT DE NEMOURS, INC.

By	/s/ Raj Ratnaker
	Name:	Raj Ratnaker
	Title:	Senior Vice President and Chief Strategy Officer
[Signature Page to Merger Agreement]

CARDINALIS MERGER SUB, INC.

By	/s/ Erik T. Hoover
	Name:	Erik T. Hoover
	Title:	Senior Vice President and General Counsel
[Signature Page to Merger Agreement]

ROGERS CORPORATION

By	/s/ Bruce D. Hoechner
	Name:	Bruce D. Hoechner
	Title:	President and Chief Executive Officer
[Signature Page to Merger Agreement]

ANNEX B
OPINION OF J.P. MORGAN

November 1, 2021
The Board of Directors
Rogers Corporation
2225 West Chandler Boulevard
Chandler, Arizona 85224
Members of the Board of Directors:
You have requested our opinion as to the fairness, from a financial point of view, to the holders of shares of capital stock, par value $1.00 per share (the “Company Capital Stock”), of Rogers Corporation (the “Company”) of the consideration to be paid to such holders in the proposed merger (the “Transaction”) of the Company with a wholly-owned subsidiary of Dupont de Nemours, Inc. (the “Acquiror”). Pursuant to the Agreement and Plan of Merger dated as of November 1, 2021 (the “Agreement”), among the Company, the Acquiror and its wholly-owned subsidiary (the “Acquisition Sub”), the Company will become a wholly-owned subsidiary of the Acquiror, and each outstanding share of Company Capital Stock, other than shares of Company Capital Stock held in treasury or owned by the Acquiror and its affiliates and Excluded Shares (as defined in the Agreement), will be converted into the right to receive $277.00 per share in cash, without interest thereon (the “Merger Consideration”).
In connection with preparing our opinion, we have (i) reviewed a draft dated November 1, 2021 of the Agreement; (ii) reviewed certain publicly available business and financial information concerning the Company and the industries in which it operates; (iii) compared the proposed financial terms of the Transaction with the publicly available financial terms of certain transactions involving companies we deemed relevant and the consideration paid for such companies; (iv) compared the financial and operating performance of the Company with publicly available information concerning certain other companies we deemed relevant and reviewed the current and historical market prices of the Company Capital Stock and certain publicly traded securities of such other companies; (v) reviewed certain internal financial analyses and forecasts prepared by or at the direction of the management of the Company relating to its business; and (vi) performed such other financial studies and analyses and considered such other information as we deemed appropriate for the purposes of this opinion.
In addition, we have held discussions with certain members of the management of the Company with respect to certain aspects of the Transaction, and the past and current business operations of the Company, the financial condition and future prospects and operations of the Company, and certain other matters we believed necessary or appropriate to our inquiry.
In giving our opinion, we have relied upon and assumed the accuracy and completeness of all information that was publicly available or was furnished to or discussed with us by the Company or otherwise reviewed by or for us. We have not independently verified any such information or its accuracy or completeness and, pursuant to our engagement letter with the Company, we did not assume any obligation to undertake any such independent verification. We have not conducted or been provided with any valuation or appraisal of any assets or liabilities, nor have we evaluated the solvency of the Company, Acquiror or the Acquisition Sub under any state or federal laws relating to bankruptcy, insolvency or similar matters. In relying on financial analyses and forecasts provided to us or derived therefrom, we have assumed that they have been reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by the Company’s management as to the expected future results of operations and financial condition of the Company to which such analyses or forecasts relate. We express no view as to such analyses or forecasts or the assumptions on which they were based. We have also assumed that the Transaction and the other transactions contemplated by the Agreement will be consummated as described in the Agreement, and that the definitive Agreement will not differ in any material respects from the draft thereof furnished to us. We have also assumed that the representations and warranties made by the Company, Acquiror and the Acquisition Sub in the Agreement and the related agreements are and will be true and correct in all respects material to our analysis. We are not legal, regulatory or tax experts and have relied on the assessments made by advisors to the Company with respect to such issues. We have further assumed that all material governmental, regulatory or other
B-1

consents and approvals necessary for the consummation of the Transaction will be obtained without any adverse effect on the Company or on the contemplated benefits of the Transaction.
Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. It should be understood that subsequent developments may affect this opinion and that we do not have any obligation to update, revise, or reaffirm this opinion. Our opinion is limited to the fairness, from a financial point of view, of the Merger Consideration to be paid to the holders of shares of Company Capital Stock in the proposed Transaction and we express no opinion as to the fairness of any consideration paid in connection with the Transaction to the holders of any other class of securities, creditors or other constituencies of the Company or as to the underlying decision by the Company to engage in the Transaction. Furthermore, we express no opinion with respect to the amount or nature of any compensation to any officers, directors, or employees of any party to the Transaction, or any class of such persons relative to the Merger Consideration to be paid to the holders of shares of Company Capital Stock in the Transaction or with respect to the fairness of any such compensation.
We have acted as financial advisor to the Company with respect to the proposed Transaction and will receive a fee from the Company for our services, a substantial portion of which will become payable only if the proposed Transaction is consummated. In addition, the Company has agreed to indemnify us for certain liabilities arising out of our engagement. During the two years preceding the date of this letter, we and our affiliates have had commercial or investment banking relationships with the Company and Acquiror, for which we and such affiliates have received customary compensation. Such services during such period for the Company have included acting as joint lead arranger and joint bookrunner on the Company’s credit facility in October 2020. Such services during such period for the Acquiror have included acting as joint lead arranger and joint bookrunner on credit facilities of the Acquiror in April 2020 and April 2021, acting as joint lead bookrunner on the Acquiror’s offering of debt securities in April 2020 and acting as the Acquiror’s financial advisor in connection with the separation and merger of the Acquiror’s Nutrition and Biosciences business in February 2021 and the Acquiror’s acquisition of Laird Performance Materials in July 2021. In addition, our commercial banking affiliate is an agent bank and a lender under outstanding credit facilities of the Company and the Acquiror for which it receives customary compensation or other financial benefits. In addition, we and our affiliates hold, on a proprietary basis, less than 1% of the outstanding capital stock and common stock of each of the Company and the Acquiror, respectively. In the ordinary course of our businesses, we and our affiliates may actively trade the debt and equity securities or financial instruments (including derivatives, bank loans or other obligations) of the Company or the Acquiror for our own account or for the accounts of customers and, accordingly, we may at any time hold long or short positions in such securities or other financial instruments.
On the basis of and subject to the foregoing, it is our opinion as of the date hereof that the Merger Consideration to be paid to the holders of shares of Company Capital Stock in the proposed Transaction is fair, from a financial point of view, to such holders.
The issuance of this opinion has been approved by a fairness opinion committee of J.P. Morgan Securities LLC. This letter is provided to the Board of Directors of the Company (in its capacity as such) in connection with and for the purposes of its evaluation of the Transaction. This opinion does not constitute a recommendation to any shareholder of the Company as to how such shareholder should vote with respect to the Transaction or any other matter. This opinion may not be disclosed, referred to, or communicated (in whole or in part) to any third party for any purpose whatsoever except with our prior written approval. This opinion may be reproduced in full in any proxy or information statement mailed to shareholders of the Company but may not otherwise be disclosed publicly in any manner without our prior written approval.
Very truly yours,
J.P. MORGAN SECURITIES LLC
J.P. Morgan Securities LLC
B-2

ANNEX C
PART 13 OF THE MASSACHUSETTS BUSINESS CORPORATION ACT
Section 13.01. DEFINITIONS
In this PART the following words shall have the following meanings unless the context requires otherwise:
“Affiliate”, any person that directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control of or with another person.
“Beneficial shareholder”, the person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.
“Corporation”, the issuer of the shares held by a shareholder demanding appraisal and, for matters covered in sections 13.22 to 13.31, inclusive, includes the surviving entity in a merger.
“Fair value”, with respect to shares being appraised, the value of the shares immediately before the effective date of the corporate action to which the shareholder demanding appraisal objects, excluding any element of value arising from the expectation or accomplishment of the proposed corporate action unless exclusion would be inequitable.
“Interest”, interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at a rate that is fair and equitable under all the circumstances.
“Marketable securities”, securities held of record by, or by financial intermediaries or depositories on behalf of, at least 1,000 persons and which were
(a) listed on a national securities exchange,
(b) designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc., or
(c) listed on a regional securities exchange or traded in an interdealer quotation system or other trading system and had at least 250,000 outstanding shares, exclusive of shares held by officers, directors and affiliates, which have a market value of at least $5,000,000.
“Officer”, the chief executive officer, president, chief operating officer, chief financial officer, and any vice president in charge of a principal business unit or function of the issuer.
“Person”, any individual, corporation, partnership, unincorporated association or other entity.
“Record shareholder”, the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.
“Shareholder”, the record shareholder or the beneficial shareholder.
Section 13.02. RIGHT TO APPRAISAL
(a) A shareholder is entitled to appraisal rights, and obtain payment of the fair value of his shares in the event of, any of the following corporate or other actions:
(1) consummation of a plan of merger to which the corporation is a party if shareholder approval is required for the merger by section 11.04 or the articles of organization or if the corporation is a subsidiary that is merged with its parent under section 11.05, unless, in either case, (A) all shareholders are to receive only cash for their shares in amounts equal to what they would receive upon a dissolution of the corporation or, in the case of shareholders already holding marketable securities in the merging corporation, only marketable securities of the surviving corporation and/or cash and (B) no director, officer or controlling shareholder has a direct or indirect material financial interest in the merger other than in his capacity as (i) a shareholder of the corporation, (ii) a director, officer, employee or consultant of either the merging or the surviving corporation or of any affiliate of the surviving corporation if his financial interest is pursuant to bona fide arrangements with either corporation or any such affiliate, or (iii) in any other capacity so long as the shareholder owns not more than five percent of the voting shares of all classes and series of the corporation in the aggregate;

(2) consummation of a plan of share exchange in which his shares are included unless: (A) both his existing shares and the shares, obligations or other securities to be acquired are marketable securities; and (B) no director, officer or controlling shareholder has a direct or indirect material financial interest in the share exchange other than in his capacity as (i) a shareholder of the corporation whose shares are to be exchanged, (ii) a director, officer, employee or consultant of either the corporation whose shares are to be exchanged or the acquiring corporation or of any affiliate of the acquiring corporation if his financial interest is pursuant to bona fide arrangements with either corporation or any such affiliate, or (iii) in any other capacity so long as the shareholder owns not more than five percent of the voting shares of all classes and series of the corporation whose shares are to be exchanged in the aggregate;
(3) consummation of a sale or exchange of all, or substantially all, of the property of the corporation if the sale or exchange is subject to section 12.02, or a sale or exchange of all, or substantially all, of the property of a corporation in dissolution, unless:
(i) his shares are then redeemable by the corporation at a price not greater than the cash to be received in exchange for his shares; or
(ii) the sale or exchange is pursuant to court order; or
(iii) in the case of a sale or exchange of all or substantially all the property of the corporation subject to section 12.02, approval of shareholders for the sale or exchange is conditioned upon the dissolution of the corporation and the distribution in cash or, if his shares are marketable securities, in marketable securities and/or cash, of substantially all of its net assets, in excess of a reasonable amount reserved to meet unknown claims under section 14.07, to the shareholders in accordance with their respective interests within one year after the sale or exchange and no director, officer or controlling shareholder has a direct or indirect material financial interest in the sale or exchange other than in his capacity as (i) a shareholder of the corporation, (ii) a director, officer, employee or consultant of either the corporation or the acquiring corporation or of any affiliate of the acquiring corporation if his financial interest is pursuant to bona fide arrangements with either corporation or any such affiliate, or (iii) in any other capacity so long as the shareholder owns not more than five percent of the voting shares of all classes and series of the corporation in the aggregate;
(4) an amendment of the articles of organization that materially and adversely affects rights in respect of a shareholder’s shares because it:
(i) creates, alters or abolishes the stated rights or preferences of the shares with respect to distributions or to dissolution, including making non-cumulative in whole or in part a dividend theretofore stated as cumulative;
(ii) creates, alters or abolishes a stated right in respect of conversion or redemption, including any provision relating to any sinking fund or purchase, of the shares;
(iii) alters or abolishes a preemptive right of the holder of the shares to acquire shares or other securities;
(iv) excludes or limits the right of the holder of the shares to vote on any matter, or to cumulate votes, except as such right may be limited by voting rights given to new shares then being authorized of an existing or new class; or
(v) reduces the number of shares owned by the shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under section 6.04;
(5) an amendment of the articles of organization or of the bylaws or the entering into by the corporation of any agreement to which the shareholder is not a party that adds restrictions on the transfer or registration or any outstanding shares held by the shareholder or amends any pre-existing restrictions on the transfer or registration of his shares in a manner which is materially adverse to the ability of the shareholder to transfer his shares;
(6) any corporate action taken pursuant to a shareholder vote to the extent the articles of organization, bylaws or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to appraisal;
(7) consummation of a conversion of the corporation to nonprofit status pursuant to subdivision B of PART 9; or
(8) consummation of a conversion of the corporation into a form of other entity pursuant to subdivision D of PART 9.

(b) Except as otherwise provided in subsection (a) of section 13.03, in the event of corporate action specified in clauses (1), (2), (3), (7) or (8) of subsection (a), a shareholder may assert appraisal rights only if he seeks them with respect to all of his shares of whatever class or series.
(c) Except as otherwise provided in subsection (a) of section 13.03, in the event of an amendment to the articles of organization specified in clause (4) of subsection (a) or in the event of an amendment of the articles of organization or the bylaws or an agreement to which the shareholder is not a party specified in clause (5) of subsection (a), a shareholder may assert appraisal rights with respect to those shares adversely affected by the amendment or agreement only if he seeks them as to all of such shares and, in the case of an amendment to the articles of organization or the bylaws, has not voted any of his shares of any class or series in favor of the proposed amendment.
(d) The shareholder’s right to obtain payment of the fair value of his shares shall terminate upon the occurrence of any of the following events:
(i) the proposed action is abandoned or rescinded; or
(ii) a court having jurisdiction permanently enjoins or sets aside the action; or
(iii) the shareholder’s demand for payment is withdrawn with the written consent of the corporation.
(e) A shareholder entitled to appraisal rights under this chapter may not challenge the action creating his entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.
Section 13.03. ASSERTION OF RIGHTS BY NOMINEES AND BENEFICIAL OWNERS
(a) A record shareholder may assert appraisal rights as to fewer than all the shares registered in the record shareholder’s name but owned by a beneficial shareholder only if the record shareholder objects with respect to all shares of the class or series owned by the beneficial shareholder and notifies the corporation in writing of the name and address of each beneficial shareholder on whose behalf appraisal rights are being asserted. The rights of a record shareholder who asserts appraisal rights for only part of the shares held of record in the record shareholder’s name under this subsection shall be determined as if the shares as to which the record shareholder objects and the record shareholder’s other shares were registered in the names of different record shareholders.
(b) A beneficial shareholder may assert appraisal rights as to shares of any class or series held on behalf of the shareholder only if such shareholder:
(1) submits to the corporation the record shareholder’s written consent to the assertion of such rights no later than the date referred to in subclause (ii) of clause (2) of subsection (b) of section 13.22; and
(2) does so with respect to all shares of the class or series that are beneficially owned by the beneficial shareholder.
Section 13.20. NOTICE OF APPRAISAL RIGHTS
(a) If proposed corporate action described in subsection (a) of section 13.02 is to be submitted to a vote at a shareholders’ meeting or through the solicitation of written consents, the meeting notice or solicitation of consents shall state that the corporation has concluded that shareholders are, are not or may be entitled to assert appraisal rights under this Part and refer to the necessity of the shareholder delivering, before the vote is taken, written notice of his intent to demand payment and to the requirement that he not vote his shares in favor of the proposed action. If the corporation concludes that appraisal rights are or may be available, a copy of this Part shall accompany the meeting notice sent to those record shareholders entitled to exercise appraisal rights.
(b) In a merger pursuant to section 11.05, the parent corporation shall notify in writing all record shareholders of the subsidiary who are entitled to assert appraisal rights that the corporate action became effective. Such notice shall be sent within 10 days after the corporate action became effective and include the materials described in section 13.22.
Section 13.21. NOTICE OF INTENT TO DEMAND PAYMENT
(a) If proposed corporate action requiring appraisal rights under section 13.02 is submitted to vote at a shareholders’ meeting, a shareholder who wishes to assert appraisal rights with respect to any class or series of shares:
(1) shall deliver to the corporation before the vote is taken written notice of the shareholder’s intent to demand payment if the proposed action is effectuated; and

(2) shall not vote, or cause or permit to be voted, any shares of such class or series in favor of the proposed action.
(b) A shareholder who does not satisfy the requirements of subsection (a) is not entitled to payment under this chapter.
Section 13.22. APPRAISAL NOTICE AND FORM
(a) If proposed corporate action requiring appraisal rights under subsection (a) of section 13.02 becomes effective, the corporation shall deliver a written appraisal notice and form required by clause (1) of subsection (b) to all shareholders who satisfied the requirements of section 13.21 or, if the action was taken by written consent, did not consent. In the case of a merger under section 11.05, the parent shall deliver a written appraisal notice and form to all record shareholders who may be entitled to assert appraisal rights.
(b) The appraisal notice shall be sent no earlier than the date the corporate action became effective and no later than 10 days after such date and must:
(1) supply a form that specifies the date of the first announcement to shareholders of the principal terms of the proposed corporate action and requires the shareholder asserting appraisal rights to certify (A) whether or not beneficial ownership of those shares for which appraisal rights are asserted was acquired before that date and (B) that the shareholder did not vote for the transaction;
(2) state:
(i) where the form shall be sent and where certificates for certificated shares shall be deposited and the date by which those certificates shall be deposited, which date may not be earlier than the date for receiving the required form under subclause (ii);
(ii) a date by which the corporation shall receive the form which date may not be fewer than 40 nor more than 60 days after the date the subsection (a) appraisal notice and form are sent, and state that the shareholder shall have waived the right to demand appraisal with respect to the shares unless the form is received by the corporation by such specified date;
(iii) the corporation’s estimate of the fair value of the shares;
(iv) that, if requested in writing, the corporation will provide, to the shareholder so requesting, within 10 days after the date specified in clause (ii) the number of shareholders who return the forms by the specified date and the total number of shares owned by them; and
(v) the date by which the notice to withdraw under section 13.23 shall be received, which date shall be within 20 days after the date specified in subclause (ii) of this subsection; and
(3) be accompanied by a copy of this chapter.
Section 13.23. PERFECTION OF RIGHTS; RIGHT TO WITHDRAW
(a) A shareholder who receives notice pursuant to section 13.22 and who wishes to exercise appraisal rights shall certify on the form sent by the corporation whether the beneficial owner of the shares acquired beneficial ownership of the shares before the date required to be set forth in the notice pursuant to clause (1) of subsection (b) of section 13.22. If a shareholder fails to make this certification, the corporation may elect to treat the shareholder’s shares as after-acquired shares under section 13.25. In addition, a shareholder who wishes to exercise appraisal rights shall execute and return the form and, in the case of certificated shares, deposit the shareholder’s certificates in accordance with the terms of the notice by the date referred to in the notice pursuant to subclause (ii) of clause (2) of subsection (b) of section 13.22. Once a shareholder deposits that shareholder’s certificates or, in the case of uncertificated shares, returns the executed forms, that shareholder loses all rights as a shareholder, unless the shareholder withdraws pursuant to said subsection (b).
(b) A shareholder who has complied with subsection (a) may nevertheless decline to exercise appraisal rights and withdraw from the appraisal process by so notifying the corporation in writing by the date set forth in the appraisal notice pursuant to subclause (v) of clause (2) of subsection (b) of section 13.22. A shareholder who fails to so withdraw from the appraisal process may not thereafter withdraw without the corporation’s written consent.
(c) A shareholder who does not execute and return the form and, in the case of certificated shares, deposit that shareholder’s share certificates where required, each by the date set forth in the notice described in subsection (b) of section 13.22, shall not be entitled to payment under this chapter.

Section 13.24. PAYMENT
(a) Except as provided in section 13.25, within 30 days after the form required by subclause (ii) of clause (2) of subsection (b) of section 13.22 is due, the corporation shall pay in cash to those shareholders who complied with subsection (a) of section 13.23 the amount the corporation estimates to be the fair value of their shares, plus interest.
(b) The payment to each shareholder pursuant to subsection (a) shall be accompanied by:
(1) financial statements of the corporation that issued the shares to be appraised, consisting of a balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, an income statement for that year, a statement of changes in shareholders’ equity for that year, and the latest available interim financial statements, if any;
(2) a statement of the corporation’s estimate of the fair value of the shares, which estimate shall equal or exceed the corporation’s estimate given pursuant to subclause (iii) of clause (2) of subsection (b) of section 13.22; and
(3) a statement that shareholders described in subsection (a) have the right to demand further payment under section 13.26 and that if any such shareholder does not do so within the time period specified therein, such shareholder shall be deemed to have accepted the payment in full satisfaction of the corporation’s obligations under this chapter.
Section 13.25. AFTER-ACQUIRED SHARES
(a) A corporation may elect to withhold payment required by section 13.24 from any shareholder who did not certify that beneficial ownership of all of the shareholder’s shares for which appraisal rights are asserted was acquired before the date set forth in the appraisal notice sent pursuant to clause (1) of subsection (b) of section 13.22.
(b) If the corporation elected to withhold payment under subsection (a), it must, within 30 days after the form required by subclause (ii) of clause (2) of subsection (b) of section 13.22 is due, notify all shareholders who are described in subsection (a):
(1) of the information required by clause (1) of subsection (b) of section 13.24;
(2) of the corporation’s estimate of fair value pursuant to clause (2) of subsection (b) of said section 13.24;
(3) that they may accept the corporation’s estimate of fair value, plus interest, in full satisfaction of their demands or demand appraisal under section 13.26;
(4) that those shareholders who wish to accept the offer shall so notify the corporation of their acceptance of the corporation’s offer within 30 days after receiving the offer; and
(5) that those shareholders who do not satisfy the requirements for demanding appraisal under section 13.26 shall be deemed to have accepted the corporation’s offer.
(c) Within 10 days after receiving the shareholder’s acceptance pursuant to subsection(b), the corporation shall pay in cash the amount it offered under clause (2) of subsection (b) to each shareholder who agreed to accept the corporation’s offer in full satisfaction of the shareholder’s demand.
(d) Within 40 days after sending the notice described in subsection (b), the corporation must pay in cash the amount if offered to pay under clause (2) of subsection (b) to each shareholder deserved in clause (5) of subsection (b).
Section 13.26. PROCEDURE IF SHAREHOLDER DISSATISFIED WITH PAYMENT OR OFFER
(a) A shareholder paid pursuant to section 13.24 who is dissatisfied with the amount of the payment shall notify the corporation in writing of that shareholder’s estimate of the fair value of the shares and demand payment of that estimate plus interest, less any payment under section 13.24. A shareholder offered payment under section 13.25 who is dissatisfied with that offer shall reject the offer and demand payment of the shareholder’s stated estimate of the fair value of the shares plus interest.
(b) A shareholder who fails to notify the corporation in writing of that shareholder’s demand to be paid the shareholder’s stated estimate of the fair value plus interest under subsection (a) within 30 days after receiving the corporation’s payment or offer of payment under section 13.24 or section 13.25, respectively, waives the right to demand payment under this section and shall be entitled only to the payment made or offered pursuant to those respective sections.

Section 13.30. COURT ACTION
(a) If a shareholder makes demand for payment under section 13.26 which remains unsettled, the corporation shall commence an equitable proceeding within 60 days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the 60-day period, it shall pay in cash to each shareholder the amount the shareholder demanded pursuant to section 13.26 plus interest.
(b) The corporation shall commence the proceeding in the appropriate court of the county where the corporation’s principal office, or, if none, its registered office, in the commonwealth is located. If the corporation is a foreign corporation without a registered office in the commonwealth, it shall commence the proceeding in the county in the commonwealth where the principal office or registered office of the domestic corporation merged with the foreign corporation was located at the time of the transaction.
(c) The corporation shall make all shareholders, whether or not residents of the commonwealth, whose demands remain unsettled parties to the proceeding as an action against their shares, and all parties shall be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law or otherwise as ordered by the court.
(d) The jurisdiction of the court in which the proceeding is commenced under subsection (b) is plenary and exclusive. The court may appoint 1 or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers shall have the powers described in the order appointing them, or in any amendment to it. The shareholders demanding appraisal rights are entitled to the same discovery rights as parties in other civil proceedings.
(e) Each shareholder made a party to the proceeding is entitled to judgment (i) for the amount, if any, by which the court finds the fair value of the shareholder’ s shares, plus interest, exceeds the amount paid by the corporation to the shareholder for such shares or (ii) for the fair value, plus interest, of the shareholder’s shares for which the corporation elected to withhold payment under section 13.25.
Section 13.31. COURT COSTS AND COUNSEL FEES
(a) The court in an appraisal proceeding commenced under section 13.30 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess cost against all or some of the shareholders demanding appraisal, in amounts the court finds equitable, to the extent the court finds such shareholders acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this chapter.
(b) The court in an appraisal proceeding may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:
(1) against the corporation and in favor of any or all shareholders demanding appraisal if the court finds the corporation did not substantially comply with the requirements of sections 13.20, 13.22, 13.24 or 13.25; or
(2) against either the corporation or a shareholder demanding appraisal, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this chapter.
(c) If the court in an appraisal proceeding finds that the services of counsel for any shareholder were of substantial benefit to other shareholders similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to such counsel reasonable fees to be paid out of the amounts awarded the shareholders who were benefited.
(d) To the extent the corporation fails to make a required payment pursuant to sections 13.24, 13.25, or 13.26, the shareholder may sue directly for the amount owed and, to the extent successful, shall be entitled to recover from the corporation all costs and expenses of the suit, including counsel fees.

ROGERS CORPORATION
2225 W. CHANDLER BLVD.
CHANDLER, ARIZONA 85224

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D63454-S36407

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**ROGERS CORPORATION**

| **The Board of Directors recommends you vote FOR proposals 1, 2 and 3.** | **For** | **Against** | **Abstain** |
|---|---|---|---|
| 1. To approve the Agreement and Plan of Merger, dated as of November 1, 2021 (as it may be amended from time to time, the "Merger Agreement"). | ☐ | ☐ | ☐ |
| 2. To approve, on a non-binding advisory basis, the "golden parachute" compensation that may be payable to our named executive officers in connection with the merger. | ☐ | ☐ | ☐ |
| 3. To approve one or more adjournments of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the Merger Agreement. | ☐ | ☐ | ☐ |

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D63455-S36407

**ROGERS CORPORATION**
**SPECIAL MEETING OF SHAREHOLDERS**
**JANUARY 25, 2022**
**THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS**

The undersigned hereby appoints BRUCE D. HOECHNER, JAY B. KNOLL and RAMAKUMAR MAYAMPURATH and, each of them, acting singly, with full power of substitution, as attorneys and proxies of the undersigned, to vote all shares of capital stock of Rogers Corporation which the undersigned is entitled to vote at the Special Meeting of Shareholders of Rogers Corporation to be held on January 25, 2022 at 8:30 a.m., local time, at the Company's headquarters at 2225 W. Chandler Blvd., Chandler, Arizona 85224 and by means of remote communication, and any adjournment or postponement thereof. The proxies are authorized to vote all shares of stock in accordance with the instructions and with discretionary authority upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

**The proxies will vote as the Board of Directors recommends where a choice is not specified.**

**Continued and to be signed on reverse side**